UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-12

Moore Wallace Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common shares of Moore Wallace Incorporated
(2) Aggregate number of securities to which transaction applies: 158,037,148

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$16.78 - This is the average of the high and low sales prices reported on the New York Stock Exchange for Moore Wallace Incorporated common shares on December 10, 2003.

(4) Proposed maximum aggregate value of transaction: $2,651,863,343.44
(5) Total fee paid: $214,535.74
☐ Fee paid previously with preliminary materials:

☒  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1) Amount previously paid: $214,535.74

(2) Form, Schedule or Registration Statement No.: Schedule 14A
(3) Filing Party: R. R. Donnelley & Sons Company
(4) Date Filed: December 17, 2003

YOUR VOTE IS IMPORTANT

To the shareholders of RR Donnelley

and to the shareholders, option holders

and restricted stock unit holders of Moore Wallace:

On behalf of the boards of directors and managements of both R.R. Donnelley & Sons Company and Moore Wallace Incorporated, we are pleased to deliver our joint management information circular and proxy statement for the proposed combination of RR Donnelley and Moore Wallace to be effected pursuant to a plan of arrangement under Section 192 of the Canada Business Corporations Act. We believe that this transaction is strategically and financially compelling, bringing together two of the industry’s most established and highly regarded companies to create a dynamic new business platform. We believe that the combined company will have the scale and financial strength to compete and grow successfully into the future.

On November 8, 2003, RR Donnelley and Moore Wallace entered into a combination agreement providing for the combination. Pursuant to the proposed transaction, and subject to receiving all required approvals and meeting all other conditions to the closing of the transaction, a subsidiary of RR Donnelley will acquire all of the outstanding Moore Wallace common shares. If the combination is completed, Moore Wallace shareholders will receive 0.63 of a share of RR Donnelley common stock for each Moore Wallace common share and cash in lieu of a fractional share of RR Donnelley common stock.

On November 7, 2003, which was the last trading day prior to the announcement of the execution of the combination agreement, the closing price of shares of RR Donnelley common stock on the New York Stock Exchange, where they are traded under the symbol “DNY,” was U.S.$28.03 per share, and the closing price of Moore Wallace common shares on the New York Stock Exchange, where they are traded under the symbol “MWI,” was U.S.$15.25 per share. Based upon this RR Donnelley common stock closing price, the value of  the RR Donnelley common stock to be received for each Moore Wallace common share in the transaction  would have been U.S.$17.66. On •, 2004, the per share closing prices of RR Donnelley common stock and Moore Wallace common shares were U.S.$• and U.S.$•, respectively. Based upon this RR Donnelley common stock closing price, the value of the RR Donnelley common stock to be received for each Moore Wallace common share in the transaction would have been U.S.$•. Under the combination agreement and plan of arrangement, the exchange ratio is fixed at 0.63 and will not be changed to reflect fluctuations in the market  price of the shares of either company. RR Donnelley shareholders will continue to own their existing  shares of RR Donnelley common stock.

For a discussion of certain U.S. federal income and estate tax and Canadian federal income tax consequences of the exchange of Moore Wallace common shares in the transaction and of the ownership of shares of RR Donnelley common stock received in exchange for Moore Wallace common shares, see “Taxation” beginning on page 106 of this joint management information circular and proxy statement.

The joint management information circular and proxy statement attached to this letter contains detailed information concerning RR Donnelley, Moore Wallace and the proposed combination and a more thorough explanation of the views of the RR Donnelley board of directors and the Moore Wallace board of directors regarding the proposed combination. PLEASE READ THIS DOCUMENT CAREFULLY, INCLUDING THE SECTION ENTITLED “ RISK FACTORS” BEGINNING ON PAGE 37, WHICH DESCRIBES SOME OF THE RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE TRANSACTION.

RR Donnelley is asking its shareholders to approve the issuance of shares of RR Donnelley common stock as contemplated by the combination agreement and plan of arrangement (which we refer to as the RR Donnelley share issuance proposal) and to adopt the RR Donnelley 2004 Performance Incentive Plan (which we refer to as the performance incentive plan proposal). The RR Donnelley board of directors unanimously recommends that RR Donnelley shareholders vote “FOR” the RR Donnelley share issuance proposal and “FOR” the performance incentive plan proposal.

Accordingly, RR Donnelley shareholders are cordially invited to attend a special meeting of shareholders of RR Donnelley for the purpose of considering and voting on the RR Donnelley share issuance proposal and the performance incentive plan proposal, to be held on •, •, 2004 at [10:00 a.m.] local time at [Bank One Auditorium, One Bank One Plaza (at Dearborn and Madison Streets), Chicago, Illinois 60602].

Moore Wallace is asking its shareholders, option holders and restricted stock unit holders (whom we collectively refer to as Moore Wallace securityholders) to pass, with or without variation, a special resolution to approve an arrangement under Section 192 of the Canada Business Corporations Act involving the indirect acquisition by RR Donnelley of all of the outstanding common shares of Moore Wallace (which we refer to as the arrangement resolution). The Moore Wallace board of directors unanimously recommends that  Moore Wallace securityholders vote “FOR” the arrangement resolution.

Moore Wallace is also asking its shareholders to consider and vote on a proposal to approve the issuance of Moore Wallace common shares in lieu of the payment of cash in connection with Moore Wallace’s acquisition of Payment Processing Solutions, Inc., which Moore Wallace acquired on • (which we refer to as the Moore Wallace share issuance proposal).

Accordingly, Moore Wallace securityholders are cordially invited to attend a special meeting of securityholders of Moore Wallace for the purpose of considering and voting on the arrangement resolution and the Moore Wallace share issuance proposal, to be held on •, • , 2004 at [11:00 a.m.] local time at •.

We cannot complete the transaction unless RR Donnelley shareholders approve the RR Donnelley share issuance proposal and Moore Wallace securityholders approve the arrangement resolution. We encourage you to read the joint management information circular and proxy statement, which includes important information about RR Donnelley, Moore Wallace, the transaction and the proposals related to the transaction. Your vote is important. Whether or not you plan to attend the RR Donnelley special meeting or the Moore Wallace special meeting, please take the time to vote by completing and mailing the enclosed proxy card promptly. If you are an RR Donnelley shareholder, you may also vote your shares over the Internet or by telephone according to the instructions on the proxy card.

William L. Davis Chairman, President and Chief Executive Officer R.R. Donnelley & Sons Company	Mark A. Angelson Chief Executive Officer Moore Wallace Incorporated

This joint management information circular and proxy statement is dated •, 2004 and is first being mailed to RR Donnelley shareholders and Moore Wallace securityholders on or about •, 2004.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

R.R. DONNELLEY & SONS COMPANY

77 West Wacker Drive

Chicago, Illinois 60601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

R.R. DONNELLEY & SONS COMPANY

TO BE HELD ON [DAY OF THE WEEK], •, 2004

To the Shareholders of

R.R. DONNELLEY & SONS COMPANY:

Notice is hereby given that a special meeting of shareholders of R.R. Donnelley & Sons Company, a Delaware corporation, will be held at [10:00 a.m.], local time at [Bank One Auditorium, One Bank One Plaza (at Dearborn and Madison Streets), Chicago, Illinois 60602] on •, •, 2004, for the following purposes:

(i) To consider and vote on a proposal to approve the issuance of shares of RR Donnelley  common stock as contemplated by the Combination Agreement, dated as of November 8, 2003, between  RR Donnelley and Moore Wallace Incorporated and the Plan of Arrangement under Section 192 of the Canada Business Corporations Act involving RR Donnelley and Moore Wallace (copies of the combination agreement and the form of plan of arrangement are attached as Annex B and Annex C, respectively, to the joint management information circular and proxy statement accompanying this notice);

(ii) To consider and vote on the adoption of a new performance incentive plan (a copy of which is attached as Annex H to the joint management information circular and proxy statement accompanying this notice) to replace RR Donnelley’s 2000 Stock Incentive Plan; and

(iii) To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The RR Donnelley board of directors has fixed the close of business on •, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof. Your vote at the special meeting is important.

By Order of the Board of Directors,

Monica M. Fohrman Senior Vice President, General Counsel and Secretary

Chicago, Illinois

•, 2004

MOORE WALLACE INCORPORATED

6100 Vipond Drive

Mississauga, Ontario L5T 2X1, Canada

NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS OF

MOORE WALLACE INCORPORATED

TO BE HELD ON [DAY OF THE WEEK], •, 2004

To the Securityholders of

MOORE WALLACE INCORPORATED:

Notice is hereby given that a special meeting of the holders of common shares, options and restricted stock units (whom we refer to as securityholders) of Moore Wallace Incorporated, a corporation continued under the laws of Canada, will be held at [11:00 a.m.], local time at •, on •, •, 2004, for the following purposes:

(i) For securityholders to consider pursuant to an order of the Ontario Superior Court of Justice dated •, 2004 and, if deemed advisable, to pass, with or without variation, a special resolution to approve an arrangement under Section 192 of the Canada Business Corporations Act involving the indirect acquisition by R.R. Donnelley & Sons Company of all of the outstanding common shares of Moore Wallace, all as more particularly described in the accompanying joint management information circular and proxy statement (the full text of the special resolution is set forth in Annex A to the joint management information circular and proxy statement accompanying this notice);

(ii) For the holders of common shares to consider and vote on a proposal to approve the issuance of Moore Wallace common shares in lieu of the payment of cash in connection with Moore Wallace’s acquisition of Payment Processing Solutions, Inc., which Moore Wallace acquired on •; and

(iii) For the holders of common shares to transact such further or any other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Moore Wallace board of directors has fixed the close of business on •, 2004 as the record date for the determination of securityholders entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof. Your vote at the special meeting is important.

By Order of the Board of Directors,

Theodore J. Theophilos Executive Vice President, Business & Legal Affairs, and Secretary

Mississauga, Ontario, Canada

•, 2004

i

ANNEX A	ARRANGEMENT RESOLUTION
ANNEX B	COMBINATION AGREEMENT
ANNEX C	FORM OF PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT
ANNEX D	INTERIM ORDER AND NOTICE OF APPLICATION
ANNEX E	OPINION OF MORGAN STANLEY & CO. INCORPORATED
ANNEX F	OPINION OF GOLDMAN, SACHS & CO.
ANNEX G	SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT
ANNEX H	2004 PERFORMANCE INCENTIVE PLAN

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETINGS

General Questions and Answers

Q: What are RR Donnelley and Moore Wallace proposing?

A: RR Donnelley and Moore Wallace are proposing to engage in a business combination pursuant to which  RR Donnelley will acquire all of Moore Wallace’s outstanding common shares and Moore Wallace will become an indirect, wholly owned subsidiary of RR Donnelley. The combination will be carried out pursuant to the combination agreement, dated as of November 8, 2003, between RR Donnelley and Moore Wallace (which we refer to in this document as the combination agreement) and a plan of arrangement involving Moore Wallace and RR Donnelley (which we refer to in this document as the plan of arrangement). The combination agreement and plan of arrangement provide that a direct, wholly owned subsidiary of RR Donnelley will acquire all of the outstanding Moore Wallace common shares (other than those held by Moore Wallace shareholders who properly exercise their dissent rights and are entitled to be paid the fair value of their Moore Wallace common shares and those held by RR Donnelley and its subsidiaries, which shares will be cancelled) in exchange for (1) shares of RR Donnelley common stock and (2) the corresponding percentage of rights to acquire shares of RR Donnelley Series A Preferred Stock (which we refer to in this document as RR Donnelley rights) issued pursuant to the Rights Agreement (which we refer to in this document as the rights agreement), dated as of April 25, 1996, between RR Donnelley and EquiServe Trust Company, N.A., as successor to First Chicago Trust Company of New York, as rights agent.

When the term “transaction” is used throughout this document, it means the transactions contemplated by the combination agreement and the plan of arrangement, pursuant to which, among other things, Moore Wallace will become an indirect, wholly owned subsidiary of RR Donnelley.

Unless otherwise indicated, all references in this document to shares of RR Donnelley common stock to be received in the transaction include the associated RR Donnelley rights.

Q: Why are RR Donnelley and Moore Wallace proposing to combine?

A: RR Donnelley and Moore Wallace are proposing to combine because RR Donnelley and Moore Wallace each believes that a combination of the two companies will enable the combined company to benefit from a comprehensive suite of products to offer to its broader customer base as well as to create a more diversified manufacturing platform from which to grow.

Q: Why am I receiving this document and proxy card or form of proxy?

A: You are receiving this document and proxy card or form of proxy because you own shares of RR Donnelley common stock, Moore Wallace common shares (including Moore Wallace restricted shares, which for purposes of this document are treated as common shares), options to purchase Moore Wallace common shares or Moore Wallace restricted stock units.

Q: What will holders of Moore Wallace common shares receive in the transaction?

A: In the transaction, the holders of outstanding common shares of Moore Wallace (other than holders who properly exercise their dissent rights and become entitled to be paid the fair value of their Moore Wallace common shares and RR Donnelley and its subsidiaries, all of whose shares will be cancelled) will receive 0.63 of a share of RR Donnelley common stock as consideration for each Moore Wallace common share.

RR Donnelley will not issue any fractional shares in connection with the transaction. Rather than receive a fractional share of RR Donnelley common stock, a Moore Wallace shareholder will receive a cash payment equal to the product of the fractional interest and the closing price per share of RR Donnelley common stock on the New York Stock Exchange on the business day immediately prior to the effective date of the transaction (which we refer to in this document as the effective date).

Moore Wallace shareholders who properly exercise their dissent rights will be entitled to be paid the fair value of their Moore Wallace common shares in accordance with the interim order issued by the Ontario Superior Court of Justice.

Q: How will the transaction affect options to acquire Moore Wallace common shares?

A: Each option to purchase common shares of Moore Wallace will be exchanged for or converted into a replacement option to purchase a number of shares of RR Donnelley common stock equal to the product of the exchange ratio of 0.63 multiplied by the number of Moore Wallace common shares subject to the Moore Wallace option, rounded down to the next whole number of shares of RR Donnelley common stock. Generally, the exercise price of the replacement option (1) for a Moore Wallace option denominated in U.S. dollars will be equal to the applicable exercise price divided by the 0.63 exchange ratio and (2) for a Moore Wallace option denominated in Canadian dollars will be equal to the applicable exercise price divided by the 0.63 exchange ratio divided by the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date.

Outstanding options to purchase Moore Wallace common shares will (unless waived) immediately vest upon completion of the transaction. However, the term to expiration, conditions to and manner of exercising the replacement options and all other terms and conditions of such replacement options will otherwise be unchanged from those of the Moore Wallace options for which they were exchanged. Any document or agreement previously evidencing Moore Wallace options will thereafter evidence and be deemed to evidence options to purchase shares of RR Donnelley common stock.

Q: How will the transaction affect Moore Wallace restricted stock units?

A: Generally, each Moore Wallace restricted stock unit will be deemed to be exchanged for or converted into a replacement RR Donnelley restricted stock unit to acquire or receive that number of shares of RR Donnelley common stock equal to the number of Moore Wallace common shares that would have been deliverable upon vesting of the restricted stock unit multiplied by the exchange ratio of 0.63, rounded down to the next whole number of shares of RR Donnelley common stock. The replacement restricted stock units will otherwise be subject to the same terms and conditions applicable to the Moore Wallace restricted stock units under the relevant Moore Wallace share plan. Any document or agreement previously evidencing Moore Wallace restricted stock units will be deemed to evidence replacement restricted stock units.

Q: Will Moore Wallace shareholders be able to trade the shares of RR Donnelley common stock that they receive in the transaction?

A: Yes. Shares of RR Donnelley common stock are currently listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange, and the shares of RR Donnelley common stock that will be issued in connection with the transaction will be listed on such exchanges. In addition, it is a condition to the completion of the transaction that shares of RR Donnelley common stock be listed on the Toronto Stock Exchange.

The shares of RR Donnelley common stock received in exchange for Moore Wallace common shares in the transaction will be freely transferable under United States federal securities laws, except for shares of  RR Donnelley common stock held by persons who are deemed to be “affiliates” (as defined under the United States Securities Act of 1933, as amended (which we refer to in this document as the Securities Act)) (to whom we refer in this document as affiliates) of Moore Wallace prior to the transaction. However, RR Donnelley restricted shares received in exchange for Moore Wallace restricted shares that do not vest in connection with the transaction will remain subject to transfer restrictions until such restricted shares vest. In addition, shares of RR Donnelley common stock received in exchange for Moore Wallace common shares are not automatically freely transferable under the securities laws of certain provinces and territories of Canada. It is a condition to the closing of the transaction that the relevant Canadian securities regulatory authorities grant relief to permit the first resale of the shares of RR Donnelley common stock issued in the transaction by persons other than “control persons” (as such term is defined under Canadian federal, provincial and territorial securities laws) (to whom we refer in this document as control persons). See “Transaction Mechanics—Resale of RR Donnelley Common Stock Received in the Transaction” beginning on page 90.

Q: What will happen to RR Donnelley common stock in the transaction?

A: Nothing. Each share of RR Donnelley common stock outstanding will remain outstanding as a share of  RR Donnelley common stock. Dissenters’ appraisal rights under the Delaware General Corporation Law (which we refer to in this document as the DGCL) are not available to RR Donnelley shareholders in connection with the transaction. See “The Transaction—Dissenting Shareholder Rights” beginning on page 77.

Q: When do RR Donnelley and Moore Wallace expect to complete the transaction?

A: RR Donnelley and Moore Wallace expect to complete the transaction in the first quarter of calendar year 2004. Because the transaction is subject to securityholder, governmental and regulatory approvals and other conditions, some of which are beyond the control of RR Donnelley and Moore Wallace, the exact timing of completion cannot be predicted. RR Donnelley and Moore Wallace are working to complete the transaction as soon as possible.

Q: Who will manage the combined company after the transaction?

A: The combined company will initially have a 15-member board of directors that will include seven directors who currently serve on the Moore Wallace board and eight directors who currently serve on the RR Donnelley board. Mark A. Angelson, the current chief executive officer of Moore Wallace, will become chief executive officer of the combined company. Stephen M. Wolf, a current RR Donnelley director and the current chairman of the finance committee of the RR Donnelley board of directors, will become non-executive chairman of the board of directors of the combined company.

Q: What is the role of the Canadian courts in the transaction?

A: Under the Canada Business Corporations Act (which we refer to in this document as the CBCA), a Canadian court must approve the arrangement set out in the plan of arrangement. Prior to the mailing of this document, Moore Wallace obtained an interim order from the Ontario Superior Court of Justice providing for the calling and holding of the Moore Wallace special meeting and other procedural matters. If the Moore Wallace securityholders approve the arrangement resolution and the RR Donnelley shareholders approve the  RR Donnelley share issuance proposal, the court will hold a hearing regarding a final order. The court will consider, among other things, the fairness and reasonableness of the arrangement. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit.

RR Donnelley Shareholder Questions and Answers

Q: On what am I being asked to vote?

A: RR Donnelley shareholders are being asked to approve the following proposals:

•	a proposal to approve the issuance of shares of RR Donnelley common stock as contemplated by the combination agreement and plan of arrangement, including the shares to be issued upon exercise of Moore Wallace options exchanged for or converted into RR Donnelley options and the shares to be issued upon the vesting of restricted stock units with respect to Moore Wallace common shares exchanged for or converted into replacement RR Donnelley restricted stock units (we refer to this proposal in this document as the RR Donnelley share issuance proposal); and

•	a proposal to adopt the RR Donnelley 2004 Performance Incentive Plan (which we refer to in this document as the 2004 Performance Incentive Plan), which will provide incentives to (i) officers, other employees and other persons who provide services to RR Donnelley through rewards based upon the ownership or performance of RR Donnelley common stock as well as other performance-based compensation and (ii) non-employee directors of RR Donnelley through the grant of equity-based awards (we refer to this proposal in this document as the performance incentive plan proposal).

Shareholder approval of the RR Donnelley share issuance proposal is not required by Delaware law or  RR Donnelley’s restated certificate of incorporation or by-laws, but is required by the rules of the New York Stock Exchange. Shareholder approval of the performance incentive plan proposal is required by the rules of  the New York Stock Exchange and for awards under the 2004 Performance Incentive Plan to qualify as performance-based compensation for purposes of Section 162(m) of the United States Internal Revenue Code of 1986 (which we refer to in this document as the Internal Revenue Code).

Q: What vote is required to approve the RR Donnelley share issuance proposal and the performance incentive plan proposal?

A: Each of the RR Donnelley share issuance proposal and the performance incentive plan proposal must be approved by a majority of the votes cast on the proposal, and the total vote cast on the proposal must represent over 50% of the shares of RR Donnelley common stock entitled to vote on the proposal. Each share of RR Donnelley common stock outstanding as of the record date is entitled to one vote on all matters to come before the RR Donnelley special meeting, including the RR Donnelley share issuance proposal and the performance incentive plan proposal. A majority of the outstanding shares of RR Donnelley common stock entitled to vote at the RR Donnelley special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the RR Donnelley special meeting.

Q: Who can vote?

A: Only shareholders who hold shares of RR Donnelley common stock at the close of business on the record date, which is •, 2004, will be entitled to vote at the RR Donnelley special meeting. RR Donnelley common stock constitutes the only class of RR Donnelley capital stock entitled to vote at the RR Donnelley special meeting.

Q: How does the RR Donnelley board of directors recommend that I vote on the RR Donnelley share issuance proposal?

A: The RR Donnelley board of directors unanimously recommends that you vote “FOR” approval of the  RR Donnelley share issuance proposal.

Q: How does the RR Donnelley board of directors recommend that I vote on the performance incentive plan proposal?

A: The RR Donnelley board of directors unanimously recommends that you vote “FOR” approval of the performance incentive plan proposal.

Q: How do I vote my shares of RR Donnelley common stock?

A: You should carefully read and consider the information contained in or incorporated by reference into this document, including the annexes. You should also determine whether you hold your shares of RR Donnelley common stock directly in your name as a registered shareholder or through a broker or other nominee, because this will determine the procedure that you must follow in order to vote. If you are a registered shareholder of RR Donnelley (that is, if you hold your RR Donnelley common stock in certificate form), you may vote in any of the following ways:

•	in person at the RR Donnelley special meeting—complete and sign the enclosed proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the RR Donnelley special meeting (the ticket or evidence of your stock ownership will serve as your right to admission and your authorization to vote in person);

•	by mail—complete, sign and date the enclosed proxy card and return it in the enclosed postage paid return envelope as soon as possible to R.R. Donnelley & Sons Company, c/o EquiServe Trust Company, N.A., P.O. Box 8250, Edison, New Jersey 08818-9086; or

•	by telephone or over the Internet—follow the instructions included with your proxy card. The deadline for voting by telephone or over the Internet is midnight on •, 2004.

The telephone and Internet voting procedures are designed to allow RR Donnelley shareholders to vote their shares and to confirm that their instructions have been properly recorded consistent with applicable law. Shareholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk that a shareholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

If you are a non-registered holder of shares of RR Donnelley common stock (which for purposes of this document means that your shares of RR Donnelley common stock are held in “street name”), you may vote in person if you obtain a broker’s proxy card in your name from your broker or other nominee and either bring the admission ticket attached to the proxy card or evidence of your stock ownership from your broker or other nominee. Please contact your broker or other nominee to determine how to vote by mail and whether you will be able to vote by telephone or over the Internet.

If you hold RR Donnelley common stock as a participant in RR Donnelley’s Stock Fund, Dividend Reinvestment Plan, Employee Monthly Investment Plan or Tax Credit Stock Ownership Plan, you may vote by using the enclosed proxy card or by telephone or over the Internet by following the instructions included on your proxy card. The deadline for voting by telephone or over the Internet is midnight on •, 2004.

Q: What happens if I return my proxy card but don’t indicate how to vote?

A: If you properly return your proxy card, but do not include instructions on how to vote, your shares of  RR Donnelley common stock will be voted “FOR” approval of the RR Donnelley share issuance proposal and “FOR” approval of the performance incentive plan proposal. RR Donnelley’s management does not currently intend to bring any proposals to the RR Donnelley special meeting other than the RR Donnelley share issuance proposal and the performance incentive plan proposal and does not expect any shareholder proposals. If other proposals requiring a vote of shareholders are brought before the RR Donnelley special meeting in a proper manner, the persons named in the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

Q: What happens if I abstain from voting on a proposal?

A: If you return your proxy with instructions to abstain from voting on either proposal, your shares will be counted for purposes of determining whether a quorum is present at the RR Donnelley special meeting. An abstention with respect to a proposal has the legal effect of a vote “AGAINST” the proposal.

Q: What happens if I don’t return a proxy card or otherwise don’t vote?

A: Your failure to return your proxy card or otherwise vote (1) will mean that your shares will not be counted toward determining whether a quorum is present at the RR Donnelley special meeting, (2) will make it less likely that the requirement will be met that the total vote cast on each of the RR Donnelley share issuance proposal and the performance incentive plan proposal represents over 50% of the shares of RR Donnelley common stock entitled to vote on the proposal and (3) if you hold shares of RR Donnelley common stock as a participant in RR Donnelley’s Stock Fund or Tax Credit Stock Ownership Plan, will result in a vote “AGAINST” the RR Donnelley share issuance proposal and the performance incentive plan proposal with respect to those shares.

Q: What does it mean if I receive more than one RR Donnelley proxy card?

A: This means that you own shares of RR Donnelley common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, please make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q: Can I change my vote after I have voted?

A: Yes. You can change your vote at any time before your shares are voted at the RR Donnelley special meeting. If you are a registered RR Donnelley shareholder, you can do this in any of the following ways:

•	by sending a written notice to the secretary of RR Donnelley at the address specified below stating that you would like to revoke your proxy;

•	by completing and submitting a new, later-dated proxy card by mail at the address specified below;

•	by voting by telephone after previously voting or submitting your proxy card;

•	by voting over the Internet after previously voting or submitting your proxy card; or

•	by attending the RR Donnelley special meeting and voting in person. Your attendance at the RR Donnelley special meeting alone will not revoke your proxy. You must also vote at the RR Donnelley special meeting in order to revoke your previously submitted proxy.

You should send any notice of revocation or your completed new, later-dated proxy card, as the case may be, to RR Donnelley at the following address:

R.R. Donnelley & Sons Company

c/o EquiServe Trust Company, N.A.

P.O. Box 8250

Edison, New Jersey 08818-9086

If your shares are held in “street name,” you must contact your broker or other intermediary and follow the instructions provided to you in order to revoke your proxy.

Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

A: No. Your broker will not be able to vote your shares of RR Donnelley common stock unless you have properly instructed your broker on how to vote. If you do not provide your broker with voting instructions, your shares may be considered present at the RR Donnelley special meeting for purposes of determining a quorum, but will not be considered to have been voted with respect to the RR Donnelley share issuance proposal or the performance incentive plan proposal. Therefore, it will make it less likely that the requirement will be met that the total vote cast on the RR Donnelley share issuance proposal and the performance incentive plan proposal represents over 50% of the shares of RR Donnelley common stock entitled to vote on each proposal. If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Q: Am I entitled to dissenters’ appraisal rights?

A: No. Holders of RR Donnelley common stock do not have dissenters’ appraisal rights under the DGCL in connection with the actions to be taken at the RR Donnelley special meeting. See “The Transaction—Dissenting Shareholder Rights” beginning on page 77.

Q: Are there risks I should consider in deciding whether to vote for the RR Donnelley share issuance proposal?

A: Yes. A number of risk factors that you should consider in connection with the transaction are described in the section of this document entitled “Risk Factors” beginning on page 37.

Q: What are the U.S. and Canadian federal income tax consequences of the transaction to a current holder of shares of RR Donnelley common stock?

A: There are none. For a more detailed description of the U.S. and Canadian federal income tax consequences of the transaction, see “Taxation” beginning on page 106.

Q: Who can help answer my questions about the transaction and the RR Donnelley special meeting?

A: You may call the RR Donnelley Investor Relations Hotline at • with any questions you may have about the transaction or the RR Donnelley special meeting.

Moore Wallace Securityholder Questions and Answers

Q: On what am I being asked to vote?

A: Moore Wallace shareholders, option holders and restricted stock unit holders (whom we collectively refer to in this document as Moore Wallace securityholders) are being asked to consider, pursuant to an order of the Ontario Superior Court of Justice, and, if deemed advisable, to pass, with or without variation, a special resolution to approve an arrangement under Section 192 of the CBCA involving the acquisition by RR Donnelley of all of the outstanding Moore Wallace common shares (we refer to this special resolution in this document as the arrangement resolution). The full text of the arrangement resolution is set forth in Annex A to this document.

Moore Wallace shareholders are also being asked to consider and vote on a proposal to approve the issuance of Moore Wallace common shares in lieu of the payment of cash in connection with Moore Wallace’s acquisition of Payment Processing Solutions, Inc. (which we refer to in this document as PPS), which Moore Wallace acquired on • (we refer to this proposal in this document as the Moore Wallace share issuance proposal).

Shareholder approval of the Moore Wallace share issuance proposal is not required by the CBCA or  Moore Wallace’s articles of continuance or by-laws, but is required by the rules of the New York Stock Exchange and is a condition to the listing on the Toronto Stock Exchange of the Moore Wallace common shares to be issued in connection with the Moore Wallace share issuance proposal.

Q: Why am I being asked to vote on the Moore Wallace share issuance proposal?

A: On •, Moore Wallace acquired PPS, a Tennessee-based provider of mortgage statement processing solutions to the financial services industry, for approximately $92.5 million in cash and Moore Wallace common shares, including the repayment of PPS indebtedness. Under the terms of the PPS acquisition agreement, the majority shareholders of PPS had a right to defer receipt of some of the cash consideration owed to them in connection with the sale and request that Moore Wallace seek the approval of the Moore Wallace shareholders so that Moore Wallace may issue Moore Wallace common shares to such PPS shareholders instead of the cash consideration. The majority shareholders of PPS exercised their right to request a Moore Wallace shareholder vote to approve the payment of $• of the consideration in Moore Wallace common shares in lieu of receiving that amount of cash otherwise owed to them. Therefore, the purpose of this proposal is to permit Moore Wallace to issue $• in new Moore Wallace common shares to the majority shareholders of PPS as consideration in connection with the acquisition of PPS. Moore Wallace shareholders are not being asked to approve the acquisition of PPS. PPS has already been acquired and is now an indirect, wholly owned subsidiary of Moore Wallace.

The Moore Wallace share issuance proposal is unrelated to Moore Wallace’s transaction with RR Donnelley. If the Moore Wallace share issuance proposal is not approved, then, shortly after the

Moore Wallace special meeting, Moore Wallace will pay $• in cash without interest to the majority shareholders of PPS. If the proposal is approved, Moore Wallace expects to issue the Moore Wallace common shares to the majority shareholders of PPS prior to the completion of the transaction with RR Donnelley.

Q: What vote is required to approve the arrangement resolution and the Moore Wallace share issuance proposal?

A: Pursuant to the interim order issued by the Ontario Superior Court of Justice, in order to approve the arrangement resolution, at least two-thirds of the votes cast, in person or by proxy, on the arrangement resolution at the Moore Wallace special meeting by Moore Wallace securityholders, voting together as a class, must be in favor of the arrangement resolution. The rules of the New York Stock Exchange require that the Moore Wallace share issuance proposal be approved by a majority of the votes cast on the proposal and that the total votes cast on the proposal represent over 50% of the Moore Wallace common shares entitled to vote. Voting rights are as follows:

•	each holder of Moore Wallace common shares outstanding as of the record date is entitled to one vote per share held on all matters to come before the Moore Wallace special meeting, including the arrangement resolution and the Moore Wallace share issuance proposal;

•	each holder of Moore Wallace options as of the record date is entitled to one vote on the arrangement resolution for each Moore Wallace common share that would be received on a valid exercise of that holder’s Moore Wallace options regardless of whether they are presently exercisable as of the record date; and

•	each holder of Moore Wallace restricted stock units as of the record date is entitled to one vote on the arrangement resolution for each Moore Wallace common share that would be deliverable upon vesting of that holder’s Moore Wallace restricted stock units.

As of the record date, • Moore Wallace common shares were outstanding; options to purchase • Moore Wallace common shares were outstanding; and • Moore Wallace restricted stock units were outstanding. At least two persons present in person and entitled to vote at the Moore Wallace special meeting will constitute a quorum for the transaction of business at the Moore Wallace special meeting.

Q: Who can vote?

A: Only Moore Wallace securityholders will be entitled to vote on the arrangement resolution at the Moore Wallace special meeting. Only Moore Wallace shareholders will be entitled to vote on the Moore Wallace share issuance proposal at the Moore Wallace special meeting. Only Moore Wallace shareholders whose names have been entered on the register of Moore Wallace at the close of business on • , 2004, the record date for the Moore Wallace special meeting, and holders of Moore Wallace options and Moore Wallace restricted stock units at the close of business on the record date will be entitled to receive notice of and vote at the Moore Wallace special meeting. Beneficial owners as of the record date who hold their shares in “street name” will receive instructions from their broker or other intermediary describing how to vote their shares.

The Moore Wallace common shares, Moore Wallace options and Moore Wallace restricted stock units constitute the only securities entitled to vote at the Moore Wallace special meeting.

Q: How does the Moore Wallace board of directors recommend that I vote on the arrangement resolution and the Moore Wallace share issuance proposal?

A: The Moore Wallace board of directors

•	unanimously recommends that you vote “FOR” approval of the arrangement resolution; and

•	is not taking a position, and is not making any recommendation, regarding how Moore Wallace shareholders should vote in connection with the Moore Wallace share issuance proposal.

Q: How do I vote on the arrangement resolution and the Moore Wallace share issuance proposal?

A: You should carefully read and consider the information contained in or incorporated by reference into this document, including the annexes. You should also determine whether you hold your Moore Wallace common shares directly in your name as a registered shareholder or through a broker or other intermediary because this will determine the procedure that you must follow in order to vote. There are three forms of proxy: a yellow proxy applicable to Moore Wallace shareholders, a gray proxy applicable to Moore Wallace option holders and a blue proxy applicable to Moore Wallace restricted stock unit holders.

If you are a registered shareholder, please respond by completing, signing and dating your yellow proxy form and returning it in the enclosed postage paid return envelope as soon as possible to Moore Wallace Incorporated, c/o • so that your shares may be voted at the Moore Wallace special meeting. As a registered shareholder, you may also attend the Moore Wallace special meeting in person and vote at the Moore Wallace special meeting. If you are a non-registered holder of Moore Wallace common shares (which for purposes of this document means that your Moore Wallace common shares are held in “street name”), you should read the instructions that your broker or other intermediary sent you regarding how to vote with respect to your  Moore Wallace common shares.

If you are a holder of Moore Wallace options, please respond by completing, signing and dating your gray proxy form and returning it in the enclosed postage paid return envelope as soon as possible to Moore Wallace Incorporated, c/o • so that your options may be voted at the Moore Wallace special meeting.

If you are a holder of Moore Wallace restricted stock units, please respond by completing, signing and dating your blue proxy form and returning it in the enclosed postage paid return envelope as soon as possible to Moore Wallace Incorporated, c/o • so that your restricted stock units may be voted at the Moore Wallace special meeting.

Q: What happens if I return my form of proxy but don’t indicate how to vote?

A: If you properly return your form of proxy, but do not include instructions on how to vote, your securities will be voted “FOR” approval of the arrangement resolution and in accordance with management’s recommendation with respect to amendments or variations of the matters described in the notice of the Moore Wallace special meeting and any other matters that may properly come before the Moore Wallace special meeting, but your securities will not be voted with respect to the Moore Wallace share issuance proposal.

Q: What happens if I don’t return a form of proxy or otherwise don’t vote?

A: Your failure to return your form of proxy or otherwise vote will make it less likely that the requirement will be met that the total vote cast on the Moore Wallace share issuance proposal represents over 50% of the  Moore Wallace common shares entitled to vote on the Moore Wallace share issuance proposal.

Q: What does it mean if I receive more than one Moore Wallace proxy form?

A: If you receive more than one yellow proxy form, it means that you own Moore Wallace common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials.

If you receive proxy forms of different colors, it means that you hold Moore Wallace common shares and/or Moore Wallace options and/or Moore Wallace restricted stock units. Yellow proxies are for use by holders of Moore Wallace common shares; gray proxies are for use by holders of Moore Wallace options; and blue proxies are for use by holders of Moore Wallace restricted stock units.

It is necessary for you to vote, sign and return all of the proxy forms or follow the instructions for any alternative voting procedure on each of the proxy forms you receive in order to vote all of the securities you own.

Each proxy form you received came with its own prepaid return envelope. If you vote by mail, please make sure you return each proxy form in the return envelope that accompanied that proxy form.

Q: Can I change my vote after I have mailed my signed proxy form?

A: Yes. If you are a registered holder of Moore Wallace common shares or a holder of Moore Wallace options or Moore Wallace restricted stock units, you can change your vote by attending the Moore Wallace special meeting and voting in person. Your attendance at the Moore Wallace special meeting alone will not revoke your proxy. You must also vote at the Moore Wallace special meeting in order to revoke your previously submitted proxy. You can also change your vote no later than 5:00 p.m. (Toronto time) on the business day immediately preceding the Moore Wallace special meeting. You can do this by sending a written notice, signed by you or your attorney authorized in writing, to Moore Wallace at the address specified below stating that you would like to revoke your proxy or by completing and submitting a new, later-dated proxy form by mail at the address specified below.

You should send any notice of revocation or your completed new proxy form, as the case may be, to  Moore Wallace at the following address:

Moore Wallace Incorporated

c/o •

You may also revoke your proxy by delivering a written notice signed by you or your attorney authorized in writing to the chairman of the Moore Wallace special meeting at the Moore Wallace special meeting.

If your Moore Wallace common shares are held in “street name,” you must contact your broker or other intermediary and follow the instructions provided to you in order to revoke your proxy.

Q: Can I vote by telephone or over the Internet?

A. No.

Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

A: No. Your broker or other intermediary will not be able to vote your Moore Wallace common shares without instructions from you. If you have received this document from your broker or another intermediary, please complete and return the proxy or other authorization form provided to you by your broker or other intermediary in accordance with the instructions provided to you in order to have your shares properly voted. If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Q: Should I send in my share certificates now?

A: No. After the transaction is approved and completed, RR Donnelley will send Moore Wallace shareholders instructions for exchanging their Moore Wallace share certificates for RR Donnelley stock certificates.

Q: Am I entitled to dissent rights with respect to the transaction?

A: Yes, if you are a registered holder of Moore Wallace common shares. No, if you are a non-registered holder of Moore Wallace common shares or a holder of Moore Wallace options or restricted stock units. If the transaction is completed, Moore Wallace registered shareholders who properly exercise their dissent rights pursuant to the interim order of the Ontario Superior Court of Justice dated •, 2004, which is attached to this document as  Annex D, will be entitled to be paid the fair value of their Moore Wallace common shares. The dissent procedures require, among other things, that a Moore Wallace registered shareholder who wishes to dissent must provide to Moore Wallace a dissent notice not later than 5:00 p.m. (Toronto time) on the business day preceding the Moore Wallace special meeting. It is important that Moore Wallace registered shareholders strictly comply with this requirement, as it is different from the statutory dissent procedures of the CBCA that would otherwise permit a dissent notice to be provided at or prior to the Moore Wallace special meeting. Failure to strictly comply with dissent procedures may result in the loss or unavailability of your dissent rights. If you are a non-registered holder of Moore Wallace common shares and wish to dissent, you should immediately contact your broker or other intermediary and either instruct your broker or other intermediary to exercise the right to dissent on your behalf or instruct the broker or other intermediary to re-register the Moore Wallace common shares in your name and then exercise the right to dissent yourself. For information on how non-registered shareholders may effectively exercise dissent rights, see “The Transaction—Dissenting Shareholder Rights” beginning on page 77.

Q: Are there risks I should consider in deciding whether to vote for the arrangement resolution?

A: Yes. A number of risk factors that you should consider in connection with the transaction are described in the section of this document entitled “Risk Factors” beginning on page 37.

Q: What are the U.S. and Canadian federal income tax consequences of the transaction to a holder of Moore Wallace common shares?

A: The U.S. federal income tax consequences of the transaction to a holder of Moore Wallace common shares will depend on whether the transaction qualifies as a “reorganization” for U.S. federal income tax purposes. It is a condition to the obligation of Moore Wallace to complete the transaction that Moore Wallace receive an opinion from Sullivan & Cromwell LLP, special counsel to Moore Wallace, to the effect that the acquisition of the Moore Wallace common shares pursuant to the combination agreement and the arrangement will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code and that each of RR Donnelley and Moore Wallace will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. The opinion will be based, in part, on customary assumptions and written representations. Assuming the transaction qualifies as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, a holder of Moore Wallace common shares will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s Moore Wallace common shares for shares of RR Donnelley common stock pursuant to the transaction, except that gain or loss will be recognized on the receipt of cash in lieu of a fractional share of RR Donnelley common stock. For a more detailed description of the U.S. federal income tax consequences of the transaction, see “Taxation—Certain U.S. Federal Income and Estate Tax Considerations—U.S. Federal Income Tax Consequences of the Transaction” beginning on page 107.

For a discussion of certain U.S. federal income and estate tax consequences of owning shares of RR Donnelley common stock received in exchange for Moore Wallace common shares, see “Taxation—Certain U.S. Federal Income and Estate Tax Considerations—Certain U.S. Federal Income and Estate Tax Consequences of Owning RR Donnelley Common Stock” beginning on page 108. As described more fully under that heading, dividends paid to a non-U.S. holder of shares of RR Donnelley common stock generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Subject to possible changes in the Canadian federal income tax rules, under the Income Tax Act (Canada) (which we refer to in this document as the Canada Tax Act), as a result of the transaction, a Canadian resident holder of Moore Wallace common shares (including restricted shares) will generally be required to recognize any gain or loss on the shares for Canadian federal income tax purposes. Shares of RR Donnelley common stock (excluding the RR Donnelley rights) will be qualified investments for, but will be foreign property to, registered retirement savings plans and similar tax deferred plans and will be foreign property for registered pension plans and other Canadian taxpayers who are subject to restrictions on the amount of foreign property that they may hold. RR Donnelley rights may not be considered to be a qualified investment. Generally, a holder of Moore Wallace common shares who is not resident in Canada will not be subject to Canadian income tax on any gain realized on such shares as a result of the transaction unless those shares constitute “taxable Canadian property” to the holder within the meaning of the Canada Tax Act and that gain is not otherwise exempt from Canadian federal income tax pursuant to an exemption contained in an applicable income tax treaty or convention. A holder of Moore Wallace common shares, whether resident in Canada or not, who exercises dissent rights and receives fair value for such holder’s shares from Moore Wallace will, whether or not such shares have increased or decreased in value since the holder’s acquisition of such shares, generally be deemed for Canadian income tax purposes to receive a dividend from Moore Wallace in the amount by which the amount paid by Moore Wallace exceeds the paid-up capital for Canadian income tax purposes of the Moore Wallace common shares. In the case of a holder who is not resident in Canada, such deemed dividend will be subject to Canadian withholding tax. For a more detailed discussion of the Canadian federal income tax consequences to holders of Moore Wallace common shares of the transaction and of owning shares of RR Donnelley common stock received in the transaction, see “Taxation—Certain Canadian Federal Income Tax Considerations” beginning on page 110.

Holders of Moore Wallace common shares are urged to consult their tax advisors as to the specific tax consequences to them of the transaction, including the consequences of owning shares of RR Donnelley common stock received in the transaction. As discussed below, special U.S. federal income tax considerations may apply in the case of Moore Wallace restricted shares converted in the transaction.

Q: What are the U.S. and Canadian federal income tax consequences of the transaction to holders of Moore Wallace options, restricted stock units and restricted shares?

A: Holders of Moore Wallace options and restricted stock units will not recognize income for U.S. federal income tax purposes upon the conversion of such options and units into RR Donnelley options and RR Donnelley restricted stock units, respectively, in connection with the transaction. Notwithstanding the foregoing summary of the U.S. federal income tax consequences of the transaction to holders of Moore Wallace common shares, holders of Moore Wallace restricted shares who did not elect to be taxed at the time the restricted shares were granted will recognize compensation income for U.S. federal tax purposes (which will be subject to wage and social security tax withholding) (i) if the forfeiture conditions on the restricted shares lapse as a result of the transaction, in an amount equal to the excess of the fair market value of such shares at such time over the amount, if any, paid for such shares or (ii) if the forfeiture conditions do not lapse, in an amount equal to any cash payments received by them in lieu of any fractional interests in RR Donnelley restricted shares. Otherwise such holders of Moore Wallace restricted shares will not recognize income for U.S. federal tax purposes upon the conversion of such restricted shares into RR Donnelley restricted shares. See the discussion under “Taxation—Certain U.S. Federal Income and Estate Tax Considerations—U.S. Federal Income Tax Consequences of the Transaction” beginning on page 107. For a discussion of the U.S. federal income tax consequences of the exercise of RR Donnelley stock options or the payment of RR Donnelley restricted stock units or for a further discussion of the U.S. federal income tax consequences of the lapse of restrictions on RR Donnelley restricted shares, see “The Performance Incentive Plan Proposal—U.S. Federal Income Tax Consequences” beginning on page 168.

Generally, holders of Moore Wallace options and restricted stock units who are (i) resident in Canada and who received such Moore Wallace options or restricted stock units in connection with their employment with Moore Wallace or a subsidiary of Moore Wallace or (ii) not resident in Canada but (a) generally subject to Canadian income tax with respect to employment benefits relating to Moore Wallace options and restricted stock units or (b) for whom the Moore Wallace options and restricted stock units are not taxable Canadian property within the meaning of the Canada Tax Act will not be required to report any income or gain for Canadian federal income tax purposes as a result of the conversion of their Moore Wallace options and restricted stock units into RR Donnelley options and restricted stock units, provided that under the terms of such Moore Wallace options or restricted stock units Moore Wallace can be required to sell or issue Moore Wallace common shares to the holder of such options or units. The Canadian federal income tax consequences of the transaction to a holder of Moore Wallace restricted shares is the same as for any other holder of Moore Wallace common shares (see the answer to the question immediately preceding this question). For a more detailed discussion of the Canadian federal income tax consequences of exchanging Moore Wallace options and restricted stock units for RR Donnelley options and restricted stock units, see “Taxation—Certain Canadian Federal Income Tax Considerations” beginning on page 110.

Q: Who can help answer my questions about the transaction and the Moore Wallace special meeting?

A: You may call • at • or the Moore Wallace Investor Relations department at (203) •, with any questions you may have about the transaction or the Moore Wallace special meeting.

SUMMARY

The following is only a summary of material information contained in this document. To understand the RR Donnelley share issuance proposal, performance incentive plan proposal, arrangement resolution and Moore Wallace share issuance proposal fully, you must review all the information in this document, along with the annexes and the information incorporated by reference. The combination agreement and the form of plan of arrangement, copies of which are attached as Annex B and Annex C to this document, form a part of this document. You should refer to the combination agreement and the form of plan of arrangement for a complete statement of the terms and conditions of the transaction.

Unless otherwise indicated, all dollar amounts in this document are expressed in U.S. dollars.

Moore Corporation Limited merged with Wallace Computer Services, Inc. (which we refer to in this document as WCS) as of May 15, 2003 and, in connection with the merger, Moore Corporation Limited changed its name to Moore Wallace Incorporated. All references in this document to Moore Wallace prior to the date of the merger mean Moore Corporation Limited.

The Companies Involved in the Proposed Transaction (page 44)

R.R. Donnelley & Sons Company

77 West Wacker Drive

Chicago, Illinois 60601

(312) 326-8000

Internet address: www.rrdonnelley.com

RR Donnelley has a 139-year history as a printing industry leader. RR Donnelley prepares, produces and delivers integrated communications services across multiple channels for content owners, such as publishers, merchandisers and telecommunications companies as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, RR Donnelley excels in digital photography, content management, printing, online services and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Shares of RR Donnelley common stock are traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the symbol “DNY.”

Moore Wallace Incorporated

6100 Vipond Drive

Mississauga, Ontario L5T 2X1

Canada

(905) 362-3100

Internet address: www.moorewallace.com

Moore Wallace is a leading single-source provider of print management and outsourced communications, delivering to its customers one of the widest arrays of products and services at one of the lowest total costs. Moore Wallace operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial Print. The Forms and Labels business designs, manufactures and sells paper-based and electronic business forms and labels and provides electronic print management solutions. The Outsourcing business provides high-quality, high-volume, variably-imaged print and mail, electronic statement and database management services. The Commercial Print business produces high-quality, multi-color personalized business communications and provides direct marketing services, including project, database and list management services. Moore Wallace common shares are traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “MWI.”

RR Donnelley Will Hold a Special Meeting of Its Shareholders to Approve the RR Donnelley Share Issuance Proposal and the Performance Incentive Plan Proposal (page 46)

RR Donnelley will hold a special meeting of shareholders on •, •, 2004 at [10:00 a.m.], local time at [Bank One Auditorium, One Bank One Plaza (at Dearborn and Madison Street), Chicago, Illinois 60602]. At the  RR Donnelley special meeting, RR Donnelley shareholders will be asked to consider and vote on the  RR Donnelley share issuance proposal and the performance incentive plan proposal.

Moore Wallace Will Hold a Special Meeting of Its Securityholders to Approve the Arrangement Resolution and the Moore Wallace Share Issuance Proposal (page 50)

Moore Wallace will hold a special meeting of securityholders on •, •, 2004 at [11:00 a.m.], local time at •. At the Moore Wallace special meeting, Moore Wallace securityholders will be asked to consider pursuant to an order of the Ontario Superior Court of Justice dated •, 2004 and, if deemed advisable, to pass, with or without variation, the arrangement resolution, and Moore Wallace shareholders will be asked to consider and vote on the  Moore Wallace share issuance proposal.

RR Donnelley Shareholder and Moore Wallace Securityholder Approvals Will Be Required to Complete the Transaction (page 47 and page 50)

For RR Donnelley Shareholders:

Each holder of RR Donnelley common stock as of the close of business on •, 2004 is entitled to one vote per share on any matter to be considered at the RR Donnelley special meeting. Each of the RR Donnelley share issuance proposal and the performance incentive plan proposal must be approved by a majority of votes cast on the proposal, and the total vote cast on the proposal must represent over 50% of the shares of RR Donnelley common stock entitled to vote on the proposal.

A majority of the outstanding shares of RR Donnelley entitled to vote at the RR Donnelley special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the RR Donnelley special meeting. Approval of the RR Donnelley share issuance proposal is a condition to the completion of the transaction.

On •, 2004, which is the record date for determining those RR Donnelley shareholders who are entitled to notice of, and to vote at, the RR Donnelley special meeting, directors and executive officers of RR Donnelley and their affiliates beneficially owned and had the right to vote • shares of RR Donnelley common stock, representing less than • % of the shares of RR Donnelley common stock outstanding on the record date. Although none of the members of the board of directors of RR Donnelley or its executive officers has executed voting agreements, based solely on discussions with its board of directors and executive officers, to  RR Donnelley’s knowledge, directors and executive officers of RR Donnelley intend to vote their common stock in favor of the RR Donnelley share issuance proposal and the performance incentive plan proposal.

For Moore Wallace Securityholders:

Pursuant to the interim order issued by the Ontario Superior Court of Justice, in order to approve the arrangement resolution, at least two-thirds of the votes cast on the arrangement resolution, in person or by proxy, at the Moore Wallace special meeting by Moore Wallace securityholders, voting together as a single class, must be in favor of the arrangement resolution. In order to approve the Moore Wallace share issuance proposal, the total number of votes cast on the proposal at the Moore Wallace special meeting must represent over 50% of the Moore Wallace common shares entitled to vote and a majority of the votes cast must vote in favor of the proposal.

Voting rights are as follows:

•	each holder of Moore Wallace common shares (including Moore Wallace restricted shares, which for purposes of this document are treated as common shares) as of •, 2004 is entitled to one vote per share held on all matters to come before the Moore Wallace special meeting, including the arrangement resolution and the Moore Wallace share issuance proposal;

•	each holder of Moore Wallace options as of •, 2004 is entitled to one vote on the arrangement resolution for each Moore Wallace common share that would be received upon a valid exercise of that holder’s Moore Wallace options regardless of whether they are presently exercisable as of •, 2004; and

•	each holder of Moore Wallace restricted stock units as of •, 2004 is entitled to one vote on the arrangement resolution for each Moore Wallace common share that would be deliverable upon vesting of that holder’s Moore Wallace restricted stock units.

At least two persons present in person and entitled to vote at the Moore Wallace special meeting will constitute a quorum for the transaction of business at the Moore Wallace special meeting. Approval of the arrangement resolution is a condition to the completion of the transaction.

On •, 2004, which is the record date for determining those Moore Wallace securityholders who are entitled to vote at the Moore Wallace special meeting, directors and executive officers of Moore Wallace and their affiliates beneficially owned and had the right to vote • Moore Wallace securities, representing less than •% of the Moore Wallace securities outstanding on the record date. This includes • Moore Wallace common shares underlying options beneficially owned by Moore Wallace directors and executive officers and • Moore Wallace common shares deliverable on vesting of restricted stock units beneficially owned by Moore Wallace directors and executive officers. Although none of the members of the board of directors of Moore Wallace or its executive officers has executed voting agreements, based solely on discussions with its board of directors and executive officers, to Moore Wallace’s knowledge, the directors and executive officers of Moore Wallace and their affiliates intend to vote their Moore Wallace securities in favor of the arrangement resolution.

Court Approval Will Be Required to Complete the Transaction (page 89)

Under the CBCA, a Canadian court must approve the arrangement set out in the form of plan of arrangement. Prior to the mailing of this document, Moore Wallace obtained an interim order from the Ontario Superior Court of Justice providing for the calling and holding of the Moore Wallace special meeting and other procedural matters. If the Moore Wallace securityholders approve the arrangement resolution and the RR Donnelley shareholders approve the RR Donnelley share issuance proposal, the court will hold a hearing regarding a final order. The court will consider, among other things, the fairness and reasonableness of the arrangement. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit. Subject to the approval of the arrangement resolution at the Moore Wallace special meeting and approval of the RR Donnelley share issuance proposal at the RR Donnelley special meeting, the hearing to obtain the final order of the Ontario Superior Court of Justice is scheduled to take place on or about •, 2004 at • a.m. (Toronto time) in room • at the Ontario court located at 393 University Avenue, Toronto, Ontario, Canada.

Moore Wallace Shareholders Will Receive 0.63 of a Share of RR Donnelley Common Stock for Each Moore Wallace Common Share They Hold (page 55)

Moore Wallace shareholders will receive 0.63 of a share of RR Donnelley common stock for each  Moore Wallace common share they hold. RR Donnelley will not issue fractional shares pursuant to the transaction. As a result, the total number of shares of RR Donnelley common stock that each Moore Wallace shareholder will receive pursuant to the transaction will be rounded down to the nearest whole number, and each Moore Wallace shareholder will receive a cash payment for the remaining fraction of a share of RR Donnelley common stock that the Moore Wallace shareholder would otherwise receive, if any, based on the closing price per share of RR Donnelley common stock on the business day immediately before the effective date.

Example: Assuming that the effective date is •, 2004 based on the closing price of shares of RR Donnelley common stock on the New York Stock Exchange on •, 2004 of $•, if you currently own • Moore Wallace common shares, you would be entitled to receive • shares of RR Donnelley common stock and a check for $• for the market value of • of a share of RR Donnelley common stock at the close of business on the business day immediately before the effective date.

Upon the Completion of the Transaction, Moore Wallace Will Become an Indirect Wholly Owned Subsidiary of RR Donnelley (page 55)

Under the terms of the combination agreement, Moore Wallace will apply under Section 192 of the CBCA for an order approving the arrangement on the terms and subject to the conditions set out in the form of plan of arrangement, pursuant to which a direct, wholly owned subsidiary of RR Donnelley will acquire all of the outstanding Moore Wallace common shares in exchange for shares of RR Donnelley common stock.

The combination agreement and the form of plan of arrangement are attached to this document as Annexes B and C, respectively. Please read the combination agreement and the form of plan of arrangement as they are the principal legal documents that govern the transaction.

Moore Wallace Shareholders Will Hold Approximately •% of the Shares of RR Donnelley Common Stock (page 86)

Based on the number of Moore Wallace common shares outstanding on •, 2004, immediately following the completion of the transaction, former holders of Moore Wallace common shares will hold an aggregate of approximately • million shares of RR Donnelley common stock. Assuming that no Moore Wallace shareholders properly exercise their dissent rights and, therefore, all Moore Wallace common shares are exchanged for shares of RR Donnelley common stock and based upon the number of Moore Wallace common shares and shares of  RR Donnelley common stock outstanding as of •, 2004, immediately following completion of the transaction, existing Moore Wallace shareholders will hold approximately •% of the outstanding shares of RR Donnelley common stock.

Recommendation to RR Donnelley Shareholders (page 58)

After careful consideration, the RR Donnelley board of directors has unanimously determined that it is advisable and in the best interests of RR Donnelley shareholders to enter into the business combination with Moore Wallace provided for in the combination agreement, has unanimously approved the RR Donnelley share issuance proposal and the performance incentive plan proposal and unanimously recommends that RR Donnelley shareholders vote “FOR” approval of the RR Donnelley share issuance proposal and “FOR” approval of the performance incentive plan proposal.

Opinion of RR Donnelley’s Financial Advisor (page 61)

Morgan Stanley & Co. Incorporated delivered its opinion to the RR Donnelley board of directors that, as of November 8, 2003 and based upon and subject to the assumptions, qualifications and limitations discussed in the opinion, the exchange ratio in the proposed transaction was fair, from a financial point of view, to RR Donnelley. The full text of Morgan Stanley’s opinion, dated November 8, 2003, which discussed, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion, is attached to this document as Annex E. RR Donnelley shareholders are urged to read the opinion in its entirety.

The Morgan Stanley opinion is directed to the RR Donnelley board of directors and addresses only the fairness, from a financial point of view, of the exchange ratio pursuant to the combination agreement to  RR Donnelley as of the date of the opinion. The Morgan Stanley opinion does not constitute a recommendation to any RR Donnelley shareholder as to how to vote with respect to the RR Donnelley share issuance proposal, the performance incentive plan proposal or any other matter. RR Donnelley agreed to pay Morgan Stanley a transaction fee, the principal portion of which is payable upon completion of the transaction.

Recommendation to Moore Wallace Securityholders (page 67)

The Moore Wallace board of directors

•	has unanimously determined that it is advisable and in the best interests of Moore Wallace securityholders to enter into the business combination with RR Donnelley provided for in the combination agreement, has unanimously approved the arrangement resolution and unanimously recommends that Moore Wallace securityholders vote “FOR” approval of the arrangement resolution; and

•	is not taking a position, and is not making any recommendation, regarding how Moore Wallace shareholders should vote in connection with the Moore Wallace share issuance proposal.

Opinion of Moore Wallace’s Financial Advisor (page 69)

On November 7, 2003, Goldman, Sachs & Co., financial advisor to Moore Wallace, orally delivered to the Moore Wallace board of directors its opinion, subsequently confirmed by delivery of a written opinion dated November 8, 2003, that, as of the date of the opinion, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio of 0.63 of a share of RR Donnelley common stock to be received  for each Moore Wallace common share pursuant to the combination agreement was fair to the holders of  Moore Wallace common shares from a financial point of view. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this document as Annex F. Moore Wallace shareholders are urged to read the opinion in its entirety.

Goldman Sachs provided its opinion for the information and assistance of the Moore Wallace board of directors in connection with its consideration of the transaction. Goldman Sachs’ opinion is not a recommendation as to how any Moore Wallace securityholder should vote with respect to the arrangement resolution. Moore Wallace agreed to pay Goldman Sachs a transaction fee, the principal portion of which is payable upon the completion of the transaction.

The Transaction and the Future Performance of RR Donnelley after the Completion of the Transaction are Subject to a Number of Risks (page 37)

There are a number of risks related to the transaction, including the following:

•	we may be unable to integrate the operations of RR Donnelley and Moore Wallace successfully and may not achieve the cost savings and increased revenues anticipated for the combined company;

•	we will incur significant transaction, combination-related and restructuring costs in connection with the transaction, including an estimated $• million of transaction costs;

•	we may be unable to obtain the regulatory and court approvals required to complete the transaction or, in order to do so, the combined company may be required to comply with material restrictions or conditions;

•	charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of RR Donnelley common stock following the transaction;

•	because the exchange ratio is fixed and the market price of RR Donnelley common stock may fluctuate, you cannot be certain of the dollar value of the consideration that Moore Wallace shareholders will receive in the transaction;

•	the market prices of RR Donnelley common stock and Moore Wallace common shares may be affected by different factors;

•	we may lose employees due to uncertainties associated with the transaction;

•	the rights of Moore Wallace shareholders will change when they become shareholders of RR Donnelley in connection with the transaction; and

•	Moore Wallace’s directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of Moore Wallace securityholders generally, and these interests may have influenced their decision to pursue and approve the transaction.

Furthermore, there are a number of risks relating to the businesses of RR Donnelley, Moore Wallace and the combined company, including the following:

•	the business of the combined company will be subject to risks currently affecting the businesses of RR Donnelley and Moore Wallace;

•	there are risks associated with operations outside the United States and Canada;

•	the combined company will be exposed to significant risks related to potential adverse changes in currency exchange rates;

•	the highly competitive market for the combined company’s products and industry consolidation will create adverse pricing pressures;

•	the substitution of electronic delivery for printed materials and the growth of the Internet may adversely affect our businesses; and

•	provisions of Delaware law and of RR Donnelley’s restated certificate of incorporation and by-laws may make an unwelcome takeover of RR Donnelley difficult.

For a more complete discussion of these and other risk factors please see “Risk Factors” beginning on  page 37.

A Number of Conditions Must Be Satisfied or Waived to Complete the Transaction (page 97)

RR Donnelley and Moore Wallace are obligated to complete the transaction only if several conditions are satisfied or waived. These conditions include:

•	obtaining the approval of RR Donnelley shareholders of the RR Donnelley share issuance proposal and Moore Wallace securityholders of the arrangement resolution;

•	obtaining the approval of the New York Stock Exchange for the issuance and listing of the shares of RR Donnelley common stock issuable pursuant to the transaction and obtaining the approval of the Toronto Stock Exchange for the listing of shares of RR Donnelley common stock on the Toronto Stock Exchange;

•	obtaining the final order from the Ontario Superior Court of Justice;

•	obtaining all orders required from the applicable Canadian securities regulatory authorities to permit the issuance and first resale of shares of RR Donnelley common stock issued pursuant to the transaction;

•	holders of no more than 15% of the outstanding Moore Wallace common shares having exercised and not withdrawn their rights of dissent in connection with the transaction;

•	obtaining all material governmental consents or approvals required to complete the transaction, including (i) expiration or termination of the waiting period applicable to the completion of the transaction under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (which we refer to in this document as the HSR Act), and (ii) receipt of necessary approvals and clearances under the Investment Canada Act and, if required, the Competition Act (Canada) (which we refer to in this document as the Competition Act);

•	no judicial or governmental order being in effect that would prevent or prohibit the completion of the transaction or other litigation being instituted that has a reasonable possibility of resulting in a material adverse effect to either RR Donnelley or Moore Wallace or preventing or materially delaying the economic integration of our businesses;

•	Mark A. Angelson being available to begin service as chief executive officer of RR Donnelley immediately following the effective time of the transaction (which we refer to in this document as the effective time) pursuant to the terms of the employment agreement between Mr. Angelson and RR Donnelley;

•	the representations and warranties of RR Donnelley and Moore Wallace being true and correct as of the date of closing;

•	RR Donnelley and Moore Wallace performing in all material respects all of their respective obligations required by the combination agreement at or prior to the closing date;

•	RR Donnelley and Moore Wallace obtaining any material consents or approvals required in connection with the transaction under any contract to which either is a party (or any of their subsidiaries is a party);

•	there not having been any effect, change or development that, individually or in the aggregate, has had, or would reasonably be likely to have, a material adverse effect on RR Donnelley or Moore Wallace;

•	Moore Wallace having received an opinion from Sullivan & Cromwell LLP, its special counsel, that the acquisition of the Moore Wallace common shares pursuant to the combination agreement and the arrangement will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code; and

•	RR Donnelley having irrevocably taken all actions necessary so that (i) the composition of the board of directors of RR Donnelley and the committees of the board of directors of RR Donnelley and the chief executive officer and the non-executive chairman of the board of directors of RR Donnelley are as contemplated by the combination agreement and (ii) the by-laws of RR Donnelley have been amended in accordance with the combination agreement.

For a more complete discussion of these and other conditions that must be satisfied or waived, see “The Combination Agreement—Conditions to Completion of the Transaction” beginning on page 97.

How the Combination Agreement May Be Terminated by RR Donnelley and Moore Wallace (page 100)

RR Donnelley and Moore Wallace may mutually agree to terminate the combination agreement and abandon the transaction at any time before the effective time, whether before or after the approval of  RR Donnelley shareholders or Moore Wallace securityholders.

In addition, either party may decide, without the consent of the other, to terminate the combination agreement in a number of situations, including:

•	if the transaction has not been completed by June 30, 2004;

•	if the Moore Wallace securityholders’ approval of the arrangement resolution is not obtained;

•	if the RR Donnelley shareholders’ approval of the RR Donnelley share issuance proposal is not obtained;

•	if any order permanently restraining, enjoining or otherwise prohibiting completion of the transaction becomes final and non-appealable;

•	if the board of directors of the other party withdraws or adversely modifies its approval or fails to reconfirm its recommendation after a written request by the first party before the fifth business day prior to the date of the other party’s special meeting;

•	if the other party breaches any of its representations, warranties, covenants or agreements contained in the combination agreement, which breach results in one of the conditions to the completion of the transaction not being satisfied; and

•	if (1) the board of directors of the other party authorizes such other party, subject to complying with the terms of the combination agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and such other party notifies the first party in writing that it intends to enter into such an agreement; (2) the first party does not make, within five days of receipt of the notice, a written offer that the board of directors of the other party determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the other party’s shareholders as the superior proposal; and (3) prior to termination, the other party pays the first party its expenses incurred in connection with the transaction up to a maximum amount of $12,000,000 and a termination fee of $85,000,000.

See “The Combination Agreement—Termination Fees and Expense Reimbursement Payable by  Moore Wallace to RR Donnelley” and “The Combination Agreement—Termination Fees and Expense Reimbursement Payable by RR Donnelley to Moore Wallace” beginning on pages 102 and 103, respectively.

Termination Fees and Expenses May Be Payable in Some Circumstances (page 102 and page 103)

If the combination agreement is terminated by either party in some circumstances, either RR Donnelley or Moore Wallace may be required to pay to the other party a termination fee of $85 million and all of the expenses incurred by the other party in connection with the transaction up to a maximum amount of $12 million. The termination fee and expenses are required to be paid at different times, depending on the basis for the termination of the combination agreement.

Moore Wallace Executive Officers and Directors Have Interests in the Transaction that May Be Different from, or in Addition to, the Interests of Moore Wallace Securityholders Generally, Including Interests with Respect to Stock Options and Employment Agreements (page 81)

When Moore Wallace securityholders consider the recommendation of the Moore Wallace board of directors that Moore Wallace securityholders vote in favor of the arrangement resolution, Moore Wallace securityholders should keep in mind that a number of Moore Wallace directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of Moore Wallace securityholders generally. Those interests include:

•	the employment agreement entered into by Mark A. Angelson, the current chief executive officer of Moore Wallace, with RR Donnelley under which Mr. Angelson will become the chief executive officer of RR Donnelley upon completion of the transaction;

•	the entitlement of some executive officers of Moore Wallace to change in control benefits under their employment agreements as a result of the transaction;

•	accelerated vesting of options held by executive officers of Moore Wallace;

•	cashing out deferred share units held by directors of Moore Wallace;

•	offers of directorships at RR Donnelley;

•	an agreement to provide directors’ and officers’ insurance; and

•	an agreement to provide executive officers and directors of Moore Wallace with continuing indemnification rights.

Antitrust and Investment Canada Act Approvals Will Be Required for the Completion of the Transaction (page 75)

RR Donnelley and Moore Wallace are not permitted to complete the transaction until RR Donnelley and Moore Wallace have obtained all material governmental consents or approvals required to complete the transaction, including:

•	the expiration or termination of the waiting period under the HSR Act; and

•	the receipt by RR Donnelley of written evidence from the responsible minister under the Investment Canada Act that the minister is satisfied, or deemed to be satisfied, that the transaction is likely of net benefit to Canada, on terms and conditions reasonably satisfactory to RR Donnelley and Moore Wallace.

RR Donnelley Shareholders Will Not Have Dissenters’ Appraisal Rights; Registered Moore Wallace Shareholders Will Have Dissent Rights with Respect to the Transaction; Non-Registered Holders of Moore Wallace Common Shares, Moore Wallace Option Holders and Moore Wallace Restricted Stock Unit Holders Will Not Have Dissent Rights (page 77)

RR Donnelley Shareholders. Holders of RR Donnelley common stock do not have dissenters’ appraisal rights in connection with the transaction under the DGCL.

Moore Wallace Securityholders. Registered Moore Wallace shareholders who properly exercise their dissent rights pursuant to the interim order issued by the Ontario Superior Court of Justice dated •, 2004, which is attached to this document as Annex D, will be entitled to be paid the fair value of their Moore Wallace common shares. The interim order and plan of arrangement require that a Moore Wallace registered shareholder who wishes to dissent must provide Moore Wallace a dissent notice not later than 5:00 p.m. (Toronto time) on the last business day immediately preceding the Moore Wallace special meeting. It is important that Moore Wallace shareholders strictly comply with this requirement, which is different from the statutory dissent procedures of the CBCA, which would permit a dissent notice to be provided at or prior to the Moore Wallace special meeting.

Moore Wallace option holders, Moore Wallace restricted stock unit holders and non-registered holders of Moore Wallace common shares are not entitled to dissent rights in connection with the transaction. A non-registered holder of Moore Wallace common shares who wishes to exercise the holder’s right to dissent should immediately contact the holder’s broker or other intermediary and either instruct the holder’s broker or other intermediary to exercise the right to dissent on behalf of the holder or instruct the broker or other intermediary to re-register the shares in the non-registered holder’s name and then the holder should exercise the right to dissent.

The Purchase Method of Accounting Will Be Used to Account for the Transaction (page 80)

RR Donnelley will account for the transaction under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America (which we refer to in this document as U.S. GAAP).

Tax Considerations for Moore Wallace Shareholders (page 106)

It is a condition to the obligation of Moore Wallace to complete the transaction that Moore Wallace receive an opinion from Sullivan & Cromwell LLP, special counsel to Moore Wallace, to the effect that the acquisition of the Moore Wallace common shares pursuant to the combination agreement and the arrangement will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code and that each of RR Donnelley and Moore Wallace will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. The opinion will be based, in part, on customary assumptions and written representations. Assuming the transaction qualifies as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, a holder of Moore Wallace common shares will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s Moore Wallace common shares for shares of RR Donnelley common stock pursuant to the transaction, except that gain or loss will be recognized on the receipt of cash in lieu of a fractional share of RR Donnelley common stock. For a more detailed description of the U.S. federal income tax consequences of the transaction, see “Taxation—Certain U.S. Federal Income and Estate Tax Considerations—U.S. Federal Income Tax Consequences of the Transaction” beginning on page 107.

For a discussion of certain U.S. federal income and estate tax consequences of owning shares of RR Donnelley common stock received in exchange for Moore Wallace common shares, see “Taxation—Certain U.S. Federal Income and Estate Tax Considerations—Certain U.S. Federal Income and Estate Tax Consequences of Owning RR Donnelley Common Stock” beginning on page 108. As described more fully under that heading, dividends paid to a non-U.S. holder of shares of RR Donnelley common stock generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Subject to possible changes in the Canadian federal income tax rules, under the Canada Tax Act, as a result of the transaction, a Canadian resident holder of Moore Wallace common shares (including restricted shares) will generally be required to recognize any gain or loss on the shares for Canadian federal income tax purposes. Shares of RR Donnelley common stock (excluding RR Donnelley rights) will be qualified investments for, but will be foreign property to, registered retirement savings plans and similar tax deferred plans and will be foreign property for registered pension plans and other Canadian taxpayers who are subject to restrictions on the amount of foreign property that they may hold. RR Donnelley rights may not be considered to be a qualified investment. Generally, a holder of Moore Wallace common shares who is not resident in Canada will not be subject to Canadian income tax on any gain realized on such shares as a result of the transaction unless those shares constitute “taxable Canadian property” to the holder within the meaning of the Canada Tax Act and that gain is not otherwise exempt from Canadian federal income tax pursuant to an exemption contained in an applicable income tax treaty or convention. A holder of Moore Wallace common shares, whether resident in Canada or not, who exercises dissent rights and receives fair value for such holder’s shares from Moore Wallace will, whether or not such shares have increased or decreased in value since the holder’s acquisition of such shares, generally be deemed for Canadian income tax purposes to receive a dividend from Moore Wallace in the amount by which the amount paid by Moore Wallace exceeds the paid-up capital for Canadian income tax purposes of the Moore Wallace common shares. In the case of a holder who is not resident in Canada, such deemed dividend will be subject to Canadian withholding tax. For a more detailed description of the Canadian federal income tax consequences to holders of Moore Wallace common shares of the transaction and of owning shares of

RR Donnelley common stock received in the transaction, see “Taxation—Certain Canadian Federal Income Tax Considerations” beginning on page 110.

Moore Wallace shareholders should carefully read the discussion under the heading “Taxation” beginning on page 106. The tax consequences described above may not apply to some holders of Moore Wallace common shares. Holders of Moore Wallace common shares are urged to consult their tax advisors as to the specific tax consequences to them of the transaction and of owning shares of RR Donnelley common stock received in the transaction, including the applicability and effect of federal, state, local and foreign income and other tax laws in light of their particular circumstances. As discussed below, special U.S. federal income tax considerations may apply in the case of Moore Wallace restricted shares converted in the transaction.

Tax Considerations for Holders of Moore Wallace Options, Restricted Stock Units and Restricted Shares (page 106)

Holders of Moore Wallace options and restricted stock units will not recognize income for U.S. federal income tax purposes upon the conversion of such options and restricted stock units into RR Donnelley options and RR Donnelley restricted stock units, respectively, in connection with the transaction. Notwithstanding the foregoing summary of the U.S. federal income tax consequences of the transaction to holders of Moore Wallace common shares, holders of Moore Wallace restricted shares who did not elect to be taxed at the time the restricted shares were granted will recognize compensation income for U.S. federal tax purposes (which will be subject to wage and social security tax withholding) (i) if the forfeiture conditions on the restricted shares lapse as a result of the transaction, in an amount equal to the fair market value of such shares at such time over the amount, if any, paid for such shares or (ii) if the forfeiture conditions do not lapse, in an amount equal to any cash payments received by them in lieu of receiving any fractional interests in RR Donnelley restricted shares. Otherwise, such holders of Moore Wallace restricted shares will not recognize income for U.S. federal tax purposes upon the conversion of such restricted shares into RR Donnelley restricted shares. See the discussion under “Taxation—Certain U.S. Federal Income and Estate Tax Considerations—U.S. Federal Income Tax Consequences of the Transaction” beginning on page 107. For a discussion of the U.S. federal income tax consequences of the exercise of RR Donnelley stock options or the payment of RR Donnelley restricted stock units or for a further discussion of the U.S. federal income tax consequences of the lapse of restrictions on RR Donnelley restricted shares, see “The Performance Incentive Plan Proposal—U.S. Federal Income Tax Consequences” beginning on page 168.

Generally, holders of Moore Wallace options and restricted stock units who are (i) resident in Canada and who received such Moore Wallace options or restricted stock units in connection with their employment with Moore Wallace or a subsidiary of Moore Wallace or (ii) not resident in Canada but (a) generally subject to Canadian income tax with respect to employment benefits relating to Moore Wallace options and restricted stock units or (b) for whom the Moore Wallace options and restricted stock units are not taxable Canadian property within the meaning of the Canada Tax Act will not be required to report any income or gain for Canadian federal income tax purposes as a result of the conversion of their Moore Wallace options and restricted stock units into RR Donnelley options and restricted stock units, provided that under the terms of such Moore Wallace options or restricted stock units Moore Wallace can be required to sell or issue Moore Wallace common shares to the holder of such options or units. The Canadian federal income tax consequences of the transaction to a holder of Moore Wallace restricted shares is the same as for any other holder of Moore Wallace common shares (see the summary under the immediately preceding heading.) For a more detailed discussion of the Canadian federal income tax consequences of exchanging Moore Wallace options and restricted stock units for RR Donnelley options and restricted stock units see “Taxation—Certain Canadian Federal Income Tax Considerations” beginning on page 110.

Moore Wallace Share Issuance Proposal (page 191)

On •, Moore Wallace acquired PPS, a Tennessee-based provider of mortgage statement processing solutions to the financial services industry, for approximately $92.5 million in cash and Moore Wallace common shares, including the repayment of PPS indebtedness. The majority shareholders of PPS prior to its sale exercised their right to request a Moore Wallace shareholder vote to approve the payment of $• of the consideration in Moore Wallace common shares in lieu of receiving that amount of cash otherwise owed to such majority shareholders of PPS in connection with the sale of PPS to Moore Wallace. If the Moore Wallace share issuance proposal is not approved, then, shortly after the Moore Wallace special meeting, Moore Wallace will pay $• in cash without interest to the majority shareholders of PPS. If such proposal is approved, Moore Wallace expects to issue Moore Wallace common shares to the majority shareholders of PPS prior to the completion of the transaction with RR Donnelley.

The Moore Wallace share issuance proposal is unrelated to Moore Wallace’s transaction with  RR Donnelley. Moore Wallace shareholders are not being asked to approve the acquisition of PPS. PPS has already been acquired and is now an indirect wholly owned subsidiary of Moore Wallace.

RR DONNELLEY SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the transaction. We derived the annual RR Donnelley historical financial information from the audited consolidated financial statements of RR Donnelley as of and for each of the years ended December 31, 1998 through 2002. RR Donnelley prepares its financial statements in accordance with U.S. GAAP. We derived the data as of and for the nine months ended September 30, 2003 and 2002 from unaudited interim financial statements of RR Donnelley. In the opinion of RR Donnelley’s management, such data includes all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim periods.

The information below is only a summary and should be read in conjunction with RR Donnelley’s audited historical consolidated financial statements and related notes contained in RR Donnelley’s Annual Report on Form 10-K for the year ended December 31, 2002 and RR Donnelley’s unaudited interim financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which are incorporated by reference into this document, as well as other information that has been filed with the United States Securities and Exchange Commission (which we refer to in this document as the SEC) [and filed with the Canadian securities regulatory authorities]. The historical results included below and elsewhere in this document are not indicative of the future performance of RR Donnelley or the combined company.

	As of and for the
	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(unaudited)
	(in thousands, except per share data)

Income Statement Data:
Net sales(1)	$3,410,053	$3,419,822	$4,754,937	$5,297,760	$5,764,335	$5,415,642	$5,217,953
Earnings from operations	164,088	137,348	244,937	147,271	501,040	530,427	488,418
Income from continuing operations before income taxes(2)	123,165	100,112	175,733	74,894	433,984	506,529	589,372
Income from continuing operations(2)	78,825	94,178	142,237	24,988	266,900	311,515	374,647
Loss from discontinued operations, net of income taxes(3)	—	—	—	—	—	(3,201)	(80,067)
Net earnings available to common shareholders	78,825	94,178	142,237	24,988	266,900	308,314	294,580
Income from continuing operations per share of common stock:
Basic	$0.70	$0.83	$1.26	$0.21	$2.18	$2.41	$2.68
Diluted	0.69	0.82	1.24	0.21	2.17	2.40	2.64
Loss from discontinued operations per share of common stock(3):
Basic	—	—	—	—	—	(0.02)	(0.57)
Diluted	—	—	—	—	—	(0.02)	(0.56)
Net earnings per share of common stock:
Basic	0.70	0.83	1.26	0.21	2.18	2.39	2.11
Diluted	0.69	0.82	1.24	0.21	2.17	2.38	2.08
Cash Flow Data:
Net cash provided by operating activities	$241,994	$244,996	$408,919	$548,394	$740,585	$635,317	$732,835
Net cash used by investing activities	(126,564)	(157,628)	(216,126)	(256,410)	(438,217)	(354,391)	(15,829)
Net cash used by financing activities	(111,658)	(61,005)	(178,525)	(302,737)	(285,321)	(344,324)	(727,167)
Other Data:
Cash dividends paid per share	$0.76	$0.73	$0.98	$0.94	$0.90	$0.86	$0.82
Cash and cash equivalents	65,618	72,148	60,543	48,615	60,873	41,873	66,226
Total assets	3,193,690	3,269,342	3,151,772	3,385,617	3,914,202	3,853,464	3,798,117
Short-term debt	196,725	310,410	245,782	168,497	271,640	419,555	285,429
Long-term debt	773,835	775,296	752,870	881,318	739,190	748,498	773,549
Shareholders’ equity	890,362	849,568	914,594	888,407	1,232,548	1,138,258	1,300,878

	For the Year Ended December 31,
	2001	2000
	(in thousands, except per share data)
Adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets—Transitional Disclosure
Net income	$24,988	$266,900
Add back: goodwill amortization	13,393	13,504

Adjusted net income	$38,381	$280,404

Basic earnings per common share:
Net income	$0.21	$2.18
Add back: goodwill amortization	0.11	0.11

Adjusted net income	$0.32	$2.29

Diluted earnings per common share:
Net income	$0.21	$2.17
Add back: goodwill amortization	0.11	0.11

Adjusted net income	$0.32	$2.28

(1)	RR Donnelley acquired certain net assets of CTC Distribution Services LLC in February 2000 for $160 million. Net sales for the 12 months ended December 31, 2000 included $365 million from such acquisition.

(2)	Included in RR Donnelley’s earnings from continuing operations before income taxes and income from continuing operations, as applicable, are the following significant items affecting comparability:

Nine months ended September 30, 2003:   restructuring and impairment charges of $9 million ($6 million after-tax, or $0.05 per diluted share), affordable housing write-downs of $14 million ($8 million after-tax, or $0.07 per share) and gain on sale of businesses and investments of $4 million ($3 million after-tax, or $0.03 per diluted share).

Nine months ended September 30, 2002:   restructuring and impairment charges of $65 million ($40 million after-tax, or $0.35 per diluted share), affordable housing write-downs of $9 million ($5 million after-tax, or $0.05 per share), benefit from the reversal of excess corporate-owned life insurance tax reserves of $30 million ($30 million after-tax, or $0.26 per diluted share) and gain on sale of businesses and investments of $6 million ($6 million after-tax, or $0.06 per diluted share).

Full year 2002:   restructuring and impairment charges of $89 million ($54 million after-tax, or $0.47 per diluted share), affordable housing write-downs of $26 million ($16 million after-tax, or $0.14 per share), benefit from the reversal of excess corporate-owned life insurance tax reserves of $30 million ($30 million after-tax, or $0.26 per diluted share) and gain on sale of businesses and investments of $6 million ($6 million after-tax, or $0.06 per diluted share).

Full year 2001:   restructuring and impairment charges of $196 million ($137 million after-tax, or $1.15 per diluted share), affordable housing write-downs of $8 million ($5 million after-tax, or $0.04 per share), gain on sale of businesses and investments of $7 million ($7 million after-tax, or $0.05 per diluted share) and loss on investment write-downs of $19 million ($19 million after-tax, or $0.16 per diluted share).

Full year 2000:   affordable housing write-downs of $4 million ($3 million after-tax, or $0.02 per share) and gain on sale of shares received from the demutualization of RR Donnelley’s basic life insurance carrier of $13 million ($8 million after-tax, or $0.06 per diluted share).

Full year 1999:   affordable housing write-downs of $4 million ($3 million after-tax, or $0.02 per share) and gain on sale of businesses and investments of $43 million ($27 million after-tax, or $0.20 per diluted share).

Full year 1998:   affordable housing write-downs of $4 million ($3 million after-tax, or $0.02 per share) and gain on sale of RR Donnelley’s remaining interests in two former subsidiaries of $169 million ($101 million after-tax, or $0.71 per diluted share).

Items Affecting Comparability of Earnings from Continuing Operations before Income Taxes

	For the
	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(in thousands)
Restructuring and impairment	$9,390	$65,426	$88,929	$195,545	$—	$—	$—
Affordable housing write-downs	13,750	9,000	26,000	8,400	4,200	4,200	4,167
Gain on sale of businesses and investments	(4,158)	(6,350)	(6,350)	(6,641)	—	(42,836)	(169,083)
Other investment write-downs	—	—	—	18,536	—	—	—
Gain from demutualization	—	—	—	—	(12,859)	—	—

	$18,982	$68,076	$108,579	$215,840	$(8,659)	$(38,636)	$(164,916)

(3)	The loss from discontinued operations in 1998 represented an $80 million impairment charge ($80 million after-tax, or $0.56 per diluted share) related to the write-down of goodwill at Corporate Software & Technology Holdings, Inc. (which we refer to in this document as CS&T). Additional pretax loss from discontinued operations of $5 million ($3 million after-tax, or $0.02 per diluted share) for CS&T was included in 1999. In November 1999, RR Donnelley sold its entire interest in CS&T at no gain or loss.

MOORE WALLACE SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the transaction. The financial information under the heading “Moore Wallace Selected Historical Financial Information” includes historical information for Moore Wallace as of and for each of the years ended December 31, 1998 through 2002 and for the nine months ended September 30, 2002, none of which gives effect to  Moore Wallace’s merger with WCS, which was completed on May 15, 2003. Also included under the heading “Moore Wallace Selected Historical Financial Information” is financial information for the nine months ended September 30, 2003, which includes the combined financial information of Moore Wallace and WCS since the date of the acquisition. We derived the annual Moore Wallace historical financial information from the audited consolidated financial statements of Moore Wallace as of and for each of the years ended December 31, 1998 through 2002. Moore Wallace prepares its financial statements in accordance with Canadian generally accepted accounting principles (which we refer to in this document as Canadian GAAP). We derived the data as of and for the nine months ended September 30, 2003 and 2002 from unaudited interim financial statements of Moore Wallace. In the opinion of Moore Wallace’s management, such data include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim periods. The financial information under the heading “WCS Selected Historical Financial Information” includes historical information for WCS as of and for each of the years ended July 31, 1998 through 2002 and for the nine months ended April 30, 2003 and 2002. We derived the annual WCS historical information from the audited consolidated financial statements of WCS as of and for each of the years ended July 31, 1998 through 2002. WCS prepared its financial statements in accordance with U.S. GAAP. We derived the data as of and for the nine months ended April 30, 2003 and 2002 from unaudited interim financial statements of WCS.

The information below is only a summary and should be read in conjunction with Moore Wallace’s audited historical consolidated financial statements and related notes contained in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002, WCS’s audited historical consolidated financial statements and related notes contained in Moore Wallace’s Current Report on Form 8-K, filed May 15, 2003 and amended July 29, 2003, Moore Wallace’s unaudited interim financial statements and related notes contained in  Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and WCS’s unaudited interim financial statements and related notes contained in Moore Wallace’s Current Report on Form 8-K, filed September 30, 2003, which are incorporated by reference into this document, as well as other information that has been filed with the SEC [and filed with the Canadian securities regulatory authorities]. The historical results included below and elsewhere in this document are not indicative of the future performance of Moore Wallace or the combined company.

Moore Wallace Selected Historical Financial Information

	As of and for the
	Nine Months Ended September 30,		Year Ended December 31,
	2003(1)	2002(1)	2002(1)	2001(1)	2000(1)	1999(1)	1998(1)
	(unaudited)
	(in thousands, except per share data)

Income Statement Data:
Net sales(2)	$1,990,111	$1,516,059	$2,038,039	$2,154,574	$2,258,418	$2,425,116	$2,717,702
Income (loss) from operations(3)	95,399	73,092	102,523	(342,324)	(46,234)	141,681	(630,500)
Net earnings (loss) available to common shareholders(4)	74,047	45,237	73,258	(373,383)	(66,372)	92,599	(547,866)
Per Common Share Data:
Basic earnings (loss) per share	$0.55	$0.41	$0.66	$(4.21)	$(0.75)	$1.05	$(6.19)
Diluted earnings (loss) per share	0.54	0.40	0.64	(4.21)	(0.75)	1.04	(6.19)
Cash Flow Data:
Net cash provided by operating activities	$114,038	$90,160	$158,395	$137,121	$37,320	$87,199	$38,523
Net cash used by investing activities	(879,359)	(83,465)	(92,508)	(21,938)	(58,826)	(148,653)	(131,764)
Net cash provided (used) by financing activities	693,722	49,222	27,061	(93,068)	2,109	(42,377)	28,569
Other Data:
Cash dividends paid per share	$—	$—	$—	$0.05	$0.20	$0.20	$0.39
Cash and cash equivalents	117,104	114,052	139,630	84,855	36,538	38,179	138,575
Total assets	3,020,676	1,417,462	1,439,759	1,336,986	1,743,587	1,630,293	1,726,135
Long-term debt	920,872	208,192	187,463	111,062	272,465	201,686	4,841
Shareholders’ equity	950,873	348,593	382,496	321,250	624,685	672,674	610,145

	As of and for the
	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(unaudited)
Selected Financial Data Adjusted for U.S. GAAP(1)	(in thousands, except per share data)
Income (loss) from operations	$117,048	$97,307	$127,667	$(166,337)	$(14,068)
Net earnings (loss)	87,321	55,522	83,778	(269,964)	(45,304)
Net earnings (loss) per common share—basic	0.65	0.50	0.75	(3.05)	(0.51)
Net earnings (loss) per common share—diluted	0.64	0.49	0.74	(3.05)	(0.51)
Total assets	2,936,560	1,347,329	1,337,400	1,291,719	1,542,888
Shareholders’ equity	835,304	210,527	250,867	167,666	369,992

	For the
	Year Ended December 31,
	2001	2000
	(in thousands, except per share data)
Adoption of CICA Handbook Section 3062, Goodwill and Other Intangible Assets—Transitional Disclosure
Net loss available to common shareholders	$(373,383)	$(66,372)
Add back: goodwill amortization	2,265	6,628

Adjusted net loss	$(371,118)	$(59,744)

Basic loss per common share:
Net loss available to common shareholders	$(4.21)	$(0.75)
Add back: goodwill amortization	0.03	0.07

Adjusted net loss	$(4.18)	$(0.68)

Diluted loss per common share:
Net loss available to common shareholders	$(4.21)	$(0.75)
Add back: goodwill amortization	0.03	0.07

Adjusted net loss	$(4.18)	$(0.68)

(1)	Moore Wallace prepares its financial statements in accordance with Canadian GAAP. The relevant differences between Canadian GAAP and U.S. GAAP are described in Note 25 to the audited consolidated financial statements and related notes included in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this document.

(2)	Included in Moore Wallace’s results of operations for the nine months ended September 30, 2003 are net sales and income from operations of WCS since the completion of the merger on May 15, 2003. Included in Moore Wallace’s results of operations for the year ended December 31, 2002 are net sales of $102.1 million and income from operations of $16.9 million from businesses acquired during 2002. Net assets and results of operations for The Nielsen Company and Document Management Services are included from their respective acquisition dates of January 31, 2002 and December 31, 2001, as further discussed in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002.

(3)	Includes net restructuring and other charges as set forth in the table below for the nine months ended September 30, 2003 and 2002 and the years ended December 31, 1998 through 2002, respectively.

Net Restructuring and Other Charges
	For the
	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(in millions)
Workforce reduction	$10.3	$—	$4.4	$77.0	$—	$—	$135.0
Lease terminations and facility closings	3.6	—	—	65.5	—	—	98.0
Reserve reversal	(1.6)	—	(5.2)	(12.8)	(24.0)	(68.4)	—
Year 2000 costs	—	—	—	—	—	17.4	25.3
Assets and goodwill impairment	3.5	—	—	131.4	34.7	—	382.0
Pension settlement net	—	—	—	96.6	(6.6)	—	—
Debt conversion and extinguishment	—	—	—	1.0	—	—	—
Inventory write-off	—	—	—	6.6	—	—	—
Accounts receivable write-off	—	—	—	4.6	—	—	—
Executive severance	—	—	9.2	—	—	—	—
Realignment costs	—	—	—	—	—	—	15.0
Other	—	—	—	4.8	4.8	—	5.8

	$15.8	$—	$8.4	$374.7	$8.9	$(51.0)	$661.1

(4)	Included in the net earnings available to common shareholders for the nine months ended September 30, 2003 is a non-cash charge of $7.5 million, which represents accelerated amortization of deferred issue costs on Moore Wallace’s historical debt before the acquisition of WCS. Included in net earnings available to common shareholders for the year ended December 31, 2002 is a debt settlement charge of $16.7 million related to the early redemption of $100.0 million of Moore Wallace’s senior guaranteed notes. Included in the net loss available to common shareholders for the year ended December 31, 2001 is a non-cash charge of $10.4 million, which represents accelerated amortization of deferred issue costs on Moore Wallace’s $70.5 million subordinated convertible debentures due to conversion, a $1.2 million charge related to the early redemption of $100.0 million of Moore Wallace’s senior guaranteed notes and a $15.3 million distribution, which represents the fair value of the 1,650,000 shares distributed as inducement for the early conversion of Moore Wallace’s $70.5 million subordinated convertible debentures.

WCS Selected Historical Financial Information

	As of and for the
	Nine Months Ended April 30,		Year Ended July 31,
	2003	2002	2002	2001	2000	1999	1998
	(unaudited)

	(in thousands, except per share data)
Income Statement Data:
Net sales	$1,119,425	$1,173,214	$1,545,629	$1,689,534	$1,641,889	$1,606,562	$1,422,712
Income from operations(1)	69,885	42,568	66,600	117,980	77,708	155,948	144,748
Income before the cumulative effect of a change in accounting principles	35,014	15,983	29,422	53,196	22,617	76,069	74,208
Net earnings (loss)(2)	35,014	(128,095)	(114,656)	53,196	22,617	76,069	74,208
Per Common Share Data:
Basic earnings (loss) per share	N/A	$(3.11)	$(2.77)	$1.31	$0.55	$1.80	$1.72
Diluted earnings (loss) per share	N/A	(3.08)	(2.75)	1.30	0.55	1.80	1.71
Cash Flow Data:
Net cash provided by operating activities	$84,481	$96,302	$141,553	$175,703	$150,080	$128,748	$104,403
Net cash used in investing activities	(13,453)	(13,940)	(20,272)	(39,639)	(54,736)	(53,580)	(501,505)
Net cash (used) provided by financing activities	(16,069)	(82,362)	(96,103)	(140,569)	(98,872)	(70,636)	386,435
Other Data:
Cash dividends paid per share	$—	$0.495	$0.66	$0.66	$0.66	$0.64	$0.62
Cash and cash equivalents	80,137	—	25,178	—	4,505	8,033	3,501
Total assets	937,833	929,097	929,994	1,164,422	1,248,391	1,296,759	1,256,563
Long-term debt	208,342	209,353	209,303	284,087	389,413	416,653	428,224
Shareholders’ equity	478,624	438,987	449,129	580,617	549,537	583,567	547,473

	For the
	Year Ended July 31,
	2001	2000
	(in thousands, except per share data)
Adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets—Transitional Disclosure
Net income	$53,196	$22,617
Add back: goodwill amortization	7,539	8,066

Adjusted net income	$60,735	$30,683

Basic earnings per common share:
Net income	$1.31	$0.55
Add back: goodwill amortization	0.18	0.20

Adjusted net income	$1.49	$0.75

Diluted earnings per common share:
Net income	$1.30	$0.55
Add back: goodwill amortization	0.18	0.19

Adjusted net income	$1.48	$0.74

(1)	Includes restructuring and other charges as set forth in the table below for the nine months ended April 30, 2003 and 2002 and years ended July 31, 1998 through 2002, respectively.

	For the
	Nine Months Ended April 30,		Year Ended July 31,
	2003	2002	2002	2001	2000	1999	1998
	(in millions)
Provision for (recovery of) restructuring charges	$—	$38.2	$43.3	$0.5	$41.6	$—	$—
Contract settlement	7.6	—	—	—	—	—	—
Merger costs	2.1	—	—	—	—	—	—
Inventory adjustments	—	—	—	2.8	—	—	—
Bad debt reserves	—	—	2.4	2.9	—	—	—
Postretirement medical costs	—	—	—	—	3.0	—	—
Executive retirement and management change costs	—	—	—	—	3.3	—	—
Workers’ compensation	—	—	—	3.0	—	—	—
Year 2000 modifications	—	—	—	—	—	2.0	2.7
Other	—	—	—	0.8	1.1	—	—

	$9.7	$38.2	$45.7	$10.0	$49.0	$2.0	$2.7

(2)	Includes the cumulative effect of a change in accounting principles for the nine months ended April 30, 2002 and the year ended July 31, 2002 of $144,078 (net of tax).

SELECTED UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

The following table contains selected unaudited pro forma combined financial information for  RR Donnelley and Moore Wallace as a combined company, giving effect to (i) the merger of Moore Wallace with WCS as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments and (ii) the combination of Moore Wallace and RR Donnelley as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma combined balance sheet data is presented as if the transaction had been completed on September 30, 2003. The unaudited pro forma combined statement of operations data for the nine months ended September 30, 2003 and for the year ended December 31, 2002 is presented as if the transaction had taken place on January 1, 2002. The transaction will be accounted for under the purchase method of accounting.

You should read the selected unaudited pro forma combined financial information together with the “Unaudited Pro Forma Condensed Combined Financial Information” and related notes thereto beginning on  page 148 and the respective consolidated financial statements and accompanying notes of RR Donnelley and  Moore Wallace, which are incorporated by reference into this document. The unaudited pro forma operating data is presented for informational purposes only and is not necessarily indicative of what the actual combined results of operations of the combined company would have been for the periods presented, nor does this data purport to represent the results of future periods.

Moore Wallace’s consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. Note 25 to the consolidated financial statements in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 provides a description of the material differences between Canadian GAAP and U.S. GAAP. For purposes of presenting the selected unaudited pro forma combined financial information, adjustments were made to Moore Wallace’s historical financial information to conform to U.S. GAAP. Please refer to the section entitled “Differences between Canadian GAAP and U.S. GAAP” on page 161 for descriptions of the adjustments required to conform Moore Wallace’s unaudited condensed consolidated balance sheet as of September 30, 2003 to U.S. GAAP.

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(in thousands, except per share data)
Selected Pro Forma Statement of Operations Data:
Net sales	$5,944,680	$8,315,102
Total operating expenses	5,654,910	7,903,868
Income from operations	289,770	411,234
Net earnings	178,780	241,515
Per Common Share Data:
Basic net earnings per share	$0.84	$1.14
Diluted net earnings per share	0.83	1.13

As of September 30, 2003
(in thousands)
Selected Pro Forma Balance Sheet Data:
Cash and cash equivalents	$126,277
Working capital	325,164
Total assets	8,327,264
Total debt	1,931,076
Total shareholders’ equity	3,625,084

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(in thousands, except per share data)
Other Pro Forma Financial Data:
Provision for (recovery of) restructuring costs, net	$24,623	$129,447
Depreciation and amortization	315,375	434,172
Interest expense, net	70,428	107,675
Cash dividends paid per share	N/A	N/A

COMPARATIVE PER SHARE DATA

The following table sets forth for the shares of RR Donnelley common stock and Moore Wallace common shares certain historical, pro forma combined and pro forma equivalent per share financial information. The pro forma combined and pro forma equivalent per share information gives effect to the transaction as if the transaction had been effective at January 1, 2002. The pro forma data in the table are derived from, and should be read in conjunction with, the “Unaudited Pro Forma Condensed Combined Financial Information” and related notes thereto beginning on page 148. RR Donnelley’s historical per share information is derived from the audited consolidated financial statements for the year ended December 31, 2002 contained in the RR Donnelley’s Annual Report on Form 10-K for the year ended December 31, 2002 and the unaudited consolidated interim financial statements for the nine months ended September 30, 2003 contained in RR Donnelley’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, both of which are incorporated by reference into this document. Moore Wallace’s historical per share information is derived from the audited consolidated financial statements for the year ended December 31, 2002 contained in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 and the unaudited consolidated interim financial statements for the nine months ended September 30, 2003 contained in Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, both of which are incorporated by reference into this document.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of the combined company would have been had the transaction been in effect for the periods described below or to project the future results of the combined company after the transaction.

Per Common Share Data	RR Donnelley Historical (U.S. GAAP)	Moore Wallace Historical(1) (Canadian GAAP)	Unaudited Pro Forma Combined (U.S. GAAP)	Pro Forma Equivalent Per Moore Wallace Share(2) (U.S. GAAP)
As of and for the year ended December 31, 2002:
Net earnings
Basic	$1.26	$0.66	$1.14	$0.72
Diluted	1.24	0.64	1.13	0.71
Cash dividends paid(3)	0.98	—	N/A	N/A
As of and for the nine months ended September 30, 2003:
Net earnings
Basic	$0.70	$0.55	$0.84	$0.53
Diluted	0.69	0.54	0.83	0.52
Cash dividends paid(3)	0.76	—	N/A	N/A
Book value(4)	7.86	6.02	17.03	10.74

(1)	Moore Wallace historical information for the year ended December 31, 2002 presents historical information for Moore Wallace prior to the merger with WCS. Moore Wallace historical information for the nine months ended September 30, 2003 includes the results of WCS since the completion of the merger on May 15, 2003.

(2)	The per equivalent Moore Wallace share was calculated by multiplying the unaudited pro forma combined per share data by 0.63 in order to equate the pro forma combined amounts to the value of one Moore Wallace common share.

(3)	Prior to the completion of the transaction, the declaration by RR Donnelley of dividends in excess of regular cash quarterly dividends of $0.26 per share is subject to approval by Moore Wallace. Following the completion of the transaction, RR Donnelley’s dividend policy will be determined by its board of directors.

(4)	The unaudited pro forma combined book value per share was calculated by dividing the unaudited pro forma combined shareholders’ equity at September 30, 2003 by the sum of the number of shares of RR Donnelley common stock outstanding at September 30, 2003 and the number of additional shares of RR Donnelley common stock that would have been delivered to Moore Wallace shareholders had the combination been completed on November 7, 2003.

The table below presents the New York Stock Exchange closing market prices for shares of RR Donnelley common stock and Moore Wallace common shares as of:

•	November 7, 2003, the last trading day before the public announcement of the execution of the combination agreement; and

•	•, 2004 the latest practicable date before the printing of this document.

The table also presents implied equivalent per share values for Moore Wallace common shares by multiplying the price per share of RR Donnelley common stock as traded on the New York Stock Exchange on the two dates by the exchange ratio of 0.63.

	RR Donnelley Common Stock Price	Moore Wallace Common Share Price	Share Price Equivalent (RR Donnelley Share Per Share of Moore Wallace)
November 7, 2003	$28.03	$15.25	$17.66
•, 2004	•	•	•

MOORE WALLACE SECURITYHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES OF RR DONNELLEY COMMON STOCK AND FOR  MOORE WALLACE COMMON SHARES BEFORE MAKING A DECISION WITH RESPECT TO THE TRANSACTION.

RISK FACTORS

The proposed business combination and the future performance of RR Donnelley common stock involve a number of risks, some of which could be substantial and are inherent in RR Donnelley’s and/or Moore Wallace’s business. You should carefully consider the following information about these risks, together with the other information in this document, including the annexes to this document, and incorporated by reference in this document, in considering the proposed combination of RR Donnelley and Moore Wallace.

Risks Relating to the Transaction

We may be unable to integrate the operations of RR Donnelley and Moore Wallace successfully and may not achieve the cost savings and increased revenues anticipated for the combined company.

Achieving the anticipated benefits of the transaction will depend in part upon our ability to integrate the two companies’ businesses in an efficient and effective manner. Our attempt to integrate two companies that have previously operated independently may result in significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day operations of the businesses of the combined company. The process of integrating operations after the transaction could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. Employee uncertainty and lack of focus during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of  RR Donnelley and Moore Wallace successfully could have a material adverse effect on the business and financial condition of the combined company.

In addition to integrating the two companies’ businesses, the combined company will need to complete the integration of the Moore Wallace and WCS businesses following the merger of those two companies in May 2003. The management of the combined company may be presented with significant challenges in being required to integrate the operations of three businesses at one time. There can be no assurance that management of the combined company will be able to integrate the operations of each of the businesses successfully or that the anticipated synergies between our companies will be realized. Moreover, the timing of synergies realized, if any, is uncertain.

Our rationale for the transaction is, in part, predicated on our ability to realize cost savings and to increase revenues through the combination of two strong companies. Achieving these cost savings and revenue increases is dependent upon a number of factors, many of which are beyond our control. We may not be able to achieve the anticipated cross-selling opportunities, the development and marketing of more comprehensive commercial printing product offerings and solutions, cost savings or revenue growth. An inability to realize the full extent of, or any of, the anticipated benefits of the transaction, as well as any delays encountered in the transition process, could have an adverse effect upon the revenues, level of expenses, operating results and financial condition of the combined company, which may affect the value of RR Donnelley common stock after the effective time. See “The Transaction—RR Donnelley’s Reasons for the Transaction; Recommendation of the RR Donnelley Board of Directors” and “The Transaction—Moore Wallace’s Reasons for the Transaction; Recommendation of the Moore Wallace Board of Directors” beginning on pages 58 and 67, respectively.

We will incur significant transaction, combination-related and restructuring costs in connection with the transaction.

We will be obligated to pay transaction fees and other expenses related to the transaction of approximately $• million, including financial advisors’ fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees, mailing costs and debt financing fees to refinance certain indebtedness. Furthermore, we expect to incur significant costs associated with combining the operations of the two companies. However, it will be difficult to predict the specific size of those charges before we begin the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from our efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, combination-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near future, or at all.

Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of RR Donnelley common stock following the transaction.

In accordance with U.S. GAAP, the transaction will be accounted for using the purchase method of accounting, which will result in charges to earnings that could have an adverse impact on the market value of  RR Donnelley common stock following completion of the transaction. Under the purchase method of accounting, the total estimated purchase price will be allocated to Moore Wallace’s net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the transaction. The excess of the purchase price over those fair values will be recorded as goodwill. The combined company will incur additional amortization expense based on the identifiable intangible assets acquired in connection with the transaction and their relative useful lives. Additionally, to the extent the value of goodwill becomes impaired, the combined company may be required to incur material charges relating to the impairment. These amortization and potential impairment charges could have a material impact on the combined company’s results of operations.

RR Donnelley currently estimates that it will incur approximately $• million of incremental annual amortization expense after completion of the transaction. Changes in earnings per share, including as a result of this incremental expense, could adversely affect the trading price of RR Donnelley common stock.

Because the exchange ratio is fixed and the market price of RR Donnelley common stock may fluctuate, you cannot be certain of the dollar value of the consideration that Moore Wallace shareholders will receive in the transaction.

Upon completion of the transaction, each Moore Wallace common share issued and outstanding immediately prior to the effective time (other than shares held by Moore Wallace shareholders who properly exercise their dissent rights and are entitled to be paid the fair value of their Moore Wallace common shares and shares owned by RR Donnelley or its subsidiaries) will be exchanged for 0.63 of a share of RR Donnelley common stock. Because the exchange ratio of 0.63 is fixed, the value of the shares of RR Donnelley common stock issued in connection with the transaction will depend on the price of shares of RR Donnelley common stock at the time they are issued.

The market prices of RR Donnelley common stock and Moore Wallace common shares when the transaction is completed may vary from and be less than their respective market prices on the date the combination agreement was executed, on the date of this document and on the date of the RR Donnelley and Moore Wallace special meetings. See “Comparative Market Prices and Dividends” beginning on page 145 for more detailed share price information.

These variations may be the result of various factors, including:

•	changes in the business, operations or prospects of RR Donnelley or Moore Wallace;

•	general market and economic conditions, the outlook for market and economic conditions and conditions in the printing industry generally; and

•	the timing of completion of the transaction.

The transaction might not be completed until a period of time has passed after the RR Donnelley and  Moore Wallace special meetings. At the time of their respective special meetings, RR Donnelley shareholders and Moore Wallace securityholders will not know the exact value of the RR Donnelley common stock that will be issued in connection with the transaction.

RR Donnelley shareholders and Moore Wallace securityholders are urged to obtain current market quotations for RR Donnelley common stock and Moore Wallace common shares.

The market prices of RR Donnelley common stock and Moore Wallace common shares may be affected by different factors.

Upon completion of the transaction, the holders of Moore Wallace common shares will become holders of RR Donnelley common stock. RR Donnelley’s businesses and common stock differ, in some respects, from the businesses and common shares of Moore Wallace, and RR Donnelley’s results of operations, as well as the trading price of RR Donnelley common stock, may be affected by factors different from those affecting  Moore Wallace’s results of operations and the trading price of Moore Wallace common shares as a separate company. Therefore, events or circumstances that might not have caused Moore Wallace common shares to decline in value might result in a decline in value of RR Donnelley common stock. Moreover, events or circumstances that might have caused an increase in the value of Moore Wallace common shares might not result in an increase in the value of RR Donnelley common stock. For a description of the differences between  Moore Wallace common shares and RR Donnelley common stock, see “Comparison of Shareholder Rights” beginning on page 128. For a discussion of the businesses of RR Donnelley and Moore Wallace and of factors to consider in connection with those businesses, see the documents incorporated by reference in this document and referred to under “Where You Can Find More Information” beginning on page 194.

We may lose employees due to uncertainties associated with the transaction.

The success of the combined company after the transaction will depend in part upon our ability to retain key employees of both companies. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent that we have been able to do so in the past.

The rights of Moore Wallace shareholders will change when they become shareholders of RR Donnelley in connection with the transaction.

In connection with the transaction, Moore Wallace shareholders will receive shares of RR Donnelley common stock. There are numerous differences between the rights of a shareholder in Moore Wallace, a corporation continued under the CBCA, and the rights of a shareholder in RR Donnelley, a Delaware corporation. For a detailed discussion of these differences, see “Comparison of Shareholder Rights” beginning on page 128.

Moore Wallace’s directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of Moore Wallace securityholders generally, and these interests may have influenced their decision to pursue and approve the transaction.

You should be aware of potential conflicts of interest and of the benefits to be received by the directors and executive officers of Moore Wallace when considering the recommendation of the Moore Wallace board of directors to approve the arrangement resolution. The directors and executive officers of Moore Wallace have interests in the transaction that may be different from, or in addition to, the interests of Moore Wallace securityholders generally. These interests include:

•	the employment agreement entered into by Mark A. Angelson, the current chief executive officer of Moore Wallace, with RR Donnelley under which Mr. Angelson will become chief executive officer of RR Donnelley upon completion of the transaction;

•	change in control benefits in the employment agreements of some executive officers of Moore Wallace;

•	accelerated vesting of options held by executive officers of Moore Wallace;

•	cashing out of deferred share units held by directors of Moore Wallace;

•	offers of directorships at RR Donnelley;

•	an agreement to provide directors’ and officers’ insurance; and

•	an agreement to provide executive officers and directors of Moore Wallace with continuing indemnification rights.

See “The Transaction—Interests of Moore Wallace Directors and Executive Officers in the Transaction” beginning on page 81.

Risks Relating to the Businesses of RR Donnelley, Moore Wallace and the Combined Company

The business of the combined company will be subject to risks currently affecting the businesses of  RR Donnelley and Moore Wallace.

After the completion of the transaction, the business of the combined company, as well as the price of  RR Donnelley common stock, will be subject to numerous risks currently affecting the businesses of  RR Donnelley and Moore Wallace, including,

•	competition with other communications services providers based on pricing and other factors, including pricing pressure brought on by excess capacity and current economic conditions;

•	fluctuations in the cost of paper, ink, other raw materials and fuel used;

•	changes in postal rates and postal regulations;

•	seasonal fluctuations in overall demand for services;

•	changes in customer demand;

•	changes in the advertising and printing markets;

•	changes in the capital markets that affect demand for financial printing;

•	the financial condition of our customers;

•	our ability to continue to obtain improved operating efficiencies;

•	our ability to continue to develop new solutions for our customers;

•	the general condition of the U.S. economy and the economies of other countries in which we operate;

•	war or acts of terrorism affecting the overall business climate;

•	changes in the rules and regulations to which we are subject and the cost of complying with these rules and regulations, including environmental and health and welfare benefit regulations;

•	changes in the costs of healthcare and other benefits provided to our employees; and

•	changes in the rules and regulations to which our customers are subject, particularly those affecting privacy or the printing requirements of financial services or telecommunications customers.

For a discussion of RR Donnelley’s business and Moore Wallace’s business, together with factors to consider in connection with those businesses, see RR Donnelley’s and Moore Wallace’s Annual Reports on Form 10-K for the year ended December 31, 2002 and RR Donnelley’s and Moore Wallace’s other filings with the SEC that are incorporated by reference into this document. See “Where You Can Find More Information” beginning on page 194.

There are risks associated with operations outside the United States and Canada.

The combined company will have significant operations outside the United States and Canada. Revenues from RR Donnelley’s and Moore Wallace’s operations outside the United States and Canada accounted for approximately •% of their combined revenues for the year ended December 31, 2002. As a result, the combined company will be subject to the risks inherent in conducting business outside the United States and Canada, including the impact of economic and political instability.

The combined company will be exposed to significant risks related to potential adverse changes in currency exchange rates.

The combined company will be exposed to market risks resulting from changes in the currency exchange rates of the Canadian dollar and other currencies. Although operating in local currencies may limit the impact of currency rate fluctuations on the operating results of our non-U.S. subsidiaries and business units, fluctuations in such rates may affect the translation of these results into the combined company’s financial statements. To the extent revenues and expenses are not in the applicable local currency, the combined company may enter into foreign currency forward contracts to hedge the currency risk. We cannot be sure, however, that the combined company’s efforts at hedging will be successful. There is always a possibility that attempts to hedge currency risks will lead to even greater losses than predicted. In addition, because of the combined company’s operations outside the United States, significant revenues and expenses will be denominated in local currencies.

The highly competitive market for the combined company’s products and industry consolidation will create adverse pricing pressures.

Although both RR Donnelley and Moore Wallace are diversified printing companies, the markets for the majority of each company’s product categories is highly fragmented, and both companies have a large number of competitors. We believe that excess capacity in both companies’ markets, combined with the current economic conditions, have caused downward pricing pressure and increased competition. The combined company will likely operate in these same markets after the completion of the transaction and will therefore face these market risks as well. In addition, consolidation in the markets in which RR Donnelley and Moore Wallace compete has in the past, and could in the future, increase competitive pricing pressures.

The substitution of electronic delivery and online distribution for printed materials may adversely affect our businesses.

Electronic delivery of documents and data and the online distribution and hosting of media content offer alternatives to traditional delivery of printed documents. Consumer acceptance of electronic delivery is uncertain, as is the extent to which consumers are replacing traditional reading of print materials with online hosted media content, and we have no ability to predict the rates of their acceptance of these alternatives. To the extent that our customers accept these alternatives, many of our businesses may be adversely affected.

Provisions of Delaware law and of RR Donnelley’s restated certificate of incorporation and by-laws may make an unwelcome takeover of RR Donnelley difficult.

Provisions in RR Donnelley’s restated certificate of incorporation and by-laws and in Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by RR Donnelley’s management and board of directors. Public shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public shareholders to benefit from a change in control or change in  RR Donnelley’s management and board of directors. See “Description of RR Donnelley Capital Stock” beginning on page 122.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this document, and in documents that are incorporated by reference into this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company’s management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of RR Donnelley, Moore Wallace or the combined company. Forward-looking statements include, among other things, statements in this document, and in documents that are incorporated by reference into this document, regarding:

•      management forecasts;

•      efficiencies, cost avoidance and cost savings;

•      sales;

•      revenues;

•      income and margins;

•      earnings per share;

•      growth;

•      economies of scale;

•      combined operations;

•      the economy;

•      future economic performance;

•      the credit rating of existing Moore Wallace and RR Donnelley debt;

•      conditions to, and the timetable for, completing the transaction;

•      future acquisitions and dispositions;

•      litigation;

•      potential and contingent liabilities;

•      management’s plans;

•      business portfolios;

•      new and pending accounting standards;

•      taxes; and

•      transaction and integration-related expenses.

These statements may include, or be preceded or followed by, the words “may,” “will,” “should,” “potential,” “possible,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “hope” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in the previously mentioned “Risk Factors” and elsewhere in this document, and in documents that are incorporated by reference into this document, could affect the future results of RR Donnelley, Moore Wallace and the combined company after the completion of the transaction and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	the ability of RR Donnelley and Moore Wallace to integrate their operations successfully;

•	the timing of the integration of RR Donnelley and Moore Wallace to achieve enhanced earnings or effect cost savings;

•	the effect of economic and political conditions on a regional, national or international basis;

•	the effect of inflation, changes in currency exchange rates and changes in interest rates;

•	the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters;

•	the performance of the combined company;

•	the ability to implement comprehensive plans for asset rationalization;

•	the financial resources of, and products available to, the combined company’s competitors;

•	competitive pressures in the commercial and financial printing, forms and labels, electronic print management, business marketing, business communications, logistics, office supplies, imaging, digital printing and computer software industries;

•	the ability to secure and defend intellectual property rights and, when appropriate, license required technology;

•	customers’ budgetary constraints;

•	customer changes in short-range and long-range plans;

•	the ability to gain customer acceptance of the combined company’s new products and technologies;

•	product performance and customer expectations;

•	performance issues with key suppliers;

•	changes in the availability or costs of key supplies (such as ink and paper);

•	the ability to generate cash flow or obtain financing to fund growth;

•	contingencies related to actual or alleged environmental contamination;

•	the retention of existing, and continued attraction of additional, customers and key employees;

•	the effect of a material breach of security of any of RR Donnelley’s or Moore Wallace’s systems;

•	the possibility of future terrorist activities or the possibility of a future escalation of hostilities in the Middle East or elsewhere;

•	adverse outcomes of litigation; and

•	opportunities that may be presented to and pursued by the combined company following the transaction.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this document or the date of any document incorporated by reference into this document.

All subsequent written and oral forward-looking statements concerning the transaction or other matters addressed in this document and attributable to RR Donnelley or Moore Wallace or any person acting on either company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither RR Donnelley nor  Moore Wallace undertakes, and each of them hereby disclaims, any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES

R.R. Donnelley & Sons Company

77 West Wacker Drive

Chicago, Illinois 60601

(312) 326-8000

Internet address: www.rrdonnelley.com

R.R. Donnelley & Sons Company has a 139-year history as a printing industry leader. RR Donnelley prepares, produces and delivers integrated communications services across multiple channels for content owners such as publishers, merchandisers and telecommunications companies as well as capital markets and diversified financial services companies. Although RR Donnelley’s print capabilities remain the foundation of the company, its recent focus on expanding its range of offerings with value-added services allows RR Donnelley to create additional value.

As a single source supplying services up and down the communications value chain, RR Donnelley excels in digital photography, content management, printing, online services and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs.

RR Donnelley provides solutions designed to enhance the effectiveness of its customers’ communications. RR Donnelley’s services include:

•	Content creation—to provide creative design services to maximize the impact of communications and improve response rates. In addition to RR Donnelley’s in-house capabilities, alliances with best-in-class providers complement RR Donnelley’s service offerings.

•	Digital asset management—to help RR Donnelley’s customers leverage their content to reach end-users through multiple marketing channels. Through its premedia technologies services, RR Donnelley digitally captures content, converts it to the appropriate format and channels it to multiple communications media, including print and the Internet.

•	Production—to drive results for RR Donnelley’s customers cost-effectively through print or the Internet. RR Donnelley’s manufacturing operations around the world offer a full range of capabilities and are networked to produce large printing jobs quickly with identical specifications. RR Donnelley is also able to version printed content to reach targeted audiences.

•	Distribution—to deliver RR Donnelley’s customers’ words and images efficiently and reliably through print or the Internet. RR Donnelley Logistics delivers printed products and packages primarily to the U.S. Postal Service, saving RR Donnelley’s customers significant time and money. RR Donnelley also offers a full range of services to deliver value, maximize content effectiveness, enhance RR Donnelley’s customers’ businesses and build their customer relationships via the Internet.

Moore Wallace Incorporated

6100 Vipond Drive

Mississauga, Ontario L5T 2X1

Canada

(905) 362-3100

Internet address: www.moorewallace.com

Moore Wallace is a leading single-source provider of print management and outsourced communications, delivering one of the widest arrays of products and services at one of the lowest total costs. Moore Wallace’s broad platform of integrated print solutions, combined with the ability to manage a customer’s print logistics and supply chain, work together to increase efficiencies and reduce costs.

Moore Wallace’s business is organized into three separate and complementary segments: Forms and Labels; Outsourcing; and Commercial Print. Moore Wallace’s Forms and Labels segment designs, manufactures and delivers a wide range of paper-based and electronic business forms and labels and print-related services, including print distribution, print-on-demand, warehousing, kitting and fulfillment services.

Moore Wallace’s Outsourcing segment provides high-quality, high-volume, customized variably-imaged business communications, including account statements, consumer invoices, insurance policies, enrollment kits, transaction confirmations and database services, primarily for financial services, telecommunications, insurance and healthcare companies.

Moore Wallace’s Commercial Print segment serves the printing, direct marketing, delivery and warehouse management requirements of a highly diversified, international customer base. From an integrated, highly flexible network of fully equipped commercial printing facilities, Moore Wallace produces high-quality, multi-color personalized business communications, including annual reports, image and marketing brochures, catalogs and marketing inserts, pharmaceutical inserts and other marketing, retail point-of-sale and promotional materials and technical publications. Moore Wallace also provides products and digital services for customers that produce data-intensive publications, such as individualized directories. In addition, Moore Wallace creates, manages and produces highly targeted, personalized strategic direct mail programs designed to achieve optimal response rates. Moore Wallace produces more than a billion pieces of secure, personalized direct mail communications annually.

THE RR DONNELLEY SPECIAL MEETING

The RR Donnelley board of directors is using this document to solicit proxies from the holders of  RR Donnelley common stock for use at the special meeting of RR Donnelley shareholders to be held on •, 2004.

Date, Time and Place

The RR Donnelley special meeting of shareholders will be held on •, •, 2004 at [10:00 a.m.], local time at [Bank One Auditorium, One Bank One Plaza (at Dearborn and Madison Streets), Chicago, Illinois 60602].

Purpose of the Special Meeting

The purpose of the RR Donnelley special meeting is:

•	to consider and vote on the RR Donnelley share issuance proposal;

•	to consider and vote on the performance incentive plan proposal; and

•	to transact any other business as may properly come before the RR Donnelley special meeting or any adjournment or postponement of the RR Donnelley special meeting.

Copies of the combination agreement, the form of plan of arrangement and the 2004 Performance Incentive Plan are attached to this document as Annexes B, C and H, respectively. RR Donnelley shareholders should review the combination agreement, the form of plan of arrangement, the 2004 Performance Incentive Plan and this document carefully and in their entirety before deciding how to vote.

The rules of the New York Stock Exchange require that a listed issuer obtain the consent of its shareholders prior to completing any transaction that would result in the issuance of more than 20% of the issuer’s outstanding common stock. If the transaction is completed, RR Donnelley will issue shares of common stock representing, in the aggregate, in excess of 20% of its outstanding shares of common stock. The New York Stock Exchange also requires that a listed issuer obtain shareholder approval of all equity compensation plans like the 2004 Performance Incentive Plan. If RR Donnelley were to complete the transaction or adopt the 2004 Performance Incentive Plan without shareholder approval, shares of RR Donnelley common stock could not remain listed on the New York Stock Exchange.

Record Date

The RR Donnelley board of directors has fixed the close of business on •, 2004 as the record date for determining shareholders entitled to notice of and to vote at the RR Donnelley special meeting.

Outstanding Shares

As of •, 2004, the record date for the RR Donnelley special meeting, there were • shares of RR Donnelley common stock outstanding and entitled to vote.

Shares Entitled to Vote

Shares entitled to vote at the RR Donnelley special meeting are shares of RR Donnelley common stock held as of the close of business on the record date, •, 2004. Each shareholder is entitled to one vote at the RR Donnelley special meeting for each share of RR Donnelley common stock held by that shareholder at the close of business on the record date.

Vote Required

In order for the shareholder approval requirements of the New York Stock Exchange to be satisfied, with respect to each of the RR Donnelley share issuance proposal and the performance incentive plan proposal, each proposal must be approved by a majority of votes cast on the proposal, and the total vote cast on the proposal must represent over 50% of the shares of RR Donnelley common stock entitled to vote on the proposal. If such requirements are met, then the vote otherwise required under RR Donnelley’s by-laws will also be met.

Because approval of each of the RR Donnelley share issuance proposal and the performance incentive plan proposal requires that the total vote cast on each proposal must represent more than 50% of the shares of RR Donnelley common stock entitled to vote on the proposal, if you do not vote by proxy or in person, it will make it less likely that this requirement will be met. Additionally, if you hold shares of RR Donnelley common stock as a participant in RR Donnelley’s Stock Fund or Tax Credit Stock Ownership Plan and fail to return your proxy card or otherwise vote, those shares will be voted against each proposal.

The RR Donnelley board of directors urges RR Donnelley shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope or to promptly submit their proxies by telephone or over the Internet.

Although RR Donnelley shareholders are not being asked to vote on the arrangement resolution, approval of the RR Donnelley share issuance proposal is necessary in order to complete the transaction.

Recommendation of the RR Donnelley Board of Directors

The RR Donnelley board of directors recommends that RR Donnelley shareholders vote “FOR” approval of the RR Donnelley share issuance proposal and “FOR” approval of the performance incentive plan proposal.

Shares Beneficially Owned by RR Donnelley Directors and Executive Officers

RR Donnelley directors and executive officers beneficially owned • shares of RR Donnelley common stock on the record date, including options to purchase shares of RR Donnelley common stock exercisable within 60 days after the record date. These shares represent, in the aggregate, •% of the total voting power of  RR Donnelley’s outstanding shares of common stock entitled to vote at the RR Donnelley special meeting. Although none of the members of the board of directors of RR Donnelley or its executive officers has executed voting agreements, based solely on discussions with its board of directors and executive officers, to RR Donnelley’s knowledge, directors and executive officers of RR Donnelley intend to vote their common stock in favor of the RR Donnelley share issuance proposal and the performance incentive plan proposal.

For more information regarding beneficial ownership of shares of RR Donnelley common stock by each current RR Donnelley director, certain executive officers of RR Donnelley and all directors and executive officers of RR Donnelley as a group, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page •.

Quorum, Abstentions and Broker Non-Votes

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or representation by proxy at any meeting of RR Donnelley shareholders of a majority of the outstanding shares of RR Donnelley common stock entitled to vote at the meeting will constitute a quorum. If a quorum is not present, the RR Donnelley special meeting may be postponed or adjourned, without notice other than announcement at the special meeting, until a quorum is present or represented. At any subsequent reconvening of the RR Donnelley special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the RR Donnelley special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Abstentions count as present for establishing a quorum. If any RR Donnelley shareholder submits a proxy that indicates an abstention from voting in all matters, that shareholder’s shares will be counted as present in determining the existence of a quorum at the RR Donnelley special meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to shareholders and will, therefore, have the same effect as a vote against such proposals.

Under Delaware case law, broker non-votes are counted for purposes of determining whether a quorum is present at a special meeting, but are not counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs on an item when a broker does not have discretionary voting authority to vote on a proposal and has not received instructions from the beneficial owner of the shares as to how to vote on the proposal.

Shares held by RR Donnelley in its treasury do not count toward a quorum.

Voting by Proxy

Your vote is very important. Whether or not you plan to attend the RR Donnelley special meeting, please take the time to vote by completing and mailing the enclosed proxy card, by telephone or over the Internet, according to the instructions on the proxy card. A signed and completed proxy card received by RR Donnelley prior to or at the RR Donnelley special meeting will be voted as instructed. If your broker or other nominee holds your shares in its name, carefully follow the instructions given to you by your broker or other intermediary to ensure that your shares are properly voted.

Proxies without Instructions

If a proxy card is signed and dated by an RR Donnelley shareholder but does not include instructions on how to vote, the proxy will follow the respective RR Donnelley board of director recommendations and vote the shares represented by the proxy card as follows:

•	“FOR” approval of the RR Donnelley share issuance proposal;

•	“FOR” approval of the performance incentive plan proposal; and

•	“FOR” any proposal by the RR Donnelley board of directors to adjourn the RR Donnelley special meeting.

Broker Instructions

Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker may not vote your shares on the RR Donnelley share issuance proposal or the performance incentive plan proposal, absent instructions from you. If you are the beneficial owner of shares held in “street name” by a broker, please give instructions to your broker on how to vote your shares. Without voting instructions from you, a broker non-vote will occur.

Revocation of Proxies

An RR Donnelley shareholder can change such shareholder’s vote at any time before such shareholder’s proxy is voted at the RR Donnelley special meeting. An RR Donnelley shareholder may revoke such shareholder’s proxy in several ways:

•	by sending a written notice stating that such shareholder would like to revoke such shareholder’s proxy to the secretary of RR Donnelley;

•	by completing and submitting a later-dated proxy card by mail;

•	by voting by telephone after personally voting or submitting a proxy card;

•	by voting over the Internet after personally voting or submitting a proxy card; or

•	by attending the RR Donnelley special meeting and voting in person. Attendance at the RR Donnelley special meeting alone will not revoke a proxy. The RR Donnelley shareholder must also vote at the RR Donnelley special meeting in order to revoke the previously submitted proxy.

RR Donnelley shareholders whose shares are held in “street name” must contact their brokers or other intermediaries and follow the instructions provided to them in order to revoke their proxies.

Solicitation of Proxies

This document is being furnished in connection with the solicitation of proxies by the RR Donnelley board of directors for use at the RR Donnelley special meeting on •, 2004. RR Donnelley will pay the costs of soliciting proxies from RR Donnelley shareholders. In addition to sending this document and accompanying proxy card by mail, RR Donnelley directors, officers or employees may solicit proxies in person, by telephone or by electronic transmission. RR Donnelley does not reimburse its directors, officers or employees for soliciting proxies. RR Donnelley has retained Morrow & Co. to assist in the distribution and solicitation of proxies and has agreed to pay Morrow & Co. $• plus out-of-pocket expenses for these services. RR Donnelley also reimburses brokers and other nominees for their expenses in sending these materials to and obtaining voting instructions from their principals.

The extent to which these proxy-soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay.

Dissenters’ Appraisal Rights

Under the DGCL, holders of shares of RR Donnelley common stock will not be entitled to demand appraisal of, or to receive payment for, their shares of RR Donnelley common stock in connection with the actions to be taken at the RR Donnelley special meeting.

Other Matters

RR Donnelley does not expect that any matters other than the RR Donnelley share issuance proposal and the performance incentive plan proposal will be raised at the RR Donnelley special meeting. However, if other matters are properly raised at the RR Donnelley special meeting, the persons named as proxies will vote in accordance with the recommendations of the RR Donnelley board of directors.

Presence of Accountants

Representatives of Deloitte & Touche LLP, RR Donnelley’s independent public accountants, are expected to attend the RR Donnelley special meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

RR Donnelley Shareholder Account Maintenance

RR Donnelley’s transfer agent is EquiServe Trust Company, N.A. All communications concerning accounts of RR Donnelley shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common stock and similar issues may be handled by calling the RR Donnelley Investor Relations Hotline at •, by calling EquiServe Trust Company, N.A., toll-free, at (800) 446-2617 or by writing to EquiServe Trust Company, N.A. at P.O. Box 8250, Edison, New Jersey 08818-9086. For other information about  RR Donnelley, you may visit RR Donnelley’s web site at www.rrdonnelley.com.

THE MOORE WALLACE SPECIAL MEETING

Moore Wallace management is using this document to solicit proxies from Moore Wallace securityholders for use at the special meeting of Moore Wallace securityholders to be held on •, 2004.

Date, Time and Place

The Moore Wallace special meeting of securityholders will be held on •, 2004 at [11:00 a.m.], local time at •.

Purpose of the Special Meeting

The purpose of the Moore Wallace special meeting is:

•	for securityholders to consider pursuant to an interim order of the Ontario Superior Court of Justice dated •, 2004 and, if deemed advisable, to pass, with or without variation, the arrangement resolution;

•	for shareholders to consider and vote on the Moore Wallace share issuance proposal; and

•	for shareholders to transact any other business as may properly come before the Moore Wallace special meeting or any adjournment or postponement of the Moore Wallace special meeting.

Copies of the arrangement resolution, the combination agreement and the form of plan of arrangement are attached to this document as Annexes A, B and C, respectively. Moore Wallace securityholders are encouraged to review the arrangement resolution, the combination agreement, the form of plan of arrangement and this document carefully and in their entirety before deciding how to vote.

Record Date

Pursuant to the interim order issued by the Ontario Superior Court of Justice, the record date for determining the Moore Wallace securityholders entitled to notice of and to vote at the Moore Wallace special meeting will be •, 2004.

Outstanding Securities

As of •, 2004, the record date for the Moore Wallace special meeting, • Moore Wallace common shares were outstanding options to purchase • Moore Wallace common shares were outstanding and • Moore Wallace restricted stock units were outstanding.

Securities Entitled to Vote

Moore Wallace securityholders at the close of business on •, 2004, the record date for the Moore Wallace special meeting, will be entitled to vote at the Moore Wallace special meeting.

Voting rights are as follows:

•	each holder of Moore Wallace common shares outstanding as of the record date is entitled to one vote per share held on all matters to come before the Moore Wallace special meeting, including the arrangement resolution and the Moore Wallace share issuance proposal;

•	each holder of Moore Wallace options as of the record date is entitled to one vote on the arrangement resolution for each Moore Wallace common share that would be received on a valid exercise of that holder’s Moore Wallace options regardless of whether they are presently exercisable as of the record date; and

•	each holder of Moore Wallace restricted stock units as of the record date is entitled to one vote on the arrangement resolution for each Moore Wallace common share that would be deliverable upon vesting of that holder’s Moore Wallace restricted stock units.

Vote Required

Pursuant to the interim order issued by the Ontario Superior Court of Justice, in order to approve the arrangement resolution, at least two-thirds of the votes cast on the arrangement resolution at the Moore Wallace special meeting by Moore Wallace securityholders, voting together as a class, in person or by proxy must be in favor of the arrangement resolution. The rules of the New York Stock Exchange require that the Moore Wallace share issuance proposal be approved by a majority of the votes cast on the proposal and that the total votes cast on the proposal represent over 50% of the Moore Wallace common shares entitled to vote.

Because approval of the Moore Wallace share issuance proposal requires that the total vote cast on the proposal must represent more than 50% of the Moore Wallace common shares entitled to vote on the proposal, if you do not vote your Moore Wallace common shares by proxy or in person, it will make it less likely that this requirement will be met.

Moore Wallace’s management urges securityholders to complete, date and sign the accompanying proxy form or forms and return it or them promptly in the enclosed postage-paid envelope.

Approval of the arrangement resolution is necessary in order to complete the transaction.

Recommendation of the Moore Wallace Board of Directors

The Moore Wallace board of directors

•	recommends that Moore Wallace securityholders vote “FOR” approval of the arrangement resolution; and

•	is not taking a position, and is not making any recommendation, regarding how Moore Wallace shareholders should vote in connection with the Moore Wallace share issuance proposal.

In considering the recommendation of the Moore Wallace board of directors regarding the arrangement resolution, Moore Wallace securityholders should be aware that some Moore Wallace directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of  Moore Wallace securityholders generally. For more information about these interests, see “The Transaction—Interests of Moore Wallace Directors and Executive Officers in the Transaction” beginning on page 81.

Securities Beneficially Owned by Moore Wallace Directors and Executive Officers

Moore Wallace directors and executive officers beneficially owned • Moore Wallace common shares on the record date, •, 2004, including options to purchase • Moore Wallace common shares exercisable within 60 days after the record date and • Moore Wallace restricted stock units. These securities represent, in the aggregate, •% of the total voting power of Moore Wallace’s outstanding securities entitled to vote on the arrangement resolution at the Moore Wallace special meeting and •% of the total voting power of Moore Wallace’s outstanding common shares entitled to vote on the Moore Wallace share issuance proposal at the Moore Wallace special meeting. Although none of the members of the board of directors of Moore Wallace or its executive officers has executed voting agreements, based solely on discussions with its board of directors and executive officers, to Moore Wallace’s knowledge, the directors and executive officers of Moore Wallace and their affiliates intend to vote their Moore Wallace securities in favor of the arrangement resolution.

For more information regarding beneficial ownership of Moore Wallace securities by each current  Moore Wallace director, certain executive officers of Moore Wallace and all directors and executive officers of Moore Wallace as a group, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 119.

Quorum

A quorum of securityholders is necessary to hold a valid meeting. Under Moore Wallace’s by-laws, at least two persons present in person and entitled to vote at the Moore Wallace special meeting will constitute a quorum for the transaction of business at the Moore Wallace special meeting. Under the CBCA, if a quorum is not present, the Moore Wallace special meeting may be adjourned to a fixed time and place.

Non-Registered Shareholders

Holders of Moore Wallace common shares who do not hold their Moore Wallace common shares in their own name (to whom we refer in this document as non-registered shareholders) should note that only proxies deposited by holders of Moore Wallace common shares whose names appear on the records of Moore Wallace as the registered holders of Moore Wallace common shares can be recognized and acted upon at the Moore Wallace special meeting. If Moore Wallace common shares are listed in an account statement provided to a shareholder by a broker or other intermediary, then in almost all cases those Moore Wallace common shares will not be registered under the name of the holder on the records of Moore Wallace. Such Moore Wallace common shares will more likely be registered under the name of the non-registered shareholder’s broker or other intermediary or an agent or nominee of that broker or other intermediary. Moore Wallace common shares held by brokers, other intermediaries or agents or nominees of brokers or other intermediaries can only be voted (for or against any resolution) or withheld from voting upon the instructions of the non-registered shareholder. Without specific instructions, brokers, other intermediaries and agents or nominees of brokers and other intermediaries are prohibited from voting Moore Wallace common shares for their clients.

Applicable Canadian regulatory policy requires brokers and other intermediaries to seek voting instructions from non-registered shareholders in advance of the Moore Wallace special meeting. Every broker and intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by non-registered shareholders in order to ensure that their Moore Wallace common shares are voted at the Moore Wallace special meeting. The voting instructions form or proxy supplied to a non-registered shareholder by or on behalf of the non-registered shareholder’s broker or other intermediary is limited to instructing the broker or other intermediary how to vote on behalf of the non-registered shareholder. A non-registered shareholder receiving a voting instruction form or proxy from a broker, other intermediary or an agent or nominee of a broker or other intermediary cannot use that document to vote Moore Wallace common shares directly at the Moore Wallace special meeting. Instead, the proxy must be returned to the broker or other intermediary pursuant to the instructions accompanying it well in advance of the deadline for the receipt of proxies in order to have such Moore Wallace common shares voted.

Voting by Proxy

Each form of proxy accompanying this document confers discretionary authority upon the proxy nominees named in the form of proxy with respect to any amendments or variations as to the matter identified in the notice of the Moore Wallace special meeting and any other matter that may properly come before the Moore Wallace special meeting or any adjournment or postponement thereof. As of the date of this document, Moore Wallace’s management is not aware of any such amendments or variations or of other matters to be presented for action at the Moore Wallace special meeting.

If a proxy is signed and returned, the securities represented by the proxy will be voted in accordance with those instructions marked on the proxy. If no instructions are marked, the securities represented by the proxy:

•	will be voted “FOR” the arrangement resolution and at the proxy holder’s discretion with respect to amendments or variations of the matters described in the Moore Wallace notice of special meeting and any other matter which may properly come before the Moore Wallace special meeting or any adjournment or postponement thereof; and

•	will not be voted with respect to the Moore Wallace share issuance proposal.

The persons named in the enclosed Moore Wallace form of proxy are officers of Moore Wallace. However, a Moore Wallace securityholder has the right to appoint a person (who need not be a Moore Wallace securityholder) other than the persons designated in the form of proxy to represent such securityholder at the Moore Wallace special meeting and may exercise such right by inserting the name in full of the desired person in the blank space provided in the form of proxy.

Securityholders who do not expect to attend the Moore Wallace special meeting in person are requested to complete, sign, date and return the enclosed form of proxy in the enclosed addressed envelope to Moore Wallace Incorporated c/o • . The form of proxy must be received by no later than • on •, 2004, or in the event the  Moore Wallace special meeting is adjourned or postponed, by no later than • on the business day prior to the day fixed for the adjourned or postponed special meeting.

There are three forms of proxy: a yellow proxy applicable to holders of Moore Wallace common shares, a gray proxy applicable to holders of Moore Wallace options; and a blue proxy applicable to holders of  Moore Wallace restricted stock units. If you have received the wrong form of proxy, please contact • for the correct form at the address and phone number provided below under “—Solicitation of Proxies.”

Revocation of Proxies

A registered holder of Moore Wallace common shares or a holder of Moore Wallace options or Moore Wallace restricted stock units executing the enclosed form of proxy has the power to revoke it:

•	by attending the Moore Wallace special meeting and voting in person. The securityholder’s attendance at the Moore Wallace special meeting alone will not revoke the securityholder’s proxy. The securityholder must also vote at the Moore Wallace special meeting in order to revoke the securityholder’s previously submitted proxy;

•	by written notice stating that the securityholder would like to revoke the securityholder’s proxy, signed by the securityholder or the securityholder’s attorney authorized in writing or, where the securityholder is a corporation, by a duly authorized officer or attorney of the corporation. The written notice of revocation must be delivered to Moore Wallace at the address specified below no later than 5:00 p.m. (Toronto time) on the last business day immediately preceding the date of the Moore Wallace special meeting, or any adjournment or postponement thereof, or be delivered to the chairman of the Moore Wallace special meeting at the Moore Wallace special meeting; or

•	by completing and submitting a new, later-dated proxy form by mail to the address specified below no later than 5:00 p.m. (Toronto time) on the last business day immediately preceding the date of the Moore Wallace special meeting.

Securityholders should send any notice of revocation or completed new proxy form, as the case may be, to Moore Wallace at the following address:

Moore Wallace Incorporated

c/o •

A proxy may also be revoked in any other manner permitted by law.

Moore Wallace shareholders whose shares are held in “street name” must contact their brokers or other intermediaries and follow the instructions provided to them in order to revoke their proxies.

Solicitation of Proxies

This document is being furnished in connection with the solicitation of proxies by the management of Moore Wallace for use at the Moore Wallace special meeting on •, 2004. Moore Wallace will pay the costs of soliciting proxies from Moore Wallace securityholders. In addition to sending this document and accompanying proxy form by mail, Moore Wallace directors, officers or employees may solicit proxies in person, by telephone or by electronic transmission. Moore Wallace does not reimburse its directors, officers or employees for soliciting proxies. Moore Wallace has retained • to assist in the distribution and solicitation of proxies and has agreed to pay • a base fee of $• (excluding fees for additional securityholder services), plus reasonable expenses, for these services. Moore Wallace also reimburses brokers and other intermediaries for their expenses in sending these materials to and obtaining voting instructions from their principals.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay.

If you have received the wrong form of proxy, please contact • for the correct form at the following address and phone number:

[INSERT PROXY SOLICITOR ADDRESS INFORMATION]

Dissent Rights

Pursuant to the interim order issued by the Ontario Superior Court of Justice, registered holders of Moore Wallace common shares have been granted the right to dissent with respect to the arrangement resolution. If the arrangement becomes effective, a registered holder of Moore Wallace common shares who properly dissents will be entitled to be paid the fair value of such holder’s Moore Wallace common shares by Moore Wallace. This right to dissent is described in this document, in the interim order, which is attached to this document as Annex D, and in Section 190 of the CBCA, which is attached to this document as Annex G. The dissent procedures require that a registered holder of Moore Wallace common shares who wishes to dissent must provide to Moore Wallace Incorporated, 1200 Lakeside Drive, Bannockburn, Illinois 60015, Attention: Secretary, a dissent notice prior to 5:00 p.m. (Toronto time) on the last business day preceding the Moore Wallace special meeting. It is important that holders of Moore Wallace common shares strictly comply with this requirement, which is different from the statutory dissent procedures under the CBCA that would permit a dissent notice to be provided at or any time prior to the  Moore Wallace special meeting. Failure to comply strictly with the dissent procedures may result in the loss or unavailability of any right of dissent. See “The Transaction—Dissenting Shareholder Rights” beginning on page 77.

Other Matters

Moore Wallace does not expect that any matter other than the arrangement resolution and the  Moore Wallace share issuance proposal will be raised at the Moore Wallace special meeting. If, however, other matters are properly raised at the Moore Wallace special meeting, the persons named as proxies will vote in accordance with the recommendations of the Moore Wallace board of directors.

Presence of Accountants

Representatives of Deloitte & Touche LLP, Moore Wallace’s independent accountants, are expected to attend the Moore Wallace special meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Moore Wallace Shareholder Account Maintenance

Moore Wallace’s transfer agent is Computershare Trust Company of Canada. All communications concerning accounts of Moore Wallace shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by calling Computershare Trust Company of Canada at (800) 564-6253. For other information about Moore Wallace, securityholders may visit Moore Wallace’s web site at www.moorewallace.com.

THE TRANSACTION

The following discussion contains material information pertaining to the transaction, including the combination agreement and the plan of arrangement. This discussion is subject, and qualified in its entirety by reference, to the combination agreement and the form of plan of arrangement, which are attached to this document as Annex B and Annex C, respectively. We urge you to read and review the combination agreement and the form of plan of arrangement in their entirety as well as the discussion in this document.

General

This section provides material information about the combination of RR Donnelley and Moore Wallace and the circumstances surrounding the transaction. The next sections of this document, entitled “Transaction Mechanics” and “The Combination Agreement” beginning on pages 86 and 92, respectively, contain additional and more detailed information regarding the legal documents that govern the transaction, including information about the conditions to completion of the transaction and the provisions for terminating the combination agreement.

Both the RR Donnelley board of directors and the Moore Wallace board of directors have approved the combination agreement. The combination agreement and the plan of arrangement provide that a subsidiary of RR Donnelley (which we refer to in this document as SubCo) will acquire all of the outstanding Moore Wallace common shares (other than those held by Moore Wallace shareholders who properly exercise their dissent rights and are entitled to be paid the fair value of their Moore Wallace common shares and those held by RR Donnelley and its subsidiaries, which shares will be cancelled), subject to, among other things:

•	approval of the RR Donnelley share issuance proposal by RR Donnelley shareholders;

•	approval of the arrangement resolution by Moore Wallace securityholders; and

•	approval of the arrangement by the Ontario Superior Court of Justice.

As a consequence of the transaction, Moore Wallace will become an indirect, wholly owned subsidiary of RR Donnelley. Pursuant to the transaction, SubCo will acquire all of the outstanding common shares of Moore Wallace (other than those held by Moore Wallace shareholders who properly exercise their dissent rights and are entitled to be paid the fair value of their Moore Wallace common shares and those held by RR Donnelley or its subsidiaries, which shares will be cancelled), and Moore Wallace shareholders (other than those holders who properly exercise their dissent rights and are entitled to be paid the fair value of their Moore Wallace common shares and RR Donnelley and its subsidiaries, all of whose shares will be cancelled) will receive from SubCo for each Moore Wallace common share held 0.63 of a share of RR Donnelley common stock.

Moore Wallace shareholders who properly exercise their dissent rights will be entitled to be paid the fair value of their Moore Wallace common shares. Non-registered holders of Moore Wallace common shares,

Moore Wallace option holders and Moore Wallace restricted stock unit holders are not entitled to dissent rights. Dissenters’ appraisal rights under the DGCL are not available to RR Donnelley shareholders in connection with the transaction. See “—Dissenting Shareholder Rights” beginning on page 77.

Background of the Transaction

During the spring and summer of 2003, Mark A. Angelson, the current chief executive officer of Moore Wallace, and William L. Davis, the current chairman, president and chief executive officer of RR Donnelley, met in social settings and discussed state and local legislative initiatives of common interest and other industry issues. In July 2003, RR Donnelley announced that Mr. Davis would retire as chief executive officer of RR Donnelley upon appointment of a successor.

In connection with the consideration of CEO succession alternatives, Stephen M. Wolf, an RR Donnelley director and chair of the RR Donnelley CEO search committee, and representatives of Morgan Stanley discussed the possibility of a business combination transaction between RR Donnelley and Moore Wallace and the possibility of Mr. Angelson succeeding Mr. Davis as chief executive officer of the combined company.

In early August 2003, representatives of RR Donnelley called Mr. Angelson and suggested that he and Mr. Wolf should meet. On August 27, 2003, Mr. Angelson and Mr. Wolf met and discussed the possibility of exploring a potential strategic business combination of RR Donnelley and Moore Wallace, including the possibility that Mr. Angelson would become the chief executive officer of the combined company. On September 4, 2003, at a special meeting of the RR Donnelley board of directors, Mr. Wolf informed the board of his communications with Moore Wallace, and RR Donnelley’s financial advisor provided information on Moore Wallace. At that meeting, the RR Donnelley board authorized continued discussions with Moore Wallace regarding a possible combination.

As a result of preliminary discussions between Mr. Wolf and Mr. Angelson, the two companies decided that they should exchange certain non-public information concerning their respective businesses in order to explore further whether a combination would be of sufficient interest to both parties. Accordingly, RR Donnelley and Moore Wallace entered into a confidentiality agreement on September 7, 2003 regarding the exchange of confidential information.

Thereafter, representatives of Moore Wallace and RR Donnelley exchanged and reviewed financial and other information concerning the two companies and discussed possible transaction structures and general terms of a potential combination. On September 25, 2003, at a meeting of the RR Donnelley board of directors, Mr. Wolf discussed the status of the discussions with Moore Wallace. Also, at that meeting, Mr. Angelson and other members of Moore Wallace’s senior management made a presentation to the RR Donnelley board of directors regarding Moore Wallace and its business. In early October 2003, Mr. Angelson met with three other RR Donnelley directors, Thomas S. Johnson, Bide L. Thomas and Judith H. Hamilton, who, together with Mr. Wolf, comprised the RR Donnelley CEO search committee. During September and early October 2003, Mr. Angelson and Mr. Wolf kept their respective boards of directors apprised of the discussions between the companies.

During late September and throughout October 2003, due diligence and discussions between management and the representatives of each company continued. From time to time throughout October and early November 2003, senior management of Moore Wallace and senior management of RR Donnelley discussed their respective businesses and structural and general terms of the proposed combination. In early October, Mr. Angelson met individually with four additional RR Donnelley directors and had telephone conversations with others. During this period, Mr. Angelson and Mr. Wolf kept their respective boards of directors apprised of the discussions between the companies.

On October 9, 2003, at a special meeting of the RR Donnelley board of directors, members of RR Donnelley’s senior management provided the board with their preliminary assessment of a possible combination. RR Donnelley’s financial advisor presented a preliminary analysis of the financial consequences of a business combination. In addition, RR Donnelley’s outside legal counsel discussed with the directors their fiduciary duties and other legal matters.

On each of October 14 and 15, 2003, the Moore Wallace board of directors met, and Moore Wallace’s senior management and financial advisor discussed with the directors the status of discussions with RR Donnelley, a preliminary analysis of the financial consequences of a proposed combination, the proposed structure of the combination, preliminary information relating to the consequences and rationale for possible exchange ratios, the expected credit rating impact of the proposed transaction and proposed next steps. In addition, Moore Wallace’s outside legal counsel discussed with the directors their fiduciary duties and other relevant legal matters, including the tax consequences of the potential transaction structure.

Commencing on October 15, 2003 and throughout the rest of October and early November 2003, Mr. Angelson and Mr. Wolf discussed the financial and other material terms of the proposed combination, including governance arrangements.

On October 17, 2003, legal counsel of RR Donnelley provided Moore Wallace and its legal counsel with a draft of the combination agreement. Following such time, legal representatives, financial advisors and management of Moore Wallace and RR Donnelley began negotiating the terms of the combination agreement.

On October 23 and 30, 2003, special telephonic meetings of the RR Donnelley board of directors were held at which Mr. Wolf and RR Donnelley’s senior management and advisors provided updates on the negotiation of the combination agreement and the preliminary results of their due diligence review. At each of the meetings, the RR Donnelley board discussed, among other matters, the strategic rationale for the proposed transaction and the economic terms of the proposed transaction.

On October 27, 2003, at a special meeting of the Moore Wallace board of directors, Moore Wallace’s senior management and financial advisor provided an update on the transaction discussions to date and discussed with the Moore Wallace board the strategic implications and possible benefits and risks of the proposed transaction between Moore Wallace and RR Donnelley, including potential structural alternatives for the proposed combination. Moore Wallace’s management and financial advisor also reviewed with the board other alternatives which could be pursued by Moore Wallace, including continuing to pursue its current business plans.

On November 2, 2003, at a special meeting of the RR Donnelley board of directors, Mr. Wolf, RR Donnelley’s senior management and its advisors provided an update on the proposed transaction discussions and the due diligence review conducted to date. RR Donnelley’s financial advisor reviewed and discussed with the board its preliminary financial analysis of the combination.

On November 2, 2003, at a special telephonic meeting of the Moore Wallace board of directors, Moore Wallace’s senior management and financial advisor provided an update on the transaction discussions to date, and senior management of Moore Wallace described the strategic rationale for the proposed combination and the results of its due diligence review to date. Moore Wallace’s senior management and financial advisor responded to questions from the Moore Wallace board, and the Moore Wallace board discussed, among other matters, the economic terms of the proposed transaction and the rationale and advisability of proceeding with the proposed transaction. On November 3, 2003, at a special telephonic meeting of the Moore Wallace board of directors, the board again discussed the rationale and advisability of proceeding with the proposed transaction and agreed in principle to a 0.63 exchange ratio. Following the telephonic meeting, and with the knowledge of the Moore Wallace board, RR Donnelley and Mr. Angelson began negotiating the terms of his employment agreement, which would become effective only upon completion of the transaction, and due diligence and negotiations of the terms of the combination agreement continued.

On November 5, 2003, at a special telephonic meeting of the RR Donnelley board of directors, Mr. Wolf, RR Donnelley’s senior management and legal and financial advisors updated the RR Donnelley board of directors regarding the status of the negotiations with Moore Wallace, including the proposed terms of the combination agreement and the employment agreement with Mr. Angelson. The senior management also provided an update on the due diligence review conducted to date.

In the afternoon of November 7, 2003, the RR Donnelley board held a special telephonic meeting to discuss further the proposed business combination. Mr. Wolf, RR Donnelley’s senior management and legal and financial advisors updated the board regarding recent negotiations. RR Donnelley’s senior management and legal and financial advisors reviewed and discussed with the board the terms of the proposed combination agreement. RR Donnelley’s financial advisor provided the RR Donnelley board of directors with an updated analysis of the financial terms and the proposed combination. RR Donnelley’s legal counsel discussed with the directors their fiduciary duties and other legal matters. RR Donnelley’s board of directors next considered and discussed the factors set forth under “—RR Donnelley’s Reasons for the Transaction; Recommendation of the RR Donnelley Board of Directors.” Mr. Wolf indicated that the terms of Mr. Angelson’s proposed employment agreement had not been finally negotiated so the board meeting was adjourned until the next afternoon.

In the morning of November 7, 2003, the Moore Wallace board met again to discuss the potential combination. Moore Wallace’s senior management and its legal and financial advisors updated the board on the status of the negotiations, and the economic and other terms of the combination agreement and Mr. Angelson’s employment agreement were reviewed and discussed with the Moore Wallace board, including in response to questions from the Moore Wallace board. Senior management of Moore Wallace described for the board the strategic rationale for the proposed transaction, the results of its due diligence review of RR Donnelley and its integration strategy for the combined company and responded to questions from the board. Moore Wallace’s financial advisor presented the Moore Wallace board with its financial analysis of the combination and, following such presentation, provided its oral opinion that, the exchange ratio was, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, fair, from a financial point of view, to the holders of Moore Wallace common shares. Following these presentations, discussions and questions, the Moore Wallace board considered and discussed the factors set forth under “—Moore Wallace’s Reasons for the Transaction; Recommendation of the Moore Wallace Board of Directors.”

In the evening of November 7, 2003, the Moore Wallace board of directors reconvened telephonically with its legal advisors. After additional discussions, the Moore Wallace board unanimously approved the combination agreement and the transactions contemplated by the combination agreement and recommended that Moore Wallace securityholders approve the plan of arrangement. On November 8, 2003, Moore Wallace’s financial advisor provided its written fairness opinion, dated November 8, 2003, to the same effect as the oral opinion delivered on November 7, 2003.

In the morning of November 8, 2003, the human resources committee of the RR Donnelley board met to consider the terms of Mr. Angelson’s proposed employment agreement. An employee benefits consultant retained by RR Donnelley compared the significant terms to market data. At the direction of the committee, further negotiations regarding the terms of the employment agreement occurred in the early afternoon of November 8, 2003.

In the afternoon of November 8, 2003, the RR Donnelley board of directors met again to discuss the business combination. Mr. Wolf and RR Donnelley’s legal and financial advisors updated the board on negotiations with Mr. Angelson and reviewed the terms of Mr. Angelson’s proposed employment agreement. The employee benefits consultant retained by RR Donnelley compared the significant terms to market data. The RR Donnelley board discussed the terms of the combination agreement and the employment agreement as well as the strategic rationale for the proposed transaction. RR Donnelley’s financial advisor then delivered its oral opinion, which was subsequently confirmed by delivery of a written opinion, that, as of that date and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair, from a financial point of view, to RR Donnelley. Thereafter, the RR Donnelley board of directors voted unanimously to approve the combination agreement and the employment agreement with Mr. Angelson.

The combination agreement and Mr. Angelson’s employment agreement were entered into on November 8, 2003, and the transaction was publicly announced on November 9, 2003.

RR Donnelley’s Reasons for the Transaction; Recommendation of the RR Donnelley Board of Directors

In the course of making its decision to approve the transaction, the board of directors of RR Donnelley consulted with RR Donnelley’s management as well as its financial advisor and outside legal counsel and considered a number of factors, including the following:

Strategic Rationale. RR Donnelley and Moore Wallace have complementary businesses with diversified product portfolios presenting opportunities for enhanced revenue growth. In addition, both RR Donnelley and

Moore Wallace have a strong customer base and a diversified manufacturing platform from which to grow. The combined company will have a comprehensive suite of products to offer to its broader customer base. Finally, the combined company will have significant scale, scope and strength of operations.

Financial Rationale. The transaction is expected to be accretive to RR Donnelley’s earnings in the first full year of operations, excluding the impact of transaction-related charges. The combined company is expected to generate cost savings of at least $100 million on an annualized basis in the first 12 to 24 months after the closing of the transaction. The combined company is also expected to generate substantial cash flow in the first year of consolidated operations.

Trends in the Print Industry. The commercial print industry has experienced significant consolidation in recent years. In addition, the print industry has experienced significant technological changes in recent years, including electronic distribution of information and migration from paper-based forms to digital formats. Success in the commercial print industry has become more dependent on achieving economies of scale and serving customers more efficiently.

Chief Executive Officer. The transaction allows RR Donnelley to end its previously announced search for a new chief executive officer of RR Donnelley caused by the announced retirement of RR Donnelley’s current chairman, president and chief executive officer. The RR Donnelley board of directors viewed Mark A. Angelson, the chief executive officer of Moore Wallace, as an appropriate successor to the RR Donnelley chief executive officer, and the RR Donnelley board believes that Mr. Angelson has the ability to lead the combined company. In addition, the RR Donnelley board of directors considered the terms of the employment agreement under which Mr. Angelson will serve as chief executive officer of the combined company as well as the views of an independent compensation consultant on such terms.

Corporate Governance Structure. RR Donnelley will contribute eight directors and Moore Wallace will contribute seven directors to the combined company’s board of directors, providing RR Donnelley with a majority of directors of the combined company. RR Donnelley and Moore Wallace will each contribute two members to each of the audit, finance, corporate responsibility and governance and human resources committees of the board of the combined company; and current RR Donnelley directors will chair the corporate responsibility and governance and the human resources committees of the board of the combined company. Three of the seven members of the executive committee of the combined company will be current RR Donnelley directors. In addition, RR Donnelley director Stephen M. Wolf will become the non-executive chairman of the board of directors of the combined company. See “The Transaction—Interests of Moore Wallace Directors and Executive Officers in the Transaction” beginning on page 81.

Name and Headquarters of Combined Company. The combined company will retain the R.R. Donnelley & Sons Company name and be headquartered in Chicago, Illinois.

Dilution of RR Donnelley Shareholders’ Ownership Interest in the Combined Company; Ownership Interest by Moore Wallace Shareholders in the Combined Company. As a result of the issuance of shares of RR Donnelley common stock in the transaction, RR Donnelley’s existing shareholders will experience a significant degree of dilution in their ownership of RR Donnelley. Upon completion of the transaction and based on the number of shares of RR Donnelley common stock and Moore Wallace common shares outstanding as of •, 2004, RR Donnelley and Moore Wallace shareholders will own, respectively, approximately •% and •% of the combined company.

Strategic Alternatives Previously Considered by the Board. The RR Donnelley board of directors noted its history of discussions with third parties concerning strategic alternatives. The board observed that the board of directors of RR Donnelley and management had investigated and discussed strategic alternatives over a several-year period.

Combination Agreement. The RR Donnelley board of directors considered the terms and conditions of the combination agreement, including provisions that allow each of Moore Wallace and RR Donnelley to pursue unsolicited superior proposals and related termination fee and right-to-match provisions.

Consideration in Comparable Transactions; Historical and Recent Share Prices. In connection with its review, the RR Donnelley board of directors considered the analyses prepared by Morgan Stanley & Co. Incorporated relating to several comparable transactions. The RR Donnelley board of directors also reviewed the historical and current market prices of RR Donnelley common stock and Moore Wallace common shares, including that the exchange ratio represented a 16% premium over the closing price of Moore Wallace common shares based on the closing share prices of both companies on the New York Stock Exchange on Friday, November 7, 2003, the last trading day before the day on which the transaction was publicly announced.

Due Diligence. The RR Donnelley board of directors noted the positive results of the due diligence review conducted by RR Donnelley’s management and RR Donnelley’s financial and legal advisors.

Regulatory Approvals Required in Connection with Transaction. The RR Donnelley board of directors expected that regulatory approvals needed to complete the transaction would be obtained.

Likelihood of Completion of the Combination. The RR Donnelley board of directors considered the likelihood that the transaction would be completed given the conditions necessary to be satisfied in order to complete the transaction.

Analyses, Presentations and Fairness Opinion of Financial Advisor. On November 8, 2003, Morgan Stanley delivered its written opinion to the RR Donnelley board of directors that, as of November 8, 2003, and based upon and subject to the assumptions, qualifications and limitations discussed in the opinion, the exchange ratio pursuant to the combination agreement was fair, from a financial point of view, to RR Donnelley. See  “—Opinion of RR Donnelley’s Financial Advisor” beginning on page 61.

The RR Donnelley board of directors weighed these advantages and opportunities while considering the following:

Transaction Integration Issues. The RR Donnelley board of directors considered the challenges inherent in the combination of two enterprises of the size and scope of RR Donnelley and Moore Wallace and the possible resulting diversion of management attention for an extended period of time; the risk that anticipated benefits, long-term as well as short-term, of the combination for the RR Donnelley shareholders might not be realized; the fact that Moore Wallace is still in the process of integrating the Moore Wallace and WCS businesses which were combined in May 2003; and Moore Wallace management’s proven track record of successfully integrating acquisitions in the past.

Dissent Rights. The RR Donnelley board of directors noted the availability of dissent rights to the Moore Wallace shareholders and that the combination agreement contains a condition that Moore Wallace shareholders representing in excess of 15% of the outstanding Moore Wallace common shares will not have exercised rights of dissent in connection with the transaction.

The RR Donnelley board of directors recognized that there can be no assurance about future results, including results expected or considered in the factors listed above. The RR Donnelley board of directors concluded, however, that the potential positive factors outweighed the potential risks of completing the transaction.

The foregoing discussion of the information and factors considered by the RR Donnelley board of directors is not exhaustive, but includes all material factors considered by the RR Donnelley board of directors. In view of the wide variety of factors considered by the RR Donnelley board in connection with its evaluation of the transaction and the complexity of such matters, the RR Donnelley board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the RR Donnelley board of directors may have given different weight to different factors and may have applied different analyses to each of the material factors considered by the RR Donnelley board of directors.

The RR Donnelley board of directors has unanimously approved the combination agreement and the transaction and believes that the terms of the transaction are in the best interests of RR Donnelley and its shareholders. The RR Donnelley board of directors unanimously recommends a vote “FOR” the RR Donnelley share issuance proposal and “FOR” the performance incentive plan proposal.

Opinion of RR Donnelley’s Financial Advisor—Morgan Stanley & Co. Incorporated

RR Donnelley engaged Morgan Stanley to provide it with certain financial advisory services and a financial fairness opinion in connection with the transaction. The RR Donnelley board of directors selected  Morgan Stanley based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of RR Donnelley. At the meeting of the RR Donnelley board of directors on November 8, 2003, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of November 8, 2003, and based on and subject to the considerations in its opinion, the exchange ratio pursuant to the combination agreement was fair from a financial point of view to RR Donnelley.

The full text of Morgan Stanley’s opinion, dated November 8, 2003, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex E to this document and incorporated into this document by reference. We urge you to read this opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the RR Donnelley board of directors and addresses only the fairness of the exchange ratio pursuant to the combination agreement from a financial point of view to RR Donnelley as of the date of the opinion. The opinion does not address any other aspect of the transaction or constitute a recommendation as to how Moore Wallace securityholders should vote on the arrangement resolution or as to how RR Donnelley shareholders should vote on the RR Donnelley share issuance proposal or performance incentive plan proposal. This summary is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

In rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of RR Donnelley and Moore Wallace, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning RR Donnelley and Moore Wallace, respectively;

•	reviewed certain financial forecasts for RR Donnelley prepared by the management of RR Donnelley;

•	reviewed certain financial forecasts for Moore Wallace prepared by the managements of RR Donnelley and Moore Wallace, respectively;

•	reviewed information relating to certain strategic, financial and operational benefits anticipated from the transaction, prepared by the managements of RR Donnelley and Moore Wallace, respectively;

•	discussed the past and current operations and financial condition and the prospects of RR Donnelley, including information relating to strategic, financial and operational benefits anticipated from the transaction, with management of RR Donnelley;

•	discussed the past and current operations and financial condition and the prospects of Moore Wallace, including information relating to strategic, financial and operational benefits anticipated from the transaction, with management of Moore Wallace;

•	reviewed the pro forma impact of the transaction on RR Donnelley’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for RR Donnelley common stock and Moore Wallace common shares;

•	compared the financial performance of RR Donnelley and Moore Wallace and the prices and trading activity of RR Donnelley common stock and Moore Wallace common shares with that of several publicly-traded companies comparable with RR Donnelley and Moore Wallace, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of RR Donnelley, their legal advisors and representatives of Moore Wallace and their financial and legal advisors;

•	reviewed the combination agreement and related documents; and

•	performed such other analyses and considered such other factors that Morgan Stanley deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley by RR Donnelley and Moore Wallace for the purposes of its opinion. With respect to the financial forecasts and other financial and operating data, including information relating to certain strategic, financial and operational benefits anticipated from the transaction, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of RR Donnelley and Moore Wallace. In addition, Morgan Stanley relied upon the assessment by the managements of RR Donnelley and Moore Wallace of: (i) their ability to achieve such forecasts within the time periods discussed with management, including the strategic, financial and operational benefits expected to result from the transaction and (ii) the timing and risks associated with the integration of Moore Wallace with RR Donnelley. Morgan Stanley assumed that in connection with the receipt of all necessary regulatory approvals for the proposed transaction, no restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of RR Donnelley or Moore Wallace, nor had it been furnished with any such appraisals. In addition, Morgan Stanley assumed that the transaction would be completed in accordance with the terms set forth in the combination agreement including, among other things, that the transaction would be treated as a tax-free reorganization pursuant to the Internal Revenue Code. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, November 8, 2003.

The following is a summary of all the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated November 8, 2003. These summaries of financial analyses include information presented in tabular format. To fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Historical Share Price Performance. Morgan Stanley compared the historical trading performance of  RR Donnelley common stock and Moore Wallace common shares with that of a group of selected printing industry companies that included The Standard Register Company, Banta Corporation, Consolidated Graphics Inc., Quebecor World Inc., Bowne & Co. and G.T.C. Transcontinental Group Ltd. These companies were selected because they participate in the printing industry and possess financial and operating characteristics that are similar to those of RR Donnelley or Moore Wallace. However, none of the companies utilized in this analysis as a comparison is identical to RR Donnelley or Moore Wallace.

This analysis showed that the closing market prices during the period from October 31, 1993 through October 31, 2003 changed as follows:

	Appreciation/ (Depreciation)
RR Donnelley	(11%	)
Moore Wallace	(32%	)
Selected Printing Industry Companies	55%

Morgan Stanley also reviewed the forward price to earnings ratios for RR Donnelley common stock and Moore Wallace common shares from January 1, 1993 through October 31, 2003 based on next 12 months First Call estimates (excluding negative ratios and ratios above 50 times). The table below shows the average next 12 months price to earnings ratio over various periods as well as for the prior day close:

	Average Next 12 Months P/E
Period	RR Donnelley		Moore Wallace
Since 1/1/93	15.8	x	15.2	x
5-Year	14.2		14.6
1-Year	15.4		12.8
3-Month	17.3		13.1
Current (10/31/03)	17.7		12.8

Exchange Ratio. Morgan Stanley reviewed the historical performance of RR Donnelley common stock and Moore Wallace common shares based on an analysis of closing prices since January 1, 1997. Morgan Stanley noted that over the prior three months the exchange ratio reached a high of 0.62 and over that time period averaged 0.57. The table below shows the mean exchange ratio of Moore Wallace closing share price divided by RR Donnelley closing share price over various periods as well as for the prior day close:

Period	Exchange Ratio
Since 1/1/93	0.36	x
5-Year	0.32
3-Year	0.38
1-Year	0.55
6-Month	0.56
3-Month	0.57
1-Month	0.54
Current (10/31/03)	0.55

Discounted Cash Flow Analysis of Moore Wallace. Morgan Stanley analyzed financial projections prepared by the management of Moore Wallace for the fiscal years 2004–2005 (which we refer to in this document as the Moore Wallace management projections) as well as financial projections developed by Morgan Stanley Equity Research for the fiscal years 2004–2012 (which we refer to in this document as the Moore Wallace street projections).

The Moore Wallace management projections were prepared in October 2003 and reflected management’s view as of that time and were provided solely to Morgan Stanley and RR Donnelley for use in the analysis in connection with the transaction. Moore Wallace has no duty to update, and has not updated, those projections. Beyond 2005, Moore Wallace management projections were extrapolated in conjunction with RR Donnelley management by assuming compound average annual revenue growth of approximately 2.0% and flat earnings before interest, taxes, depreciation and amortization (EBITDA) margins. Morgan Stanley performed a discounted cash flow analysis of Moore Wallace based on both forecasts. Morgan Stanley discounted the unlevered free cash flows of Moore Wallace at a range of discount rates of 8.0% to 10.0%, representing an estimated weighted average cost of capital range for Moore Wallace, and terminal values based on a range of multiples of 5.5 to 6.5 times estimated 2014 EBITDA to arrive at a range of present values for Moore Wallace. The present values were then adjusted for Moore Wallace’s debt (net of cash), preferred shares, if any, and proceeds from the exercise of outstanding options to arrive at an implied equity value per share. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of Moore Wallace common shares ranging from approximately $17 to $19 using Moore Wallace management projections and $19 to $21 using Moore Wallace street projections.

Discounted Cash Flow Analysis of RR Donnelley. Morgan Stanley analyzed financial projections prepared by the management of RR Donnelley for fiscal years 2004–2005 (which we refer to in this document as the  RR Donnelley management projections) as well as financial projections developed by Morgan Stanley Equity Research for the fiscal years 2004–2012 (which we refer to in this document as the RR Donnelley street projections).

The RR Donnelley management projections were prepared in October 2003 and reflected management’s view as of that time and were provided solely to Morgan Stanley and Moore Wallace for use in the analysis in connection with the transaction. RR Donnelley has no duty to update, and has not updated, those projections. Beyond 2005, RR Donnelley management projections were extrapolated in conjunction with RR Donnelley management by assuming compound average annual revenue growth of approximately 3.3% and modestly increasing EBITDA margins. Morgan Stanley performed a discounted cash flow analysis of RR Donnelley based on both forecasts. Morgan Stanley discounted the unlevered free cash flows of RR Donnelley at a range of discount rates of 7.0% to 9.0%, representing an estimated weighted average cost of capital range for  RR Donnelley, and terminal values based on a range of multiples of 5.5 to 6.5 times estimated 2014 EBITDA to arrive at a range of present values for RR Donnelley. The present values were then adjusted for RR Donnelley’s debt (net of cash), preferred stock, if any, and proceeds from the exercise of outstanding options to arrive at an implied equity value per share. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of RR Donnelley common stock ranging from approximately $35 to $39 using  RR Donnelley management projections and $29 to $33 using RR Donnelley street projections.

The implied exchange ratio resulting from the per share values for both Moore Wallace and RR Donnelley assuming RR Donnelley management projections indicated a range of approximately 0.45 to 0.55. The implied exchange ratio range assuming RR Donnelley street projections indicated a range of approximately 0.58 to 0.71.

Comparable Company Analysis of RR Donnelley and Moore Wallace. Morgan Stanley reviewed the current valuation of publicly-traded companies in the printing sector considered to be comparable to RR Donnelley and Moore Wallace. Morgan Stanley reviewed measures of valuation including historical and projected price to earnings ratios and historical and projected aggregate value to EBITDA ratios. The group of selected printing industry companies included Consolidated Graphics Inc., Banta Corporation, Quebecor World Inc.,  Moore Wallace and RR Donnelley. These companies were selected because they participate in the printing industry and possess financial and operating characteristics that are similar to those of RR Donnelley and  Moore Wallace. Morgan Stanley observed a price to 2004 estimated earnings multiple mean of 14.7 times and an aggregate value to 2004 estimated EBITDA multiple mean of 6.2 times for comparable publicly-traded printing companies.

Morgan Stanley selected a multiple range of 5.5 to 6.5 times 2004 estimated EBITDA for Moore Wallace. Applying this multiple to the forecast of 2004 EBITDA in Moore Wallace management projections implied a range of equity value per Moore Wallace common share of between approximately $12 and $15. Morgan Stanley also selected a multiple range of 12.5 to 17.5 times 2004 estimated net income for Moore Wallace. Applying this multiple to the forecast of 2004 net income in Moore Wallace management projections implied a range of equity value per Moore Wallace common share of between approximately $16 and $22.

Morgan Stanley selected a multiple range of 5.5 to 6.5 times 2004 estimated EBITDA for RR Donnelley. Applying this multiple to the forecast of 2004 EBITDA in RR Donnelley management projections implied a range of equity value per share of RR Donnelley common stock of between approximately $23 and $29. Morgan Stanley also selected a multiple range of 12.5 to 17.5 times 2004 estimated net income for RR Donnelley. Applying this multiple to the forecast of 2004 net income in RR Donnelley management projections implied a range of equity value per share of RR Donnelley common stock of between approximately $19 and $26.

The implied exchange ratio range resulting from the per share values on the basis of EBITDA multiples for both Moore Wallace and RR Donnelley was approximately 0.41 to 0.65. The implied exchange ratio range resulting from the per share values on the basis of net income multiples for both Moore Wallace and  RR Donnelley was approximately 0.59 to 1.17.

No company utilized in the publicly-traded comparable company analysis was identical to RR Donnelley or Moore Wallace. Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RR Donnelley and Moore Wallace. Mathematical analysis (such as determining the mean or median) is not itself a meaningful method of using publicly-traded comparable company data.

Precedent Transactions Analysis of RR Donnelley and Moore Wallace. Using publicly available information, Morgan Stanley reviewed recent precedent transactions that were considered to be comparable to this transaction. These transactions were selected because they involved the sale of companies that participate in the printing industry. These transactions included (but were not limited to):

•	Merrill Corporation/DLJ Merchant Banking Partners II, L.P. (1999)

•	World Color Press, Inc./Quebecor Printing Inc. (n/k/a Quebecor World Inc.) (1999)

•	Big Flower Holdings, Inc./Thomas H. Lee Equity Fund IV, L.P. and Evercore Partners L.L.C. (1999)

•	Wallace Computer Services, Inc./Moore Corporation Limited (2003)

Morgan Stanley reviewed publicly available financial information including the aggregate value to the latest 12 month EBITDA. Morgan Stanley observed an aggregate value to latest 12 month EBITDA mean of 7.3 times and a range of 6.7 to 8.1 times for the precedent transactions.

Based on 2003 Moore Wallace EBITDA, and using a multiple range of 6.7 to 8.1 times 2003 EBITDA, a range of implied equity values per Moore Wallace common share was between approximately $13 and $16.

Based on 2003 RR Donnelley EBITDA, and using a multiple range of 6.7 to 8.1 times 2003 EBITDA, a range of implied equity values per share of RR Donnelley common stock was between approximately $27 and $34.

The implied exchange ratio range resulting from the per share values for both Moore Wallace and  RR Donnelley was approximately 0.37 to 0.61.

Pro Forma Contribution Analysis. Morgan Stanley also reviewed the relative percentage contribution of the forecast financial performance for RR Donnelley and Moore Wallace to a pro forma combination assuming Moore Wallace management projections and RR Donnelley management projections. The results are summarized in the table below:

Period	RR Donnelley	Moore Wallace
Revenues
2003E	58.4%	41.6%
2004E	59.0	41.0
Net Income
2003E	48.3	51.7
2004E	46.4	53.6
Net Income plus Depreciation and Amortization minus Capital Expenditures
2003E	46.5	53.5
2004E	44.9	55.1
Market Value as of October 31, 2003	56.6	43.4
EBITDA
2003E	57.7	42.3
2004E	56.5	43.5
Operating Income
2003E	50.7	49.3
2004E	50.6	49.4
Aggregate Value as of October 31, 2003	55.3	44.7

Pro Forma Combination Analysis. Morgan Stanley analyzed the pro forma impact of the transaction on  RR Donnelley’s earnings per share, consolidated capitalization and financial ratios, using RR Donnelley management projections and Moore Wallace management projections. Incorporating assumptions with respect to various structural considerations, transaction costs and Moore Wallace and RR Donnelley management estimated synergies, the combination would be accretive to RR Donnelley’s earnings per share in 2004 and 2005.

In connection with the review of the transaction by the RR Donnelley board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Morgan Stanley’s analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses or factors, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley’s view of the actual value of  Moore Wallace.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RR Donnelley and Moore Wallace. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Morgan Stanley’s analysis of the fairness of the exchange ratio pursuant to the combination agreement from a financial point of view to RR Donnelley and were conducted in connection with the delivery of its opinion dated November 8, 2003 to the RR Donnelley board of directors. Morgan Stanley’s analyses do not purport to be appraisals or to reflect the prices at which shares of RR Donnelley common stock might actually trade. The exchange ratio pursuant to the combination agreement was determined through arm’s length negotiations between RR Donnelley and Moore Wallace and was approved by the RR Donnelley board of directors. Morgan Stanley did not recommend the consideration to be paid by RR Donnelley or that any consideration to be paid by RR Donnelley constituted the only appropriate consideration for the transaction.

In addition, Morgan Stanley’s opinion and presentation to the RR Donnelley board of directors was one of the many factors taken into consideration by the RR Donnelley board in making its determination to approve the transaction. Consequently, the analyses described above should not be viewed as determinative of the opinion of the RR Donnelley board of directors with respect to the exchange ratio or of whether the RR Donnelley board of directors would have been willing to agree to a different exchange ratio.

Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for RR Donnelley and Moore Wallace and have received fees for the rendering of these services. Since 2001, Morgan Stanley has received approximately $500,000 in fees from RR Donnelley in respect of its services. In connection with the transaction, Morgan Stanley may provide financing services for  RR Donnelley.

Pursuant to an engagement letter between Morgan Stanley and RR Donnelley, upon the completion of the transaction, Morgan Stanley will receive a fee of $12 million for its services. In the event the transaction is not completed, Morgan Stanley will receive an advisory fee of $150,000. RR Donnelley has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, RR Donnelley has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against specified liabilities and expenses, including liabilities under federal securities laws, related to or arising out of Morgan Stanley’s engagement.

Moore Wallace’s Reasons for the Transaction; Recommendation of the Moore Wallace Board of Directors

In the course of making its decision to approve the transaction, the Moore Wallace board of directors consulted with Moore Wallace’s management as well as its financial advisor and outside legal counsel and considered a number of factors, including the following:

•	Platform for Future Growth. The combination with RR Donnelley will provide a stronger platform than Moore Wallace’s alone for future growth. The combination with RR Donnelley will create the opportunity for increased revenue growth by cross selling each company’s products, thereby further penetrating a customer’s print spend. In addition, the combination will create a platform with a wider range of businesses that can be developed and expanded, stronger equity currency for acquisitions and stronger cash flow.

•	Synergy Opportunities. The Moore Wallace board of directors considered that Moore Wallace management believes that there are opportunities to realize at least $100 million of cost savings on an annualized basis in the first 12 to 24 months after the closing of the transaction. These savings are anticipated to result from the elimination of duplicative administrative and infrastructure costs, reduction in procurement expenses and asset rationalization. The Moore Wallace board of directors also considered the record of Moore Wallace’s management in achieving and exceeding cost reduction targets in past transactions, including the 2003 merger with WCS. In addition, the Moore Wallace board of directors considered the benefits that would accrue to shareholders if management is able to achieve more than the $100 million level of cost savings.

•	Trends in the Print Industry. The commercial print industry has experienced significant consolidation in recent years. In addition, the print industry has experienced significant technological changes in recent years, including electronic distribution of information and migration from paper-based forms to digital formats. Success in the commercial print industry has become more dependent on achieving economies of scale and servicing customers more efficiently.

•	Transaction Consideration. The Moore Wallace board of directors believed that the exchange ratio affords Moore Wallace shareholders a fair premium over the recent trading price of Moore Wallace common shares and the ownership by holders of Moore Wallace common shares of approximately •% of the combined company following the transaction would provide Moore Wallace shareholders with the opportunity to retain the economic upside from the benefits of the combined platform.

•	Aspects of the Combined Company. The Moore Wallace board of directors considered that the terms of the transaction provide that Mark A. Angelson, chief executive officer of Moore Wallace, will become chief executive officer of RR Donnelley and considered Mr. Angelson’s report that the senior management of RR Donnelley’s operations appeared to be highly skilled, capable individuals who would embrace the management philosophies of Mr. Angelson and combine well with Moore Wallace’s key managers. The terms of the transaction also provide that seven of 15 directors of RR Donnelley will come from the Moore Wallace board of directors. As with the merger of Moore Wallace and WCS, the Moore Wallace board of directors believed that the combination will facilitate the creation of additional value through the enhancement of all operations as integration of the Moore Wallace and WCS businesses is completed and from the application of Moore Wallace’s financial and operational discipline to the RR Donnelley business and RR Donnelley’s management skills to the Moore Wallace businesses.

•	Significant Generation of Cash Flow. The combined company is expected to generate significant cash flow to fund growth opportunities such as acquisitions after debt service, capital expenditures and maintaining the RR Donnelley annual dividend of $1.04 per share.

•	Combination Agreement. The Moore Wallace board of directors considered the terms and conditions of the combination agreement, including provisions that allow each of Moore Wallace and RR Donnelley to pursue unsolicited superior proposals and the related break-up fee and right-to-match provisions.

•	Likelihood of Completion of the Combination. The Moore Wallace board of directors considered the likelihood that the combination would be completed, given the conditions and regulatory approvals necessary to complete the transaction.

•	Fairness Opinion of Financial Advisor. The Moore Wallace board of directors considered the opinion of Goldman Sachs to the Moore Wallace board of directors that, as of November 8, 2003, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair to the holders of Moore Wallace common shares from a financial point of view. See “—Opinion of Moore Wallace’s Financial Advisor” beginning on page 69.

The Moore Wallace directors weighed the advantages discussed above against a number of risks:

•	Execution Risk—the challenges inherent in the combination of two business enterprises of the size and scope of RR Donnelley and Moore Wallace and the possible resulting diversion of management attention for an extended period of time; the risk that anticipated long-term and short-term benefits of the combination for Moore Wallace shareholders might not be realized; and the fact that Moore Wallace is still in the process of integrating the Moore Wallace and WCS businesses which were combined in May 2003.

•	Risk of Board Disagreements over Actions—the challenges that current directors of Moore Wallace (who become directors of RR Donnelley following the closing) and a new chief executive officer could face from a board of directors, a majority of which is comprised of current directors of RR Donnelley, in effecting cost reduction and other operating initiatives that would enable the combined company to realize certain aspects of the strategic rationale of the combination.

The Moore Wallace board of directors recognized that there can be no assurance about future results, including results expected or considered in the factors listed above. The Moore Wallace board of directors concluded, however, that the potential advantages outweighed the potential risks of completing the transaction.

The foregoing discussion of the information and factors considered by the Moore Wallace board of directors is not exhaustive, but includes all material factors considered by the Moore Wallace board of directors. In view of the wide variety of factors considered by the Moore Wallace board in connection with its evaluation of the transaction and the complexity of such matters, the Moore Wallace board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the  Moore Wallace board of directors may have given different weight to different factors and may have applied different analysis to each of the material factors considered by the Moore Wallace board of directors.

Opinion of Moore Wallace’s Financial Advisor—Goldman, Sachs & Co.

On November 7, 2003, Goldman Sachs, financial advisor to Moore Wallace, orally delivered to the  Moore Wallace board of directors its opinion, subsequently confirmed by delivery of a written opinion dated November 8, 2003, that, as of the date of the opinion, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio of 0.63 of a share of RR Donnelley common stock to be received for each Moore Wallace common share pursuant to the transaction was fair to the holders of Moore Wallace common shares from a financial point of view.

The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this document as Annex F. Goldman Sachs provided its opinion for the information and assistance of the Moore Wallace board of directors in connection with its consideration of the transaction. Goldman Sachs’ opinion is not a recommendation as to how any Moore Wallace securityholder should vote with respect to the arrangement resolution. We encourage Moore Wallace shareholders to read the opinion in its entirety.

In connection with its opinion, Goldman Sachs reviewed, among other things:

•	the combination agreement and the related plan of arrangement;

•	annual reports to shareholders and Annual Reports on Form 10-K of RR Donnelley, Moore Wallace and WCS for the five years ended December 31, 2002;

•	the registration statement on Form S-4 of Moore Wallace, filed with the SEC on February 13, 2003 and as amended on March 19 and April 14, 2003 in connection with Moore Wallace’s merger with WCS;

•	interim reports to shareholders and Quarterly Reports on Form 10-Q of RR Donnelley, Moore Wallace and WCS;

•	other communications from Moore Wallace and RR Donnelley to their respective shareholders;

•	internal financial analyses and forecasts for Moore Wallace prepared by its management;

•	internal financial analyses and forecasts for RR Donnelley prepared by its management, as adjusted by the management of Moore Wallace; and

•	cost savings and operating synergies that the management of Moore Wallace expects to result from the transaction.

Goldman Sachs also held discussions with members of the senior managements of Moore Wallace and  RR Donnelley regarding their assessments of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of their respective companies.

In addition, Goldman Sachs:

•	reviewed the reported price and trading activity for Moore Wallace common shares and RR Donnelley common stock;

•	compared financial and stock market information for Moore Wallace and RR Donnelley with similar information for various other companies, the securities of which are publicly-traded;

•	reviewed the financial terms of various business combinations in the commercial printing industry and in other industries; and

•	performed such other studies and analyses as Goldman Sachs considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of the Moore Wallace board of directors, that the internal financial analyses and forecasts for RR Donnelley prepared by RR Donnelley’s management, as adjusted by the management of Moore Wallace, the internal financial analyses and forecasts for Moore Wallace prepared by its management and the cost savings and operating synergies that the management of Moore Wallace expects to result from the arrangement were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Moore Wallace. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance sheet assets and liabilities) of Moore Wallace or RR Donnelley or any of their respective subsidiaries, and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the transaction would be obtained without any adverse effect on Moore Wallace or RR Donnelley or on the expected benefits of the transaction in any way material to Goldman Sachs’ analysis. Goldman Sachs’ opinion does not address the underlying business decision of Moore Wallace to enter into the combination agreement. In addition, Goldman Sachs is not expressing any opinion as to the prices at which Moore Wallace common shares or RR Donnelley common stock will trade at any time.

The following is a summary of the material financial analyses presented by Goldman Sachs to the  Moore Wallace board of directors in connection with providing its opinion to the Moore Wallace board. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 5, 2003 and is not necessarily indicative of market conditions as of the date of this document.

Historical Share Price Performance. Goldman Sachs compared the relative closing share price performance of Moore Wallace common shares from January 1, 2001 to November 5, 2003 with the relative closing share price performance of RR Donnelley common stock for the same period and compared the year-to-date share price performance of Moore Wallace common shares with that of RR Donnelley common stock.

The analysis indicated that, as of November 5, 2003, and since January 1, 2001, the relative closing share price performance of Moore Wallace common shares increased by approximately 403% and the relative closing share price performance of RR Donnelley common stock increased by less than 1%. In addition, as of November 5, 2003, the year-to-date increase in closing share price performance of Moore Wallace common shares was approximately 69% compared to an increase of approximately 24% for that of RR Donnelley common stock.

Implied Transaction Multiples. Based on the closing price of $27.06 per share of RR Donnelley common stock on November 5, 2003, the third to the last trading day prior to the announcement of the execution of the combination agreement, and the exchange ratio of 0.63 pursuant to the transaction, Goldman Sachs calculated the implied price per share of $17.05 for each Moore Wallace common share. In addition, Goldman Sachs calculated the implied enterprise value of approximately $3.6 billion for Moore Wallace using the implied price per share of $17.05, the net debt of Moore Wallace and the number of fully diluted shares outstanding. Goldman Sachs also calculated the implied enterprise value as a multiple of revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) for 2003 and 2004 based on projections for Moore Wallace supplied by its management, which gave pro forma effect to Moore Wallace’s merger with WCS.

Goldman Sachs supplemented this analysis by calculating an implied price per share of $17.66 for each Moore Wallace common share using the exchange ratio of 0.63 pursuant to the transaction based on the closing price of $28.03 per share of RR Donnelley common stock on November 7, 2003, the last trading day prior to the announcement of the execution of the combination agreement. In addition, Goldman Sachs calculated the implied enterprise value of approximately $3.7 billion for Moore Wallace using the implied price per share of $17.66, the net debt of Moore Wallace and the number of fully diluted shares outstanding to derive the implied enterprise value as a multiple of revenue and EBITDA for 2003 and 2004 based on projections provided by  Moore Wallace’s management. The results of these analyses appear in the following tables:

Multiples Implied by Transaction
Enterprise Value Based on Implied Price per Moore Wallace share of $17.66 as a Multiple of:
	2003E		2004E
Revenue	1.09	x	1.06	x
EBITDA	8.4		7.3

Enterprise Value Based on Implied Price per Moore Wallace share of $17.05 as a Multiple of:
	2003E		2004E
Revenue	1.06	x	1.03	x
EBITDA	8.2		7.1

Implied Premium Analysis. Goldman Sachs calculated the implied premiums that an implied price of $17.05 per Moore Wallace common share represents to the average closing prices per Moore Wallace common share over the one-month, three-month, six-month, one-year and two-year periods ended November 5, 2003 and to the closing price of $15.41 per Moore Wallace common share on November 5, 2003.

Goldman Sachs supplemented this analysis by calculating the implied premium that an implied price of $17.66 per Moore Wallace common share represents to the closing price of $15.25 per Moore Wallace common share on November 7, 2003. The results of these analyses are set forth in the following tables:

Trading Period	Implied Premium Based on Implied Price per Moore Wallace Common Share of $17.66
November 7, 2003	15.8%

Trading Period	Implied Premium Based on Implied Price per Moore Wallace Common Share of $17.05
November 5, 2003	10.6%
One-Month Average	19.9
Three-Month Average	18.8
Six-Month Average	20.6
One-Year Average	37.3
Two-Year Average	45.5

Exchange Ratio/Premium Analysis. Goldman Sachs calculated the implied exchange ratios of RR Donnelley common stock to Moore Wallace common shares based on the average closing share prices of RR Donnelley common stock and Moore Wallace common shares for the one-month, three-month, six-month, one-year, two-year and five-year periods ended November 5, 2003 and on the closing share prices of RR Donnelley common stock and Moore Wallace common shares on November 5, 2003 and November 7, 2003. Goldman Sachs also calculated the premiums implied by the exchange ratio of 0.63 pursuant to the transaction to each of the implied exchange ratios for those periods or trading days, as the case may be. The results of these analyses are shown in the following table:

Trading Period	Implied Exchange Ratio	Implied Premium at 0.63 Exchange Ratio
November 7, 2003	0.544x	15.8%
November 5, 2003	0.569	10.7

Average over:
One Month	0.553	13.9
Three Months	0.570	10.5
Six Months	0.564	11.7
One Year	0.549	14.8
Two Years	0.476	32.4
Five Years	0.320	96.9

Historical Transaction Premium Analysis. Goldman Sachs analyzed the premiums paid in various merger-of-equals transactions greater than $1 billion (since January 1, 1999) involving all-stock consideration (excluding those transactions where the market capitalization of the acquirer or target was greater than 70% of the market capitalization of the combined company), based on the target’s closing share price immediately prior to announcement of the execution of the combination agreement. Goldman Sachs noted that the average premium to target closing share price immediately prior to announcement for the period 1999 through year to date for 2003 as of November 5, 2003 was 8.1%. Goldman Sachs also noted that the premium implied by the transaction, as of November 5, 2003, was 10.6% and, as of November 7, 2003, was 15.8%.

Comparable Transactions. Using publicly available information, Goldman Sachs reviewed recent precedent transactions involving sales of companies that participate in the commercial printing industry. These transactions (listed by acquirer / target) included:

•	Moore Corporation Limited/ Wallace Computer Services, Inc. (2003)

•	Thomas H. Lee Equity Fund IV, L.P. and Evercore Partners L.L.C./ Big Flower Holdings, Inc. (1999)

•	Quebecor Printing Inc./ World Color Press, Inc. (1999)

•	DLJ Merchant Banking Partners II, L.P./ Merrill Corporation (1999)

•	Cadmus Communications Corp./ The Mack Printing Group (1999)

For each of the selected transactions, Goldman Sachs calculated the levered aggregate consideration as a multiple of latest 12 months (LTM) revenue, EBITDA and earnings before income and taxes (EBIT). Goldman Sachs compared the multiples of the selected transactions to the multiples implied by the transaction based on 2003 projections for Moore Wallace supplied by its management, which gave pro forma effect to Moore Wallace’s merger with WCS. Using the mean of the levered multiples from these selected transactions, Goldman Sachs also derived implied per share values of Moore Wallace common shares with respect to revenues, EBITDA and EBIT based on 2003 projections provided by Moore Wallace’s management. The results of this analysis appear in the following table:

	Levered Transaction Multiples (Mean)	Implied Moore Wallace per Share Value
LTM Revenue	1.0x	$15.70
LTM EBITDA	7.1	14.08
LTM EBIT	11.2	14.64

Pro Forma Contribution Analysis. Goldman Sachs analyzed the relative financial contributions of  RR Donnelley and Moore Wallace to the estimated 2003 and 2004 revenue, EBITDA, EBIT and net income of the combined company, as adjusted for the effects of the respective net debt positions of Moore Wallace and  RR Donnelley. Estimates of 2003 and 2004 revenue, EBITDA, EBIT and net income were based on projections for RR Donnelley prepared by RR Donnelley’s management, as adjusted by Moore Wallace’s management for 2004, and projections for Moore Wallace prepared by Moore Wallace’s management, which gave pro forma effect to both Moore Wallace’s merger with WCS and the 38% taxation rate applicable to net income. The following table presents the results of this analysis:

	Implied Moore Wallace Contribution to Combined Company
	Revenue	EBITDA	EBIT	Net Income
2003	42%	44%	49%	50%
2004	42%	46%	51%	52%

Goldman Sachs noted that current holders of Moore Wallace common shares will own approximately 47%, and current holders of RR Donnelley common stock will own approximately 53%, of the common equity of the combined company upon the completion of the transaction based on the number of fully diluted shares of  RR Donnelley common stock outstanding on a pro forma basis.

Pro Forma Combination Analysis. Goldman Sachs also analyzed the pro forma impact of the transaction on the earnings per share of RR Donnelley for the years 2004 and 2005, based on earnings projections (excluding one-time restructuring charges) and estimated synergies as provided by Moore Wallace’s management. Assuming the completion of the transaction on January 1, 2004, this analysis indicated that the transaction would be accretive to the earnings per share of RR Donnelley common stock in years 2004 and 2005.

Discounted Cash Flow Analysis—Moore Wallace. Goldman Sachs performed a discounted cash flow analysis of Moore Wallace on a stand-alone basis, using the net debt and number of fully diluted outstanding shares, to determine an illustrative range of implied present value indications for each Moore Wallace common share. All cash flows were discounted to December 31, 2003. For 2004 and 2005, Goldman Sachs used projections for Moore Wallace as prepared by Moore Wallace’s management. For each of the years 2006 through 2008, financial projections were extrapolated assuming revenue growth of approximately 1% and an operating margin based on 2005 projections. Goldman Sachs used discount rates ranging from 8.0% to 9.5%, representing an estimated weighted average cost of capital range for Moore Wallace, and terminal values based on EBITDA multiples ranging from 5.5 to 6.5 times. This analysis resulted in implied present value indications ranging from $14.01 to $17.40 per Moore Wallace common share.

Discounted Cash Flow Analysis—RR Donnelley. Goldman Sachs performed a discounted cash flow analysis of RR Donnelley on a stand-alone basis, using the net debt and number of fully diluted outstanding shares, to determine an illustrative range of implied present value indications for each share of RR Donnelley common stock. All cash flows were discounted to December 31, 2003. For 2004 and 2005, Goldman Sachs used projections for RR Donnelley prepared by RR Donnelley’s management, as adjusted by Moore Wallace’s management. For each of the years 2006 through 2008, financial projections were extrapolated assuming revenue growth of approximately 3% and an operating margin based on 2005 projections. Goldman Sachs used discount rates ranging from 7.5% to 9.0%, representing an estimated weighted average cost of capital range for  RR Donnelley, and terminal values based on EBITDA multiples ranging from 6.0 to 7.5 times. This analysis resulted in implied present value indications ranging from $22.52 to $30.54 for each share of RR Donnelley common stock.

Combined Company with Long-Term Synergy Sensitivity. Goldman Sachs performed a discounted cash flow analysis of the combined company taking into account estimated synergies and based on the exchange ratio of 0.63 pursuant to the transaction, using the pro forma net debt and number of fully diluted outstanding shares, to determine an illustrative range of implied present value indications for each Moore Wallace common share. All cash flows were discounted to December 31, 2003. For 2004 and 2005, Goldman Sachs used projections for the combined company provided by Moore Wallace’s management. For each of the years 2006 through 2008, financial projections were extrapolated assuming revenue growth of approximately 2% and an operating margin based on 2005 projections. Goldman Sachs assumed an 8.5% discount rate (representing an estimated weighted average cost of capital for the combined company), terminal values based on EBITDA multiples ranging from 6.0 to 8.0 times and estimated synergies of $0 and $50 million in 2004 and a range of $0 to $200 million in each of years 2005 through 2008. This analysis resulted in implied present value indications, based on the exchange ratio of 0.63, ranging from $14.88 to $23.80 for each Moore Wallace common share.

Illustrative Future Trading Prices Analysis—Moore Wallace. Goldman Sachs calculated illustrative present values of the implied per share value indications of estimated future share prices of Moore Wallace on a stand-alone basis. Goldman Sachs applied one-year forward price-to-earnings (P/E) multiples to earnings per share estimates based on projections provided by Moore Wallace’s management. Goldman Sachs used a discount rate of 9.5%, representing an estimated cost of equity for Moore Wallace. For 2004, the analysis was based on 2005 earnings per share estimates. For 2005, the analysis was based on 2006 earnings per share estimates, which were extrapolated assuming revenue growth of approximately 1% and an operating margin based on 2005 projections. Goldman Sachs selected a P/E multiple range of 12.0 to 13.0 times, which implied present value indications for each Moore Wallace common share for 2004 ranging from $15.88 to $17.21 and for 2005 ranging from $14.86 to $16.10.

Illustrative Future Trading Prices Analysis—Combined Company. Goldman Sachs calculated illustrative present values of the implied per share value indications of estimated future stock prices of the combined company and, based on an exchange ratio of 0.63 pursuant to the transaction, determined an illustrative range of implied present value indications for each Moore Wallace common share. Goldman Sachs applied one-year forward P/E multiples for the combined company to earnings per share estimates for the combined company provided by Moore Wallace’s management and used a discount rate of 9.5%, representing an estimated cost of equity for the combined company. For 2004, the analysis was based on 2005 earnings per share estimates which reflected estimated synergies as provided by Moore Wallace’s management. For 2005, the analysis was based on 2006 earnings per share estimates which were extrapolated assuming revenue growth of approximately 2% and an operating margin based on 2005 projections and which reflected estimated synergies as provided by Moore Wallace’s management. Goldman Sachs performed this analysis assuming an annual dividend of $1.04 per share (discounted at a rate of 9.5%) expected to be received by RR Donnelley shareholders in each of years 2004 and 2005.

Based on a P/E multiple range of 14.5 to 15.5 times, the analysis resulted in implied present value indications for each Moore Wallace common share, based on the exchange ratio of 0.63, for 2004 ranging from $17.89 to $19.09 and for 2005 ranging from $17.63 to $18.77.

Combined Company with Long-Term Synergy Sensitivity. Goldman Sachs performed a synergy sensitivity analysis on illustrative present values of the implied per share value indications of estimated future stock prices of the combined company and, based on an exchange ratio of 0.63 pursuant to the transaction, determined an illustrative range of implied present value indications for each Moore Wallace common share. Goldman Sachs applied a one-year forward P/E multiple of 15.0 times for the year 2005 to the 2006 earnings per share estimates for the combined company, which were extrapolated assuming revenue growth of approximately 2% and an operating margin based on 2005 projections provided by Moore Wallace’s management, and used a discount rate of 9.5%, representing an estimated cost of equity for the combined company. Goldman Sachs performed this analysis assuming an estimated range of synergies from $0 to $200 million and using an assumed annual dividend of $1.04 per share (discounted at a rate of 9.5%) expected to be received by RR Donnelley shareholders in each of years 2004 and 2005. This analysis resulted in implied present value indications, based on the exchange ratio of 0.63, ranging from $15.83 to $20.58 per Moore Wallace common share.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Moore Wallace or RR Donnelley or the transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the  Moore Wallace board of directors as to the fairness from a financial point of view to the holders of outstanding Moore Wallace common shares of the exchange ratio of 0.63 of a share of RR Donnelley common stock to be received for each Moore Wallace common share pursuant to the transaction. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Moore Wallace, RR Donnelley, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs’ opinion to the Moore Wallace board of directors was one of many factors taken into consideration by the  Moore Wallace board of directors in making its determination to approve the transaction.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to Moore Wallace in connection with, and has participated in certain of the negotiations leading to, the transaction. In addition, Goldman Sachs may provide investment banking and other services to Moore Wallace and RR Donnelley in the future for additional compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of their trading, investment management, financing and brokerage activities, Goldman Sachs and its affiliates may actively trade the debt and equity securities (or related derivative securities) of Moore Wallace and RR Donnelley for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

Moore Wallace selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement, dated October 14, 2003, Moore Wallace engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction involving RR Donnelley. Pursuant to the terms of this letter agreement, Moore Wallace agreed to pay Goldman Sachs a transaction fee of $10 million, $1 million of which was payable immediately following a public announcement of the execution of the combination agreement and $9 million of which is payable upon the completion of the transaction. The transaction fee may be increased at the sole discretion of Moore Wallace. Moore Wallace has also agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements and to indemnify Goldman Sachs against various liabilities, including various liabilities under the federal securities laws.

Regulatory and Other Approvals Required for the Transaction

Under the combination agreement, RR Donnelley and Moore Wallace have both agreed to use reasonable best efforts to prepare and file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to complete the transaction.

United States Antitrust Filing. Under the HSR Act, the transaction may not be completed until notifications have been given and required information and materials have been furnished to and reviewed by the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the required waiting period has expired or terminated. Under the HSR Act, the transaction may not be completed until 30 days after the initial filing (unless early termination of this waiting period is granted) or, if the Antitrust Division of the Department of Justice or the Federal Trade Commission issues a request for additional information, 30 days after RR Donnelley and Moore Wallace have complied with such request for additional information (unless this period is shortened by a grant of early termination).

It is a condition to closing that the waiting period applicable to the completion of the transaction under the HSR Act expire or be terminated. RR Donnelley and Moore Wallace each filed a Pre-Merger Notification and Report Form under the HSR Act with the United States Department of Justice and the Federal Trade Commission on November 26, 2003. The waiting period under the HSR Act is expected to expire on December 26, 2003.

During or after the statutory waiting periods, and even after the completion of the transaction, United States federal or state governmental authorities could seek to challenge the transaction as they deem necessary or desirable in the public interest.

Investment Canada Act. Under the Investment Canada Act, certain transactions involving the acquisition of control of a Canadian business by a non-Canadian are subject to review and cannot be implemented unless the Minister responsible for the Investment Canada Act is satisfied that the transaction is likely to be of net benefit to Canada. If a transaction is subject to the review requirement, an application for review must be filed with the Investment Review Division of Industry Canada prior to the implementation of the reviewable transaction. The Minister is then required to determine whether the reviewable transaction is likely to be of net benefit to Canada taking into account, among other things, the factors specified in the Investment Canada Act and any written undertakings that may have been given by the applicant. The Investment Canada Act contemplates an initial review period of 45 days after filing; however, if the Minister has not completed the review by that date, the Minister may unilaterally extend the review period by up to 30 days (or a longer period, if agreed to by the applicant) to permit completion of the review.

The prescribed factors of assessment to be considered by the Minister include, among other things, the effect of the investment on the level and nature of economic activity in Canada (including the effect on employment and utilization of Canadian products and services and exports), the degree and significance of participation by Canadians in the acquired business, the effect of the investment on productivity, industrial efficiency, technological development, product innovation and product variety in Canada, the effect of the investment on competition within any industry in Canada, the compatibility of the investment with national industrial, economic and cultural policies (taking into consideration corresponding provincial policies) and the contribution of the investment to Canada’s ability to compete in world markets. If the Minister determines that he is not satisfied that a reviewable transaction is likely to be of net benefit to Canada, the reviewable transaction may not be implemented.

In order to secure the Minister’s approval under the Investment Canada Act, RR Donnelley may be required to enter into written commitments with respect to such matters as the way in which Moore Wallace will be integrated with RR Donnelley, employment, capital expenditures, participation of Canadians in senior management and other matters relating to the impact of the transaction in Canada.

It is a condition to closing that RR Donnelley receive written evidence from the Minister that the Minister is satisfied or deemed to be satisfied that the transaction is likely of net benefit to Canada, on terms and conditions reasonably satisfactory to each of RR Donnelley and Moore Wallace. An application for review under the Investment Canada Act was filed as of December 4, 2003. The initial 45-day review period will expire on or about January 19, 2004. The Minister may unilaterally extend the review period for an additional 30 days.

Competition Act. The Competition Act requires the parties to certain proposed merger transactions that exceed specified size thresholds to provide the Commissioner of Competition appointed under the Competition Act with prior notice of and information relating to the transactions and the parties to the transactions and to await the expiration of a prescribed “waiting period” prior to completing the transaction unless the Commissioner has issued an advance ruling certificate pursuant to Section 102 of the Competition Act or has waived the notification obligation pursuant to Section 113(c) of the Competition Act. The parties have determined that the transaction is not notifiable pursuant to the Competition Act.

The merger provisions of the Competition Act permit the Commissioner to apply to the Canadian Competition Tribunal to seek relief in respect of merger transactions which are likely to prevent or lessen competition substantially. The relief that may be ordered by the Competition Tribunal includes, in the case of a proposed merger transaction, prohibiting completion of the transaction and, in the case of a completed merger, the dissolution of the merger or the divestiture of the assets or shares. Proceedings under the merger provisions of the Competition Act may be instituted for a period of three years after a merger transaction has been substantially completed unless an advance ruling certificate has been issued.

Securities Laws. The shares of RR Donnelley common stock to be issued in Canada in connection with the transaction will be issued pursuant to exemptions from the prospectus and registration requirements under Canadian securities laws or pursuant to discretionary relief orders of certain Canadian securities regulatory authorities. It is a condition to closing that RR Donnelley obtain all orders required from the applicable Canadian securities regulatory authorities to permit the issuance and first resale of the shares of RR Donnelley common stock issued in connection with the transaction by persons other than control persons without qualification with, or approval of, or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from any Canadian securities regulatory authorities, subject to customary conditions to such orders. See “Transaction Mechanics—Resale of RR Donnelley Common Stock Received in the Transaction—Canada” beginning on page 90.

RR Donnelley has applied for rulings and orders from the applicable Canadian securities regulatory authorities. The completion of the transaction is conditional, among other things, upon the receipt of such rulings and orders.

Stock Exchange Listings. It is a condition to closing the transaction that the issuance of shares of  RR Donnelley common stock to the holders of Moore Wallace common shares in connection with the transaction be approved by the New York Stock Exchange, that the conditions to such approval be satisfied and that the shares of RR Donnelley common stock be approved for listing on the New York Stock Exchange subject only to official notice of issuance and other customary conditions.

It is also a condition to closing the transaction that all shares of RR Donnelley common stock be approved for listing on the Toronto Stock Exchange subject only to customary conditions.

Dissenting Shareholder Rights

RR Donnelley

Under the DGCL, holders of RR Donnelley common stock will not be entitled to demand appraisal of, or to receive payment for, their shares of RR Donnelley common stock in connection with the actions to be taken at the RR Donnelley special meeting.

Moore Wallace

Under the interim order issued by the Ontario Superior Court of Justice, registered holders of  Moore Wallace common shares have been granted the right to dissent from the arrangement resolution. Any registered holder of Moore Wallace common shares who properly dissents from the arrangement resolution will be entitled, in the event the transaction becomes effective, to be paid by Moore Wallace the fair value of the Moore Wallace common shares held by the dissenting shareholder determined as of the close of business on the day before the arrangement resolution is approved.

A shareholder may only exercise the right to dissent with respect to all the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder’s name. As a consequence, a Moore Wallace shareholder may only exercise the right to dissent in respect of Moore Wallace common shares that are registered in that shareholder’s name. In many cases, shares beneficially owned by a person (whom we refer to in this document as a non-registered shareholder) are registered either: (a) in the name of an intermediary that the non-registered shareholder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered registered retirement savings plans (as defined under the Canada Tax Act), registered retirement income funds (as defined under the Canada Tax Act), registered education savings plans and similar plans, and their nominees) or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited, which we refer to in this document as CDS) of which the intermediary is a participant. Accordingly, a non-registered shareholder will not be entitled to exercise the right to dissent directly (unless the Moore Wallace common shares are re-registered in the non-registered shareholder’s name). A non-registered shareholder who wishes to exercise the right to dissent should immediately contact the broker or other intermediary with whom the non-registered shareholder deals in respect of the shares and either:

•	instruct the intermediary to exercise the right to dissent on the non-registered shareholder’s behalf (which, if the shares are registered in the name of CDS or other clearing agency, would require that the share first be re-registered in the name of the intermediary); or

•	instruct the intermediary to re-register the shares in the name of the non-registered shareholder, in which case the non-registered shareholder would have to exercise the right to dissent directly.

A registered holder of Moore Wallace common shares who wishes to dissent in respect of the arrangement resolution must provide a written objection to the arrangement resolution (which we refer to in this document as a dissent notice) to Moore Wallace Incorporated, 1200 Lakeside Drive, Bannockburn, Illinois 60015, Attention: Secretary, facsimile number (847) 607-7601, not later than 5:00 p.m. (Toronto time) on the business day immediately preceding the Moore Wallace special meeting (or any adjournment or postponement thereof). It is important that Moore Wallace registered shareholders strictly comply with this requirement, as it is different from the statutory dissent procedures of the CBCA that would permit a dissent notice to be provided at or prior to the Moore Wallace special meeting. The filing of a dissent notice does not deprive a Moore Wallace registered shareholder of the right to vote at the Moore Wallace special meeting. However, a Moore Wallace registered shareholder who has submitted a dissent notice and who votes in favor of the arrangement resolution will no longer be considered a dissenting shareholder with respect to that class of shares voted in favor of the arrangement resolution. A vote against the arrangement resolution will not constitute a dissent notice, but a Moore Wallace registered shareholder need not vote such shareholder’s  Moore Wallace common shares against the arrangement resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the arrangement resolution does not constitute a dissent notice. However, any proxy granted by a Moore Wallace registered shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the arrangement resolution, should be validly revoked in order to prevent the proxy holder from voting such Moore Wallace common shares in favor of the arrangement resolution and thereby cause the Moore Wallace registered shareholder to forfeit such shareholder’s right to dissent. See “The Moore Wallace Special Meeting—Revocation of Proxies” beginning on page 53.

Within 10 days after the Moore Wallace securityholders approve the arrangement resolution,  Moore Wallace is required to notify each dissenting shareholder that the arrangement resolution has been approved. Such notice is not required to be sent to any Moore Wallace shareholder who voted for the arrangement resolution or who has withdrawn such shareholder’s dissent notice.

A dissenting shareholder who has not withdrawn such shareholder’s dissent notice must within 20 days after receipt of notice that the arrangement resolution has been approved or, if the dissenting shareholder does not receive such notice, within 20 days after such shareholder learns that the arrangement resolution has been approved, send to Moore Wallace a written demand containing such shareholder’s name and address, the number of Moore Wallace common shares in respect of which such shareholder dissents and a demand for payment of the fair value of those Moore Wallace common shares. Within 30 days after sending a demand for payment,  the dissenting shareholder must send to Moore Wallace or its transfer agent the certificates representing the Moore Wallace common shares in respect of which such shareholder dissents. A dissenting shareholder who fails to send certificates representing the Moore Wallace common shares in respect of which such shareholder dissents forfeits such shareholder’s right to dissent. Moore Wallace or its transfer agent will endorse on share certificates received from a dissenting shareholder a notice that the holder is a dissenting shareholder and will promptly return the share certificates to the dissenting shareholder.

After sending a demand for payment, a dissenting shareholder ceases to have any rights as a holder of the Moore Wallace common shares in respect of which the shareholder has dissented other than the right to be paid the fair value of such shares as determined under Section 190 of the CBCA, unless:

•	the dissenting shareholder withdraws the demand for payment before Moore Wallace makes a written offer to pay;

•	Moore Wallace fails to make a timely offer to pay to the dissenting shareholder and the dissenting shareholder withdraws such shareholder’s demand for payment; or

•	the board of directors of Moore Wallace revokes the arrangement resolution,

in all of which cases the dissenting shareholder’s rights as a shareholder will be reinstated and such shares will be subject to the transaction if it has been completed.

In addition, pursuant to the plan of arrangement, Moore Wallace registered shareholders who duly exercise their right of dissent and who: (i) are determined to be entitled to be paid fair value for their Moore Wallace common shares will be deemed to have transferred their Moore Wallace common shares to Moore Wallace as of the effective time in consideration for a payment of cash from Moore Wallace, and their Moore Wallace common shares will be cancelled as of the effective time; or (ii) are not entitled, for any reason, to be paid fair value for their Moore Wallace common shares will be deemed to have participated in the transaction on the same basis as any non-dissenting holder of Moore Wallace common shares and will receive RR Donnelley common stock in accordance with the plan of arrangement.

Moore Wallace is required, not later than seven days after the later of the effective date and the date on which Moore Wallace received the demand for payment from a dissenting shareholder, to send to each dissenting shareholder who has sent a demand for payment an offer to pay for such shareholder’s Moore Wallace common shares in an amount considered by the Moore Wallace board of directors to be the fair value of those shares, accompanied by a statement showing the manner in which the fair value was determined. Every offer to pay must be on the same terms. Moore Wallace must pay for the Moore Wallace common shares of a dissenting shareholder within 10 days after an offer to pay has been accepted by a dissenting shareholder, but any such offer lapses if Moore Wallace does not receive an acceptance of that offer within 30 days after the offer to pay has been made.

If Moore Wallace fails to make an offer to pay for a dissenting shareholder’s Moore Wallace common shares, or if a dissenting shareholder fails to accept an offer which has been made, Moore Wallace may, within 50 days after the effective date or within such further period as a court may allow, apply to a court to fix a fair value for the Moore Wallace common shares of dissenting shareholders. If Moore Wallace fails to apply to a court, a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A dissenting shareholder is not required to give security for costs in such an application. An application to the court by either Moore Wallace or a dissenting shareholder must be made in Ontario or in the Canadian province in which the dissenting shareholder resides if Moore Wallace carries on business in that province.

Upon an application to a court, all dissenting shareholders whose Moore Wallace common shares have not been purchased by Moore Wallace will be joined as parties and bound by the decision of the court, and  Moore Wallace will be required to notify each dissenting shareholder of the date, place and consequences of the application and of such shareholder’s right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any person is a dissenting shareholder who should be joined as a party to such application.

The court will fix a fair value for the Moore Wallace common shares of all dissenting shareholders. The final order of the court will be rendered against Moore Wallace in favor of each dissenting shareholder and for the amount of the fair value of such shareholder’s Moore Wallace common shares as fixed by the court. The amount of the fair value fixed by the court may be more or less than the amount specified in Moore Wallace’s offer to pay. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the effective date until the date of payment of the amount ordered by the court.

The description above is only a summary of the dissenting shareholder provisions of the CBCA and the plan of arrangement, which are technical and complex. A copy of the interim order is attached to this document as Annex D, and a copy of Section 190 of the CBCA is attached to this document as Annex G. It is recommended that any Moore Wallace shareholder wishing to exercise a right to dissent seek legal advice as failure to comply strictly with the provisions of the interim order, the CBCA and the plan of arrangement may result in the loss or unavailability of the right of dissent.

The Canadian federal income tax consequences to a holder of Moore Wallace common shares who exercises dissent rights and who receives fair value for such shares from Moore Wallace will be different from the consequences to a holder who participates in the transaction. A holder of Moore Wallace common shares, whether resident in Canada or not, who exercises dissent rights and receives payment for such holder’s shares from Moore Wallace will, whether or not such shares have increased or decreased in value since the holder’s acquisition of such shares, generally be deemed for Canadian income tax purposes to receive a dividend from Moore Wallace in the amount by which the amount paid by Moore Wallace exceeds the paid-up capital for Canadian income tax purposes of the Moore Wallace common shares. In the case of a holder who is not resident in Canada, such deemed dividend will generally be subject to Canadian withholding tax. See “Taxation—Certain Canadian Federal Income Tax Considerations” beginning on page 110.

Accounting Treatment

The transaction will be accounted for as a purchase by RR Donnelley under U.S. GAAP. As required under U.S. GAAP, we considered all pertinent facts and circumstances in identifying RR Donnelley as the acquiring entity for accounting purposes. These facts and circumstances include the relative voting rights in the combined company of former holders of Moore Wallace common shares and holders of shares of RR Donnelley common stock prior to the combination, the composition of the board of directors of the combined company and the terms of the exchange of shares of RR Donnelley common stock for Moore Wallace common shares. Under the purchase method of accounting, the assets and liabilities of Moore Wallace will be recorded, as of the completion of the transaction, at their respective fair values and added to those of RR Donnelley. The reported financial condition and results of operations of RR Donnelley issued after completion of the transaction will reflect Moore Wallace’s balances and results after completion of the transaction but will not be restated retroactively to reflect the historical financial position or results of operations of Moore Wallace. Following the completion of the transaction, the earnings of the combined company will reflect purchase accounting adjustments, including increased amortization and depreciation expense for acquired assets.

Expenses

The combined estimated fees, costs and expenses of RR Donnelley and Moore Wallace in connection with the transaction, including financial advisors’ fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees and mailing costs, are anticipated to be approximately $• million.

Interests of Moore Wallace Directors and Executive Officers in the Transaction

You should be aware that members of the management and board of directors of Moore Wallace have interests in the transaction that may be different from, or in addition to, the interests of Moore Wallace securityholders generally. These interests include the following:

Employment Agreement between Mark A. Angelson and RR Donnelley

Mark A. Angelson, who is currently the chief executive officer and a director of Moore Wallace, entered into an employment agreement with RR Donnelley simultaneous with the signing of the combination agreement. The employment agreement provides that, if the transaction occurs by June 30, 2004, Mr. Angelson will serve as chief executive officer of RR Donnelley for an initial term beginning immediately following the completion of the transaction (which we refer to in this subsection of this document as the effective date) and terminating on the third anniversary of the effective date, provided that, on the second anniversary of the effective date, and on each subsequent anniversary of the effective date, the term will be extended by an additional year unless either party gives written notice of non-extension, so long as Mr. Angelson has not reached 64 years of age. During the term of his employment, RR Donnelley will use its best efforts to cause Mr. Angelson to be nominated for election as a member of the RR Donnelley board of directors.

Under the terms of the employment agreement, Mr. Angelson will receive a minimum annual base salary of $1,000,000, subject to annual review by the human resources committee of the RR Donnelley board of directors. In addition, during the term of his employment, Mr. Angelson will be eligible to receive an annual bonus under RR Donnelley’s senior management annual incentive plan, with a minimum annual bonus for 2004 under the senior management annual incentive plan to be equal to at least twice his annual base salary (less any bonus amounts received by Mr. Angelson pursuant to any Moore Wallace bonus plan for any portion of 2004). For fiscal years subsequent to 2004, Mr. Angelson will have a target annual bonus of 150% of his base salary and a maximum annual bonus of 150% of his target bonus.

On the effective date, Mr. Angelson will be granted:

•	an option (the initial option) to purchase 1,000,000 shares of RR Donnelley common stock;

•	310,000 stock units (the initial restricted stock units) in respect of RR Donnelley common stock; and

•	300,000 performance units (the initial performance units) in respect of RR Donnelley common stock.

Each of these awards will be made pursuant to the RR Donnelley 2004 Performance Incentive Plan which RR Donnelley shareholders are being asked to approve at the RR Donnelley special meeting. The initial option will have a per share exercise price equal to the fair market value of RR Donnelley common stock on the effective date and will vest and become exercisable in equal annual installments over the four-year period following the effective date. The initial restricted stock units will vest in 70,000 unit installments on the first, second and third anniversary of the effective date and in 50,000 unit installments on the fourth and fifth anniversary of the effective date. The number of shares of RR Donnelley common stock payable with respect to 50% of the initial performance units is tied to the achievement of cost savings targets set forth in the employment agreement. The number of shares of RR Donnelley common stock payable with respect to the other 50% of the initial performance units is tied to the achievement of normalized earnings per share targets set forth in the employment agreement. In each case, there is a minimum target that must be reached in order for Mr. Angelson to be entitled to receive any shares of RR Donnelley common stock with respect to such initial performance units. Assuming that the minimum targets are achieved, Mr. Angelson will receive between one and three shares of RR Donnelley common stock for each initial performance unit, the precise number of shares to be determined by reference to the attainment, respectively, of the cost savings and normalized earnings per share targets set forth in the employment agreement. In addition, Mr. Angelson will be eligible to receive additional annual awards of options, restricted stock units and performance units in accordance with RR Donnelley’s policy governing similar awards to other senior executives.

The employment agreement provides that Mr. Angelson will receive the same welfare and fringe benefits that were made available during 2003 to his predecessor as chief executive officer of RR Donnelley. Mr. Angelson will also be entitled to receive, if he retires after completing at least five full years of continuous service for RR Donnelley, a retirement benefit (which we refer to in this document as the retirement benefit) to be paid to him annually during his lifetime commencing at age 60 (or, if later, at the date of termination of employment with RR Donnelley) equal to 25% of the average of the sums of his annual base salary plus annual bonus paid in the two calendar years out of the last five calendar years ended prior to the date of his retirement in which the sums of those items of compensation is the highest. The retirement benefit increases at a rate of 2% for each additional year of service beyond five years and is reduced by any amounts Mr. Angelson receives under RR Donnelley’s retirement benefit plans. The retirement benefit will also be subject to actuarial reduction for commencement prior to age 62.5.

If the employment agreement is terminated by RR Donnelley without “cause” (as defined in the employment agreement) or by Mr. Angelson for “good reason” (as defined below), Mr. Angelson will be entitled to receive, among other things:

•	a lump sum cash payment equal to the sum of

–	two times the sum of (i) his annual base salary and (ii) the greater of his target annual bonus and actual annual bonus for the year immediately preceding his termination;

–	his target bonus for the year of termination pro-rated for the amount of service during the year of termination; and

–	his annual base salary and other obligations that are accrued and owing through the date of his termination;

•	continuation of participation in RR Donnelley’s welfare benefit plans for two years; and

•	if either such termination occurs prior to the fifth anniversary of the effective date, an annual retirement benefit, commencing at age 60, in an amount equal to 25% of his annual base salary and target bonus in effect on the date of his termination. Such benefit will be subject to reduction for commencement prior to age 62.5.

In addition, upon either such termination: (i) all outstanding options (including the initial option) will vest and become exercisable for a period of three years, or, if less, the remainder of their original terms on the date of termination, (ii) the initial restricted stock units will vest, (iii) the measurement date for purposes of calculating the payout under those initial performance units that are linked to cost savings will be the date of termination and (iv) the initial performance units that are linked to earnings per share targets will vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Angelson’s employment not been terminated. The employment agreement also contains standard non-competition and non-solicitation covenants that survive during the term of the employment agreement and for a period of two years thereafter.

Under the employment agreement, the term “good reason” includes:

•	a material diminution of Mr. Angelson’s duties or responsibilities, including actions by RR Donnelley or its board of directors that materially impede Mr. Angelson’s ability to, among other things, implement plans to enhance the profitability of RR Donnelley consistent with a strategic plan approved by the RR Donnelley board of directors (which strategic plan, during the first three years of Mr. Angelson’s employment, will be generally consistent with the metrics set forth in the employment agreement for the purpose of determining the payout to be made in connection with the initial performance units);

•	a reduction in Mr. Angelson’s annual base salary or annual or long-term incentive compensation opportunity;

•	failure to elect or reelect Mr. Angelson as a member of the RR Donnelley board of directors;

•	requiring Mr. Angelson’s principal place of business to be located other than in the metropolitan Chicago area or New York City; or

•	failure by RR Donnelley to extend the term of the employment agreement, unless the failure occurs following the fifth anniversary of the effective date.

The employment agreement also provides for enhanced protections after a “change in control” of  RR Donnelley (as defined in the RR Donnelley 2000 Stock Incentive Plan in effect as of November 8, 2003). If Mr. Angelson’s employment is terminated by RR Donnelley without “cause” (as defined in the employment agreement) or by Mr. Angelson for “good reason” (as defined in the employment agreement, which definition is described above) within two years after a change in control, Mr. Angelson will be entitled to receive the same severance benefits listed above, except that the lump sum payment will be three times the sum of base salary and bonus (instead of two times) and the continuation of welfare benefits will be for three years (instead of two years) following termination of employment. In addition, upon a change in control (i) all outstanding options (including the initial option) and restricted stock units (including the initial restricted stock units) will vest in full and (ii) all performance units (including the initial performance units) will vest and become payable with respect to the number of shares of common stock that would vest at target performance or, if greater, based upon actual performance through the date of the change in control. The initial options and all subsequent options will remain exercisable for a period of five years (or, if less, the remainder of their original term) following such termination of employment.

The employment agreement also provides that, on the effective date, Mr. Angelson’s existing employment agreement with Moore Wallace will be terminated, and Mr. Angelson will no longer be entitled to any payments, acceleration of awards or other benefits under his existing employment agreement (except for gross-up payments related to excise taxes).

The employment agreement further provides that the initial performance units, and to the extent necessary, the initial option, will not be awarded unless, prior to making those awards, RR Donnelley shareholders have approved a plan or plans pursuant to which the awards could be made in order that the compensation payable pursuant to the awards would not be subject to the limitation on deductions imposed by Section 162(m) of the Internal Revenue Code. If RR Donnelley shareholders have not approved such a plan prior to the effective date, the employment agreement provides that RR Donnelley and Mr. Angelson will negotiate in good faith with the intent of developing a replacement compensation program intended to provide Mr. Angelson with the value and incentive opportunities that are foregone because of the limitation described in the first sentence of this paragraph, and until such a replacement compensation program has been agreed to, Mr. Angelson will not, for purposes of the combination agreement, be considered available to begin service as chief executive officer of  RR Donnelley. If no agreement is reached within 14 days of a shareholder vote that gives rise to the obligation to negotiate in good faith, the employment agreement will terminate. It is a condition to each of RR Donnelley’s and Moore Wallace’s obligation to complete the transaction that Mr. Angelson be available to begin service as the chief executive officer of RR Donnelley immediately following the effective time. If this condition is not satisfied or waived by both RR Donnelley and Moore Wallace, the completion of the transaction will not occur. See “The Combination Agreement—Conditions to Completion of the Transaction” beginning on page 97.

The 2004 Performance Incentive Plan would be a plan pursuant to which the initial performance units and the initial option could be granted in order that the compensation payable in such awards would not be subject to the limitation on deductions imposed by Section 162(m) of the Internal Revenue Code. Therefore, if  RR Donnelley shareholders approve the performance incentive plan proposal, the obligation to negotiate a replacement compensation package will not arise.

If any payments received by Mr. Angelson from RR Donnelley or its affiliates, whether under the employment agreement or otherwise, are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the employment agreement provides for an additional payment to be made to Mr. Angelson to restore him to the same after-tax position in which he would have been if the excise tax had not been imposed.

Indemnification of Officers and Directors

The combination agreement requires RR Donnelley to honor and to cause Moore Wallace to honor all rights to indemnification or exculpation existing in favor of officers and directors of Moore Wallace (including rights relating to advancement of expenses) as provided in Moore Wallace’s articles of continuance, Moore Wallace’s by-laws, any indemnification agreement and applicable laws, in each case, in effect on the effective date and relating to actions or events through the effective date.

The combination agreement also provides that for a period of six years after the effective time,  Moore Wallace will maintain its existing directors’ and officers’ liability insurance so long as the premium does not exceed 300% of the last annual premium paid by Moore Wallace prior to the date of the combination agreement.

Rights on Change in Control

The employment agreements of Mark S. Hiltwein, Thomas W. Oliva, Thomas J. Quinlan III, Michael S. Kraus and Dean E. Cherry (whom, together with Mark A. Angelson, we refer to in this document as the Moore Wallace executive officers) with Moore Wallace entitle them to severance benefits upon termination of their employment in some circumstances. Mr. Angelson’s new employment agreement and its severance arrangements are described above under “—Employment Agreement between Mark A. Angelson and RR Donnelley.” Mr. Kraus’s employment agreement provides for enhanced severance benefits in the event of the termination of his employment in certain circumstances during the six months prior to, or following, a change in control. In the event of his termination in such circumstances, the cash severance to which Mr. Kraus is entitled will be three times the cash severance to which he would have otherwise been entitled. Mr. Kraus’ basic severance is 12 months of continued compensation and benefits. The severance benefits that the other Moore Wallace executive officers will be entitled to receive under the employment agreements in connection with a termination of employment after the effective date will remain the same as the severance benefits they would receive if such termination occurred prior to the effective date, which, generally (except for Mr. Angelson) is 18 months of continued compensation and benefits and accelerated vesting of any unvested Moore Wallace equity awards (excluding restricted stock units).

Each of the Moore Wallace executive officers holds outstanding options, restricted stock and restricted stock units (except for Mr. Angelson, who does not hold restricted shares or restricted stock units) under certain of Moore Wallace’s long-term incentive plans and pursuant to employment inducement award grants. The transaction, if completed, will constitute a change in control with respect to the outstanding option grants. On the effective date, the unvested portion of all options outstanding under these arrangements will vest.

Some of Moore Wallace’s directors, including Mr. Angelson, hold deferred share units which, pursuant to the terms of the plan pursuant to which the units were issued and the combination agreement, will be cashed out at the effective date based upon the closing price of Moore Wallace common shares on the last day of trading before the effective date.

As a result of the transaction, each of the Moore Wallace executive officers will be entitled to gross-up payments under their respective employment agreements in the event that any payments made to them are subject to excise tax under Section 4999 of the Internal Revenue Code. In the case of all of the Moore Wallace executive officers (except Mr. Angelson, whose gross-up is not subject to this limitation), no gross-up will be paid if the amount of the payments subject to the excise tax could be reduced by an amount equal to up to 10% of the total amount of the payments and thereby avoid imposition of the excise tax. In that case, the total payments owed to the Moore Wallace executive officer will be reduced by the amount necessary to avoid the imposition of  the excise tax.

The Moore Wallace executive officers also participate in the Moore Wallace Supplemental Executive Retirement Plan–B. If the transaction is completed, any accrued benefits under that plan will become vested at such time.

Appointments to RR Donnelley Board of Directors

Immediately following the effective time, seven directors who currently serve on the Moore Wallace  board of directors, including Mark A. Angelson, the current chief executive officer of Moore Wallace, will join the RR Donnelley board of directors, and directors who currently serve on the Moore Wallace board of directors will become chairs of the audit committee, finance committee and executive committee of the RR Donnelley board of directors. Also, Mr. Angelson will become chief executive officer of RR Donnelley effective immediately following the effective time.

Moore Wallace Options and Restricted Stock Units

As discussed above, most outstanding options to purchase Moore Wallace common shares will (unless waived) vest upon completion of the transaction. However, pursuant to the combination agreement, each outstanding Moore Wallace option that has not been exercised prior to the effective time will be exchanged for or converted into at the effective time an option to purchase shares of RR Donnelley common stock equal to the number of Moore Wallace common shares that would be deliverable upon exercise of the Moore Wallace option multiplied by the exchange ratio of 0.63, rounded down to the next whole number of shares of RR Donnelley common stock. The term to expiration, conditions to and manner of exercising and all other terms and conditions of the replacement options will otherwise be unchanged from those of the Moore Wallace options in exchange for which they are issued. See “Transaction Mechanics—Replacement Options” beginning on page 87. Pursuant to the combination agreement, each Moore Wallace restricted stock unit outstanding under the Moore Wallace stock plans at the effective time will be deemed to be exchanged for or converted into a replacement RR Donnelley restricted stock unit to acquire or receive that number of shares of RR Donnelley common stock equal to the number of Moore Wallace common shares that would have been deliverable upon vesting of the restricted stock unit multiplied by the exchange ratio of 0.63, rounded down to the next whole number of shares of RR Donnelley common stock. The replacement restricted stock units will otherwise be subject to the same terms and conditions applicable to the Moore Wallace restricted stock units under the relevant Moore Wallace share plan. See “Transaction Mechanics—Replacement Restricted Stock Units” beginning on page •. As of •, 2004, Moore Wallace’s directors and executive officers held, in the aggregate, options to purchase • Moore Wallace common shares and • Moore Wallace restricted stock units.

TRANSACTION MECHANICS

This section describes the material provisions of the plan of arrangement. The following description of the plan of arrangement is subject to, and qualified in its entirety by reference to, the plan of arrangement, the form of which is attached as Annex C to this document and forms a part of this document. We urge you to read the entire form of plan of arrangement carefully.

The Transaction

Pursuant to the terms of the plan of arrangement, commencing at the effective time, the following events will occur and be deemed to occur in the following order:

•	RR Donnelley will issue, and be deemed to have issued, to SubCo that number of duly authorized, fully paid and non-assessable shares of RR Donnelley common stock that is the product of 0.63 multiplied by the number of Moore Wallace common shares outstanding immediately prior to the effective time (after deducting the number of common shares held by any dissenting shareholder who is entitled to be paid the fair value of such shareholder’s Moore Wallace common shares and after deducting the number of Moore Wallace common shares held by RR Donnelley or any subsidiary of RR Donnelley).

•	SubCo will issue to RR Donnelley 1,000,000 common shares of SubCo.

•	Each outstanding Moore Wallace common share held by a Moore Wallace shareholder (other than Moore Wallace common shares in respect of which the holder has properly exercised dissent rights and is entitled to be paid the fair value of such shareholder’s Moore Wallace common shares and other than the Moore Wallace common shares held by RR Donnelley or a subsidiary of RR Donnelley) will be transferred by the holder to SubCo in exchange for 0.63 of a share of RR Donnelley common stock.

Immediately following the effective time, Moore Wallace’s outstanding capital will consist of approximately • common shares, all of which will be held by SubCo. Based on the 0.63 exchange ratio and the number of Moore Wallace common shares outstanding on •, 2004, the former holders of Moore Wallace common shares will hold an aggregate of approximately • million shares of RR Donnelley common stock, assuming that there are no dissenting Moore Wallace shareholders. Assuming all outstanding Moore Wallace common shares are transferred to SubCo for RR Donnelley common stock and that none of the Moore Wallace options are exercised prior to the completion of the transaction, and based upon the number of Moore Wallace common shares and shares of RR Donnelley common stock outstanding as of •, 2004, immediately following the completion of the transaction, existing Moore Wallace shareholders will hold approximately •% of the outstanding shares of RR Donnelley common stock.

Procedures for Exchange by Moore Wallace Shareholders

At or as promptly as practicable after the effective time, SubCo will deposit with Computershare Trust Company of Canada (which we refer to in this document as the depositary when acting in that capacity), for the benefit of Moore Wallace shareholders who will receive shares of RR Donnelley common stock in connection with the transaction, certificates representing the shares of RR Donnelley common stock issuable pursuant to the combination agreement and plan of arrangement in exchange for the Moore Wallace common shares of such Moore Wallace shareholders. RR Donnelley will cause SubCo to make available to the depositary, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares that would otherwise be issued pursuant to the plan of arrangement and any dividends or other distributions for unsurrendered Moore Wallace common shares after the effective time.

RR Donnelley will cause the depositary to send a letter of transmittal and instructions to each  Moore Wallace shareholder for use in exchanging certificates representing one or more Moore Wallace common shares for shares of RR Donnelley common stock (together with any dividends or other distributions with respect thereto and cash in lieu of fractional shares, as described below). Upon surrender to the depositary of a certificate which, immediately prior to the effective time, represented one or more Moore Wallace common shares that are exchangeable for shares of RR Donnelley common stock in connection with the transaction, together with a completed letter of transmittal and any other required documents, a Moore Wallace shareholder will be entitled to receive a certificate representing that number of shares of RR Donnelley common stock that such  Moore Wallace shareholder has the right to receive (together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares, as described below).

Certificated Moore Wallace common shares may be delivered to the depositary for up to five years after the effective time. At the end of that period, any shares of RR Donnelley common stock and cash held by the depositary will be returned to RR Donnelley. RR Donnelley, Moore Wallace, SubCo and the depositary will not be liable to any person in the event that any consideration is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

If a share certificate has been lost, stolen or destroyed, the letter of transmittal should be completed as fully as possible and forwarded, together with an affidavit describing that fact, to the Toronto office of the depositary. The depositary will respond with its share certificate replacement requirements. Moore Wallace shareholders who have lost or destroyed certificates representing Moore Wallace shares should provide a telephone number to the depositary so that they may be contacted.

After the effective time, there will be no further transfers on the share transfer books of Moore Wallace, and any certificated Moore Wallace common shares presented to the depositary or RR Donnelley for any reason will be converted into the right to receive the transaction consideration.

Until surrendered to the depositary, certificates that represented Moore Wallace common shares prior to the transaction will only represent a right to receive one or more certificates representing RR Donnelley common stock plus dividends, distributions or cash in lieu of a fractional share to which the former Moore Wallace shareholder is entitled. The certificates that formerly represented Moore Wallace common shares will not entitle the holder of such certificates to any rights as a Moore Wallace shareholder.

Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to shares of RR Donnelley common stock with a record date after the effective time will be paid to the holder of any unsurrendered certificate that immediately prior to the effective time represented outstanding Moore Wallace common shares unless and until the holder properly surrenders such certificate to the depositary.

Fractional Shares

No fractional shares of RR Donnelley common stock will be issued pursuant to the plan of arrangement. In lieu of any fractional shares of RR Donnelley common stock, each Moore Wallace shareholder otherwise entitled to a fractional interest in a share of RR Donnelley common stock will receive a cash payment equal to the product of such fractional interest and the closing price per share of RR Donnelley common stock on the New York Stock Exchange on the business day immediately prior to the effective date.

Replacement Options

On •, 2004, there were outstanding options to purchase Moore Wallace common shares which, when vested, would be exercisable to acquire a total of approximately • Moore Wallace common shares at prices between Cdn.$• and Cdn.$•, with various expiration dates to 20•.

At the effective time, each option to purchase Moore Wallace common shares with an exercise price denominated in U.S. dollars that has not been exercised prior to the effective time will be exchanged for or converted into an option to purchase a number of shares of RR Donnelley common stock equal to the product of the number of Moore Wallace common shares that would be deliverable upon exercise of the Moore Wallace option multiplied by 0.63.

For a Moore Wallace option with an exercise price denominated in Canadian dollars, the replacement option will provide for an exercise price per share of RR Donnelley common stock that is the quotient of the exercise price per Moore Wallace common share of the Moore Wallace option immediately prior to the effective time divided by 0.63, then divided by the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date. For a Moore Wallace option with an exercise price denominated in U.S. dollars, the replacement option will provide for an exercise price per share of RR Donnelley common stock that is the quotient of the exercise price per Moore Wallace common share of the Moore Wallace option immediately prior to the effective time divided by 0.63.

If the calculations described above result in a holder’s replacement option being exercisable for a fraction of a share of RR Donnelley common stock, then the number of shares of RR Donnelley common stock subject to the holder’s replacement option will be rounded down to the next whole number of shares of RR Donnelley common stock. If the foregoing calculations result in a holder’s replacement option having an exercise price that is a fraction of a cent, then the exercise price of the holder’s replacement option will be rounded up to the next whole cent. However, with respect to any Moore Wallace option that is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code or that is held by a person who is a resident of Canada within the meaning of the Canada Tax Act, adjustments will be made so that the excess of the aggregate fair market value of the shares of RR Donnelley common stock subject to such replacement option over the aggregate option exercise price of such shares does not exceed the excess of the aggregate fair market value of all  Moore Wallace common shares that would be deliverable upon exercise of the Moore Wallace option immediately before the issuance of the replacement option over the aggregate option exercise price of such shares. With respect to any Moore Wallace option that is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, adjustments will also be made so that, on a share-by-share comparison, the ratio of the option exercise price to the fair market value of the shares of RR Donnelley common stock subject to such replacement option immediately after the issuance of such replacement option will not be more favorable to the option holder than the ratio of the option exercise price to the fair market value of the Moore Wallace common shares that would be deliverable upon exercise of the Moore Wallace option immediately before the issuance of the replacement option.

Outstanding options to purchase Moore Wallace common shares will (unless waived) immediately vest upon completion of the transaction. However, the term to expiration, conditions to and manner of exercising and all other terms and conditions of replacement options will otherwise be unchanged from those of the Moore Wallace options in exchange for which they are issued. Any document or agreement previously evidencing  Moore Wallace options will thereafter evidence and be deemed to evidence options to purchase shares of RR Donnelley common stock.

Promptly after the effective time, RR Donnelley will file a registration statement on Form S-8 with the SEC to register the shares of RR Donnelley common stock issuable after the effective time upon the exercise of  Moore Wallace options replaced by options to acquire shares of RR Donnelley common stock. Under the combination agreement, RR Donnelley must use its reasonable best efforts to maintain the effectiveness of the registration statement on Form S-8 for so long as Moore Wallace options, or options issued in exchange for Moore Wallace options, remain outstanding or until such earlier time as RR Donnelley determines to be sufficient on written advice of its outside legal counsel.

Replacement Restricted Stock Units

Each Moore Wallace restricted stock unit that is outstanding under the Moore Wallace stock plans as of the effective time will be deemed to be exchanged for or converted into a replacement RR Donnelley restricted stock unit to acquire or receive that number of shares of RR Donnelley common stock that is the product of the number of Moore Wallace common shares that would be deliverable upon vesting of the restricted stock unit multiplied by 0.63. However, in the case of a holder of a Moore Wallace restricted stock unit who is a resident of Canada, for purposes only of the conversion of such holder’s restricted stock unit into an RR Donnelley restricted stock unit, the exchange ratio shall be modified in a manner such that the aggregate fair market value (immediately after the issuance of the RR Donnelley restricted stock unit) of the shares of RR Donnelley common stock that would be deliverable upon vesting of the RR Donnelley restricted stock unit will not exceed the aggregate fair market value (immediately before the issuance of the RR Donnelley restricted stock unit) of the Moore Wallace common shares that would have been deliverable upon vesting of the Moore Wallace restricted stock unit. In any case, if a holder’s replacement RR Donnelley restricted stock unit would be exercisable for a fraction of a share of RR Donnelley common stock, then the total number of shares of RR Donnelley common stock subject to the holder’s replacement RR Donnelley restricted stock unit will be rounded down to the next whole number of shares of RR Donnelley common stock. The replacement restricted stock units will otherwise be subject to the same terms and conditions applicable to the Moore Wallace restricted stock units under the relevant  Moore Wallace stock plan. Any document or agreement previously evidencing Moore Wallace restricted stock units will thereafter evidence and be deemed to reference RR Donnelley replacement restricted stock units. As of •, 2004, • Moore Wallace restricted stock units were outstanding entitling their holders to acquire • Moore Wallace common shares.

Promptly after the effective time, RR Donnelley will file a registration statement on Form S-8 with the SEC to register the shares of RR Donnelley common stock issuable after the effective time upon the delivery of  RR Donnelley common stock underlying Moore Wallace restricted stock units assumed by RR Donnelley.

Court Approval of the Transaction and Completion of the Transaction

An arrangement under the CBCA requires court approval. Prior to the mailing of this document,  Moore Wallace obtained an interim order from the Ontario Superior Court of Justice providing for the calling and holding of the Moore Wallace special meeting and other procedural matters. A copy of each of the interim order and the notice of application for a final order is attached to this document as Annex D.

Subject to the approval of the arrangement resolution by Moore Wallace securityholders at the  Moore Wallace special meeting and the approval of the RR Donnelley share issuance proposal by the  RR Donnelley shareholders at the RR Donnelley special meeting, the hearing in respect of a final court order is expected to take place on or about, •, 2004 at • (Toronto time) in the Ontario Superior Court of Justice at 393 University Avenue, Toronto, Ontario.

Any Moore Wallace securityholder who wishes to appear or be represented and to present evidence or arguments must serve and file a notice of appearance, as described in the notice of application for the final order, and satisfy any other requirements of the court. In making its determination, the court will consider, among other things, the fairness and reasonableness of the arrangement. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit.

Court Approval Will Be Required to Complete the Transaction

Assuming the final order is granted and the other conditions to closing contained in the combination agreement are satisfied or waived, it is anticipated that the following will occur substantially simultaneously:

•	articles of arrangement for Moore Wallace will be filed with the Director under the CBCA to give effect to the transaction;

•	the shares of RR Donnelley common stock to be delivered by SubCo to Moore Wallace shareholders will be deposited with the depositary;

•	RR Donnelley will cause SubCo to make available to the depositary cash sufficient to pay cash in lieu of fractional shares that would otherwise be issued pursuant to the transaction; and

•	the various other documents necessary to complete the transactions contemplated under the combination agreement will be executed and delivered.

Subject to the foregoing, it is expected that the effective time will occur as soon as practicable after the requisite Moore Wallace securityholder approval, RR Donnelley shareholder approval and court approval have been obtained.

Stock Exchange Listings

Shares of RR Donnelley common stock are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. RR Donnelley is filing an application with the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange in order to list the shares of RR Donnelley common stock to be issued in the transaction. In addition, it is a condition to the completion of the transaction that shares of RR Donnelley common stock be listed on the Toronto Stock Exchange.

After the transaction is completed, Moore Wallace common shares will be delisted from the New York Stock Exchange and the Toronto Stock Exchange and will be deregistered under the United States Securities Exchange Act of 1934, as amended (which we refer to in this document as the Exchange Act).

Resale of RR Donnelley Common Stock Received in the Transaction

United States

The shares of RR Donnelley common stock to be delivered by SubCo to Moore Wallace shareholders pursuant to the combination agreement and the plan of arrangement will not be registered under the Securities Act. Such shares will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of the securities have been approved by any court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. In connection with the transaction, the Ontario Superior Court of Justice will conduct a hearing to determine the fairness of the terms and conditions of the transaction, including the proposed delivery of RR Donnelley securities in exchange for outstanding Moore Wallace securities. The Ontario Superior Court of Justice entered its interim order on •, 2003. If the arrangement resolution is approved by Moore Wallace securityholders, the court will hold a hearing on the fairness of the transaction on or about •, 2004. See “—Court Approval of the Transaction and Completion of the Transaction” beginning on page 89.

The shares of RR Donnelley common stock received in exchange for Moore Wallace common shares in the transaction will be freely transferable under United States federal securities laws, except for shares of  RR Donnelley common stock held by persons who are deemed to be affiliates of Moore Wallace prior to the transaction. However, RR Donnelley restricted shares received in exchange for Moore Wallace restricted shares that do not vest in connection with the transaction will remain subject to transfer restrictions until such shares vest. Affiliates of Moore Wallace generally may not sell their Moore Wallace common shares acquired in the transaction except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rules 144 and 145 issued by the SEC under the Securities Act. Affiliates of Moore Wallace generally include directors, executive officers and beneficial owners of 10% or more of any class of capital stock of  Moore Wallace.

Under the combination agreement, prior to the date of the Moore Wallace special meeting, Moore Wallace will provide RR Donnelley with a list of the persons who, in the opinion of Moore Wallace may be deemed to be affiliates of Moore Wallace as of the date of the Moore Wallace special meeting. Moore Wallace will also use its reasonable best efforts to deliver to RR Donnelley, prior to the closing date of the transaction, a letter agreement executed by each of these persons by which each person will agree, among other things, not to offer to sell, assign or transfer any of the shares of RR Donnelley common stock distributed to such person in the transaction except pursuant to an effective registration statement under the Securities Act, in compliance with Rules 144 and 145 under the Securities Act or in a transaction that, in the opinion of independent counsel reasonably satisfactory to RR Donnelley or as described in a “no-action” or interpretive letter from the staff of the SEC reasonably satisfactory to RR Donnelley, is not required to be registered under the Securities Act. RR Donnelley will place restrictive legends on the common stock certificates that are issued to persons who are deemed to be affiliates of Moore Wallace under the Securities Act.

This document does not cover any resales of shares of RR Donnelley common stock received in the transaction by any person who may be deemed an affiliate of Moore Wallace.

Canada

RR Donnelley has applied for orders of applicable securities regulatory authorities in Canada to exempt, where required, the issuance of shares of RR Donnelley common stock, and other securities, in connection with the transaction, and the issuance of shares of RR Donnelley common stock from time to time upon the exercise of Moore Wallace options and the vesting of Moore Wallace restricted stock units, from the prospectus and registration requirements of applicable Canadian securities legislation and to permit the first resale of the shares of RR Donnelley common stock by Canadian residents, without restriction by persons other than control persons, subject to customary conditions to such orders, including that no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of any such resale and no extraordinary commission or consideration is paid in respect of any such resale. The completion of the transaction is conditioned, among other things, upon the receipt of such orders.

Ongoing Canadian Reporting Obligations

Upon completion of the transaction, Moore Wallace will be an indirect, wholly owned subsidiary of  RR Donnelley. Accordingly, after the effective date, Moore Wallace will apply to the securities regulatory authorities in Canada to cease to be a reporting issuer, so as to no longer be subject to statutory financial and reporting requirements under Canadian securities laws.

As a result of the transaction and the listing of shares of RR Donnelley common stock on the Toronto Stock Exchange, RR Donnelley will become a reporting issuer in certain provinces of Canada and will become subject to the ongoing statutory financial and other reporting requirements of applicable Canadian securities laws.

THE COMBINATION AGREEMENT

This section describes the material provisions of the combination agreement. The following description of the combination agreement is subject to, and qualified in its entirety by reference to, the combination agreement, which is attached as Annex B to this document and is incorporated by reference into this document. We urge you to read the entire combination agreement carefully.

The Transaction

Under the terms of the combination agreement, Moore Wallace will enter into a plan of arrangement under Section 192 of the CBCA, pursuant to which a direct, wholly owned subsidiary of RR Donnelley will acquire all of the outstanding Moore Wallace common shares in exchange for shares of RR Donnelley common stock.

Consideration to Be Received in the Transaction

The combination agreement provides that each Moore Wallace common share issued and outstanding immediately prior to the completion of the transaction will be exchanged for 0.63 of a share of RR Donnelley common stock.

Closing and Effective Time

Closing. The closing of the transaction will take place on the third business day after the date on which all closing conditions have been satisfied or waived (other than any conditions which by their terms cannot be satisfied until the closing date) or such other time as agreed to in writing by RR Donnelley and Moore Wallace. We currently expect to complete the transaction in the first quarter of calendar year 2004.

Effective Time. The transaction will be effective at 12:01 a.m. (Toronto time) on the date shown on the certificate of arrangement giving effect to the arrangement, issued pursuant to subsection 192(7) of the CBCA after the articles of arrangement have been filed.

Representations and Warranties

The combination agreement contains a number of customary representations and warranties of  RR Donnelley and Moore Wallace relating to, among other things:

•	proper organization, good standing and qualification of each party and its respective subsidiaries;

•	each party’s capital structure;

•	the corporate authorization and enforceability of the combination agreement;

•	board approval;

•	the opinion of each party’s financial advisor;

•	required governmental approvals;

•	no violations of organizational documents and material contracts;

•	the accuracy of each party’s reports filed with or furnished to the SEC since December 31, 2002 and the accuracy of the financial statements included in such reports;

•	absence of any material adverse effect and certain other changes or events since December 31, 2002;

•	litigation and other liabilities;

•	employee benefits;

•	compliance with laws and permits;

•	takeover statutes;

•	environmental matters;

•	taxes;

•	labor matters;

•	insurance;

•	intellectual property;

•	the securityholder vote required to approve the arrangement resolution, in the case of Moore Wallace, and the shareholder vote required to approve the RR Donnelley share issuance proposal and the performance incentive plan proposal, in the case of RR Donnelley; and

•	brokers and finders.

Many of the representations and warranties of RR Donnelley and Moore Wallace are qualified by a material adverse effect standard. A material adverse effect, with respect to either RR Donnelley or Moore Wallace, as applicable, means an effect or change that, individually or in the aggregate with other such effects or changes, is both material and adverse with respect to the financial condition, business, operations, results of operations, properties, assets or liabilities of such company and its subsidiaries, taken as a whole.

However, the combination agreement specifies that the following effects or changes are not to be taken into account in determining whether there has been a material adverse effect on RR Donnelley or Moore Wallace, as the case may be:

•	any effect or change to the extent caused by or resulting from conditions affecting the United States and, in the case of Moore Wallace, the Canadian economy generally;

•	any effect or change to the extent caused by or resulting from conditions generally affecting the industries (including, in the case of RR Donnelley, the commercial print, financial print or logistics industries and, in the case of Moore Wallace, the commercial print, financial print, printed statements, forms and labels or logistics industries) in which RR Donnelley or Moore Wallace, as the case may be, conducts its business; and

•	any effect or change to the extent caused by or resulting from the announcement or pendency of the combination agreement.

Acquisition Proposals

The combination agreement contains a covenant with respect to acquisition proposals that prohibits each of RR Donnelley and Moore Wallace from initiating, soliciting, encouraging or otherwise knowingly facilitating any inquiry or the making by any third party of any proposal or offer with respect to a purchase, merger, reorganization, share exchange, consolidation, amalgamation, arrangement or similar transaction involving any material portion of the consolidated assets of RR Donnelley or Moore Wallace or 15% or more of any equity securities of RR Donnelley or Moore Wallace (which we refer to in this document as an acquisition proposal). The covenant also prohibits RR Donnelley and Moore Wallace from engaging in any negotiations, providing any confidential information or data to or having any discussions with any third party relating to an acquisition proposal, or otherwise knowingly facilitating any effort or attempt to make or implement an acquisition proposal. If an acquisition proposal is received, however, nothing contained in the combination agreement will prevent  RR Donnelley or Moore Wallace, or their respective board of directors, from (i) complying with Rule 14a-9, Rule 14d-9 or Rule 14e-2 under the Exchange Act, (ii) complying with Section 99 of the Ontario Securities Act and similar provisions of the securities laws of the other provinces and territories of Canada or (iii) calling or holding a meeting of its shareholders requisitioned by its shareholders pursuant to Section 143 of the CBCA. In addition, if the RR Donnelley board or the Moore Wallace board, as the case may be, determines in good faith after consultation with outside legal counsel that failure to do so would be inconsistent with its fiduciary duties under applicable law, it may:

•	prior to the RR Donnelley special meeting or the Moore Wallace special meeting, as the case may be, provide information in response to a request by a third party who has made an unsolicited bona fide written acquisition proposal if the RR Donnelley board or the Moore Wallace board, as the case may be, receives from the third party an executed confidentiality agreement on terms substantially similar to the confidentiality agreement that RR Donnelley entered into with Moore Wallace;

•	engage in negotiations or discussions with any third party who has made an unsolicited bona fide written acquisition proposal if it determines in good faith after consultation with its financial advisor that such acquisition proposal, if accepted, is reasonably likely to be completed, taking into account all legal, financial and regulatory aspects of the proposal, and could result in a transaction more favorable to RR Donnelley shareholders or Moore Wallace shareholders, as the case may be, from a financial point of view than the transaction; and

•	recommend an acquisition proposal to RR Donnelley shareholders or Moore Wallace shareholders, as the case may be, if it determines in good faith after consultation with its financial advisor that such acquisition proposal, if accepted, is reasonably likely to be completed, taking into account all legal, financial and regulatory aspects of the proposal, and would result in a transaction more favorable to RR Donnelley shareholders or Moore Wallace shareholders, as the case may be, from a financial point of view than the transaction.

In this document we refer to an acquisition proposal meeting the qualifications of the second or third bullet point above as a superior proposal.

RR Donnelley and Moore Wallace have agreed to cease any existing activities, discussions or negotiations with any parties with respect to an acquisition proposal. In addition, RR Donnelley and Moore Wallace have agreed to notify the other promptly of any unsolicited acquisition proposal that it receives.

RR Donnelley and Moore Wallace have agreed not to terminate, modify or waive any provision of any confidentiality or standstill or similar agreement to which either of them or any of their subsidiaries is a party and to enforce the provisions of these agreements, including using reasonable best efforts to obtain injunctions to prevent any breaches of, and to enforce specifically the terms and provisions of, these agreements.

Conduct of the Business of RR Donnelley and Moore Wallace Prior to the Completion of the Transaction

In the combination agreement, each of RR Donnelley and Moore Wallace has agreed, as to itself and its subsidiaries, that, prior to the completion of the transaction, except as expressly contemplated by the combination agreement or consented to in writing by the other party, which consent will not be unreasonably withheld or delayed, it will:

•	conduct its businesses in the ordinary and usual course and use its reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

•	not issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its subsidiaries;

•	not amend its organizational documents or, in the case of RR Donnelley, its rights agreement;

•	not split, combine or reclassify its outstanding shares of capital stock, other than in the case of a direct or indirect, wholly owned subsidiary;

•	not declare, set aside or pay any dividend other than from its direct or indirect, wholly owned subsidiaries and other than, in the case of RR Donnelley, regular quarterly cash dividends on shares of RR Donnelley common stock not in excess of $0.26 per share per quarter, with declaration and record dates consistent with past practice;

•	not repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

•	not issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or any voting debt (other than shares issuable under its benefit plans);

•	not transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its subsidiaries) other than products sold to customers in the ordinary and usual course of business (without limitation as to dollar amount) or otherwise in the ordinary and usual course of business and not in an aggregate amount of more than $5,000,000 and other than, in the case of RR Donnelley, as it deems reasonably necessary to obtain the consent, approval or authorization of any governmental entity to complete the transaction;

•	not incur or modify any indebtedness other than indebtedness (i) existing solely between it and its wholly owned subsidiaries or between its wholly owned subsidiaries, (ii) in an aggregate amount less than $30,000,000 or (iii) in the case of RR Donnelley, commercial paper, subject, in each case, to providing the other party a reasonable right to prior consultation (except there need not be any prior consultation in the case of indebtedness in respect of letters of credit, guarantees or performance bonds or indebtedness existing solely between it and its wholly owned subsidiaries or between its wholly owned subsidiaries or, in the case of RR Donnelley, commercial paper);

•	not make or authorize or commit for any individual capital expenditure in excess of $1,000,000 or aggregate capital expenditures in excess of $10,000,000, except as approved by the transition team;

•	not make any acquisition of, or investment in stock of or other interest in, or assets of any other person, other than raw materials, supplies and other inventory items acquired in the ordinary and usual course of business consistent with past practice and except as permitted by the preceding bullet point;

•	not terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any of its benefit plans, except as required by law or by the terms of any collective bargaining agreement;

•	not increase the compensation of any employee, other than in the ordinary and usual course of business consistent with past practice and its compensation budget with respect to employees at an annual compensation level of less than $150,000;

•	not hire any employee at an annual compensation level expected to be more than $100,000, except as approved by the transition team;

•	not settle or compromise any material claims or litigation or modify, amend or terminate any material contracts or waive, release or assign any material rights or claims, except in the ordinary and usual course of business;

•	not make any material tax election or file any material income tax refund inconsistent with past practice, or implement or adopt any change in its accounting principles or material accounting practices, in all cases other than as may be required by law or by, in the case or RR Donnelley, U.S. GAAP or, in the case of Moore Wallace, Canadian GAAP;

•	not take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties in the combination agreement to become untrue in any material respect; and

•	not authorize or enter into an agreement to do any of the actions described above.

Amendments to RR Donnelley’s By-Laws

The combination agreement requires that, effective immediately following the effective time, RR Donnelley amend its by-laws as provided in the form of by-law amendment attached to the combination agreement. The by-law amendment includes the following:

•	Number of Directors. RR Donnelley’s by-laws will be amended to increase the size of the RR Donnelley board from 11 to 15 directors, with five directors in each class. Immediately prior to the 2005 annual meeting of RR Donnelley shareholders, four directors will retire, and the number of authorized directorships of the board will be reduced to 11. Two of the directors who retire will be directors who were RR Donnelley directors prior to the effective time (whom we refer to in this document as legacy RR Donnelley directors), and the other two directors who retire will be directors who were Moore Wallace directors prior to the effective time (whom we refer to in this document as legacy Moore Wallace directors). The identity of the two legacy RR Donnelley directors who retire will be agreed upon by a majority of the legacy RR Donnelley directors and the identity of the two legacy Moore Wallace directors who retire will be agreed upon by a majority of the legacy Moore Wallace directors voting together with Mark A. Angelson. However, if prior to the 2005 annual meeting of RR Donnelley shareholders, any legacy RR Donnelley director or legacy Moore Wallace director has died, resigned or been removed and the vacancy has not been filled, then the number of legacy RR Donnelley directors or legacy Moore Wallace directors, as the case may be, required to retire will be reduced accordingly.

•	Executive Committee. RR Donnelley’s by-laws will be amended to provide that the executive committee of the RR Donnelley board will be disbanded immediately prior to the 2005 annual meeting of RR Donnelley shareholders unless reauthorized by the affirmative vote of at least two-thirds of the total number of authorized directorships (whether or not there exist any vacancies or unfilled previously authorized directorships) (in this document we refer to the total number of authorized directorships, whether or not there exist any vacancies or unfilled previously authorized directorships, of the RR Donnelley board of directors following the effective time as the whole board). Unless otherwise approved by the affirmative vote of two-thirds of the whole board, the chairman of the Moore Wallace board immediately prior to the effective time will be the chair of the RR Donnelley executive committee after the effective time, and the other members of the RR Donnelley executive committee will be the non-executive chairman of the board and the respective chairs of each of the finance, human resources, audit and corporate responsibility and governance committees of the RR Donnelley board.

•	Composition of Committees and Chairs. RR Donnelley’s by-laws will be amended to provide that, until the third anniversary of the effective time and unless otherwise approved by the affirmative vote of two-thirds of the whole board, each RR Donnelley board committee chaired by either a legacy RR Donnelley director or a legacy Moore Wallace director pursuant to the combination agreement will continue to be chaired by the legacy director specified in the combination agreement. In addition, the appointment of any additional members to any committee (other than the executive committee) will be made only with the affirmative vote of two-thirds of the whole board.

•	Officers. RR Donnelley’s by-laws will be amended to provide that (i) the chairman of the RR Donnelley board will be a non-executive officer and (ii) until the third anniversary of the effective time the removal or failure to re-elect the chairman of the board or the chief executive officer, or any action that would permit the chief executive officer to terminate his employment for good reason under specified sections of his employment agreement, will require the affirmative vote of two-thirds of the whole board.

•	Ability to Amend By-Laws. RR Donnelley’s by-laws will be amended to provide that, until the third anniversary of the effective time, the amendment of specified sections of the by-laws, including the sections relating to the composition of the committees of the board and the officers of RR Donnelley, will require the affirmative vote of two-thirds of the whole board.

Expenses

In general, each party will be responsible for all costs and expenses incurred by it in connection with the transaction. However, RR Donnelley and Moore Wallace will share equally the expenses and fees incurred in connection with the filing, printing and mailing of this document. In some circumstances in connection with the termination of the combination agreement, RR Donnelley and Moore Wallace will be responsible for all of the charges and expenses incurred by the other party in connection with the combination agreement and the transaction up to a maximum of $12,000,000. See “—Termination Fees and Expense Reimbursement Payable by Moore Wallace to RR Donnelley” and “—Termination Fees and Expense Reimbursement Payable by  RR Donnelley to Moore Wallace” beginning on pages 102 and 103, respectively.

Conditions to Completion of the Transaction

The obligation of each of RR Donnelley and Moore Wallace to complete the transaction is subject to the satisfaction or waiver of conditions as described in this section.

Conditions to Each Party’s Obligation to Complete the Transaction. The respective obligations of  RR Donnelley and Moore Wallace to complete the transaction are subject to the satisfaction or waiver, at or prior to the effective time, of the following conditions:

•	Approval of Moore Wallace Securityholders. The arrangement resolution must be approved by Moore Wallace securityholders in accordance with the terms of the interim order issued by the Ontario Superior Court of Justice.

•	Approval of RR Donnelley Shareholders. The RR Donnelley share issuance proposal must be approved by holders of RR Donnelley common stock in accordance with applicable law and the organizational documents of RR Donnelley.

•	Stock Exchange Listing. The issuance of shares of RR Donnelley common stock to holders of Moore Wallace common shares in the transaction must be approved by the New York Stock Exchange and the conditions to its approval must be satisfied, and the shares of RR Donnelley common stock issuable in the transaction must be approved for listing on the New York Stock Exchange, subject only to official notice of issuance and other customary conditions. All shares of RR Donnelley common stock must be approved for listing on the Toronto Stock Exchange, subject only to customary conditions.

•	Interim and Final Orders. The interim order and the final order must be obtained in form and on terms satisfactory to each of RR Donnelley and Moore Wallace, acting reasonably, and must not have been set aside or modified in a manner unacceptable to RR Donnelley or Moore Wallace, acting reasonably, on appeal or otherwise.

•	Orders of Canadian Securities Regulatory Authorities. All orders required from the applicable Canadian securities regulatory authorities to permit the issuance and first resale of shares of RR Donnelley common stock issued pursuant to the transaction without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from any governmental entity under any Canadian federal, provincial or territorial securities or other laws or pursuant to the rules and regulations of any governmental entity administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions or transfer by reason of, among other things, a holder being a “control person” of RR Donnelley for purposes of Canadian federal, provincial or territorial securities laws).

•	Dissent Rights. Holders of Moore Wallace common shares representing more than 15% of the outstanding Moore Wallace common shares must not have exercised (and not withdrawn such exercise by the close of business on the day after the day of the Moore Wallace special meeting) rights of dissent in connection with the transaction.

•	Regulatory Consents. All material governmental consents or approvals required to complete the transaction must be obtained, including the expiration or termination of the waiting period applicable to the completion of the transaction under the HSR Act and the receipt by RR Donnelley and Moore Wallace of the requisite approvals and clearances under the Competition Act, if necessary, and the Investment Canada Act.

•	No Injunctions or Restraints. No judicial or governmental order may be in effect that would prevent or prohibit the completion of the transaction, no proceeding by a governmental authority may be instituted and pending for that purpose and no other litigation may be instituted and pending that has a reasonable possibility of resulting in a material adverse effect to either RR Donnelley or Moore Wallace or preventing or materially delaying or impairing the economic integration of the businesses of RR Donnelley and Moore Wallace.

•	Other. Mark A. Angelson must be available to begin service as the chief executive officer of RR Donnelley immediately following the effective time pursuant to the terms of his employment agreement with RR Donnelley.

Additional Conditions to the Obligation of RR Donnelley. The obligation of RR Donnelley to effect the transaction is further subject to the satisfaction by Moore Wallace or waiver by RR Donnelley, at or prior to the effective time, of the following conditions:

•	Representations and Warranties.

1. Moore Wallace’s representations and warranties in the combination agreement relating to, among other things, Moore Wallace’s organizational documents, its capital structure, its corporate authority and power to enter into and complete, and the enforceability of, the combination agreement, Moore Wallace board and securityholder approvals, the opinion of Moore Wallace’s financial advisor, brokers and finders and the absence of changes in Moore Wallace’s financial condition, business or operations must be true and correct with respect to those matters that are qualified by material adverse effect or materiality and must be true and correct in all material respects with respect to all other matters, in each case as of the closing date as though made on and as of the closing date (except to the extent any such representation and warranty expressly speaks as of an earlier date).

2. The remainder of Moore Wallace’s representations and warranties contained in the combination agreement (in each case, read without giving effect to any material adverse effect or other materiality qualifiers within such representations and warranties) must be true and correct as of the closing date as though made on the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date), except where any failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to have, a material adverse effect on Moore Wallace or to prevent, materially delay or materially impair the ability of Moore Wallace to complete the transaction.

3. RR Donnelley must receive a certificate signed on behalf of Moore Wallace by a senior executive officer of Moore Wallace to the effect described in 1 and 2 above.

•	Performance of Obligations. Moore Wallace must have performed in all material respects all obligations required to be performed by it under the combination agreement at or prior to the closing date, and RR Donnelley must receive a certificate signed on behalf of Moore Wallace by a senior executive officer of Moore Wallace to that effect.

•	Contractual Consents. Moore Wallace must have obtained the consent or approval of each person whose consent or approval is required to complete the transaction under any contract to which Moore Wallace or any of its subsidiaries is a party, except where the failure to obtain a consent or approval, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Moore Wallace or prevent, materially delay or materially impair the ability of Moore Wallace to complete the transaction.

•	Material Adverse Effect. Since the date of the combination agreement, there must not have been any effect, change or development that, individually or in the aggregate, has had, or would reasonably be likely to have, a material adverse effect on Moore Wallace.

Additional Conditions to the Obligation of Moore Wallace. The obligation of Moore Wallace to effect the transaction is further subject to the satisfaction by RR Donnelley or waiver by Moore Wallace, at or prior to the effective time, of the following conditions:

•	Representations and Warranties.

1. RR Donnelley’s representations and warranties in the combination agreement relating to, among other things, RR Donnelley’s organizational documents, its capital structure, its corporate authority and power to enter into and complete, and the enforceability of, the combination agreement, RR Donnelley board and shareholder approvals, the opinion of RR Donnelley’s financial advisor, brokers and finders and the absence of changes in RR Donnelley’s financial condition, business or operations must be true and correct with respect to those matters that are qualified by material adverse effect or materiality and must be true and correct in all material respects with respect to all other matters, in each case as of the closing date as though made on and as of the closing date (except to the extent any such representation and warranty expressly speaks as of an earlier date).

2. The remainder of RR Donnelley’s representations and warranties contained in the combination agreement (in each case, read without giving effect to any material adverse effect or other materiality qualifiers within such representations and warranties) must be true and correct as of the closing date as though made on the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date), except where any failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to have, a material adverse effect on RR Donnelley or to prevent, materially delay or materially impair the ability of RR Donnelley to complete the transaction.

3. Moore Wallace must receive a certificate signed on behalf of RR Donnelley by a senior executive officer of RR Donnelley to the effect described in 1 and 2 above.

•	Performance of Obligations. RR Donnelley must have performed in all material respects all obligations required to be performed by it under the combination agreement at or prior to the closing date, and Moore Wallace must receive a certificate signed on behalf of RR Donnelley by a senior executive officer of RR Donnelley to that effect.

•	Contractual Consents. RR Donnelley must have obtained the consent or approval of each person whose consent or approval is required to complete the transaction under any contract to which RR Donnelley or any of its subsidiaries is a party, except where the failure to obtain a consent or approval, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on RR Donnelley or prevent, materially delay or materially impair the ability of RR Donnelley to complete the transaction.

•	Material Adverse Effect. Since the date of the combination agreement, there must not have been any effect, change or development that, individually or in the aggregate, has had, or would reasonably be likely to have, a material adverse effect on RR Donnelley.

•	Tax Opinion. Moore Wallace must have received an opinion, dated as of the closing date, in form and substance reasonably satisfactory to Moore Wallace, of Sullivan & Cromwell LLP, special counsel to Moore Wallace, to the effect that the acquisition of the Moore Wallace common shares pursuant to the combination agreement and the arrangement will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code and that each of RR Donnelley and Moore Wallace will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. (In rendering the opinion, Sullivan & Cromwell LLP may rely upon representations contained in the combination agreement and representations from RR Donnelley and Moore Wallace.)

•	Board/Committee Composition; Amendment to By-Laws. RR Donnelley must have irrevocably taken all actions necessary so that:

1. the composition of the board of directors of RR Donnelley and the committees of the board of directors of RR Donnelley will be as set forth in the combination agreement;

2. the chief executive officer of RR Donnelley and the non-executive chairman of the board of directors of RR Donnelley will be as set forth in the combination agreement; and

3. the amendment to the by-laws of RR Donnelley will have been adopted by the board of directors of RR Donnelley in accordance with the combination agreement.

Termination

The combination agreement may be terminated and the transaction may be abandoned at any time before the effective time:

•	by the mutual written consent of RR Donnelley and Moore Wallace, whether before or after the approval of the RR Donnelley shareholders or the Moore Wallace securityholders has been obtained;

•	by either RR Donnelley or Moore Wallace, if the transaction has not been completed by June 30, 2004, other than if the terminating party has breached in any material respect its obligations under the combination agreement in any manner that proximately contributes to the failure of the transaction to close by June 30, 2004;

•	by either RR Donnelley or Moore Wallace, if the Moore Wallace securityholders’ approval of the arrangement resolution is not obtained;

•	by either RR Donnelley or Moore Wallace, if the RR Donnelley shareholders’ approval of the RR Donnelley share issuance proposal is not obtained;

•	by either RR Donnelley or Moore Wallace, whether before or after the approval of the RR Donnelley shareholders or Moore Wallace securityholders has been obtained, if any order permanently restraining, enjoining or otherwise prohibiting completion of the transaction becomes final and non-appealable;

•	by Moore Wallace, whether before or after the approval of the RR Donnelley shareholders or the Moore Wallace securityholders has been obtained, if:

1. the Moore Wallace board authorizes Moore Wallace, subject to complying with the terms of the combination agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Moore Wallace notifies RR Donnelley in writing that it intends to enter into such an agreement;

2. RR Donnelley does not make, within five days of receipt of such notice, a written offer that the Moore Wallace board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Moore Wallace shareholders as the superior proposal; and

3. prior to termination, Moore Wallace pays to RR Donnelley a termination fee (see “—Termination Fees and Expense Reimbursement Payable by Moore Wallace to RR Donnelley” beginning on page 102);

•	by Moore Wallace, if the RR Donnelley board withdraws or adversely modifies its approval of the combination agreement or its approval or recommendation of either or both the RR Donnelley share issuance proposal and the performance incentive plan proposal or fails to reconfirm its recommendation of either or both the RR Donnelley share issuance proposal and the performance incentive plan proposal after a written request by Moore Wallace to do so prior to the fifth business day before the RR Donnelley special meeting;

•	by Moore Wallace, whether before or after the approval of the RR Donnelley shareholders or the Moore Wallace securityholders has been obtained, if there has been a breach of any representation, warranty, covenant or agreement made by RR Donnelley in the combination agreement, which breach would permit Moore Wallace not to close the transaction and which breach is not curable or, if curable, is not cured within the earlier to occur of (i) 30 days of written notice of the breach or (ii) if such 30 day period would extend beyond June 30, 2004, June 20, 2004, or if any of the conditions described in “—Conditions to Completion of the Transaction—Conditions to Each Party’s Obligation to Complete the Transaction” beginning on page 97 become incapable of satisfaction, other than if Moore Wallace has breached in any material respect its obligations under the combination agreement in any manner that has proximately contributed to the failure of the transaction to close;

•	by RR Donnelley, whether before or after the approval of the RR Donnelley shareholders or the Moore Wallace securityholders has been obtained, if:

1. the RR Donnelley board authorizes RR Donnelley, subject to complying with the terms of the combination agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and RR Donnelley notifies Moore Wallace in writing that it intends to enter into such an agreement;

2. Moore Wallace does not make, within five days of receipt of such notice, a written offer that the RR Donnelley board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the RR Donnelley shareholders as the superior proposal; and

3. prior to termination, RR Donnelley pays to Moore Wallace a termination fee (see “—Termination Fees and Expense Reimbursement Payable by RR Donnelley to Moore Wallace” beginning on page 103);

•	by RR Donnelley, if the Moore Wallace board withdraws or adversely modifies its approval or recommendation of the combination agreement and the arrangement or fails to reconfirm its recommendation of the combination agreement and the arrangement after a written request by RR Donnelley prior to the fifth business day before the Moore Wallace special meeting; or

•	by RR Donnelley, whether before or after the approval of the RR Donnelley shareholders or the Moore Wallace securityholders has been obtained, if there has been a breach of any representation, warranty, covenant or agreement made by Moore Wallace in the combination agreement, which breach would permit RR Donnelley not to close the transaction and which breach is not curable or, if curable, is not cured within the earlier to occur of (i) 30 days of written notice of the breach or (ii) if such 30 day period would extend beyond June 30, 2004, June 20, 2004, or if any of the conditions described in “—Conditions to Completion of the Transaction—Conditions to Each Party’s Obligation to Complete the Transaction” beginning on page 97 become incapable of satisfaction, other than if RR Donnelley has breached in any material respect its obligations under the combination agreement in any manner that has proximately contributed to the failure of the transaction to close.

Effect of Termination

In the event of termination of the combination agreement, the obligations of RR Donnelley and  Moore Wallace will terminate, except for the provisions relating to confidentiality, expenses and termination of the combination agreement, including the parties’ obligation to pay a termination fee under the circumstances described in the combination agreement, as described below. There will be no liability on the part of either  RR Donnelley or Moore Wallace upon termination except those liabilities or damages arising from a willful or intentional breach of the combination agreement.

Termination Fees and Expense Reimbursement Payable by Moore Wallace to RR Donnelley

In the combination agreement, Moore Wallace has agreed to pay RR Donnelley a termination fee under the following circumstances:

First, if

1. a bona fide acquisition proposal with respect to Moore Wallace is publicly announced or any person publicly announces that, subject to the Moore Wallace securityholders not approving the arrangement or otherwise rejecting it, it will make a bona fide acquisition proposal with respect to Moore Wallace, and

2. thereafter the combination agreement is terminated based on the failure to obtain the required vote of Moore Wallace securityholders at the Moore Wallace special meeting,

then, upon the date of termination, Moore Wallace will be obligated to pay all of the charges and expenses incurred by RR Donnelley in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000 and will be obligated to pay RR Donnelley a cash fee of $60,000,000, and if at the time of or within 12 months of such termination Moore Wallace agrees to an acquisition proposal or an acquisition proposal with respect to Moore Wallace is completed, Moore Wallace, upon the earlier of agreeing to an acquisition proposal or completing an acquisition proposal, will be obligated to pay RR Donnelley a cash fee of $25,000,000.

Second, if

1. a bona fide acquisition proposal with respect to Moore Wallace is publicly announced or any person announces that, subject to the Moore Wallace securityholders not approving the arrangement or otherwise rejecting it, it will make a bona fide acquisition proposal with respect to Moore Wallace, and

2. thereafter the combination agreement is terminated by either RR Donnelley or Moore Wallace based on the failure of the transaction to close by June 30, 2004,

then, upon the date of termination, Moore Wallace will be obligated to pay all of the charges and expenses incurred by RR Donnelley in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000, and if at the time of or within 12 months of such termination Moore Wallace agrees to an acquisition proposal or an acquisition proposal with respect to Moore Wallace is completed, Moore Wallace, upon the earlier of agreeing to an acquisition proposal or completing an acquisition proposal, will be obligated to pay RR Donnelley a cash fee of $85,000,000.

Third, if

1. the Moore Wallace board authorizes Moore Wallace, subject to complying with the terms of the combination agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Moore Wallace notifies RR Donnelley in writing that it intends to enter into such an agreement, and

2. RR Donnelley does not make, within five days of receipt of such notice, a written offer that the Moore Wallace board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Moore Wallace shareholders as the superior proposal, then, Moore Wallace, prior to terminating the combination agreement, will be obligated to pay all of the charges and expenses incurred by RR Donnelley in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000 and will be obligated to pay RR Donnelley a cash fee of $85,000,000.

Fourth, if

1. a bona fide acquisition proposal is publicly announced or any person publicly announces that, subject to the Moore Wallace securityholders not approving the arrangement or otherwise rejecting it, it will make a bona fide acquisition proposal with respect to Moore Wallace, and

2. thereafter the combination agreement is terminated by RR Donnelley based on the  Moore Wallace board withdrawing or adversely modifying its approval or recommendation of the combination agreement and the arrangement or failing to reconfirm its recommendation of the combination agreement and the arrangement after a written request by RR Donnelley prior to the fifth business day before the Moore Wallace special meeting,

or

3. if the combination agreement is terminated by RR Donnelley based on the Moore Wallace board withdrawing or adversely modifying its approval or recommendation of the combination agreement and the arrangement or failing to reconfirm its recommendation of the combination agreement and the arrangement after a written request by RR Donnelley prior to the fifth business day before the Moore Wallace special meeting, and

4. a termination fee has not been paid with respect to 1 and 2 above, and

5. at the time of or within 12 months after such termination Moore Wallace agrees to an acquisition proposal or an acquisition proposal with respect to Moore Wallace is completed,

then, Moore Wallace will be obligated to, in the case of 1 and 2 above, on the date of such termination, and in the case of 3, 4 and 5 above, upon the earlier of Moore Wallace’s agreeing to an acquisition proposal or completing an acquisition proposal, pay all of the charges and expenses incurred by RR Donnelley in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000 and will be obligated to pay RR Donnelley a cash fee of $85,000,000.

Termination Fees and Expense Reimbursement Payable by RR Donnelley to Moore Wallace

In the combination agreement, RR Donnelley has agreed to pay Moore Wallace a termination fee under the following circumstances:

First, if

1. a bona fide acquisition proposal with respect to RR Donnelley is publicly announced or any person publicly announces that, subject to the RR Donnelley shareholders not approving either or both the RR Donnelley share issuance proposal and the performance incentive plan proposal or otherwise rejecting either or both of them, it will make a bona fide acquisition proposal with respect to  RR Donnelley, and

2. thereafter the combination agreement is terminated based on the failure to obtain the required vote of the RR Donnelley shareholders at the RR Donnelley special meeting,

then, upon the date of termination, RR Donnelley will be obligated to pay all of the charges and expenses incurred by Moore Wallace in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000 and will be obligated to pay Moore Wallace a cash fee of $60,000,000, and if at the time of or within 12 months of such termination RR Donnelley agrees to an acquisition proposal or an acquisition proposal with respect to RR Donnelley is completed, RR Donnelley, upon the earlier of agreeing to an acquisition proposal or completing an acquisition proposal, will be obligated to pay Moore Wallace a cash fee of $25,000,000.

Second, if

1. a bona fide acquisition proposal with respect to RR Donnelley is publicly announced or any person announces that, subject to the RR Donnelley shareholders not approving either or both the  RR Donnelley share issuance proposal and the performance incentive plan proposal or otherwise rejecting either or both of them, it will make a bona fide acquisition proposal with respect to  RR Donnelley, and

2. thereafter the combination agreement is terminated by either RR Donnelley or Moore Wallace based on the failure of the transaction to close by June 30, 2004,

then, upon the date of termination, RR Donnelley will be obligated to pay all of the charges and expenses incurred by Moore Wallace in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000, and if at the time of or within 12 months of such termination RR Donnelley agrees to an acquisition proposal or an acquisition proposal with respect to RR Donnelley is completed, RR Donnelley, upon the earlier of agreeing to an acquisition proposal or completing an acquisition proposal, will be obligated to pay Moore Wallace a cash fee of $85,000,000.

Third, if

1. the RR Donnelley board authorizes RR Donnelley, subject to complying with the terms of the combination agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and RR Donnelley notifies Moore Wallace in writing that it intends to enter into such an agreement, and

2. Moore Wallace does not make, within five days of receipt of such notice, a written offer that the RR Donnelley board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the RR Donnelley shareholders as the superior proposal, then, RR Donnelley, prior to terminating the combination agreement, will be obligated to pay all of the charges and expenses incurred by Moore Wallace in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000 and will be obligated to pay Moore Wallace a cash fee of $85,000,000.

Fourth, if

1. a bona fide acquisition proposal is publicly announced or any person publicly announces that, subject to the RR Donnelley shareholders not approving either or both the RR Donnelley share issuance proposal and the performance incentive plan proposal or otherwise rejecting either or both of them, it will make a bona fide acquisition proposal with respect to RR Donnelley, and

2. thereafter the combination agreement is terminated by Moore Wallace based on the  RR Donnelley board withdrawing or adversely modifying its approval or recommendation of the combination agreement and the arrangement or failing to reconfirm its recommendation of the combination agreement and the arrangement after a written request by Moore Wallace prior to the fifth business day before the RR Donnelley special meeting,

or

3. if the combination agreement is terminated by Moore Wallace based on the RR Donnelley board withdrawing or adversely modifying its approval or recommendation of the combination agreement and the arrangement or failing to reconfirm its recommendation of the combination agreement and the arrangement after a written request by Moore Wallace prior to the fifth business day before the RR Donnelley special meeting, and

4. a termination fee has not been paid with respect to 1 and 2 above, and

5. at the time of or within 12 months after such termination RR Donnelley agrees to an acquisition proposal or an acquisition proposal with respect to RR Donnelley is completed,

then, RR Donnelley will be obligated to, in the case of 1 and 2 above, on the date of such termination, and in the case of 3, 4 and 5 above, upon the earlier of RR Donnelley’s agreeing to an acquisition proposal or completing an acquisition proposal, pay all of the charges and expenses incurred by Moore Wallace in connection with the combination agreement and the transaction up to a maximum amount of $12,000,000 and will be obligated to pay Moore Wallace a cash fee of $85,000,000.

Amendment, Waiver and Assignment

Subject to applicable law, at any time prior to the effective time, RR Donnelley and Moore Wallace may amend the combination agreement by written agreement or may waive compliance with any conditions in the combination agreement by written instrument.

The combination agreement may not be assigned by operation of law or otherwise.

TAXATION

The following discussion addresses certain U.S. federal income and estate tax and Canadian federal income tax consequences to a Moore Wallace securityholder of the exchange or conversion of Moore Wallace common shares, Moore Wallace options, Moore Wallace restricted stock units and Moore Wallace restricted shares in the transaction and the ownership of shares of RR Donnelley common stock received in exchange for Moore Wallace common shares.

Generally, the following discussion does not address any aspects of (i) U.S. taxation other than federal income taxation and certain estate taxation, to the limited extent provided in this document, (ii) Canadian taxation other than federal income taxation or (iii) state, provincial, local or non-U.S. or non-Canadian taxation.

We urge Moore Wallace securityholders to consult with a tax advisor regarding the U.S., Canadian and other tax consequences of the exchange of Moore Wallace common shares in the transaction and of owning and disposing of shares of RR Donnelley common stock received in exchange for Moore Wallace common shares and of the exchange or conversion of Moore Wallace stock options, Moore Wallace restricted stock units and Moore Wallace restricted shares in the transaction.

Certain U.S. Federal Income and Estate Tax Considerations

The following discussion represents the views of Sullivan & Cromwell LLP, special counsel to  Moore Wallace, insofar as they relate to certain U.S. federal income tax consequences of the exchange or conversion of Moore Wallace common shares, Moore Wallace stock options, Moore Wallace restricted stock units and Moore Wallace restricted shares in the transaction and the views of Sidley Austin Brown & Wood LLP, special counsel to RR Donnelley, insofar as they relate to certain U.S. federal income and estate tax consequences of the ownership of shares of RR Donnelley common stock received in exchange for Moore Wallace common shares in the transaction.

The following discussion is not binding on the U.S. Internal Revenue Service. It is based on the Internal Revenue Code, its legislative history, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this document as well as the Convention Between the United States of America and Canada with respect to Taxes on Income and on Capital (which we refer to in this document as the Treaty), all of which are subject to change, or change in interpretation, possibly with retroactive effect.

This discussion addresses only those Moore Wallace shareholders that hold their Moore Wallace common shares (and shares of RR Donnelley common stock received in the transaction) as capital assets. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Moore Wallace securityholder in light of that holder’s particular circumstances or to a holder of Moore Wallace common shares that is subject to special rules, such as:

•	a financial institution or insurance company;

•	a mutual fund;

•	a tax-exempt organization;

•	a broker or dealer in securities or non-U.S. currencies;

•	a trader in securities that elects to apply a mark-to-market method of accounting;

•	a shareholder that holds its Moore Wallace common shares as part of a hedge, appreciated financial position, straddle or conversion transaction or whose functional currency is not the U.S. dollar;

•	a shareholder that is liable for alternative minimum tax;

•	a shareholder that actually or constructively owns 10% or more of the voting shares of Moore Wallace;

•	except as provided in this document, a shareholder that acquired its Moore Wallace common shares exchanged in the transaction pursuant to the exercise of options or otherwise as compensation; or

•	a shareholder that exercises its dissent rights with respect to the transaction.

Holders of Moore Wallace common shares, stock options, restricted stock units and restricted shares are urged to consult their tax advisors as to the specific tax consequences to them of the transaction and of owning shares of RR Donnelley common stock received in the transaction, including the applicability and effect of federal, state, local and non-U.S. income and other taxes in light of their particular circumstances.

U.S. Federal Income Tax Consequences of the Transaction

Exchange of Moore Wallace Common Shares for Shares of RR Donnelley Common Stock

It is a condition to the obligation of Moore Wallace to complete the transaction that Moore Wallace receive an opinion, dated the date the transaction is closed, of Sullivan & Cromwell LLP, special counsel to  Moore Wallace, to the effect that the acquisition of the Moore Wallace common shares pursuant to the combination agreement and the arrangement will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code and that each of RR Donnelley and Moore Wallace will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Assuming the transaction qualifies as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, the following will be the material U.S. federal income tax consequences of the transaction to a Moore Wallace shareholder:

•	A holder of Moore Wallace common shares will not recognize any gain or loss upon the exchange of the holder’s Moore Wallace common shares for shares of RR Donnelley common stock pursuant to the transaction, except that gain or loss will be recognized on the receipt of cash in lieu of a fractional share of RR Donnelley common stock;

•	A holder of Moore Wallace common shares will have a tax basis in the shares of RR Donnelley common stock received in exchange for Moore Wallace common shares equal to the tax basis of the Moore Wallace common shares surrendered by the shareholder in the transaction, reduced by any tax basis of the Moore Wallace common shares surrendered in the transaction that is allocable to a fractional share of RR Donnelley common stock for which cash is received;

•	The holding period for the shares of RR Donnelley common stock received in exchange for Moore Wallace common shares in the transaction will include the holding period for the Moore Wallace common shares surrendered by the shareholder in the transaction; and

•	To the extent that a holder of Moore Wallace common shares receives cash in lieu of a fractional share of RR Donnelley common stock, the shareholder will be required to recognize gain or loss equal to the difference between (1) the amount of cash received and (2) the tax basis of the Moore Wallace common shares surrendered in the transaction that is allocable to the fractional share of RR Donnelley common stock for which cash is received. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period for the Moore Wallace common shares exchanged for the fractional share of RR Donnelley common stock is more than one year at the completion of the transaction.

The opinion described above will be based, in part, on customary factual assumptions and written factual representations that will be received from RR Donnelley and Moore Wallace, including those contained in the combination agreement and in certificates of officers of RR Donnelley and Moore Wallace, each of which must be accurate as of the effective time. If any of those assumptions or representations is inaccurate as of the effective time, the tax consequences of the transaction could differ from those described in this document.

Opinions of counsel neither bind the Internal Revenue Service or any court, nor preclude the Internal Revenue Service from adopting a contrary position. No ruling has been or will be sought from the Internal Revenue Service on the tax consequences of the transaction.

This discussion does not address any U.S. tax consequences that may apply to shareholders who exercise their dissent rights with respect to the transaction nor to the consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any state or local tax consequences of the transaction. Accordingly, RR Donnelley and Moore Wallace urge each holder of  Moore Wallace common shares to consult the holder’s tax advisor to determine the particular U.S. federal, state, local or non-U.S. income or other tax consequences of the transaction to that shareholder. As discussed below, special U.S. federal income tax considerations may apply in the case of Moore Wallace restricted shares converted in the transaction.

Exchange or Conversion of Moore Wallace Stock Options, Restricted Stock Units and Restricted Shares

Holders of Moore Wallace options and restricted stock units will not recognize income for U.S. federal income tax purposes upon the exchange of their options and restricted stock units for or the conversion of their options and restricted stock units into RR Donnelley options and RR Donnelley restricted stock units in connection with the transaction. Notwithstanding the foregoing summary of the U.S. federal income tax consequences of the transaction to holders of Moore Wallace common shares, holders of Moore Wallace restricted shares who did not elect to be taxed at the time the restricted shares were granted will recognize compensation income for U.S. federal tax purposes (which will be subject to wage and social security tax withholding) (i) if the forfeiture conditions on the restricted shares lapse as a result of the transaction, in an amount equal to the excess of the fair market value of such shares at such time over the amount, if any, paid for such shares or (ii) if the forfeiture conditions do not lapse, in an amount equal to any cash payments received by them in lieu of any fractional interests in RR Donnelley restricted shares. Otherwise, such holders of Moore Wallace restricted shares will not recognize income for U.S. federal tax purposes upon the conversion of such restricted shares into RR Donnelley restricted shares. For a discussion of the U.S. federal income tax consequences of the exercise of RR Donnelley stock options or the payment of RR Donnelley restricted stock units or for a further discussion of the U.S. federal income tax consequences of the lapse of restrictions on RR Donnelley restricted shares, see “The Performance Incentive Plan Proposal—U.S. Federal Income Tax Consequences” beginning on page 168.

Certain U.S. Federal Income and Estate Tax Consequences of Owning RR Donnelley Common Stock

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of RR Donnelley common stock following the transaction who or which is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate the income of which is subject to U.S. federal income tax without regard to its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of shares of RR Donnelley common stock following the transaction who or which is not a “United States person” for U.S. federal income tax purposes.

Special rules, not discussed in this document, may apply to persons investing through entities treated for U.S. federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

Distributions with Respect to Shares of RR Donnelley Common Stock

A distribution of cash with respect to shares of RR Donnelley common stock will be treated as a dividend for U.S. federal income tax purposes to the extent that it is paid out of current or accumulated earnings and profits of RR Donnelley. To the extent that the amount of a distribution exceeds the earnings and profits of  RR Donnelley, it will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in the shares of RR Donnelley common stock and thereafter as capital gain.

U.S. Holders. In general, dividends paid to a U.S. holder of shares of RR Donnelley common stock will be taxed at the rates applicable to ordinary income. Under recently enacted legislation, non-corporate U.S. holders, including individuals, who receive distributions on shares of RR Donnelley common stock that are treated as dividends for U.S. federal income tax purposes may be subject to U.S. federal income taxation with respect to such distributions at reduced rates applicable to long-term capital gains, not exceeding 15%. This tax relief is available for “qualified dividend income” received in tax years beginning before January 1, 2009. Unless this tax reduction is extended by future legislation, “qualified dividend income” received in tax years beginning after December 31, 2008 will be taxed at the rates applicable to ordinary income. “Qualified dividend income” does not include dividends on stock with respect to which the holder does not meet a minimum holding period requirement or dividends on stock to the extent the holder is obligated to make related payments with respect to substantially similar or related property (e.g., pursuant to a short sale of such stock).

To the extent that distributions on shares of RR Donnelley common stock are treated as dividends for U.S. federal income tax purposes, corporate U.S. holders might be eligible for the 70% dividends received deduction. Corporate U.S. holders of shares of RR Donnelley common stock are urged to consult their own tax advisors regarding the limitations on the availability of the dividends received deduction.

Non-U.S. Holders. Dividends paid to a non-U.S. holder of shares of RR Donnelley common stock generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless the dividends are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States, in which case the non-U.S. holder generally will be taxed at rates applicable to U.S. holders (on a net income basis) on the dividends that are effectively connected with the conduct of such trade or business, and such dividends will not be subject to the withholding described above. If the non-U.S. holder is a corporation, any effectively connected income may also be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if the non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate). Under the Treaty, a maximum rate of 15% generally applies to dividends paid from a United States corporation to a Canadian shareholder who is entitled to benefits under the Treaty, provided that the dividends are not attributable to a Canadian shareholder’s permanent establishment in the United States. A non-U.S. holder will be required to satisfy certain certification requirements to claim treaty benefits or otherwise claim a reduction of the withholding tax described above.

Dispositions of RR Donnelley Common Stock

U.S. Holders. A U.S. holder of shares of RR Donnelley common stock generally will recognize capital gain or loss on a sale or exchange of shares of RR Donnelley common stock equal to the difference between the amount realized upon the sale or exchange and the holder’s tax basis in the shares sold or exchanged. Any capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gain of a non-corporate U.S. holder, including an individual, that is recognized in tax years beginning before January 1, 2009 is generally taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of shares of RR Donnelley common stock unless (1) the gain is effectively connected with the conduct of a United States trade or business by the non-U.S. holder, (2) in the case of a gain realized by an individual non-U.S. holder, the individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied or (3) RR Donnelley is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes during the five-year period preceding such sale or exchange (or if shorter, the period the non-U.S. holder held such shares of RR Donnelley common stock) and, during that period, the non-U.S. holder has owned (actually or constructively) more than 5% of the outstanding shares of RR Donnelley common stock. RR Donnelley does not believe that it has been, and does not anticipate that it will become, a U.S. real property holding corporation for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to dividend payments on shares of RR Donnelley common stock and the payment of proceeds from the sale of shares of RR Donnelley common stock effected at a United States office of a broker or a non-U.S. office of a broker under certain circumstances. In addition, certain holders may be subject to backup withholding (currently at a rate of 28%) with respect to the payment of dividends on shares of RR Donnelley common stock and to the payment of proceeds from the sale of shares of RR Donnelley common stock effected at a United States office of a broker or a non-U.S. office of a broker under certain circumstances unless such holders provide a correct taxpayer identification number or certification of other exempt status and otherwise comply with the applicable requirements of the backup withholding rules.

Non-U.S. Holders. Non-U.S. holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an appropriate Internal Revenue Service Form  W-8.

Any amount withheld under the backup withholding rules from a payment to a holder of shares of  RR Donnelley common stock is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the holder to a refund, provided that the holder furnishes the required information to the Internal Revenue Service.

U.S. Federal Estate Taxes

Shares of RR Donnelley common stock held by a person who is not a U.S. person for U.S. federal estate tax purposes at the time of the holder’s death will be included in the holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Certain Canadian Federal Income Tax Considerations

In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to Moore Wallace, and Stikeman Elliott LLP, Canadian counsel to RR Donnelley, the following summary describes the principal Canadian federal income tax considerations relating to the transaction that are generally applicable to (i) a holder of a right (which we refer to in this document as a Moore Wallace Stock Option) to acquire Moore Wallace common shares from Moore Wallace under certain Moore Wallace stock option, incentive and bonus plans pursuant to which  Moore Wallace can be required to sell or issue Moore Wallace common shares to such holder, including a right to acquire Moore Wallace common shares from Moore Wallace under a restricted stock unit, and (ii) a holder of Moore Wallace common shares (including shares of restricted stock) who, for the purposes of the Canada Tax Act and at all relevant times, (a) holds the Moore Wallace common shares, and will hold any shares of  RR Donnelley common stock received as a consequence of the transaction, as capital property, (b) deals at arm’s length with Moore Wallace and RR Donnelley and (c) is not affiliated with Moore Wallace or RR Donnelley. Generally, Moore Wallace common shares and shares of RR Donnelley common stock received as a consequence of the transaction will be capital property to a holder unless the Moore Wallace common shares or the shares of RR Donnelley common stock are held or were acquired in the course of carrying on a business or as part of an adventure or concern in the nature of trade. In some circumstances, residents of Canada whose Moore Wallace common shares might not otherwise be capital property may elect under the Canada Tax Act to have those shares be considered capital property for purposes of the Canada Tax Act (see “—Moore Wallace Securityholders Resident in Canada” below).

This summary is based upon the current provisions of the Canada Tax Act, the regulations under the Canada Tax Act and counsel’s understanding of the current administrative and assessing practices and policies of the Canada Customs and Revenue Agency published in writing prior to the date of this document. This summary also takes into account all specific proposals to amend the Canada Tax Act and regulations under the Canada Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (which we refer to in this document as the proposed tax amendments). However, no assurances can be given that the proposed tax amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practice whether by legislative, regulatory, administrative or judicial action or decision nor does it take into account tax legislation or considerations of any province, territory or jurisdiction outside of Canada, which may be different from those discussed in this summary.

This summary is not applicable to a holder (i) in respect of whom RR Donnelley is or will be a “foreign affiliate,” (ii) that is a “specified financial institution,” (iii) an interest in which is a “tax shelter investment” or (iv) that is, for purposes of certain rules applicable to securities held by financial institutions, a “financial institution,” as each of these terms is defined in the Canada Tax Act. In addition, this summary is not applicable to a holder of Moore Wallace common shares that acquired such shares on the exercise of an employee stock option. Such holders should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder of Moore Wallace common shares or Moore Wallace Stock Options. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, holders of Moore Wallace common shares and Moore Wallace Stock Options should consult their own tax advisors with respect to the Canadian federal income tax consequences of the transaction having regard to their own particular circumstances.

For the purposes of the Canada Tax Act and the regulations under the Canada Tax Act, all amounts not in Canadian dollars relating to the acquisition, holding, exchange, conversion, exercise or disposition of  Moore Wallace common shares, Moore Wallace Stock Options, shares of RR Donnelley common stock and  RR Donnelley Stock Options (as defined below) must be converted into Canadian dollars based on the prevailing currency exchange rates at the relevant time. The amount of dividends or other amounts required to be included in the income of, and the capital gains or capital losses realized by, a holder as determined for purposes of the Canada Tax Act may therefore be affected by fluctuations in the Canadian/U.S. dollar exchange rate.

Moore Wallace Securityholders Resident in Canada

The following portion of this summary is applicable to a holder (whom we refer to in this document as a resident holder) of a Moore Wallace common share or Moore Wallace Stock Option who (i) for the purposes of the Canada Tax Act and at all relevant times, is or is deemed to be resident in Canada and (ii) in the case of a holder of a Moore Wallace Stock Option, is a current or former employee of Moore Wallace (or any corporation with which Moore Wallace does not deal at arm’s length for purposes of the Canada Tax Act) and who received such Moore Wallace Stock Option in respect of, in the course of or by virtue of such employment.

Some resident holders whose Moore Wallace common shares might not otherwise be capital property may, in some circumstances, be entitled to have the Moore Wallace common shares and every other “Canadian security,” as defined in the Canada Tax Act, held by them treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Canada Tax Act. Resident holders who do not hold their

Moore Wallace common shares as capital property should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Canada Tax Act is available or advisable in their particular circumstances.

Exchange of Moore Wallace Common Shares for Shares of RR Donnelley Common Stock

Under the Canada Tax Act, a resident holder whose Moore Wallace common shares are exchanged for shares of RR Donnelley common stock in the transaction will be considered to have disposed of such  Moore Wallace common shares for proceeds of disposition equal to the sum of (i) the aggregate fair market value of the shares of RR Donnelley common stock acquired by such resident holder on the exchange and (ii) any cash received by such resident holder in lieu of a fractional share of RR Donnelley common stock. A resident holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of such Moore Wallace common shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the resident holder of such Moore Wallace common shares immediately before the exchange. See “—Taxation of Capital Gain or Capital Loss” beginning on page 113. The cost to a resident holder of the shares of RR Donnelley common stock acquired in the transaction will be generally equal to the fair market value of such shares of RR Donnelley common stock at the time of the transaction. For the purpose of determining the adjusted cost base at any time to a resident holder of a share of RR Donnelley common stock acquired in the transaction, the adjusted cost base of such shares will be determined by averaging the cost of such shares with the adjusted cost base of all other shares of RR Donnelley common stock owned by the resident holder as capital property at that time, if any.

In the Economic Statement and Budget Update released on October 18, 2000, the Canadian government undertook to consult with interested parties with respect to the possible addition to the Canada Tax Act of a rule that would permit a Canadian resident holder of shares of a Canadian corporation to exchange such shares for shares of a non-Canadian corporation on a tax deferred basis (i.e., without recognizing any capital gain or capital loss for Canadian tax purposes). In its February 18, 2003 federal budget, the Canadian government indicated that a draft of legislative proposals in this regard would be released in the near future for public review and comment. No such draft has yet been released, and, at this time, it is not possible to determine whether the proposed new rules, if and when enacted, would affect the tax treatment of a resident holder described above.

Dividends on Shares of RR Donnelley Common Stock

A resident holder will be required to include in computing its income for a taxation year the amount of any dividends received on shares of RR Donnelley common stock. Dividends received on shares of RR Donnelley common stock by a resident holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Canada Tax Act normally applicable to taxable dividends received from taxable Canadian corporations. A resident holder that is a corporation will include such dividends in computing its income and will not be entitled to deduct the amount of such dividends in computing its taxable income. A resident holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Canada Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on investment income, including dividends on shares of  RR Donnelley common stock.

United States non-resident withholding tax on dividends may give rise to a resident holder’s entitlement to claim a foreign tax credit or deduction in respect of such United States tax, where applicable under the Canada Tax Act. See “Certain U.S. Federal Income and Estate Tax Considerations—Certain U.S. Federal Income and Estate Tax Consequences of Owning RR Donnelley Common Stock—Distributions with Respect to Shares of RR Donnelley Common Stock” beginning on page 109.

Disposition of Shares of RR Donnelley Common Stock

Generally, on a disposition or deemed disposition of a share of RR Donnelley common stock, a resident holder will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the resident holder of that share of RR Donnelley common stock immediately before the disposition or deemed disposition. See “—Taxation of Capital Gain or Capital Loss” beginning on page 113. The resident holder may be entitled to claim a foreign tax credit or deduction in respect of any United States tax payable by the resident holder on any gain realized on such disposition or deemed disposition.

Taxation of Capital Gain or Capital Loss

Generally, a resident holder is required to include in computing its income for a taxation year one half of the amount of any capital gain (which we refer to in this document as a taxable capital gain) realized by the resident holder in the year. A resident holder is required to deduct one-half of the amount of any capital loss (which we refer to in this document as an allowable capital loss) realized in a taxation year from taxable capital gains realized by the resident holder in the year, and allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and in the circumstances prescribed by the Canada Tax Act.

The amount of any capital loss realized by a resident holder that is a corporation on the disposition of a Moore Wallace common share may be reduced by the amount of any dividends received (or deemed to be received) by it on such share to the extent and under the circumstances prescribed by the Canada Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Moore Wallace common shares or where a partnership or trust of which a corporation is a member or a beneficiary is a member of a partnership or a beneficiary of a trust that owns Moore Wallace common shares. Resident holders to whom these rules may be relevant should consult their own tax advisors.

Capital gains realized by an individual or a trust, other than certain trusts, may give rise to alternative minimum tax under the Canada Tax Act. A resident holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Canada Tax Act) may be liable for a refundable tax of 6 2/3% on investment income, including taxable capital gains.

Dissenting Holders of Moore Wallace Common Shares

A resident holder who exercises the right to dissent with respect to the transaction and who receives from Moore Wallace payment of the fair value of the Moore Wallace common shares held by such dissenting resident holder will be deemed to receive a dividend equal to the amount by which the amount of the payment (excluding the amount of any interest awarded by a court) exceeds the paid-up capital (for purposes of the Canada Tax Act) of such resident holder’s Moore Wallace common shares. Counsel is advised that the amount of the paid-up capital of a Moore Wallace common share is significantly less than its current fair market value.

The difference between the amount received (excluding the amount of any interest ordered by a court) and the amount of any deemed dividend will be treated as proceeds of disposition of Moore Wallace common shares for the purpose of computing any capital gain or capital loss arising on the disposition of such shares. A capital loss arising in such circumstances may be reduced by dividends previously received or deemed to have been received on Moore Wallace common shares as described above under “—Taxation of Capital Gain or Capital Loss.”

In the case of a resident holder who is an individual (including a trust), any dividend deemed to be received as a result of the exercise of a dissent right in respect of the transaction will be included in computing the resident holder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a taxable Canadian corporation.

In the case of a resident holder that is a corporation, the amount of any dividend that is deemed to be received by the corporation on the Moore Wallace common shares will be included in computing the corporation’s income and will generally be deductible in computing its taxable income. However, in some circumstances all or part of any such deemed dividend may be treated as proceeds of disposition of the  Moore Wallace common shares for the purpose of computing the resident holder’s capital gain on the disposition of such shares. Accordingly, resident holders that are corporations should consult their tax advisors for specific advice with respect to the income tax consequences of exercising dissent rights in respect of the transaction.

A resident holder that is a “private corporation” or a “subject corporation” (as such terms are defined in the Canada Tax Act) may be liable to pay the 33 1/3% refundable tax under Part IV of the Canada Tax Act on dividends deemed to be received on the Moore Wallace common shares to the extent that such dividends are deductible in computing the corporation’s taxable income. A resident holder that is a “Canadian-controlled private corporation” (as defined in the Canada Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on dividends that are deemed to be received on Moore Wallace common shares and that are not deductible in computing taxable income.

Any interest awarded to a dissenting resident holder by a court will be included in the resident holder’s income for Canadian income tax purposes.

Exercise of Moore Wallace Stock Options

Resident holders of Moore Wallace Stock Options who are entitled to exercise and who do exercise such Moore Wallace Stock Options prior to the time that the transaction becomes effective will be subject to income tax consequences arising on such exercise that are not addressed in this summary and that may be relevant to a holder’s decision as to whether to exercise such holder’s Moore Wallace Stock Option prior to the time the transaction becomes effective. Resident holders who are considering the exercise of Moore Wallace Stock Options prior to the transaction should consult their own tax advisors to determine the tax consequences to them of such exercise.

Exchange of Moore Wallace Options for RR Donnelley Stock Options

A resident holder whose Moore Wallace Stock Option is exchanged for a right to acquire shares of  RR Donnelley common stock, including either an RR Donnelley option or an RR Donnelley restricted stock unit (which we refer to in this document as an RR Donnelley Stock Option), will not be considered to have disposed of the Moore Wallace Stock Option, provided that (i) the only consideration received by the resident holder on the exchange is the RR Donnelley Stock Option and (ii) (a) the total value immediately after the exchange of the shares of RR Donnelley common stock that the resident holder is entitled to acquire under the RR Donnelley Stock Option less the total amount payable, if any, by the resident holder to acquire such shares of RR Donnelley common stock does not exceed (b) the total value immediately before the exchange of the Moore Wallace common shares that the resident holder was entitled to acquire under the Moore Wallace Stock Option less the amount payable, if any, by the resident holder to acquire such Moore Wallace common shares. Because the only consideration that a resident holder of a Moore Wallace Stock Option will receive on the exchange of a  Moore Wallace Stock Option in the transaction will be an RR Donnelley Stock Option, and because under the terms of the plan of arrangement the value referred to in (a) above will not exceed that referred to in (b) above, no income or gain will be realized by a resident holder on the exchange of a Moore Wallace Stock Option for an RR Donnelley Stock Option.

Foreign Property Information Reporting

In general, a resident holder who holds shares of RR Donnelley common stock, or RR Donnelley Stock Options, which have a cost amount to the resident holder determined under rules in the Canada Tax Act in excess of Cdn.$100,000, may be required to file an annual information return disclosing certain information in respect of such property. Accordingly, resident holders holding RR Donnelley Stock Options or shares of RR Donnelley common stock should consult their own advisors regarding compliance with these rules.

Proposed Tax Amendments Relating to Foreign Investment Entities

On October 30, 2003, the Minister of Finance released revised proposed tax amendments regarding the taxation of certain interests in non-resident entities that are “foreign investment entities.” To the extent that these new rules apply and are enacted as proposed, unless exemptions are applicable, a Canadian resident taxpayer that holds certain interests in a foreign investment entity will be required to include in the taxpayer’s income for each year an amount of income or gains computed in accordance with the new rules, whether or not the taxpayer actually receives any income or realizes any gains. It is proposed that the new rules will take effect for taxation years that begin after 2002.

Although no assurances can be given in this regard, based in part on a certificate from an officer of  RR Donnelley, it is generally expected that RR Donnelley will not be considered a “foreign investment entity” for the purpose of these proposed tax amendments and that such proposed rules therefore should not apply to the resident holder in connection with the resident holder’s shares of RR Donnelley common stock acquired in the transaction. In any event, even if RR Donnelley is a foreign investment entity for purposes of the proposed tax amendments, it is generally expected that the proposed rules should not apply to a resident holder of a share of RR Donnelley common stock as of the effective time, provided that (i) the aggregate fair market value of all shares of RR Donnelley common stock that are held by the resident holder, or an entity or individual with whom the resident holder does not deal at arm’s length, does not exceed 10% of the fair market value of all shares of RR Donnelley common stock and (ii) it is reasonable to conclude that the resident holder has no “tax avoidance motive” (within the meaning of the proposed tax amendments) in respect of the shares of RR Donnelley common stock. The determination of whether a resident holder will have a tax avoidance motive for the purposes of the new rules will depend upon the particular circumstances of the resident holder.

Eligibility for Investment and Foreign Property Considerations

At the time of the transaction, provided that the shares of RR Donnelley common stock received in exchange for a holder’s Moore Wallace common shares are listed on a prescribed stock exchange, which includes the New York Stock Exchange and the Toronto Stock Exchange, the shares of RR Donnelley common stock (excluding RR Donnelley rights) so received will be qualified investments under the Canada Tax Act and the regulations under the Canada Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans. The RR Donnelley rights may not be qualified investments under the Canada Tax Act. However, RR Donnelley is of the view that the fair market value of such rights is nominal. Such determination of value is not binding on the Canada Customs and Revenue Agency, and counsel espresses no opinion as to the accuracy of this view. Based on such view, there should be no material consequences under the Canada Tax Act to registered retirement savings plans, registered retirement income funds or deferred profit sharing plans from holding such non-qualified investments. However, registered education savings plans acquiring such non-qualified investments may realize adverse consequences, including potential revocation of registered status, regardless of the fair market value of such non-qualified investments, and, accordingly, registered education savings plans should consult their own tax advisors.

Shares of RR Donnelley common stock will be “foreign property” for purposes of rules in the Canada Tax Act that restrict the amount of foreign property that may be held by certain taxpayers to, generally, 30% (based on cost amount for purposes of the Canada Tax Act) of all of such taxpayer’s property. A resident holder that is subject to this foreign property restriction will be considered to dispose of, and to no longer have any cost of, the resident holder’s Moore Wallace common shares, which are not foreign property. As a result of the transaction, the resident holder will be considered to acquire the shares of RR Donnelley common stock, which are foreign property, at a cost equal to the fair market value of the RR Donnelley common stock at the time of the transaction. Accordingly, the transaction may affect the calculation of the permitted amount of foreign property that may be held by such a resident holder. Such resident holders are advised to consult their own advisors in this regard.

Moore Wallace Securityholders Not Resident in Canada

The following portion of this summary is applicable to a holder of a Moore Wallace common share or a Moore Wallace Stock Option who, for the purposes of the Canada Tax Act and at all relevant times, (i) has not been, is not and will not be resident or deemed to be resident in Canada and (ii) does not, will not and will not be deemed to use or hold Moore Wallace common shares, Moore Wallace Stock Options, shares of RR Donnelley common stock or RR Donnelley Stock Options in carrying on a business in Canada (whom we refer to in this document as a non-resident holder). Special rules, which are not discussed in this summary, may apply to a holder that is an insurer carrying on business in Canada and elsewhere.

Exchange of Moore Wallace Common Shares for Shares of RR Donnelley Common Stock

A non-resident holder whose Moore Wallace common shares are exchanged for shares of RR Donnelley common stock in the transaction will not be subject to tax under the Canada Tax Act on any capital gain realized from such exchange unless the Moore Wallace Common shares are “taxable Canadian property” to the non-resident holder for purposes of the Canada Tax Act and such gain is not exempt from Canadian tax under an applicable income tax convention.

Generally, Moore Wallace common shares will not be taxable Canadian property to a non-resident holder at the effective time, provided that (i) the Moore Wallace common shares are listed on a prescribed stock exchange (which includes the Toronto Stock Exchange and the New York Stock Exchange) at that time and (ii) the non-resident holder, persons with whom the non-resident holder does not deal at arm’s length or the non-resident holder together with all such persons has not owned 25% or more of the issued shares of any class or series of the capital stock of Moore Wallace at any time during the 60-month period that ends at that time. Notwithstanding the foregoing, Moore Wallace common shares may be deemed to be taxable Canadian property in the circumstances specified in the Canada Tax Act. Even if the Moore Wallace common shares were considered to be taxable Canadian property of a non-resident holder, the non-resident holder may be exempt from tax under the Canada Tax Act pursuant to the terms of an applicable income tax treaty or convention. Non-resident holders should consult their own tax advisors with respect to the availability of any relief under the terms of any applicable income tax treaty or convention in their particular circumstances.

In the event that the Moore Wallace common shares constitute taxable Canadian property to a non-resident holder and any capital gain realized by the non-resident holder on such shares as a result of the transaction is not exempt from Canadian tax by virtue of an applicable income tax treaty or convention, the tax consequences as described above under “Moore Wallace Securityholders Resident in Canada—Exchange of Moore Wallace Common Shares for Shares of RR Donnelley Common Stock” and “Moore Wallace Securityholders Resident in Canada—Taxation of Capital Gain or Capital Loss” will generally apply.

Dissenting Shareholders

A non-resident holder who exercises the right to dissent with respect to the transaction and who receives from Moore Wallace payment of the fair value of the Moore Wallace common shares held by such dissenting non-resident holder will be deemed to receive a dividend in the amount by which the amount of the payment (excluding the amount of any interest awarded by a court) exceeds the paid-up capital (for purposes of the Canada Tax Act) of such non-resident holder’s Moore Wallace common shares. The amount of such dividend deemed to be received, and the amount of any interest awarded to the non-resident holder by a court, will be subject to Canadian withholding tax at a rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. Non-resident holders who are resident in the United States for purposes of the Treaty may be entitled to a reduction in the rate of Canadian withholding tax, (i) on interest paid by Moore Wallace to 10% and (ii) on dividends deemed to be paid by Moore Wallace to 15% unless the non-resident holder is a corporation that owns 10% or more of Moore Wallace’s voting shares, in which case the rate may be reduced to 5%. Non-resident holders should consult their own tax advisors with respect to the availability of any relief under the terms of any applicable income tax treaty or convention in their particular circumstances.

Moore Wallace Stock Options

A holder of Moore Wallace Stock Options who is not resident in Canada but (i) generally subject to Canadian income tax with respect to employment benefits relating to Moore Wallace Stock Options or (ii) for whom the Moore Wallace Stock Options are not taxable Canadian property within the meaning of the Canada Tax Act will not be required to report any income or gain for Canadian federal income tax purposes as a result of the exchange of Moore Wallace Stock Options for RR Donnelley Stock Options. Generally, Moore Wallace Stock Options will not be taxable Canadian property to a non-resident holder at the effective time, provided that (i) the Moore Wallace common shares are listed on a prescribed stock exchange (which includes the Toronto Stock Exchange and the New York Stock Exchange) at that time and (ii) the non-resident holder, persons with whom the non-resident holder does not deal at arm’s length or the non-resident holder together with all such persons has or have not owned 25% or more of the issued shares of any class or series of the capital stock of Moore Wallace at any time during the 60-month period that ends at that time.

BOARD OF DIRECTORS OF RR DONNELLEY AFTER THE TRANSACTION

Pursuant to the combination agreement, the RR Donnelley board of directors will be comprised of 15 directors upon the completion of the transaction. We currently anticipate that the following RR Donnelley directors will continue to serve on the RR Donnelley board of directors after the effective time:

[LIST CONTINUING RR DONNELLEY DIRECTORS, INCLUDING BIOGRAPHIES.]

In addition, we currently anticipate that the following directors, who currently serve on the Moore Wallace board of directors, will be elected to the RR Donnelley board of directors effective immediately after the effective time:

[LIST MOORE WALLACE DIRECTORS WHO WILL BE JOINING RR DONNELLEY BOARD, INCLUDING BIOGRAPHIES.]

The following chart provides information regarding the anticipated composition of the committees of the RR Donnelley board of directors immediately after the effective time and the annual meeting of RR Donnelley shareholders at which each director’s term will end.

	Audit	Corporate Responsibility & Governance	Executive	Finance	Human Resources	Annual Meeting at Which Term Ends
[LIST DIRECTORS]

*	Chair

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

RR Donnelley

The following table shows, as of •, 2004 except where otherwise noted, the ownership of shares of  RR Donnelley common stock, RR Donnelley restricted stock and RR Donnelley options exercisable prior to •, 2004 of each person who is known to RR Donnelley to own beneficially more than 5% of RR Donnelley’s outstanding common stock, of each RR Donnelley director, of each RR Donnelley named executive officer and by all of RR Donnelley’s directors and officers as a group. The address of each beneficial owner who is also a director or executive officer of RR Donnelley is c/o R.R. Donnelley & Sons Company, 77 West Wacker Drive, Chicago, Illinois 60601.

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Number of Shares of Restricted Stock	Stock Options Exercisable Prior to •, 2004	Total Shares	Percentage of Total Outstanding
Dodge & Cox One Sansome Street 35th Floor San Francisco, California 94104	14,853,200	(1)	0	0	14,853,200	13.1%

Northern Trust Corporation 50 South LaSalle Street Chicago, Illinois 60675	7,601,964	(2)	0	0	7,601,964	6.71%

Pacific Financial Research, Inc. 9601 Wilshire Boulevard Suite 800 Beverly Hills, California 90210	7,004,163	(3)	0	0	7,004,163	6.2%

William L. Davis, Chairman, President, Chief Executive Officer and Director

Michael B. Allen, Executive Vice President, Print Solutions

Ronald E. Daly, former President, Print Solutions

Joseph C. Lawler, Executive Vice President

Robert S. Pyzdrowski, President, Solutions Delivery, Print Solutions

Gregory A. Stoklosa, Executive Vice President and Chief Financial Officer

Joseph B. Anderson, Jr., Director

Gregory Q. Brown, Director

Martha Layne Collins, Director

James R. Donnelley, Director

Judith H. Hamilton, Director

Thomas S. Johnson, Director

Oliver R. Sockwell, Director

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Restricted Stock	Stock Options Exercisable Prior to •, 2004	Total Shares	Percentage of Total Outstanding
Bide L. Thomas, Director

Norman H. Wesley, Director

Stephen M. Wolf, Director

All directors and officers as a group

*	Ownership represents less than 1% of the outstanding shares of common stock.
(1)	The number of shares of RR Donnelley common stock beneficially owned is based on an amended Schedule 13G filed on February 13, 2003 by Dodge & Cox reflecting ownership as of December 31, 2002. According to the amended Schedule 13G, Dodge & Cox has sole investment authority over all shares of RR Donnelley common stock, sole voting authority over 13,641,120 shares of RR Donnelley common stock and shared voting authority over 282,200 shares of RR Donnelley common stock.
(2)	The number of shares of RR Donnelley common stock beneficially owned is based on an amended Schedule 13G filed on February 13, 2003 by Northern Trust Corporation reflecting ownership as of December 31, 2002. According to the amended Schedule 13G, Northern Trust has sole investment authority over all shares of RR Donnelley common stock, sole voting authority over 5,751,766 shares of RR Donnelley common stock, shared voting authority over 1,529,240 shares of RR Donnelley common stock and no voting authority over 320,958 shares of RR Donnelley common stock.
(3)	The number of shares of RR Donnelley common stock beneficially owned is based on an amended Schedule 13G filed on February 14, 2003 by Pacific Financial Research, Inc. reflecting ownership as of December 31, 2002. According to the amended Schedule 13G, Pacific has sole investment authority over all shares of RR Donnelley common stock, sole voting authority over 6,485,400 shares of RR Donnelley common stock and no voting authority over 518,763 shares of RR Donnelley common stock.

Moore Wallace

The following table shows, as of •, 2004 except where otherwise noted, the ownership of Moore Wallace common shares, Moore Wallace restricted stock units and Moore Wallace options exercisable prior to •, 2004 of each person who is known to Moore Wallace to own beneficially more than 5% of Moore Wallace’s outstanding common shares, of each Moore Wallace director, of each Moore Wallace named executive officer and by all of Moore Wallace’s directors and officers as a group. The address of each beneficial owner who is also a director or executive officer of Moore Wallace is c/o Moore Wallace Incorporated, 6100 Vipond Drive, Mississauga, Ontario L5T 2X1, Canada.

Name of Beneficial Owner	Number of Common Shares		Number of Restricted Stock Units	Stock Options Exercisable Prior to •, 2004	Total Shares	Percentage of Total Outstanding
Greenwich Street Capital Partners II, L.P. 500 Campus Drive, Suite 220 Florham Park, NJ 07932	13,096,155	(1)	0	0	13,096,155	8.29%

FMR Corp. 82 Devonshire Street Boston, MA 02109	11,366,610	(2)	0	0	11,366,610	7.19%

Neuberger Berman, LLC 605 Third Avenue New York, NY 10158	9,597,859	(3)	0	0	9,587,859	6.07%

Name of Beneficial Owner	Number of Common Shares	Number of Restricted Stock Units	Stock Options Exercisable Prior to •, 2004	Total Shares	Percentage of Total Outstanding
Mark A. Angelson, Chief Executive Officer and Director

Mark S. Hiltwein, Executive Vice President and Chief Financial Officer

Thomas W. Oliva, President and Chief Operating Officer

Thomas J. Quinlan, III, Executive Vice President, Business Integration

Michael S. Kraus, Senior Vice President, Mergers & Acquisitions

Dean E. Cherry, Group President, Commercial and Direct Mail

Alfred C. Eckert III, Chairman and Director

Robert F. Cummings, Jr., Director

Ronald J. Daniels, Director

Joan D. Manley, Director

John C. Pope, Director

Michael T. Riordan, Director

Lionel H, Schipper, Director

John W. Stevens, Director

All directors and officers as a group

*	Ownership represents less than 1% of the outstanding common shares.
(1)	The number of Moore Wallace common shares beneficially owned is based on an amended Schedule 13D filed on December 1, 2003 by Greenwich Street Capital Partners II, L.P. reflecting ownership as of December 1, 2003. According to the amended Schedule 13D, Greenwich Street Capital Partners II, L.P. has shared investment and voting authority over all the Moore Wallace common shares beneficially owned by it.
(2)	The number of Moore Wallace common shares beneficially owned is based on a Form 13F filed on November 14, 2003 by FMR Corp. reflecting ownership as of September 30, 2003. According to the Form 13F, FMR Corp. has defined investment authority over all Moore Wallace common shares, sole voting authority over 4,549,360 Moore Wallace common shares and no voting authority over 6,817,250 Moore Wallace common shares beneficially owned by it.
(3)	The number of Moore Wallace common shares beneficially owned is based on a Form 13F filed on October 15, 2003 by Neuberger Berman, LLC reflecting ownership as of September 30, 2003. According to the Form 13F, Neuberger Berman, LLC has sole investment authority over 3,078,828 Moore Wallace common shares, defined investment authority over 6,519,031 Moore Wallace common shares, sole voting authority over 3,029,236 Moore Wallace common shares and no voting authority over 6,568,623 Moore Wallace common shares beneficially owned by it.

DESCRIPTION OF RR DONNELLEY CAPITAL STOCK

The authorized capital stock of RR Donnelley consists of: (i) 500,000,000 shares of common stock, par value $1.25 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. As of • 2004, • shares of common stock were issued and outstanding. No shares of preferred stock are currently outstanding, but 500,000 shares have been designated as Series A Junior Participating Preferred Stock. See “—Preferred Stock Purchase Rights” beginning on page 123.

The following summary description of the capital stock of RR Donnelley does not purport to be complete and is qualified in its entirety by reference to the restated certificate of incorporation and by-laws of  RR Donnelley, the Rights Agreement, dated as of April 25, 1996, between RR Donnelley and EquiServe Trust Company, N.A., as successor to First Chicago Trust Company of New York, as rights agent, and the DGCL. If you would like more information on the common stock, preferred stock purchase rights and preferred stock of RR Donnelley, you should review those documents, each of which RR Donnelley has filed or incorporated by reference as an exhibit to filings incorporated by reference in this document. See “Where You Can Find More Information” beginning on page 194.

Common Stock

Subject to the prior dividend rights as may be fixed by the board of directors of RR Donnelley in creating a new series of preferred stock, holders of RR Donnelley common stock are entitled to receive, from funds legally available therefor, dividends when and as declared by the board of directors.

The holders of RR Donnelley common stock are entitled to one vote for each share held, without the right to cumulate votes for the election of directors. Under the restated certificate of incorporation:

•	the board of directors is divided into three classes, and each director is elected to serve for a three-year term;

•	the number of directors which constitutes the full board of directors shall be not less than nine nor more than 15; and

•	the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of RR Donnelley’s stock of each class having voting power is required to amend or repeal the foregoing provisions.

RR Donnelley may not sell, lease or exchange all or substantially all of its property and assets nor may it merge or consolidate except with a corporation of which at least 90% of the outstanding shares of each class of stock is owned by RR Donnelley, unless authorized by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of RR Donnelley’s stock of each class having voting power with respect to the proposed transaction. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of RR Donnelley’s stock of each class having voting power is required to amend or repeal this provision.

If RR Donnelley liquidates, dissolves or winds up its affairs, the holders of RR Donnelley common stock will be entitled to receive, after its creditors have been paid and the holders of any then outstanding series of preferred stock have received their liquidation preferences, all of the remaining assets of RR Donnelley in proportion to their share holdings. Holders of RR Donnelley common stock do not have pre-emptive rights to acquire any securities of RR Donnelley. The outstanding shares of RR Donnelley common stock are fully paid and are nonassessable. The outstanding shares of RR Donnelley common stock are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange.

Preferred Stock Purchase Rights

Each outstanding share of RR Donnelley common stock has attached to it one right (which we refer to in this section of this document as a right) to purchase from RR Donnelley one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $140 per right (which we refer to in this document as the purchase price).

The rights are attached to shares of RR Donnelley common stock, and no separate rights certificates will be distributed prior to the distribution date (as defined below). The rights will separate from the RR Donnelley common stock upon the earliest of:

•	10 days following a public announcement that a person or group (which person or group we refer to in this document as an acquiring person), together with persons affiliated or associated with it, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of RR Donnelley common stock (which we refer to in this document as the stock acquisition date);

•	10 business days, or such later date as the RR Donnelley board of directors shall determine, following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of RR Donnelley common stock; or

•	10 business days following a determination by the RR Donnelley board of directors that a person (whom we refer to in this document as an adverse person), alone or together with its affiliates and associates, has become the beneficial owner of more than 10% of the outstanding shares of RR Donnelley common stock and that

–	such beneficial ownership is intended to cause RR Donnelley to repurchase the RR Donnelley common stock beneficially owned by such person or to cause pressure on RR Donnelley to take action or enter into transactions intended to provide such person with short-term financial gain under circumstances where the board of directors determines that the best long-term interests of RR Donnelley would not be served by taking such action or entering into such transactions at the time; or

–	such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including impairment of relationships with customers or impairment of RR Donnelley’s ability to maintain its competitive position) on the business or prospects of RR Donnelley.

In this document we refer to the earliest of the dates described in the three preceding bullet points as the distribution date.

Until the distribution date, or earlier redemption or expiration of the rights, the rights may be transferred only with the common stock to which they are attached.

The rights will become first exercisable on the distribution date and will expire at the close of business on August 8, 2006, unless earlier redeemed by RR Donnelley as described below. Notwithstanding the foregoing, the rights will not be exercisable after the occurrence of a triggering event (as defined below) until RR Donnelley’s right of redemption has expired.

As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of RR Donnelley common stock as of the close of business on the distribution date and, thereafter, the separate rights certificates alone will evidence the rights. Except for shares of RR Donnelley common stock issued or sold after the distribution date pursuant to the exercise of stock options or under any employee benefit plan or arrangement granted or awarded prior to the distribution date, or the exercise, conversion or exchange of securities issued by RR Donnelley, and except as otherwise determined by the  RR Donnelley board of directors, only shares of RR Donnelley common stock issued prior to the distribution date will be issued with rights.

If any person becomes:

•	an acquiring person, except:

–	pursuant to an offer for all outstanding shares of RR Donnelley common stock which the independent directors of RR Donnelley determines to be fair to and otherwise in the best interest of RR Donnelley and its shareholders after receiving advice from one or more investment banking firms (which we refer to in this document as a qualifying offer) and

–	for persons who report their ownership on Schedule 13G under the Exchange Act or on Schedule 13D under the Exchange Act, provided that they do not state any intention to, or reserve the right to, control or influence the management or policies of RR Donnelley and such persons certify that they became an acquiring person inadvertently and they agree that they will not acquire any additional shares of RR Donnelley common stock; or

•	an adverse person,

then the rights will “flip-in” and entitle each holder of a right, except as provided below, to purchase, upon exercise at the then current purchase price, that number of shares of RR Donnelley common stock having a market value of two times the then current purchase price. In this document we refer to occurrence of either event described in the two preceding bullet points as a triggering event.

Any rights beneficially owned at any time on or after the earlier of the distribution date and the stock acquisition date by an acquiring person, an adverse person or an affiliate or associate of an acquiring person or an adverse person, whether or not such ownership is subsequently transferred, will become null and void upon the occurrence of a triggering event, and any holder of such rights will have no right to exercise such rights.

If, following a stock acquisition date, RR Donnelley is acquired in a merger or other business combination in which RR Donnelley common stock does not remain outstanding or is changed, other than a merger consummated pursuant to a qualifying offer, or 50% of the consolidated assets or earning power of  RR Donnelley is sold or otherwise transferred to any person, other than to RR Donnelley or any of its subsidiaries, in one transaction or a series of related transactions, the rights will “flip-over” and entitle each holder of a right, except as provided in the preceding paragraph, to purchase, upon the exercise of the right at the then current purchase price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current purchase price.

At any time until the earlier of:

•	ten days following the stock acquisition date; and

•	August 8, 2006,

RR Donnelley may redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment. RR Donnelley may, at its option, pay the redemption price in cash, shares of RR Donnelley common stock, based on the current market price of the common stock at the time of redemption, or any other form of consideration deemed appropriate by the RR Donnelley board of directors. Immediately upon the action of the RR Donnelley board of directors ordering the redemption of the rights, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the applicable redemption price. In addition, after a triggering event, at the election of the RR Donnelley board of directors, the outstanding rights, other than those beneficially owned by an acquiring person, adverse person or an affiliate or associate of an acquiring person or adverse person, may be exchanged, in whole or in part, for shares of RR Donnelley common stock or shares of

RR Donnelley preferred stock having essentially the same value or economic rights as shares of common stock. Immediately upon the action of the RR Donnelley board of directors ordering any such exchange, and without any further action or any notice, the rights, other than rights that are not subject to the exchange, will terminate, and the rights will only entitle holders to receive the shares issuable upon the exchange.

Until a right is exercised, the holder of the right will have no rights as an RR Donnelley shareholder, including, without limitation, the right to vote or to receive dividends.

At any time prior to the distribution date, RR Donnelley may, without the approval of any holder of the rights, supplement or amend any provision of the rights agreement. After the distribution date, the rights agreement may be amended only:

•	to cure ambiguities;

•	to correct inconsistent provisions;

•	to shorten or lengthen any time period under the rights agreement; or

•	in ways that do not adversely affect the holders of the rights, other than an acquiring person or adverse person.

From and after the distribution date, the rights agreement may not be amended to lengthen:

•	a time period relating to when the rights may be redeemed at any time when the rights are not then redeemable or

•	any other time period unless the lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the rights, other than an acquiring person or adverse person.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire RR Donnelley on terms not approved by the RR Donnelley board of directors. The rights should not interfere with any merger or other business combination approved by the RR Donnelley board of directors because the RR Donnelley board of directors may, at its option, at any time until 10 days following the stock acquisition date, redeem all, but no less than all, of the then outstanding rights at the applicable redemption price.

Preferred Stock

The RR Donnelley board of directors is authorized to provide for the issuance from time to time of shares of preferred stock in one or more series and to fix the designation, dividend rate, voting powers, redemption price or prices, voluntary and involuntary liquidation prices, sinking fund provisions, if any, conversion provisions, if any, and any other rights and preferences applicable to the shares of such series. If shares of preferred stock are issued that have been designated to receive cumulative dividends or that include sinking fund requirements, conversion or redemption provisions, such issuance could have an adverse effect on the availability of earnings for distribution to the holders of common stock.

Provisions of the Restated Certificate of Incorporation and By-Laws

Several provisions of RR Donnelley’s restated certificate of incorporation and by-laws, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including an attempt that might result in payment of a premium over the market price for shares held by RR Donnelley shareholders.

RR Donnelley’s restated certificate of incorporation provides for the RR Donnelley board of directors to be divided as equally as possible into three classes of directors serving staggered, three-year terms. As a result, approximately one-third of the RR Donnelley board of directors will be elected each year. Classification of the board of directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid. Moreover, under the DGCL, in the case of a corporation having a classified board of directors, the shareholders may remove a director only for cause. These provisions, when coupled with provisions of the by-laws authorizing only the board of directors to fill vacant directorships, will preclude RR Donnelley shareholders from removing incumbent directors without cause and simultaneously gaining control of the RR Donnelley board of directors by filling the vacancies with their own nominees.

RR Donnelley’s by-laws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice of the business or any director nomination in writing. To be timely, a shareholder’s notice must be delivered to, or mailed to and received by, RR Donnelley’s corporate secretary at the principal executive office of RR Donnelley not less than 60 days nor more than 90 days prior to the annual meeting, or, if less than 75 days notice or prior public disclosure of the date of the meeting is given, not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the annual meeting was mailed, or the day on which public disclosure of the date of the annual meeting was made. The by-laws also specify requirements pertaining to the form and substance of a shareholder’s notice. These provisions may preclude some shareholders from making nominations for directors at an annual meeting or from bringing other matters before the RR Donnelley shareholders at an annual meeting.

RR Donnelley’s by-laws provide that special meetings of RR Donnelley shareholders may only be called by RR Donnelley’s chief executive officer, president, chairman of the board or secretary upon a resolution adopted by the affirmative vote of a majority of the RR Donnelley board of directors. Business transacted at any special meeting is limited to the general objective stated in the call. Accordingly, RR Donnelley shareholders are precluded from bringing matters before RR Donnelley shareholders at a special meeting.

The restated certificate of incorporation does not allow shareholders to take action by written consent.

Statutory Provisions

Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon becoming an interested stockholder, the stockholder then owned at least 85% of the voting stock of the corporation, as defined in Section 203; or

•	subject to that date, the business combination is approved by both the corporation’s board of directors and by holders of at least 66 2/3% of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder.

For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns, or, within the prior three years, did own, 15% or more of the corporation’s voting stock.

Limitations of Liability

RR Donnelley’s restated certificate of incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the DGCL and any amendments to the DGCL. Specifically, directors will not be held personally liable to RR Donnelley or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for a breach of the duty of loyalty;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper repurchase of stock under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The principal effect of the limitations of liability provision is that a shareholder is unable to prosecute an action for monetary damages against RR Donnelley directors unless the shareholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the United States federal securities laws. Although the restated certificate of incorporation limits the personal liability of directors, it does not eliminate the directors’ duty of care. The inclusion of the limitation of liability provision in the restated certificate of incorporation may, however, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited RR Donnelley and its shareholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

Indemnification

For a discussion of the provisions of the DGCL and RR Donnelley’s restated certificate of incorporation relating to indemnification of directors and officers, see “Comparison of Shareholder Rights—Indemnification of Directors and Officers” beginning on page 139.

Transfer Agent and Registrar

EquiServe Trust Company, N.A. is the transfer agent and registrar for RR Donnelley common stock. EquiServe’s address is P.O. Box 8250, Edison, New Jersey 08818-9086.

COMPARISON OF SHAREHOLDER RIGHTS

As a result of the transaction, Moore Wallace shareholders will receive shares of RR Donnelley common stock in exchange for their Moore Wallace common shares. RR Donnelley is incorporated under the DGCL and, accordingly, is governed by Delaware law and the RR Donnelley restated certificate of incorporation and by-laws. Moore Wallace is continued under the CBCA and, accordingly, is governed by the CBCA and the Moore Wallace articles of continuance and by-laws. The transaction does not contemplate any changes to RR Donnelley’s restated certificate of incorporation. However, the transaction does contemplate changes to the RR Donnelley by-laws as described in “The Combination Agreement—Amendments to RR Donnelley’s By-Laws” beginning on page 96. The comparison below reflects those contemplated changes.

Although the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a corporation continued under the CBCA, there are several differences. The following is a summary of the material differences in the rights of holders of Moore Wallace and RR Donnelley shares. These differences arise from the differences between Delaware law and the CBCA and between the Moore Wallace articles of continuance and by-laws and RR Donnelley’s restated certificate of incorporation and by-laws. This summary is not intended to be complete and is qualified in its entirety by reference to Delaware law, the CBCA and the governing corporate instruments of Moore Wallace and RR Donnelley.

Authorized Capital Stock

Moore Wallace	RR Donnelley

•        An unlimited number of common shares, of which approximately • are outstanding as of •, 2004

•        An unlimited number of preference shares, issuable in series, none of which are outstanding

•        An unlimited number of series 1 preference shares, none of which are outstanding

•        500,000,000 shares of common stock, par value $1.25 per share, of which approximately • are issued and outstanding as of •, 2004

•        2,000,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding but of which 500,000 have been designated as Series A Junior Participating Preferred Stock

Dividends

Moore Wallace	RR Donnelley

Moore Wallace’s articles of continuance provide that holders of common shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Moore Wallace, to receive any dividend declared by Moore Wallace. Moore Wallace suspended payment of dividends on its common shares in 2001. See “Comparative Market Prices and Dividends” beginning on page 145.

RR Donnelley’s by-laws provide that, subject to the certificate of incorporation, the board may declare dividends at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the certificate of incorporation. RR Donnelley has historically paid quarterly dividends to holders of its common stock.

Sources of Dividends

Moore Wallace	RR Donnelley

Dividends may be declared at the discretion of the board of directors. Under the CBCA, Moore Wallace may pay dividends unless there are reasonable grounds	Dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal

for believing that (i) Moore Wallace is, or would after such payment be, unable to pay its liabilities as they become due or (ii) the realizable value of Moore Wallace’s assets would be less than the aggregate of its liabilities and stated capital of all classes of shares.	year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

Size of the Board of Directors

Moore Wallace	RR Donnelley

Moore Wallace’s articles of continuance provide that the number of directors of Moore Wallace shall consist of a minimum of seven and a maximum of fifteen. The CBCA provides that any amendment to increase or decrease this minimum or maximum number of directors requires the approval of shareholders of Moore Wallace by special resolution (as defined below). Subject to the specified minimum and maximum numbers of directors, Moore Wallace’s articles of continuance authorize the board of directors to determine the number of directors of Moore Wallace from time to time and to appoint additional directors to fill any vacancies created by increasing the size of the board of directors within the limits specified by the CBCA. In accordance with the CBCA, the total number of directors so appointed by the board of directors may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders, and such directors shall hold office for a term expiring not later than the close of the next annual meeting of shareholders.

The DGCL provides that a corporation’s board must consist of one or more members and that the number of directors shall be fixed by, or in the manner provided in, the corporation’s bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.

RR Donnelley’s restated certificate of incorporation provides that the number of directors is determined by the by-laws except that the number will be not less than nine nor more than 15.

The combination agreement and the contemplated amendments to RR Donnelley’s by-laws provide that at the closing of the transaction the board will have 15 members. Immediately prior to the 2005 annual meeting or RR Donnelley shareholders, four directors will retire, and the number of directors which shall constitute the total number of authorized directorships (whether or not there exist any vacancies or unfilled previously authorized directorships) will be reduced to 11. The composition of the board and other related matters are described in “The Transaction—Interests of Moore Wallace Directors and Executive Officers in the Transaction” beginning on page 81, and the by-law amendments are described in “The Combination Agreement—Amendments to RR Donnelley’s By-Laws” beginning on page 96.

Classification of the Board of Directors

Moore Wallace	RR Donnelley

The Moore Wallace board is not divided into classes.

The DGCL provides that the directors of a corporation may be divided into one, two or three classes and with staggered terms.

RR Donnelley’s restated certificate of incorporation and by-laws provide that the board directors is divided into three classes of as nearly equal size as possible, with each class serving for three-year terms and one class of directors up for election each year.

Citizenship and Residency of Directors

Moore Wallace	RR Donnelley

The CBCA and Moore Wallace’s by-laws provide that at least 25% of the directors (or if less than four directors, at least one director) must be resident Canadians. Except as permitted by the CBCA no business may be transacted by the board of directors except at a meeting of directors at which a quorum is present and at least 25% of the directors present are resident Canadians or, if Moore Wallace has less than four directors, at least one of the directors present is a resident Canadian. The CBCA requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates. Moore Wallace’s by-laws further require that at least one-third of the directors of Moore Wallace not be officers or employees of Moore Wallace or any of its affiliates.

The DGCL does not have director residency requirements comparable to those of the CBCA but permits a corporation to prescribe qualifications for directors under its certificate of incorporation or bylaws.

Neither RR Donnelley’s restated certificate of incorporation nor its by-laws prescribe citizenship or residency qualifications for its directors.

Removal of Directors

Moore Wallace	RR Donnelley

Under the CBCA, provided that the articles of a corporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The DGCL provides that generally any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors except in the case of a corporation which has a classified board. In the case of a corporation having a classified board, shareholders may remove a director or directors only for cause unless the certificate of incorporation otherwise provides.

Moore Wallace’s articles of continuance do not provide for cumulative voting. Moore Wallace’s by-laws provide that directors shall be elected yearly at the annual meeting of shareholders and shall hold office until the next annual meeting of shareholders. Each director then in office shall retire, but shall be eligible for re-election. If an election of directors is not held at the annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected.

RR Donnelley has a classified board and its restated certificate of incorporation does not provide for removal of directors other than for cause.

RR Donnelley’s restated certificate of incorporation and by-laws generally provide that each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. In addition, until the third anniversary of the effective time of the transaction, the approval of two-thirds of the board will be required to remove the chairman of the board from such position. See “The Combination Agreement—Amendments to RR Donnelley’s By-Laws” beginning on page 96.

Filling Vacancies on the Board of Directors

Moore Wallace	RR Donnelley

Under the CBCA, a vacancy among the directors created by the removal of a director may be filled at a meeting of shareholders at which the director is removed. In addition, both the CBCA and Moore Wallace’s by-laws allow a vacancy on the board to be filled by a quorum of directors except when the vacancy results from an increase in the number or minimum or maximum number of directors or from a failure to elect the number or minimum number of directors required by Moore Wallace’s articles of continuance. Under Moore Wallace’s by-laws, whenever a vacancy occurs on the board which results in the board not having a quorum or there has been a failure to elect the number or minimum number of directors provided for in Moore Wallace’s articles of continuance, the remaining directors shall call a special meeting of shareholders to fill the vacancy. If the board fails to call such a meeting or if there are no such directors then in office, any shareholder may call the meeting. In addition, Moore Wallace’s by-laws and the CBCA authorize the board to appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

RR Donnelley’s by-laws provide that, if any vacancy occurs on the board caused by the death, resignation, retirement, disqualification or removal from office of any director or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, even if less than a quorum, may choose the successor or fill the newly created directorship. The director so chosen will hold office until the next annual election of that director’s class and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Quorum of Directors

Moore Wallace	RR Donnelley

Moore Wallace’s by-laws provide that a quorum is four directors, or such greater number of directors as may be determined from time to time by resolution of the directors.

RR Donnelley’s by-laws provide that a majority of the board will constitute a quorum. However, if less than a majority of the directors are present, a majority of the directors present may adjourn the meeting from time to time without further notice.

Required Vote for Certain Transactions

Moore Wallace	RR Donnelley

Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances and sales, leases or exchanges of all, or substantially all, the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is

RR Donnelley’s restated certificate of incorporation provides that RR Donnelley may not sell, lease or exchange all or substantially all of its property and assets, nor may it merge or consolidate, except with a corporation of which at least 90% of the outstanding shares of each class of the stock is owned by RR Donnelley, unless authorized by the affirmative vote of two-thirds of all outstanding

a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.	shares of each class of stock having voting power with respect to the proposed transaction.

Call of a Special Meeting of Shareholders

Moore Wallace	RR Donnelley

Under the CBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at the meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the CBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If the directors do not call such meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting. Under the Moore Wallace by-laws, the directors have the power at any time to call special meetings of shareholders.

Under the DGCL, a special meeting of shareholders may be called only by a corporation’s board of directors or such person or persons as may be authorized in the certificate of incorporation or bylaws. RR Donnelley’s by-laws provide that, unless otherwise prescribed by statute or by RR Donnelley’s certificate of incorporation, a special meeting of
RR Donnelley shareholders may be called at any time by the chief executive officer, president or the chairman of the board and must be called by the secretary pursuant to a resolution adopted by the affirmative vote of a majority of the whole board.

Quorum of Shareholders

Moore Wallace	RR Donnelley

Two persons present in person and each entitled to vote constitutes a quorum for the transaction of business at any meeting of Moore Wallace shareholders.

RR Donnelley’s by-laws provide that the holders of a majority of the RR Donnelley stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum at any meeting of RR Donnelley shareholders, except as otherwise provided by statute or by RR Donnelley’s certificate of incorporation.

Notice of Meeting of Shareholders

Moore Wallace	RR Donnelley

Notices of the date, time and place of a meeting of shareholders must be sent not less than 21 nor more than 60 days (or such other period as may be prescribed by the regulations under the CBCA) before the meeting to each director, to the auditor and to each holder of shares carrying voting rights at the close of business on the record date for the notice.

The DGCL provides that, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting stating, among other things, the place (if any), date and hour of the meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting.

RR Donnelley’s by-laws provide that written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called must be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the board, the chief executive officer, the chairman of the board or the president to each shareholder of record entitled to vote at such meeting.

Record Date for Notice of Meetings of Shareholders

Moore Wallace	RR Donnelley

The directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 21 days (or such other period as may be prescribed by the regulations under the CBCA) the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held. If a record date is fixed, notice thereof shall be given, not less than seven days before the date so fixed (or such other period prescribed by the regulations under the CBCA) by newspaper advertisement in the manner provided by the CBCA and by written notice to each stock exchange in Canada on which the shares of Moore Wallace are listed for trading.

The DGCL provides that, for the purposes of determining the shareholders entitled to notice of and to vote at any shareholder meeting, the board of a corporation may fix a record date that does not precede the date upon which the resolution fixing the record date is adopted by the board and that is not more than 60 nor less than 10 days before the date of the meeting. The DGCL further provides that if no record date is fixed, the record date shall be the close of business on the day next preceding the date on which notice of the meeting is given.

RR Donnelley’s by-laws provide that the board may fix in advance a date, not exceeding 50 days preceding the date of any meeting of shareholders as a record date for determining shareholders entitled to notice of, and vote at, any meeting of shareholders.

Proxies

Moore Wallace	RR Donnelley

Every Moore Wallace shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a person or one or more alternate persons, who need not be shareholders, to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. The proxy shall be dated and shall be executed by the shareholder or the shareholder’s attorney authorized in writing, or if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and shall cease to be valid one year from the date thereof. The directors may by resolution fix a time not exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with Moore Wallace or an agent thereof and any period of time so fixed shall be specified in the notice calling the meeting.

The DGCL provides that each shareholder entitled to vote at a shareholder meeting or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy, but no proxy may be voted or acted upon after three years from its date unless the proxy provides for a longer period.

RR Donnelley’s by-laws provide that, at all meetings of shareholders, a shareholder may vote by proxy if the proxy is properly submitted by the shareholder or the shareholder’s authorized attorney-in-fact. The proxy must be filed with the corporate secretary of RR Donnelley before or at the time of the meeting. No proxy will be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Amendment of Articles of Continuance or Certificate of Incorporation

Moore Wallace	RR Donnelley

Under the CBCA, any amendment to the articles generally requires approval by special resolution. Moore Wallace’s authorized capital shares includes an unlimited number of preference shares issuable in series. The directors may amend Moore Wallace’s articles of continuance to fix each series of preference shares and determine the rights and privileges associated therewith without approval of the shareholders.

Generally, the DGCL provides that a corporation may amend its certificate of incorporation if its board has adopted a resolution setting forth the amendment proposed and declared its advisability, followed by the affirmative votes of a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

RR Donnelley’s restated certificate of incorporation provides that it may be amended in the manner prescribed by statute. However, any amendment of the provisions relating to the number, election, terms and removal of directors and the vote required to approve certain business combinations or divestitures requires the affirmative vote of holders of at least two-thirds of all of the outstanding shares of stock of each class having voting power.

Amendment of By-Laws

Moore Wallace	RR Donnelley

The Moore Wallace board may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the corporation. Where the directors make, amend or repeal a by-law, they are required under the CBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders who voted in respect of the resolution. If a by-law, amendment or repeal is rejected by shareholders, or the directors of a corporation do not submit a by-law, an amendment or a repeal to the shareholders at the next meeting of shareholders, the by-law, amendment or repeal will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect will be effective until it is confirmed or confirmed as amended by the shareholders.

The DGCL provides that the shareholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, such power upon the board.

RR Donnelley’s by-laws provide that they may be altered, amended or repealed at any regular meeting of the board or at any special meeting of the board if notice of the alteration, amendment or repeal is contained in the notice of the special meeting. However, no amendment of the by-laws may conflict with the provisions of RR Donnelley’s restated certificate of incorporation.

Notwithstanding the foregoing, until the third anniversary of the effective time of the transaction and subject to the provisions of the restated certificate of incorporation, the sections of the by-laws relating to the composition and powers of the board committees, officers of the corporation, appointed officers and amendments to the by-laws may not be altered, amended or repealed, and no provision inconsistent with these sections may be adopted by the board or recommended or submitted by the board for adoption by the RR Donnelley shareholders without the affirmative vote of at least 66 2/3% of the board. See “The Combination Agreement—Amendments to RR Donnelley’s By-Laws” beginning on page 96.

Dissent or Dissenters’ Appraisal Rights

Moore Wallace	RR Donnelley

The CBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Such matters include:

•        any amalgamation with another corporation (other than with certain affiliated corporations);

•        an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class in respect of which a shareholder is dissenting;

•        an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

•        a continuance under the laws of another jurisdiction;

•        a sale, lease or exchange of all, or substantially all, the property of the corporation other than in the ordinary course of business;

•        a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation;

•        the carrying out of a going-private transaction or a squeeze-out transaction; and

•        certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series entitled to vote on such matters;

provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

The DGCL provides that a holder of shares of any class or series has the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for the shareholder’s shares equal to the fair value of the holder’s shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or the dissenting shareholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•        shares of stock of the surviving corporation;

•        shares of stock of another corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

or held of record by more than 2,000 shareholders;

•        cash in lieu of fractional shares of the stock described in the two preceding bullets; or

•        any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation if the merger did not require the vote of the shareholders of the surviving corporation.

Oppression Remedy

Moore Wallace	RR Donnelley

The CBCA provides an oppression remedy that enables a court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that:

The DGCL does not provide for a similar remedy.

(i) any act or omission of the corporation or an affiliate effects a result;

(ii) the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or

(iii) the powers of the directors of the corporation or an affiliate are or have been exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any securityholder, creditor, director or officer of the corporation.

A complainant means:

(i) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates;

(ii) a present or former officer or director of the corporation or any of its affiliates;

(iii) the director appointed under the CBCA; and

(iv) any other person who in the discretion of the court is a proper person to make such application.

The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action—see below). The complainant is not required to give security for costs in an oppression action.

Shareholder Derivative Actions

Moore Wallace	RR Donnelley

A Moore Wallace shareholder may apply to the court for leave to bring an action in the name of, and on behalf of, Moore Wallace or any subsidiary, or to intervene in an existing action to which Moore Wallace or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of Moore Wallace or its subsidiary. Under the CBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

(i) the shareholder has given the requisite notice to the directors of Moore Wallace or its subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action;

(ii) the shareholder is acting in good faith; and

(iii) it appears to be in the interests of
Moore Wallace or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the CBCA, the court in a derivative action may make any order it thinks fit. In addition, under the CBCA, a court may order Moore Wallace or its subsidiary to pay the shareholder’s interim costs, including reasonable legal fees and disbursements. Although the shareholder may be held accountable for the interim costs on final disposition of the complaint, the shareholder is not required to give security for costs in a derivative action.

Under Delaware law, RR Donnelley shareholders may bring derivative actions on behalf of, and for the benefit of, RR Donnelley. The plaintiff in a derivative action on behalf of RR Donnelley either must be or have been a shareholder of
RR Donnelley at the time of the transaction of which the shareholder complains or must be a shareholder who received shares of RR Donnelley common stock automatically due to the transaction. A shareholder may not sue derivatively on behalf of RR Donnelley unless the shareholder first makes demand on RR Donnelley that it bring suit and such demand is refused, unless it is shown that such a request would not likely succeed.

Advance Notice Provisions for Shareholder Nominations and Proposals

Moore Wallace	RR Donnelley

Under the CBCA, proposals with respect to the nomination of candidates for election to the board of directors may be made by certain registered or beneficial holders of shares entitled to be voted at an annual meeting of shareholders. To be eligible to submit a proposal, a shareholder must be the registered or beneficial holder of, or have the support of the registered or beneficial holders of, (i) at least 1% of the total number of outstanding voting shares of the corporation or (ii) shares whose fair market value is at least Cdn.$2,000 on the close of business on the day before the shareholder submits the proposal, and such registered or beneficial holder(s) must have held such

RR Donnelley’s by-laws provide that, subject to any special rights of any holders of preferred stock, nominations for the election of directors may be made by the board, a committee appointed by the board or any RR Donnelley shareholder entitled to vote in the election of directors generally.

In addition, RR Donnelley’s by-laws provide that in order for a shareholder to bring an item of business before the annual meeting it must have been specified in a written notice given to RR Donnelley.

However, a shareholder may only nominate persons for election as directors at a meeting at which shares for at least six months immediately prior to the day upon which the shareholder submits the proposal. In order for a proposal to include nominations of directors, it must be signed by one or more holders of shares representing not less than 5% of the shares (or shares of a class) entitled to vote at the meeting. Notwithstanding the foregoing, these provisions do not preclude nominations made at meetings of shareholders.

A proposal under the CBCA must include the name and address of the person submitting the proposal, the names and addresses of the person’s supporters (if applicable), the number of shares of the corporation owned by the person and the date upon which such shares were acquired.

If the proposal is submitted at least 90 days before the anniversary date of the notice of meeting sent to shareholders in connection with the previous annual meeting of shareholders, and the proposal meets other specified requirements, the corporation shall set out the proposal in the management information circular of the corporation or attach the proposal to the management information circular. In addition, if so requested by the person submitting the proposal, the corporation shall include in or attach to the management information circular a statement in support of the proposal by the person and the name and address of the person. If a corporation refuses to include a proposal in a management information circular, the corporation shall notify the person in writing within 21 days of its receipt of the proposal (or proof of ownership of securities of the person) of its intention to omit the proposal and the reasons therefor. In any such event, the person submitting the proposal may make application to a court, and a court may restrain the holding of the meeting and make any further order it sees fit. In addition, a corporation may apply to a court for an order permitting the corporation to omit the proposal from the management information circular, and the court may make such order as it thinks fit.

Neither Moore Wallace’s articles of continuance nor its by-laws contain any provision regarding the nomination of directors.

directors are to be elected or propose an item of business before an annual meeting if written notice of the shareholder’s intent to make the nomination or proposal, as the case may be, is delivered personally to, or mailed to and received by, the corporate secretary of RR Donnelley at the principal executive offices of RR Donnelley, not less than 60 days nor more than 90 days prior to the meeting (except that if less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever occurs first).

RR Donnelley may require any proposed nominee to furnish other information as may reasonably be required by RR Donnelley to determine the eligibility of such proposed nominee to serve as a director.

Each notice relating to nominations of directors must include:

•        the name and record address of the shareholder who intends to make the nominations;

•        the name, age, principal occupation or employment, business address and residence address of the person or persons to be nominated;

•        the class and number of shares of stock held of record, owned beneficially and represented by proxy by the shareholder and by the person or persons to be nominated as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of the notice;

•        a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•        a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming the person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•        such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the Exchange Act and the proxy rules of the SEC; and

•       the consent of each nominee to serve as a director of the corporation if so elected.

Each notice relating to a proposed item of business must set forth:

•       a description of the proposed item of business and the reasons for conducting such business at the annual meeting;

•       the name and record address of the shareholder who proposes to bring the item of business;

•       the class and number of shares of stock held of record, owned beneficially and represented by proxy by the shareholder as of the record date of the meeting (if such date shall then have been made publicly available) and as of the date of such notice; and

•       all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, the shareholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

Shareholder Action by Written Consent

Moore Wallace	RR Donnelley

Under the CBCA, shareholder action without a meeting may be taken by written resolution signed by all shareholders who would be entitled to vote on the relevant issue at a meeting (other than where a written statement is submitted by a director or auditor giving reasons for resigning or for opposing any proposed action or resolution, in accordance with the CBCA).

Moore Wallace’s articles and by-laws are silent with respect to written resolutions of shareholders.

As permitted by the DGCL, RR Donnelley’s restated certificate of incorporation provides that any action required or permitted to be taken by RR Donnelley shareholders must be effected at anannual or special meeting of RR Donnelley shareholders and may not be effected by any consent in writing by RR Donnelley shareholders.

Indemnification of Directors and Officers

Moore Wallace	RR Donnelley

Under the CBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity (whom we refer to in this document as an indemnifiable person) against all costs, charges and expenses, including an amount paid to

The DGCL provides that a corporation may indemnify its present and former directors, officers, employees and agents (as well as any individual serving with another corporation in such capacity at the corporation’s request) against (i) all reasonable expenses (including attorneys’ fees) incurred in defense or settlement of suits brought against them if settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding in which such person is involved because of that association with the corporation or other entity, if: (i) such person acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be) and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person’s conduct was lawful. An indemnifiable person is also entitled under the CBCA to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such person is subject because of such person’s association with the corporation (or other entity, as the case may be) if such person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such person ought to have done and such person fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if such person fulfills the conditions set forth in (i) and (ii) above.

As permitted by the CBCA, Moore Wallace’s by-laws require Moore Wallace to indemnify directors or officers of Moore Wallace, former directors or officers of Moore Wallace or other individuals who, at
Moore Wallace’s request, act or acted as directors or officers or in a similar capacity of another entity against all costs, charges and expenses reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with Moore Wallace or the other entity.

To be entitled to indemnification, Moore Wallace’s by-laws state that such persons must have acted honestly and in good faith with a view to the best interests of Moore Wallace or the other entity as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that such individuals acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and (ii) except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement of actions brought against them, if such individuals acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful. A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent that such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action is heard determines such person is reasonably entitled to indemnity. A corporation shall indemnify such person to the extent they are successful on the merits or otherwise in defense of the action or matter at issue. In addition, the DGCL allows for the advance payment of expenses of an officer or director who is indemnified prior to the final disposition of an action, provided that, in the case of a current director or officer, such person undertakes to repay any such amount advanced if it is later determined that such person is not entitled to indemnification with regard to the action for which the expenses were advanced.

RR Donnelley’s restated certificate of incorporation includes an indemnification provision under which RR Donnelley is required to indemnify directors to the fullest extent permitted by the DGCL.

In addition, RR Donnelley’s restated certificate of incorporation requires it to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding (other than by or in the right of RR Donnelley) by reason of the fact that such person was a director or officer of
RR Donnelley (or is or was serving at the request of RR Donnelley as a director or officer of another entity) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if:

•        such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of RR Donnelley; and

their conduct was lawful. The by-laws also authorize Moore Wallace to advance money to such person for costs, charges and expenses of any such proceeding but only upon receipt of an undertaking that the person will repay the same if it is ultimately determined that the person is not entitled to indemnification. In the case of an action by or on behalf of Moore Wallace or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of the person’s association with Moore Wallace or the other entity, as the case may be, if the person fulfills the conditions set out in Moore Wallace’s by-laws, Moore Wallace shall seek and obtain an approval of a court before indemnifying the person against costs, charges and expenses the person reasonably incurred in connection with such action or prior to advancing any moneys to such person.

The rights of indemnification provided by
Moore Wallace’s by-laws are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the by-laws of Moore Wallace, Moore Wallace may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

•        with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of RR Donnelley, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

RR Donnelley also is required to indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action or suit by or in the right of RR Donnelley by reason of the fact that the person is or was a director or officer of RR Donnelley (or is or was serving at the request of RR Donnelley as a director or officer of another entity) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of RR Donnelley. However, no indemnification will be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to RR Donnelley unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The indemnification described in the preceding two paragraphs only will be made after a determination that indemnification is proper because the standard of conduct was met. This determination will be made (i) by the board by a majority vote of a quorum consisting of directors who were not parties to the action, (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by RR Donnelley) in a written opinion or (iii) by RR Donnelley shareholders.

In addition, the board has the power, in its discretion, to cause RR Donnelley to indemnify any person who was or is a party to any action, suit or proceeding referred to in the paragraphs above by reason of the fact that such person is or was an employee or agent (although not a director or officer) of RR Donnelley (or is or was serving at the request of RR Donnelley as an employee or agent of another entity), to the extent that such person would have been entitled to be indemnified had such person been a director or officer of RR Donnelley (or serving at the request of RR Donnelley as a director or officer of another entity) and been a party to such action, suit or proceeding by reason of being such director or officer.

To the extent that a director, officer, employee or agent of RR Donnelley has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified by RR Donnelley against expenses actually and reasonably incurred by such person in connection therewith.

RR Donnelley’s restated certificate of incorporation also provides that expenses incurred in defending any action, suit or proceeding may be paid by RR Donnelley in advance of the final disposition upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it is ultimately determined that such person is not entitled to indemnification by RR Donnelley.

In addition, RR Donnelley may purchase and maintain insurance against liability asserted against or incurred by any of the persons referred to in the paragraphs above whether or not it would have the power to indemnify them against such liability under RR Donnelley’s restated certificate of incorporation or the DGCL.

Director Liability

Moore Wallace	RR Donnelley

The CBCA does not permit any limitation of a director’s liability other than in connection with the adoption of a unanimous shareholder agreement that restricts certain powers of the directors. If such a unanimous shareholders agreement is adopted, the parties who are given the power to manage or supervise the management of the business and affairs

RR Donnelley’s restated certificate of incorporation contains a provision that is designed to limit director’s liability to the extent permitted by the DGCL and any amendments thereto. For a description of this provision, see “Description of RR Donnelley Capital Stock—Limitations of Liability” beginning on page 127.

of the corporation under such agreement assume all of the liabilities of a director under the CBCA. Moore Wallace has not adopted a unanimous shareholder agreement.

Anti-Take-Over Provisions and Interested Shareholders

Moore Wallace	RR Donnelley

The CBCA does not contain a provision comparable to Delaware law with respect to business combinations. However, rules or policies of certain Canadian securities regulatory authorities, including Rule 61-501 of the Ontario Securities Commission and Policy Statement Q-27 of the Commission des valeurs mobilieres du Quebec, contain requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party including purchasing or disposing of an asset, issuing securities and assuming liabilities. A “related party” is defined in OSC Rule 61-501 and Policy Statement Q-27 and includes directors and senior officers of the issuer and holders of voting securities carrying more than 10% of the voting rights attaching to all issued and outstanding voting securities or of a sufficient number of any securities of the issuer to materially affect control of the issuer.

OSC Rule 61-501 and Policy Statement Q-27 require more detailed disclosure in the proxy material sent to securityholders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation with respect to the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy material. OSC Rule 61-501 and Policy Statement Q-27 also require that, subject to certain exceptions, an issuer shall not engage in a related party transaction unless approval of the disinterested shareholders of Moore Wallace for the related party transaction has been obtained.

RR Donnelley has not opted out of the provisions of Section 203 of the DGCL. Section 203 prohibits a public Delaware corporation from engaging in a “business combination” between the corporation and an “interested stockholder” within three years of the stockholder becoming an “interested stockholder.” See “Description of
RR Donnelley Capital Stock—Statutory Provisions” beginning on page 126.

Shareholder Rights Plan

Moore Wallace	RR Donnelley

Moore Wallace does not have a shareholder rights plan.

RR Donnelley adopted a shareholder rights plan in 1996. For a description of the rights issued under the plan, see “Description of RR Donnelley Capital Stock—Preferred Stock Purchase Rights” beginning on page 123.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

The RR Donnelley consolidated financial statements contained in or incorporated by reference into this document are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP. The  Moore Wallace consolidated financial statements contained in or incorporated by reference into this document are reported in U.S. dollars and have been prepared in accordance with Canadian GAAP. The WCS consolidated financial statements contained in or incorporated by reference into this document are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.

EXCHANGE RATES

In this document, dollar amounts are expressed either in Canadian dollars (Cdn.$) or U.S. dollars  (U.S.$ or $).

The following table sets forth, for each period indicated, the high, low, average and end of period exchange rates for one Canadian dollar expressed in U.S. dollars, calculated based upon the noon rate as quoted by the Bank of Canada.

	Nine Months Ended September 30, 2003	Year Ended December 31,
		2002	2001	2000	1999	1998
High	U.S.$0.6350	U.S.$0.6199	U.S.$0.6242	U.S.$0.6413	U.S.$0.6537	U.S.$0.6343
Low	0.7495	0.6618	0.6695	0.6973	0.6929	0.7105
Average	0.6995	0.6368	0.6458	0.6733	0.6730	0.6743
Period End	0.7405	0.6331	0.6279	0.6666	0.6929	0.6534

On November 7, 2003, the last trading day prior to the announcement of the execution of the combination agreement, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Bank of Canada was U.S.$0.7555. On •, 2004, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Bank of Canada was $•.

The following table sets forth, for each period indicated, the high, low, average and end of period exchange rates for one U.S. dollar expressed in Canadian dollars, calculated based upon the noon rate as quoted by the Bank of Canada.

	Nine Months Ended September 30, 2003	Year Ended December 31,
		2002	2001	2000	1999	1998
High	Cdn.$1.5747	Cdn.$1.6132	Cdn.$1.6021	Cdn.$1.5593	Cdn.$1.5298	Cdn.$1.5765
Low	1.3342	1.5110	1.4936	1.4341	1.4433	1.4075
Average	1.4295	1.5704	1.5484	1.4852	1.4858	1.4831
Period End	1.3504	1.5796	1.5926	1.5002	1.4433	1.5305

On November 7, 2003, the last trading day prior to the announcement of the execution of the combination agreement, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon selling rate of the Bank of Canada was Cdn.$1.3237. On •, 2004, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon selling rate of the Bank of Canada was $•.

COMPARATIVE MARKET PRICES AND DIVIDENDS

The following table sets forth in U.S. dollars the intraday high and low sale prices of shares of RR Donnelley common stock and Moore Wallace common shares as reported on the New York Stock Exchange, and the quarterly cash dividends paid per share for the periods indicated.

	RR Donnelley Common Stock(1)			Moore Wallace Common Shares(2)
	High	Low	Dividend	High	Low	Dividend
2001
First Quarter	$30.60	$24.50	$0.23	$5.19	$3.06	$0.05
Second Quarter	31.90	25.12	0.23	5.95	3.67	—
Third Quarter	30.74	24.30	0.24	8.30	5.25	—
Fourth Quarter	30.57	24.76	0.24	9.50	6.90	—
2002
First Quarter	31.35	27.50	0.24	13.38	9.18	—
Second Quarter	32.10	25.76	0.24	14.45	10.87	—
Third Quarter	28.40	22.63	0.25	12.34	8.70	—
Fourth Quarter	23.55	18.50	0.25	11.72	7.85	—
2003
First Quarter	23.35	16.94	0.25	12.45	9.10	—
Second Quarter	26.47	18.17	0.25	14.99	9.95	—
Third Quarter	27.59	23.06	0.26	15.75	13.77	—
Fourth Quarter	•	•	0.26	•	•	—
2004
First Quarter (through •)	•	•	•	•	•	•

(1)	Shares of RR Donnelley common stock are also listed on the Chicago Stock Exchange and the Pacific Exchange.
(2)	Moore Wallace common shares are also listed on the Toronto Stock Exchange.

The market price of shares of RR Donnelley common stock and Moore Wallace common shares will fluctuate between the date of this document and the completion of the transaction. No assurance can be given concerning the market price of shares of RR Donnelley common stock before or after the completion of the transaction. Moore Wallace securityholders are advised to obtain current market quotations for shares of  RR Donnelley common stock and Moore Wallace common shares.

Although RR Donnelley expects to maintain its annual dividend of $1.04 per share following the completion of the transaction, the timing and amount of future dividends of the combined company will depend upon the earnings, cash requirements and financial condition of the combined company and its subsidiaries and other factors deemed relevant by the board of directors of the combined company.

COMPILATION REPORT ON PRO FORMA FINANCIAL STATEMENTS

To the Directors of R.R. Donnelley & Sons Company and Moore Wallace Incorporated:

We have read the accompanying unaudited pro forma condensed combined balance sheet of R.R. Donnelley & Sons Company (“RR Donnelley”) and Moore Wallace Incorporated (“Moore Wallace”) as at September 30, 2003 and the unaudited pro forma condensed combined statements of operations for the nine month period ended September 30, 2003 and for the year ended December 31, 2002, and have performed the following procedures.

1.	Compared the figures in the columns captioned “RR Donnelley” to the unaudited financial statements of RR Donnelley as at September 30, 2003 and for the nine months then ended, and the audited financial statements of RR Donnelley for the year ended December 31, 2002, respectively, and found them to be in agreement.

2.	Compared the figures in the columns captioned “Moore Wallace” to the unaudited financial statements of Moore Wallace as at September 30, 2003 and for the nine months then ended and the audited financial statements of Moore Wallace for the year ended December 31, 2002, respectively, and found them to be in agreement.

3.	Compared the figures in the column captioned “WCS” (Wallace Computer Services, Inc. or “WCS”) for the 12 months ended October 31, 2002, which were derived from the unaudited statements of operations of WCS for the 12 months ended July 31, 2002 and the three months ended October 31, 2002 and 2001. We also compared the figures in the column captioned “WCS” for the 135-day period ended May 15, 2003 to the amounts derived from the unaudited statements of operations of WCS for the nine months ended April 30, 2003 and the six months ended January 31, 2003. We found these amounts to be in agreement.

4.	Made enquiries of certain officials of RR Donnelley and Moore Wallace who have responsibility for financial and accounting matters about:

(a)	the basis for determination of the pro forma adjustments; and

(b)	whether the pro forma financial statements comply as to form in all material respects with the Securities Acts of all of the Provinces and Territories of Canada (the “Acts”) and the related regulations.

The officials:

(a)	described to us the basis for determination of the pro forma adjustments; and

(b)	stated that the pro forma statements comply as to form in all material respects with the Acts and related regulations.

5.	Read the notes to the pro forma statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

6.	Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned “RR Donnelley,” “Moore Wallace” and “WCS” as at September 30, 2003 and for the nine months then ended, and for the year ended December 31, 2002, and found the amounts in the column captioned “Pro Forma” to be arithmetically correct.

A pro forma financial statement is based on managements’ assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management’s assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Chartered Accountants

Toronto, Canada

•, 2004

Comments for United States Readers on Differences Between Canadian and United States Reporting Standards

The above report, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. Such standards contemplate the provision of a compilation report with respect to the compilation of pro forma financial statements. United States standards do not provide for such a report on the compilation of pro forma financial statements. A report in conformity with United States standards on the reasonableness of the pro forma adjustments and their application to the pro forma financial statements requires an examination or review substantially greater in scope than the procedures we have conducted. Consequently, we are unable to express any opinion in accordance with standards of reporting generally accepted in the United States with respect to the compilation of the accompanying pro forma financial information.

Chartered Accountants

Toronto, Canada

•, 2004

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2003 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 are based on the historical financial statements of RR Donnelley, Moore Wallace and WCS after giving effect to (1) the transaction as a purchase of Moore Wallace by  RR Donnelley (and the earlier merger of Moore Wallace and WCS, effective May 15, 2003) using the purchase method of accounting and (2) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma information is preliminary, is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. Income taxes do not reflect the amounts that would have resulted had RR Donnelley and Moore Wallace filed consolidated income tax returns during the periods presented. No assurance can be given that cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase price and the new equity structure and to adjust Moore Wallace’s net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on our managements’ estimates of the fair value of the assets to be acquired and liabilities to be assumed. The preliminary work performed by independent valuation specialists has been considered in our managements’ estimates of the fair values reflected in the unaudited pro forma condensed combined financial statements.

The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values, which cannot be made prior to the completion of the transaction, will include managements’ consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Moore Wallace that exist as of the effective date. Any final adjustments may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented in this document. Amounts preliminarily allocated to intangible assets with indefinite and definite lives may change significantly, which could result in a material increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of the assets acquired may also change, which could result in a material increase or decrease in depreciation or amortization expense. In addition, the impact of ongoing integration activities relating to Moore Wallace’s merger with WCS, the timing of the completion of the transaction and other changes in Moore Wallace’s net tangible and intangible assets and liabilities prior to completion of the transaction could cause material differences in the information presented.

The unaudited pro forma condensed combined balance sheet is presented as if the transaction had been completed on September 30, 2003 and combines the historical unaudited balance sheet of RR Donnelley at September 30, 2003 and the historical unaudited balance sheet of Moore Wallace at September 30, 2003.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 are presented as if the transaction had been completed on January 1, 2002. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 combines the historical results of RR Donnelley and Moore Wallace for the year ended December 31, 2002 and, due to a different fiscal year end, the historical results of WCS for the 12-month period ended October 31, 2002. The historical results of WCS for the 12-month period ended October 31, 2002 were calculated as the historical results of WCS for its fiscal year ended July 31, 2002, plus the unaudited results of the three-month period ended October 31, 2002, less the unaudited results of the three-month period ended October 31, 2001.

The unaudited pro forma condensed combined statement of operations for the nine months ended  September 30, 2003 combines the historical results of RR Donnelley and Moore Wallace for the nine months ended September 30, 2003, as well as the historical unaudited results of WCS for the 135-day period prior to the merger of Moore Wallace with WCS (which was completed on May 15, 2003), calculated by adding the historical unaudited results of WCS for the three-month period ended April 30, 2003 and one-half of the historical unaudited results of WCS for the three-month period ended January 31, 2003.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in RR Donnelley’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and Moore Wallace’s Current Report on Form 8-K filed May 15, 2003 and amended July 29, 2003 for WCS’s fiscal year ended July 31, 2002; and Moore Wallace’s Current Report on Form 8-K filed September 26, 2003 for WCS’s nine months ended  April 30, 2003.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the transaction been completed as of the dates presented and should not be considered as representative of the future consolidated results of operations or financial condition of the combined company.

Based on a preliminary analysis, RR Donnelley expects to incur, upon completion of the transaction or in subsequent quarters, costs for severance and facility charges related to vacating redundant RR Donnelley and Moore Wallace facilities and other costs associated with exiting activities. Costs related to Moore Wallace severance and certain facility charges will be recorded as an additional cost of the acquisition. Costs related to RR Donnelley severance and facility charges will be recorded in future combined statements of operations. Some of these costs, primarily severance and lease termination costs, will result in future cash payments, the timing of which may exceed one year from the effective date. No adjustment has been made to the pro forma information presented in this document to reflect these potential actions, as the costs of employee terminations, facility exit costs, the final valuation of tangible and intangible assets and related liabilities are not currently determinable. RR Donnelley expects to expend a substantial amount of effort evaluating facilities, finalizing valuations of tangible and intangible assets and determining appropriate employment levels. Although preliminary plans are currently being formulated, RR Donnelley does not expect such estimates and plans to be finalized until sometime close to or subsequent to the completion of the transaction. If and when the costs of such plans become estimable, the preliminary amount and allocation of consideration will be adjusted and appropriate pro forma adjustments will be recorded to the pro forma condensed combined financial statements to reflect the estimated costs of such actions.

RR Donnelley is in the process of identifying pre-transaction contingencies, if any, where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Upon completion of the transaction and prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

As part of the transaction, it is anticipated that a significant portion of the combined company’s debt will be refinanced. Although such refinancing is anticipated, there is no guarantee that any or all of the combined debt can be refinanced at interest rates acceptable to the combined company. There is currently no commitment from lenders to refinance the debt and, accordingly, the pro forma financial statements do not reflect the impact of refinancing the existing debt.

The income tax rate applied to the pro forma adjustments is 39.5%, the expected statutory rate. All other tax amounts are stated at their historical amounts.

Moore Wallace’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 25 to the consolidated financial statements in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 provides a description of the material differences and a reconciliation between Canadian GAAP and U.S. GAAP. For the purposes of presenting the unaudited pro forma condensed combined financial information, financial information relating to Moore Wallace has been adjusted to conform to U.S. GAAP.

Intercompany balances or transactions between the combining companies were not significant for any of the periods presented. No material pro forma adjustments were required to conform Moore Wallace’s accounting policies to RR Donnelley’s accounting policies. Certain reclassifications have been made to conform the RR Donnelley, Moore Wallace and WCS historical amounts to the pro forma presentation in addition to those required to conform the historical amounts of Moore Wallace to U.S. GAAP.

On November 26, 2003, Moore Wallace announced its plan to acquire PPS, a Tennessee-based provider of mortgage statement processing solutions to the financial services industry, for approximately $92.5 million in cash and Moore Wallace common shares, including the repayment of PPS debt. The acquisition of PPS was completed on •. Pro forma disclosure of the impact of the PPS acquisition has been excluded because it is not material to Moore Wallace’s consolidated statements of operations and financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

OF RR DONNELLEY AND MOORE WALLACE

AS OF SEPTEMBER 30, 2003

U.S. GAAP (IN THOUSANDS)

	RR Donnelley (a)	Moore Wallace (a)(b)	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$65,618	$117,104	$(56,445	)(c)	$126,277
Accounts receivable, net	663,049	588,032	—		1,251,081
Inventories	174,481	236,853	101,479	(f)	512,813
Prepaid expenses and other current assets	67,459	34,375	—		101,834
Deferred income taxes	—	57,075	—		57,075

TOTAL CURRENT ASSETS	970,607	1,033,439	45,034		2,049,080

Property, plant and equipment, net	1,312,124	611,979	210,678	(h)	2,134,781
Prepaid pension cost	323,541	160,559	(19,826	)(l)	464,274
Goodwill, net	300,955	804,085	1,522,390	(d)	2,627,430
Other intangibles, net	86,718	155,770	478,530	(i)	721,018
Deferred income taxes	—	4,286	—		4,286
Other assets	199,745	197,877	(71,227	)(j)	326,395

TOTAL ASSETS	$3,193,690	$2,967,995	$2,165,579		$8,327,264

LIABILITIES
Accounts payable	$297,509	$278,180	$—		$575,689
Short-term debt	196,725	2,383	—		199,108
Income taxes payable and current deferred income taxes	3,108	59,638	32,554	(g)(l)	95,300
Accrued liabilities	466,617	387,202	—		853,819

TOTAL CURRENT LIABILITIES	963,959	727,403	32,554		1,723,916

Long-term debt	773,835	909,773	48,360	(k)	1,731,968
Postretirement benefits	10,778	373,222	(59,934	)(m)	324,066
Deferred income taxes	227,638	7,077	235,021	(g)	469,736
Other liabilities	327,118	115,216	10,160	(l)(n)	452,494

TOTAL LIABILITIES	2,303,328	2,132,691	266,161		4,702,180

SHAREHOLDERS’ EQUITY
Common stock	308,462	888,801	1,878,332	(e)	3,075,595
Unearned compensation	(4,506)	(2,669)	(15,742	)(e)	(22,917)
Retained earnings	1,549,114	36,676	(50,676	)(e)	1,535,114
Accumulated comprehensive loss	(109,172)	(87,504)	87,504	(e)	(109,172)
Treasury stock	(853,536)	—	—		(853,536)

TOTAL SHAREHOLDERS’ EQUITY	890,362	835,304	1,899,418		3,625,084

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,193,690	$2,967,995	$2,165,579		$8,327,264

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Certain reclassifications have been made to the historical presentation of RR Donnelley and Moore Wallace financial information in order to conform to the pro forma condensed combined presentation.

(b) Historical results of Moore Wallace are prepared in accordance with Canadian GAAP and have been adjusted to conform with RR Donnelley’s presentation under U.S. GAAP. The differences between Canadian GAAP and U.S. GAAP that are material to Moore Wallace’s unaudited consolidated balance sheet as of September 30, 2003 are described in the section entitled “Differences between Canadian GAAP and U.S. GAAP.”

(c) Represents estimated sources and uses of funds as follows (in thousands):

SOURCES OF FUNDS:
Issuance of RR Donnelley common stock and restricted stock	$2,736,199
Issuance of RR Donnelley stock options upon conversion or exchange of Moore Wallace stock options	22,715

TOTAL SOURCES	$2,758,914

USES OF FUNDS:
Exchange of each Moore Wallace common share and restricted share for 0.63 of a share of RR Donnelley common stock and restricted stock	$2,736,199
Conversion of Moore Wallace stock options into RR Donnelley stock options	22,715
Funding of Moore Wallace SERP plans (see note l)	19,064
Payment of Moore Wallace deferred share units (see note n)	4,581
Estimated transaction fees and expenses related to equity	300
Estimated transaction fees and expenses	32,500

TOTAL USES	$2,815,359

NET USE OF HISTORICAL CASH:	$56,445

(d) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Moore Wallace’s tangible and intangible assets and liabilities based on their estimated fair values as of the effective date. The preliminary estimated consideration is allocated as follows (in thousands):

Calculation of Consideration

Exchange of each Moore Wallace common share and restricted share for 0.63 of a share of RR Donnelley common stock and restricted stock (1)	$2,736,199
Issuance of RR Donnelley stock options upon conversion or exchange of Moore Wallace stock options (2)	22,715
Estimated direct transaction fees and expenses (3)	22,500

Total consideration	$2,781,414

Preliminary Allocation of Consideration:

Moore Wallace book value of net assets (see note e)	$835,304

Initial purchase allocation adjustment	1,946,110
Adjustments to historical net book values:
Inventories (see note f)	101,479
Property, plant and equipment (see note h)	210,678
Intangible assets (see note i)	478,530
System development cost (see note j)	(40,194)
Long-term debt (see note k)	(48,360)
Prepaid pension cost (see note l)	(19,826)
Pension liabilities (see note l)	(27,195)
Postretirement benefit obligation (see note m)	59,934
Deferred debt issue costs (see note j)	(31,033)
Current deferred tax liability (see note g)	(40,084)
Non-current deferred tax liability (see note g)	(230,101)
Unearned compensation on restricted share and stock option exchange (see note e)	9,892

Adjustment to goodwill	$1,522,390

(1) Represents the value of the approximately 99.6 million shares of RR Donnelley common and restricted stock to be issued to holders of Moore Wallace common and restricted shares at an assumed price of $27.48 per share, which is calculated using the average of the closing share price on the New York Stock Exchange during the five-day trading period beginning two trading days before the date of announcement of the transaction on November 9, 2003. This amount is a preliminary estimate, and the actual value of shares of RR Donnelley common and restricted stock received by holders of Moore Wallace common and restricted shares could materially differ since it will be based on the number of Moore Wallace common shares outstanding on the effective date which could be affected by stock option exercises and the issuance of shares to consummate the pending acquisition of PPS.

(2) Represents the fair value of approximately 2.6 million RR Donnelley stock options issued in exchange for existing Moore Wallace stock options in connection with the transaction. This amount is a preliminary estimate, as is the intrinsic value of Moore Wallace stock options allocated to unearned compensation, both of which could materially differ based upon the number of options and awards outstanding and the associated exercise prices, as well as the market value of shares of RR Donnelley common stock, on the effective date.

(3) Represents estimated direct transaction costs incurred by RR Donnelley, including financial advisory, legal, accounting and other costs.

(e) Represents adjustments to reflect the elimination of the historical equity of Moore Wallace totaling $835.3 million; the issuance of $2,767.4 million of new RR Donnelley equity less $0.3 million of fees related to the equity issuance (see note c) and less $18.4 million related to unearned compensation for the exchange of Moore Wallace unvested options and restricted shares for RR Donnelley unvested options and restricted stock as well as the issuance of unvested RR Donnelley restricted stock units; a $4.0 million non-recurring charge directly attributable to the funding of a Moore Wallace supplemental executive retirement plan required as a result of the transaction; and approximately $10.0 million related to advisory fees paid by Moore Wallace.

(f) Represents the estimated purchase accounting adjustment of $101.5 million to capitalize manufacturing profit in inventory. This amount was estimated as part of the initial assessment of the fair value of assets to be acquired and liabilities to be assumed. This adjustment is preliminary and is based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations.

(g) The current deferred tax liability reflects the estimated impact on the purchase allocation adjustment for inventories (see note f). The non-current deferred tax liability reflects the estimated impact on the purchase allocation adjustments other than that for inventory. These estimates are based on the statutory tax rate of 39.5%.

(h) Reflects the estimated adjustments of $210.7 million required to record Moore Wallace’s property, plant and equipment at its fair value based on a depreciated replacement value. Real property is recorded at book value and will subsequently be adjusted to its fair value upon the completion of appraisals currently in process. This adjustment is preliminary and is based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations.

(i) The pro forma amount of $721 million for other intangibles represents an increase of $478.5 million as a result of increasing the historical book value to a preliminary estimate of fair value. Of this $721 million, amortizable intangible assets consist of $199.1 million allocated to customer relationships to be amortized over 15 years; $17.6 million allocated to non-compete agreements to be amortized over two years; $98.0 million allocated to patents to be amortized over eight years; and $8.7 million allocated to backlog to be amortized over one year. This adjustment is preliminary and is based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations. The customer relationship intangible asset allocation reflects the nature of the markets within which Moore Wallace operates and the price sensitivity of many of its customers. The markets in which Moore Wallace operates are highly competitive, and customers often use multiple vendors to ensure the most favorable pricing. Customers typically encounter minimal switching costs and, due to the transactional nature of the business, these customers’ purchasing decisions are almost entirely governed by pricing considerations, with little consideration given to previous historical business. These facts, coupled with the fact that the nature of Moore Wallace customer contractual relationships typically does not involve purchase minimums or long-term binding contracts, are primary reasons why the valuation of customer relationships is not more significant.

Approximately $310.9 million has been preliminarily allocated to intangible assets with indefinite lives, consisting primarily of the various trade names under which Moore Wallace does business. The assumption used in the preliminary valuation is that the identified trade names will not be amortized and will have indefinite remaining useful lives based on many factors and considerations, including name awareness and the assumption of continued use of the Moore Wallace and related brands as part of the marketing strategy of the combined company. These assumptions and adjustments are preliminary and are based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations.

(j) Reflects the estimated adjustments of ($40.2) million required to record Moore Wallace’s system development costs at fair value based on the estimated cost to reproduce and an estimated remaining life of five years. This adjustment is preliminary and is based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations. Also reflects the adjustment of ($31.0) million required to record Moore Wallace deferred financing fees at fair value.

(k) Represents the adjustment necessary to record the Moore Wallace $403 million Senior Notes at estimated fair value. The adjustment includes an estimated credit-adjusted trading premium at September 30, 2003 of $48.4 million. The resulting effective interest rate on the Moore Wallace Senior Notes is approximately 5.87%. The amount ultimately allocated to the fair value of the Moore Wallace Senior Notes may differ materially from this preliminary valuation.

(l) Represents adjustments of $19.8 million and $14.7 million, net of cash paid, necessary to record the prepaid pension cost and pension liability, respectively, of Moore Wallace at estimated fair value. The adjustments incorporate the elimination of previously deferred gains and losses, the fair value of the projected benefit obligations discounted at market rates in effect at September 30, 2003 and the market value of plan assets at September 30, 2003 for the funded plans. The amount ultimately allocated to the fair value of the prepaid pension cost and pension liability may differ materially from this preliminary valuation.

Additionally, an estimated $19.1 million is required to be funded into a trust upon completion of the transaction pursuant to certain Moore Wallace Supplemental Executive Retirement Plans, of which approximately $4.0 million would result in a non-recurring charge to earnings of Moore Wallace. The amount that will be funded upon completion of the transaction will be based on the accumulated deferred compensation and accrued interest upon completion of the transaction and may differ significantly from these estimates.

Represents the adjustments to current income taxes payable of $7.5 million for the funding of the Moore Wallace Supplemental Executive Retirement Plan.

(m) Represents the adjustment of $59.9 million necessary to record the postretirement liability of Moore Wallace at estimated fair value. The adjustment incorporates the elimination of previously deferred gains and losses and the fair value of the projected benefit obligations discounted at market rates in effect at September 30, 2003. The amount ultimately allocated to the fair value of the postretirement liability may differ materially from this preliminary valuation.

(n) Represents a preliminary estimate of $4.6 million for the amount required to be funded pursuant to the Moore Wallace director deferred compensation plan change in control provisions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF RR DONNELLEY AND MOORE WALLACE

YEAR ENDED DECEMBER 31, 2002

U.S. GAAP (IN THOUSANDS, EXCEPT PER SHARE DATA)

	RR Donnelley (a)	Moore Wallace (a)(b)	WCS 12 Months Ended October 31, 2002(a)(c)	Pro Forma Adjustments		Pro Forma(e)
NET SALES	$4,754,937	$2,038,039	$1,522,126	$—		$8,315,102

Cost of sales	3,608,621	1,377,114	1,109,724	12,445	(d)	6,107,904
Selling, general and administrative expenses	523,388	454,126	240,993	13,838	(d)(l)	1,232,345
Provision for (recovery of) restructuring costs— net and impairment charges ($15,702 and $23,500 at RR Donnelley and WCS, respectively)	88,929	(850)	41,368	—		129,447
Depreciation and amortization	289,062	79,982	64,207	921	(f)	434,172

Total operating expenses	4,510,000	1,910,372	1,456,292	27,204		7,903,868

INCOME FROM OPERATIONS	244,937	127,667	65,834	(27,204)		411,234

Other expense (income)	5,730	4,178	—	—		9,908
Interest expense, net	62,818	12,145	19,334	13,378	(g)	107,675
Debt settlement costs	—	16,746	—	(16,746	)(h)	—

EARNINGS BEFORE TAXES AND MINORITY INTEREST	176,389	94,598	46,500	(23,836)		293,651

Income tax expense	33,496	9,198	16,579	(9,415	)(j)	49,858
Minority interest	656	1,622	—	—		2,278

NET EARNINGS	$142,237	$83,778	$29,921	$(14,421)		$241,515

NET EARNINGS PER SHARE:
Basic	$1.26					$1.14
Diluted	$1.24					$1.13
AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
Basic	113,060			99,563	(k)	212,623
Diluted	114,372			100,088	(k)	214,460

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF RR DONNELLEY AND MOORE WALLACE

NINE MONTHS ENDED SEPTEMBER 30, 2003

U.S. GAAP (IN THOUSANDS, EXCEPT PER SHARE DATA)

	RR Donnelley (a)	Moore Wallace (a)(b)	WCS Pro Forma 135 Days Ended April 30, 2003(a)(c)	Pro Forma Adjustments		Pro Forma(e)
NET SALES	$3,410,053	$1,990,111	$544,516	$—		$5,944,680

Cost of sales	2,630,203	1,406,707	398,160	9,551	(d)	4,444,621
Selling, general and administrative expenses	399,829	367,059	92,881	10,522	(d)(l)	870,291
Provision for (recovery of) restructuring costs— net and impairment charges ($2,079 and $3,509 at RR Donnelley and Moore Wallace, respectively)	9,390	15,839	(606)	—		24,623
Depreciation and amortization	206,543	83,458	22,655	2,719	(f)	315,375

Total operating expenses	3,245,965	1,873,063	513,090	22,792		5,654,910

INCOME FROM OPERATIONS	164,088	117,048	31,426	(22,792)		289,770

Other expense (income)	3,989	5,298	—	(4,440	)(i)	4,847
Interest expense, net	36,673	41,023	9,053	(16,321	)(g)	70,428
Debt settlement costs	—	7,493	—	(7,493	)(h)	—

EARNINGS BEFORE TAXES AND MINORITY INTEREST	123,426	63,234	22,373	5,462		214,495

Income tax expense (recovery)	44,340	(24,965)	13,044	2,157	(j)	34,576
Minority interest	261	878	—	—		1,139

NET EARNINGS	$78,825	$87,321	$9,329	$3,305		$178,780

NET EARNINGS PER SHARE:
Basic	$0.70					$0.84
Diluted	$0.69					$0.83
AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
Basic	113,170			99,563	(k)	212,733
Diluted	114,025			100,088	(k)	214,113

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a) Certain reclassifications have been made to the historical presentation of RR Donnelley, Moore Wallace and WCS financial information in order to conform to the pro forma condensed combined presentation.

(b) Historical results of Moore Wallace are prepared in accordance with Canadian GAAP and have been adjusted to conform with RR Donnelley’s presentation under U.S. GAAP. The differences between Canadian GAAP and U.S. GAAP that are material to Moore Wallace’s unaudited consolidated statements of operations for the year ended December 31, 2002 and the unaudited consolidated statement of operations for the nine months ended September 30, 2003 are described in the section entitled “Differences between Canadian GAAP and U.S. GAAP.”

(c) The historical results of WCS for the 12 months ended October 31, 2002 were calculated as the historical results for its fiscal year ended July 31, 2002 plus the results of the three-month period ended October 31, 2002 less the results of the three-month period ended October 31, 2001. The historical results of WCS for the 135 days prior to Moore Wallace’s merger with WCS were calculated using the unaudited historical results for the quarter ended April 30, 2003 plus one-half of the historical unaudited results for the quarter ended January 31, 2003.

(d) Represents pro forma adjustments required to eliminate amortization of actuarial deferred gains and losses resulting from the fair valuation of the prepaid pension costs, pension liability and postretirement liability of $20.7 million ($12.4 million in cost of sales and $8.3 million in selling, general and administrative expenses) for the year ended December 31, 2002 and $15.9 million ($9.5 million in cost of sales and $6.4 million in selling, general and administrative expenses) for the nine months ended September 30, 2003.

(e) The pro forma statements of operations do not reflect the following: an estimated $101.5 million non-recurring charge to cost of sales that will be incurred as the capitalized manufacturing profit added to inventory under purchase accounting is recorded as those inventories are sold following the close of the transaction; the recognition of an $8.7 million charge to intangible assets attributable to backlog for amortization within the year following the completion of the transaction; a $4.0 million non-recurring charge associated with the funding of a Moore Wallace supplemental executive retirement plan; and a charge of approximately $10.0 million related to advisory fees paid by Moore Wallace. These charges are directly attributable to the transaction, are non-recurring in nature and are not expected to have a continuing impact on the results of operations of the combined company.

(f) Represents a pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to property, plant and equipment, amortizable intangible assets and system development costs as illustrated below. The amount of this adjustment and the assumptions regarding useful lives are preliminary and based on our managements’ estimates and the preliminary work of independent valuation specialists as they relate to the underlying fair values and useful lives. The actual adjustment may differ materially and will be based on final valuations.

	Fair Value	Useful Life	Pro Forma Annual Depreciation and Amortization	Year Ended December 31, 2002 Moore Wallace and WCS Depreciation and Amortization	Nine Months Ended September 30, 2003 Moore Wallace Depreciation and Amortization
	(in thousands)
Property, plant and equipment	$822,657	3-40	$99,367
Amortizable intangibles:
Customer relationships	$199,100	15	13,273
Patents	98,000	8	12,250
Non-compete agreements	17,600	2	8,800

Total amortizable intangibles	$314,700
System development costs	$57,100	5	11,420
Tradename	310,900	Indefinite	—
Backlog (see note e)	8,700	Less than 1 year	—

Total depreciation and amortization			$145,110	$144,189	$106,114
Pro forma adjustment to depreciation and amortization				$921	$2,719

(g) Reflects pro forma interest expense adjustment for the year ended December 31, 2002 and for the nine months ended September 30, 2003, calculated as follows to reflect Moore Wallace’s current debt structure as adjusted for the effects of the transaction:

	2002	2003
	(in thousands)
B Term Loan (1)	$15,761	$11,821
Senior Notes (2)	26,435	19,826
Fixed rate swaps (3)	4,520	3,390
Floating rate swaps (4)	(6,263)	(4,698)
Commitment fees (5)	1,750	1,313
Other interest	2,654	2,103

Pro forma total interest expense	44,857	33,755
Less: historical interest expense—Moore Wallace	(12,145)	(41,023)
Less: historical interest expense—WCS	(19,334)	(9,053)

Pro forma adjustment	$13,378	$(16,321)

(1)	Reflects pro forma interest expense on the Moore Wallace B Term Loan using an outstanding balance of $498.8 million and an interest rate of three-month LIBOR (1.16% as of September 30, 2003) plus 2.0%.
(2)	Reflects pro forma interest expense on the Moore Wallace Senior Notes at an effective interest rate of approximately 5.87% as of September 30, 2003 (see note (k) under Notes to the Unaudited Condensed Combined Pro Forma Balance Sheet).
(3)	Reflects pro forma interest expense on the Moore Wallace $400.0 million notional amount fixed rate swaps at a weighted average interest rate of 1.13% as of September 30, 2003.
(4)	Reflects pro forma interest received on the Moore Wallace $250.0 million notional amount floating rate swaps at a weighted average interest rate of 2.51% as of September 30, 2003.
(5)	Reflects commitment fees of 0.50% on estimated undrawn funds under the Moore Wallace revolving credit facility of $350.0 million.

(h) For the year ended December 31, 2002, reflects the elimination of Moore Wallace’s non-recurring $16.7 million of debt settlement costs related to refinanced debt. For the nine months ended September 30, 2003, reflects the elimination of the write-off of non-recurring $7.5 million of debt issuance costs resulting from financing related to Moore Wallace’s merger with WCS on May 15, 2003.

(i) Reflects the pro forma adjustment to eliminate the $4.4 million non-recurring charge incurred for the fair market value adjustment for Moore Wallace’s interest rate swaps directly attributable to the financing of  Moore Wallace’s merger with WCS.

(j) Reflects the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 39.5%.

(k) The pro forma basic weighted average number of shares is calculated by adding RR Donnelley’s weighted average number of basic shares of common stock outstanding as of December 31, 2002 or September 30, 2003, as applicable, and the number of Moore Wallace common shares outstanding as of the date the transaction was announced multiplied by the exchange ratio of 0.63. The pro forma diluted weighted average number of shares is calculated by adding RR Donnelley’s weighted average diluted shares of common stock outstanding as of December 31, 2002 or September 30, 2003, as applicable, and the number of Moore Wallace common shares outstanding as well as the dilutive impact of outstanding options as of the date the transaction was announced multiplied by the exchange ratio of 0.63.

(l) Reflects recognition of unearned compensation costs of $5.5 million and $4.1 million for the year ended December 31, 2002 and nine months ended September 30, 2003, respectively, related to the exchange of unvested restricted stock and stock options and the issuance of restricted stock units.

DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

The following describes the material adjustments to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 25 to Moore Wallace’s December 31, 2002 consolidated financial statements which are included in or incorporated by reference into this document.

Moore Wallace’s Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP with the following exceptions.

Pensions and Postretirement Benefits

With the adoption of Canadian Institute of Chartered Accountants (CICA) Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. In contrast, under U.S. GAAP, net gains (losses), net assets and prior service costs that occurred before January 1, 2000 are recognized over the appropriate amortization period.

Income Taxes

The liability method of accounting for income taxes is used for both Canadian GAAP and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse.

Stock Compensation

The adoption of CICA Handbook, Section 3870—Stock-Based Compensation and Other Stock-Based Payments reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Moore Wallace uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for Moore Wallace’s Series 1 Preference Share options (which we refer to in this document as preference share options), whereas under U.S. GAAP, the expense is measured at the fair value of the preference share options, less the amount the employee is required to pay, and is accrued over the vesting period.

In April 2002, the Moore Wallace shareholders approved the amendment of the options to purchase Series 1 Preference Shares (which we refer to in this document as preference shares) to eliminate the cash-out provision and to make them exercisable for one common share per preference share option. The exercise price and the number of preference share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these preference share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian GAAP and U.S. GAAP relates solely to the amendment of the preference share options.

Additionally, no compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval.

Comprehensive Income

U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of Moore Wallace from transactions and other events other than those resulting from transactions with owners and is comprised of net income and other comprehensive income. The components of other comprehensive income for Moore Wallace are unrealized foreign currency translation adjustments, the change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

Accounting for Derivative Instruments and Hedging Activities

For U.S. GAAP purposes, Moore Wallace’s interest rate swaps are designated as cash flow hedges, and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

Foreign Currency Translation

Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

Business Process Reengineering

Under U.S. GAAP, business process reengineering costs are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, Moore Wallace capitalized business process reengineering costs and classified them as computer software. In 2002, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

Convertible Debentures

The debt issue costs disclosed on the U.S. GAAP reconciliation represents the change in the fair value of contingent consideration granted in connection with the December 2001 induced conversion of the Moore Wallace subordinated convertible debenture. The contingent consideration is the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average Moore Wallace share price at December 31, 2003 and 2002. For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third-party valuation using an option pricing valuation model that includes Moore Wallace’s share price volatility, cost of borrowings and certain equity valuation multiples.

The following tables provide a reconciliation of Moore Wallace net earnings as reported under Canadian GAAP to net earnings under U.S. GAAP.

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
	(in thousands)
Net earnings as reported	$73,258	$74,047
U.S. GAAP ADJUSTMENTS:
Pension expense	4,199	3,038
Postretirement benefits	17,290	12,992
Computer software	6,764	5,091
Debt conversion costs	832	1,162
Stock-based compensation	(11,839)	(523)
Income taxes	(6,726)	(8,486)

Net earnings under U.S. GAAP.	$83,778	$87,321

The following table lists the Moore Wallace balance sheet items that would have been materially different had they been presented under U.S. GAAP:

	As of September 30, 2003
	Canadian GAAP	U.S. GAAP
	(in thousands)
Net pension asset	$(183,208)	$(122,089)
Computer software, net	(117,739)	(97,294)
Fair value derivatives—liability	4,440	16,918
Postretirement benefits	261,481	373,222
Deferred income taxes, net	21,160	(51,962)
Accounts payable and accrued liabilities	604,926	598,933
Long-term debt	920,872	909,773
Accumulated other comprehensive loss	(121,847)	(87,504)
Share capital	886,741	888,801
Retained earnings	188,648	36,676

THE PERFORMANCE INCENTIVE PLAN PROPOSAL

The RR Donnelley board of directors is proposing for adoption by the shareholders of RR Donnelley, the RR Donnelley 2004 Performance Incentive Plan (which we refer to in this section of this document as the Plan). The RR Donnelley board of directors recommends the adoption of the Plan to replace RR Donnelley’s 2000 Stock Incentive Plan and all other existing RR Donnelley equity plans. The purposes of the Plan are to provide incentives to (i) officers, other employees and other persons who provide services to RR Donnelley through rewards based upon the ownership or performance of RR Donnelley common stock as well as other performance based compensation and (ii) non-employee directors of RR Donnelley through the grant of equity-based awards. Under the Plan, RR Donnelley may grant stock options, including incentive stock options, stock appreciation rights (which we refer to in this document as SARs), restricted stock, stock units and cash awards, as discussed in greater detail below.

Fourteen non-employee directors and approximately 50,000 employees will be eligible to participate in the Plan, assuming that the transaction is completed. Because this is a summary of the Plan, it does not contain all the information that may be important to RR Donnelley shareholders. RR Donnelley shareholders should carefully read the actual plan document, which is attached as Annex H to this document, before deciding how to vote.

Plan Highlights

Some of the key features of the Plan include:

•	the Plan will be administered by a committee of the RR Donnelley board of directors that is comprised entirely of independent directors;

•	awards granted under the Plan may not be repriced without shareholder approval;

•	the number of shares authorized for grants under the Plan is limited to 7,000,000 (subject to adjustment);

•	the purchase price of options and the base price for SARs granted under the Plan may not be less than the fair market value of a share of RR Donnelley common stock on the date of grant; and

•	all equity-based awards under the Plan will, subject to certain exceptions, have a minimum three-year vesting period.

Description of the Plan

Administration

The Plan will be administered by a committee designated by the RR Donnelley board of directors (which we refer to in this document as the Plan Committee). Each member of the Plan Committee will be a director that the RR Donnelley board of directors has determined to be an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” under Section 16 of the Exchange Act. The sections of the Plan relating to awards to non-employee directors may be administered by a separate committee of the board (which we refer to in this document as the Director Award Committee). The members of the Director Award Committee must also satisfy the standards described in the second sentence of this paragraph. The Director Award Committee will have, with respect to awards to directors under the Plan, all of the authority, and be subject to the same limitations, as is described below with respect to the Plan Committee.

Subject to the express provisions of the Plan, the Plan Committee has the authority to select eligible officers and other employees of, and other persons who provide services to, RR Donnelley and its affiliates for participation in the Plan and to determine all terms and conditions of each grant and award. All stock option awards, SARs, restricted stock awards and stock unit awards will have a minimum vesting period of at least three years from the date of grant (such vesting may, in the discretion of the Plan Committee, occur in full at the end of, or may occur in installments over, such three-year period as is specified in the Plan). The Plan Committee may provide for early vesting upon the death, permanent or total disability, retirement or termination of service of the award recipient. The Plan Committee also has the authority to waive the three-year minimum vesting period in the circumstances described in the Plan.

Each grant and award will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the Plan and to decide questions of interpretation of any provision of the Plan. The Plan Committee does not have authority to reprice any stock option or other award granted under the Plan. Except with respect to grants to (i) officers of RR Donnelley who are subject to Section 16 of the Exchange Act, (ii) a person whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code (described below under “—U.S. Federal Income Tax Consequences”) or (iii) persons who are not employees of RR Donnelley, the Plan Committee may delegate some or all of its power and authority to administer the Plan to the chief executive officer or other executive officer of RR Donnelley.

Available Shares

Under the Plan, 7,000,000 shares of RR Donnelley common stock will be available for grants and awards to officers and other employees of, and other persons who provide services to, RR Donnelley and its affiliates and non-employee directors, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. The maximum number of shares of RR Donnelley common stock with respect to which bonus awards, including performance awards or fixed awards in the form of restricted stock or other form, may be granted under the Plan is 3,000,000 in the aggregate, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization and excluding any such awards made pursuant to an employment agreement with a newly-hired chief executive officer. In general, shares subject to a grant or award under the Plan which are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of all or a portion of a grant or award or by reason of the withholding of shares to pay all or a portion of the exercise price of an option or to satisfy tax withholding obligations, would again be available for grant under the Plan. The maximum number of shares of common stock with respect to which options and SARs or a combination thereof may be granted during any calendar year to any person is 1,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. With respect to performance awards that the Plan Committee desires to be eligible for deduction in excess of the $1,000,000 limit imposed by Section 162(m) of the Internal Revenue Code, (i) the maximum compensation payable pursuant to any such performance awards granted during any calendar year, to the extent payment thereunder is determined by reference to shares of RR Donnelley common stock (or the fair market value thereof), cannot exceed 900,000 shares of RR Donnelley common stock (or the fair market value thereof), subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization, and (ii) the maximum compensation payable pursuant to any such performance awards granted during any calendar year, to the extent payment is not determined by reference to shares of RR Donnelley common stock, cannot exceed $5,000,000.

Change in Control

In the event (i) a person (subject to certain exceptions) becomes the beneficial owner of 50% or more of the voting power of RR Donnelley’s outstanding securities, (ii) during any period of two consecutive years beginning on the date RR Donnelley shareholders approve the Plan, individuals who at the beginning of such period constitute the RR Donnelley board and any new director whose election was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election was previously so approved, cease to constitute a majority of the board or (iii) the shareholders approve a merger or consolidation with any other corporation (unless RR Donnelley shareholders and any employee benefit plan of

RR Donnelley receive 50% or more of the voting stock of the surviving company or unless the merger or consolidation implements a recapitalization in which no person acquires more than 50% of the combined voting power of RR Donnelley’s outstanding securities) or the shareholders approve a complete liquidation of  RR Donnelley or sale of all or substantially all of RR Donnelley’s assets, all options and SARs will be fully and immediately exercisable, the highest level of achievement will be deemed to be met with respect to performance awards of restricted stock, stock units or cash and such performance awards will be fully and immediately vested, the period of continued employment for all fixed awards of restricted stock, stock units or cash will be deemed completed and such fixed awards will be fully and immediately vested.

Termination and Amendment

The Plan will terminate on the date on which no shares remain available for grants or awards under the Plan, unless terminated earlier by the RR Donnelley board of directors, provided that, assuming that the Plan itself has not previously terminated, the provision of the Plan relating to awards to non-employee directors will terminate on the date that is ten years from the date of shareholder approval of the Plan. The RR Donnelley board of directors may amend the Plan at any time except that no amendment may be made without shareholder approval if shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code (described below), or such amendment would increase the number of shares of RR Donnelley common stock available under the Plan or permit repricing of awards made under the Plan.

Stock Options and Stock Appreciation Rights

The period for the exercise of a non-qualified stock option (other than options granted to non-employee directors) or SAR and the option exercise price and base price of an SAR will be determined by the Plan Committee, provided that the option exercise price and the base price of an SAR will not be less than the fair market value of a share of RR Donnelley common stock on the date of grant and provided further that the minimum vesting period for such awards must be at least three years. SARs may be granted in tandem with a related stock option, in which event the grantee may elect to exercise either the SARs or the option, but not both, or SARs may be granted independently of a stock option. The exercise of an SAR entitles the holder to receive (subject to withholding taxes) shares of RR Donnelley common stock, cash or both with a value equal to the excess of the fair market value of a stated number of shares of RR Donnelley common stock over the SAR base price. The fair market value of a share of RR Donnelley common stock as of •, 2004 was •.

No stock option or SAR can be exercisable more than ten years after its date of grant, except that, if the recipient of the incentive stock option owns greater than 10 percent of the voting power of all shares of capital stock of RR Donnelley (whom we refer to in this document as a ten percent holder), the option can be exercisable for no more than five years after its date of grant. If the recipient of an incentive stock option is a ten percent holder, the option exercise price will be not less than the price required by the Internal Revenue Code, currently 110% of fair market value.

Upon exercise, the option exercise price may be paid in cash, by the delivery of previously owned shares of RR Donnelley common stock or, to the extent expressly authorized by the Plan Committee, via a cashless exercise arrangement with RR Donnelley.

The Plan includes a provision allowing the Plan Committee to make awards to participants outside the United States on terms and conditions different from those specified in the Plan in order to accommodate any non-U.S. tax, legal or stock exchange requirements applicable to grants of awards to such participants.

Performance Awards and Fixed Awards

Under the Plan, bonus awards, whether performance awards or fixed awards, can be made in (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of RR Donnelley common stock but for the power to vote and, subject to the Plan Committee’s discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of RR Donnelley common stock, (iii) restricted shares of RR Donnelley common stock issued to the participant that are forfeitable and have restrictions on transfer or (iv) any combination of the foregoing.

Performance awards can be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other performance goals over a performance period of not less than one nor more than ten years, as determined by the Plan Committee. The performance goals must be tied to one or more of the following: net sales, cost of sales, gross profit, earnings from operations, earnings before interest, taxes, depreciation and amortization, earnings before income taxes, earnings before interest and taxes, cash flow measures, return on equity, return on assets, return on net assets employed, net income per common share (basic or diluted), EVA (which is described in “RR Donnelley Compensation Information—RR Donnelley Human Resources Committee Report on RR Donnelley Executive Compensation” beginning on page 177), cost reduction goals or any other similar criteria established by the Plan Committee. The Plan Committee may provide in any award agreement that the Plan Committee has (i) the discretion to amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events and (ii) the right to reduce the amount payable pursuant to any performance award. Fixed awards are not contingent on the achievement of specific objectives, but are contingent on the participant’s continuing in RR Donnelley’s employ for a period specified in the award.

If shares of restricted stock are subject to a bonus award, the participant will have the right, unless and until such award is forfeited or unless otherwise determined by the Plan Committee at the time of grant, to vote the shares subject to such award and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of RR Donnelley common stock, provided that a distribution with respect to shares of RR Donnelley common stock, other than a regular quarterly cash dividend, must be deposited with RR Donnelley and will be subject to the same restrictions as the shares of RR Donnelley common stock with respect to which such distribution was made. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of required performance objectives, a certificate evidencing ownership of the shares of the common stock will be delivered to the holder of such award, subject to RR Donnelley’s right to require payment of any taxes.

If stock units are credited to a participant pursuant to a bonus award, then, subject to the Plan Committee’s discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of RR Donnelley common stock after the crediting of the units will be credited to an account for the participant and held until the award is forfeited or paid out. Interest will be credited on the account at a rate determined by the Plan Committee.

At the time of vesting of a bonus award, (i) the award, if in units, will be paid to the participant either in shares of RR Donnelley common stock equal to the number of units, in cash equal to the fair market value of such shares or in such combination thereof as the Plan Committee determines, (ii) the award, if a cash bonus award, will be paid to the participant either in cash, in shares of RR Donnelley common stock with a then fair market value equal to the amount of such award or in such combination thereof as the Plan Committee determines and (iii) shares of restricted common stock issued pursuant to an award will be released from the restrictions.

Awards to Non-Employee Directors

On the date of the 2004 annual meeting of RR Donnelley shareholders, and on the date of each subsequent annual meeting prior to the termination of the section of the Plan providing for director awards, RR Donnelley will make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director of RR Donnelley. Any such awards granted to non-employee directors will be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each award, will be determined by the Director Awards Committee in the exercise of its sole discretion, provided that (i) the dollar value to the recipient of any award may not exceed three times the then current annual base cash retainer fee payable to non-employee directors of RR Donnelley and (ii) in determining the dollar value of any such award, the Director Awards Committee will utilize the fair market value of a share of RR Donnelley common stock on the date of grant.

In addition, each non-employee director of RR Donnelley may from time to time elect, in accordance with procedures to be specified by the Director Awards Committee, to receive in lieu of (i) all or part of such director’s retainer or meeting fees or (ii) any annual phantom stock award granted to such non-employee director, an option to purchase shares of RR Donnelley common stock, which option will have a value as of the date of grant of such option equal to the amount of such fees or such phantom stock award. An option granted to a non-employee director in lieu of fees or a phantom stock award will become exercisable in full on the first anniversary of the date of grant.

New Plan Benefits

Except as described below, the number of stock options and other forms of awards that will be granted under the Plan is not currently determinable. If the transaction is completed, Mark A. Angelson will receive, pursuant to his employment agreement with RR Donnelley, (i) an option to purchase 1,000,000 shares of  RR Donnelley common stock, (ii) 310,000 stock units in respect of RR Donnelley common stock and (iii) 300,000 performance units in respect of RR Donnelley common stock.

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences generally arising with respect to grants and awards under the Plan. This discussion does not address all aspects of the U.S. federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-U.S. tax consequences of participating in the Plan. This section is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code and published rulings and court decisions, all as in effect as of the date of this document. These laws are subject to change, possibly on a retroactive basis. Each participant is advised to consult such participant’s own tax advisor concerning the application of the U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any of the following awards.

Stock Options

A participant will not recognize any income upon the grant of a non-qualified or incentive stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased on the date of exercise over their exercise price, and RR Donnelley (or one of its subsidiaries) generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss, and neither RR Donnelley nor its subsidiaries will be entitled to any deduction. If, however, such shares are disposed of within such one or two year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and RR Donnelley or one of its subsidiaries will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

SARs

A participant will not recognize any income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by RR Donnelley upon such exercise, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

Restricted Stock

A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at the time the restricted stock is granted), and neither RR Donnelley nor its subsidiaries will be entitled to a tax deduction at such time. If the participant elects to be taxed at the time the restricted stock is granted, the participant will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. Otherwise, a participant will recognize compensation taxable as ordinary income at the time the forfeiture conditions on the restricted stock lapse (if such election was not made) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the forfeiture conditions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

Stock Units

A participant will not recognize any income at the time of the grant of stock units, and neither RR Donnelley nor its subsidiaries will be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time RR Donnelley common stock is delivered under the stock units in an amount equal to the fair market value of such shares. RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. A participant will recognize compensation taxable as ordinary income when amounts equal to dividend equivalents and any other distributions attributable to stock units are paid, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

Cash Bonus Awards

A participant will not recognize any income upon the grant of a bonus award payable in cash, and neither RR Donnelley nor its subsidiaries will be entitled to a tax deduction at such time. At the time such award is paid, the participant will recognize compensation taxable as ordinary income in an amount equal to any cash paid by RR Donnelley, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation can deduct each year for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the compensation must be subject to achievement of performance goals established by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s shareholders and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. It is intended that the Plan Committee will consist solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code. As a result, and based on certain proposed regulations issued by the U.S. Department of the Treasury, certain compensation under the Plan, such as that payable with respect to options and SARs and other performance-based awards, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to such limit.

Required Vote

The approval of the performance incentive plan proposal requires the affirmative vote of a majority of the shares of RR Donnelley common stock present in person or represented by proxy at the RR Donnelley special meeting and entitled to vote on the performance incentive plan proposal.

The RR Donnelley board of directors unanimously recommends a vote “FOR” approval of the performance incentive plan proposal.

RR DONNELLEY COMPENSATION INFORMATION

Executive and Director Compensation

Executive Compensation

The summary compensation table summarizes the compensation of the RR Donnelley’s chief executive officer and the other persons required to be disclosed for up to three calendar years in which they served as executive officers.

Summary Compensation Table

	ANNUAL COMPENSATION					LONG-TERM COMPENSATION
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)		Restricted Stock Awards ($)		Options	All Other Compensation ($)
William L. Davis Chairman, President and Chief Executive Officer	2002 2001 2000	900,000 900,000 887,000	0 63,180 859,754	114,017 114,331 55,096	(2) (2)	0 3,380,781 1,050,000	(3)	236,000 210,000 210,000	442,654 442,204 56,552	(4)

Michael B. Allen Executive Vice President, Print Solutions	2002 2001	340,000 321,250	0 29,801	0 0		0 0		0 0	98,625 95,247	(4)

Ronald E. Daly(1) Former President, Print Solutions	2002 2001	355,853 359,239	0 218,736	0 0		0 0		0 58,000	62,616 146,283	(5)

Joseph C. Lawler Executive Vice President	2002 2001	392,500 370,000	157,523 23,058	0 0		1,088,500 0		0 0	85,895 85,545	(4)

Robert S. Pyzdrowski President-Solutions Delivery, Print Solutions	2002	322,374	53,729	0		0		0	66,178	(4)

Gregory A. Stoklosa Executive Vice President and Chief Financial Officer	2002 2001 2000	350,000 350,000 282,166	0 17,652 161,356	0 0 0		0 0 343,125		0 0 180,000	62,998 62,549 9,805	(4)

(1)	Was not serving as an executive officer at December 31, 2002.
(2)	2002 number includes $39,299, and 2001 number includes $49,869 for use of the RR Donnelley-owned airplane and automobiles.
(3)	Reflects stock units granted pursuant to Mr. Davis’ 2001 employment agreement (see page 176).
(4)	Includes premiums paid by RR Donnelley in connection with whole life and disability insurance policies owned by the named executive officers in the following amounts: Mr. Davis, $52,400; Mr. Allen, $6,743; Mr. Lawler, $13,520; Mr. Pyzdrowski, $3,673; and Mr. Stoklosa, $7,346. Also includes an RR Donnelley contribution to each named executive officer’s retirement savings plan account of $3,000 and the payout from the former Management Incentive Plan in the amounts listed in the section entitled “RR Donnelley Compensation Information—RR Donnelley Human Resources Committee Report on RR Donnelley Executive Compensation” beginning on page 177.
(5)	Consists of $5,288 in premiums paid by RR Donnelley in connection with whole life and disability insurance policies owned by Mr. Daly; an RR Donnelley contribution to Mr. Daly’s retirement savings plan account of $3,000; $5,289 for financial planning expenses incurred prior to Mr. Daly’s termination; and a lump sum payment of $49,039 for vacation accrued in connection with termination of Mr. Daly’s employment with RR Donnelley.

As of December 31, 2002, the named executives’ holdings of restricted stock were valued as follows:

Restricted Common Stock

Name	Shares of Restricted Common Stock		Value ($)
William L. Davis	199,431	(1)	4,368,536
Michael B. Allen	7,800		170,859
Ronald E. Daly	0		0
Joseph C. Lawler	43,334		949,231
Robert S. Pyzdrowski	8,700		190,574
Gregory A. Stoklosa	5,000		109,525

(1)	Includes 115,385 stock units awarded pursuant to Mr. Davis’ 2001 employment agreement and an additional 4,444 stock units added to his account as payment of dividends pursuant to the terms of his 2001 employment agreement.

Both the restricted stock and the stock units pay dividends at the same rate and time as RR Donnelley common stock. Dividends payable on stock units are converted into additional stock units. Restricted stock granted prior to 2000 generally vests on the fifth anniversary of the date it was granted, although restricted stock granted prior to 2000 held by Mr. Davis vests as provided in his 1997 employment agreement (see page 176). Restricted stock granted since 2000 generally vests in equal proportions over three years. Stock units vest and are payable as provided in Mr. Davis’ 2001 employment agreement.

The following table details options to purchase common stock that were granted in 2002 to the individuals named in the summary compensation table:

Option Grants in 2002

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2002	Exercise Price ($)	Expiration Date	Grant Date Present Value ($)(2)
William L. Davis	236,000	14.12%	30.88	3/27/12	1,807,760
Michael B. Allen	0	N/A	N/A	N/A	N/A
Ronald E. Daly	0	N/A	N/A	N/A	N/A
Joseph C. Lawler	0	N/A	N/A	N/A	N/A
Robert S. Pyzdrowski	0	N/A	N/A	N/A	N/A
Gregory A. Stoklosa	0	N/A	N/A	N/A	N/A

(1)	Options become exercisable over a four-year period starting on the grant date, at the rate of 20% a year, with the final 40% exercisable at the end of the fourth year. This schedule may be accelerated upon death, disability or a change in control.
(2)	Grant Date Present Value reflects a reduced value attributable to potential forfeiture due to vesting requirements or shortened exercise period following employment termination.

RR Donnelley uses the Black-Scholes option pricing method to calculate the value of stock options as of the date of grant. The accuracy of this model depends on key assumptions about future interest rates, stock price volatility and dividend yields, among other factors. The grant date present value of these options was calculated using the figures below:

Estimated Grant Date Present Value of Options

Name	Grant Date	Expiration Date	Volatility Factor	Yield	Annual Dividend Rate	Risk-Free Rate of Return
William L. Davis	3/28/02	3/27/12	26.14%	3.17%	$0.98	4.58%

The following table reflects options exercised in 2002 and the value of options at December 31, 2002 held by the individuals named in the summary compensation table.

Options Exercised During 2002 and Year-End Option Values

			Number of Securities Underlying Unexercised Options at 12/31/02	Value of Unexercised In-the-Money Options at 12/31/02(2)
Name	Number of Shares Exercised on Exercise	Value Realized(1)	Exercisable / Unexercisable	Exercisable / Unexercisable
William L. Davis	—	N/A	1,126,000 / 530,000	$68,145 / 102,218
Michael B. Allen	25,800	$270,208	87,800 / 85,200	$0 / 62,791
Ronald E. Daly	—	N/A	232,100 / 0	$71,390 / 0
Joseph C. Lawler	—	N/A	143,600 / 89,400	$41,861 / 62,791
Robert S. Pyzdrowski	—	N/A	129,500 / 64,600	$30,179 / 45,268
Gregory A. Stoklosa	—	N/A	119,600 / 114,000	$16,225 / 24,338

(1)	Value realized is determined by subtracting the exercise price from the fair market value on the date of exercise. Fair market value is the average of the high and the low prices reported in the New York Stock Exchange Composite Transactions report.
(2)	Value of unexercised options is determined by subtracting the exercise price from the fair market value on December 31, 2002. Fair market value is the average of the high and low prices reported in the New York Stock Exchange Composite Transactions report.

As set forth in the description of Mr. Davis’ 2001 employment agreement, RR Donnelley issued to Mr. Davis a long term incentive award in January 2002. This award, which will be payable in 2004, is designated in units of RR Donnelley stock. The following table reflects the units granted to Mr. Davis:

Long-Term Incentive Plan Awards in 2002

	Number of Units	Performances or Other Period until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
Name			Threshold (Units)	Target (Units)	Maximum (Units)
William L. Davis	14,480	3 years	14,480	28,960	57,920

Retirement Benefits

Under the RR Donnelley’s Retirement Benefit Plan and Unfunded Supplemental Benefit Plan (which we collectively refer to in this document as the Retirement Plans), each year employees accrue retirement benefits equal to 1.5% of compensation up to the social security wage base average for the preceding 35-year period, plus 2% of remaining compensation. Compensation covered by the Retirement Plans generally includes salary and annual cash bonus awards.

The government places limitations on pensions that can be paid under federal income tax qualified plans. Pension amounts that exceed such limitations as well as benefits accrued under the executive arrangement discussed in the section entitled “Executive Agreements” beginning on page 176 are paid under the Unfunded Supplemental Benefit Plan.

New participants in the Retirement Plans will participate in a cash balance plan. Under the traditional plan, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, in an actuarially reduced amount for the life of the participant and surviving spouse or other named survivor. Under the cash balance plan, a participant may elect to receive a lump sum amount.

Except as otherwise noted, the following table shows estimates of the annual benefits payable to the individuals named in the summary compensation table upon retirement at age 65. These estimates include the annual benefits computed on service through December 31, 2002 and additional annual benefits they may earn in the future, assuming they continue in RR Donnelley’s employ to age 65 at current base pay plus incentives.

Retirement Benefits

Name	Benefits Accrued through 12/31/02 ($)	Estimated Benefits 1/1/2003 through Age 65 ($)	Estimated Total Benefits ($)
William L. Davis	974,221	257,779	1,232,000	(1)
Michael B. Allen	94,635	331,210	425,845
Ronald E. Daly	142,176	0	142,176	(2)
Joseph C. Lawler	71,178	219,134	290,312
Robert S. Pyzdrowski	127,227	217,930	345,157
Gregory A. Stoklosa	50,737	307,030	357,767

(1)	Mr. Davis’ pension benefits are governed by his 2001 employment agreement discussed in the section entitled “—Executive Agreements” beginning on page 176.
(2)	Mr. Daly terminated his employment with RR Donnelley on November 3, 2002. Under the terms of RR Donnelley’s Retirement Benefit Plan, Mr. Daly may begin to receive his retirement benefits immediately or may delay that election to a future date. Although the actual benefits Mr. Daly will receive depend upon the date he elects to begin to receive benefits, no additional benefits accrue to Mr. Daly after November 3, 2002.

Director Compensation

Directors who are not officers of RR Donnelley receive the following annual cash fees for their services to the RR Donnelley board of directors:

•	$32,000 for serving as a director;

•	$1,000 for each committee of which they are a member;

•	an additional $4,500 for each committee chairmanship they hold;

•	$1,000 for each board or committee meeting they attend; and

•	$1,000 for each non-meeting day RR Donnelley requests them to spend on committee work.

Non-employee directors may elect to have some or all of their cash fees applied toward the purchase of shares of RR Donnelley common stock at fair market value, issued in the form of ten-year options to purchase shares of RR Donnelley common stock at an exercise price equal to the fair market value of the shares of  RR Donnelley common stock on the date granted or deferred. Any deferred amounts will, at the director’s election, either earn the same rate of interest as five-year U.S. government bonds or be converted into shares of phantom stock. A director may receive deferred fees, along with the interest or gains earned, in a lump sum or in as many as ten equal annual installments. In any case, payments are made after the director reaches age 65 or leaves the board, whichever comes later.

In addition to the annual cash fees, non-employee directors receive an annual award of phantom stock. The phantom stock is credited as of January 2 each year, with the number of shares determined by dividing 65% of the annual retainer by the fair market value of a share of RR Donnelley common stock. Each non-employee director may elect to receive options in lieu of all or part of such phantom stock award.

The RR Donnelley 2000 Stock Incentive Plan provides for grants of stock options to each non-employee director every year immediately after the RR Donnelley annual meeting to purchase a number of shares of

RR Donnelley common stock equal to 2.5 times the annual retainer divided by the fair market value of a share of RR Donnelley common stock on the date of grant. The exercise price is the fair market value of a share of  RR Donnelley common stock on the date granted. The options may be exercised beginning one year after the date granted or the day immediately preceding the next RR Donnelley annual meeting (whichever is sooner) and ending ten years after the date granted.

To emphasize the importance of stock ownership by RR Donnelley directors, the RR Donnelley board of directors has established stock ownership guidelines that require directors to acquire and hold over time shares of RR Donnelley common stock having a market value of five times the annual retainer paid a director.

Under the retirement plan for directors, each of the current directors who was active as of January 1, 1997 elected to either:

•	receive a credit for the present value of such director’s earned annual retirement benefit as of December 31, 1996 (based on a deferred compensation agreement); or

•	convert the present value of such director’s earned annual retirement benefit into shares of phantom stock.

In addition, non-employee directors serving on the RR Donnelley board of directors between January 1, 1997 and January 1, 2000 who had less than ten years of service on the board received an annual award of phantom stock. The phantom stock was credited as of January 1 each year, with the number of shares determined by dividing 35% of the director’s annual retainer by the fair market value of a share of RR Donnelley common stock. Each non-employee director could elect to receive options in lieu of all or part of such phantom stock award.

As of January 2, 2000, RR Donnelley ceased to have a retirement program for directors, although benefits previously accrued continue to be paid.

Severance Pay

RR Donnelley has adopted a severance pay program consisting of severance agreements between  RR Donnelley and RR Donnelley’s executive officers named in the Summary Compensation Table on page 171, certain other officers and key employees.

Under the severance agreements, an executive is entitled to specified payments and benefits if, after a change in control of RR Donnelley, the executive is terminated by RR Donnelley for reasons other than cause or if the executive leaves RR Donnelley after a change in control because of any of the following conditions:

•	a decrease in responsibilities or compensation,

•	a job relocation that requires a change in residence or

•	a significant increase in travel.

These agreements do not apply to executives who are terminated for cause, retire, become disabled or die.

Severance benefits generally include:

•	a lump-sum payment of three times current salary and bonus,

•	cash payment in lieu of outstanding stock bonus awards under RR Donnelley’s stock-based plans,

•	cash payment equal to the value of outstanding stock options,

•	cash payment equal to three years’ additional accrued benefits under RR Donnelley’s Retirement Benefit Plan and

•	life, disability, accident and health insurance benefits for 24 months after termination.

If any of this compensation is subject to the federal excise tax on “excess parachute payments,”  RR Donnelley has also agreed to pay an additional amount to cover these taxes.

Executive Agreements

The Davis Agreement. On March 18, 1997, William L. Davis joined RR Donnelley as chief executive officer and entered into an employment agreement with RR Donnelley with an initial term ending on March 31, 2002. On November 30, 2001, RR Donnelley and Mr. Davis entered into a new employment agreement, replacing the 1997 agreement. The initial term of the 2001 agreement ends on March 31, 2004. Beginning April 1, 2003, the initial term automatically extends daily by one additional day unless the provision for extension is terminated by RR Donnelley or Mr. Davis. In March 2003, RR Donnelley gave such a termination notice.

Under the 2001 agreement, Mr. Davis receives a base annual salary of not less than $900,000 and participates in annual and long-term performance incentive plans adopted by the human resources committee of the RR Donnelley board of directors. These plans are described in the section entitled “RR Donnelley Compensation Information—RR Donnelley Human Resources Committee Report on RR Donnelley Executive Compensation” beginning on page 177.

In the 2001 agreement, Mr. Davis was awarded 115,385 stock units vesting in three installments in March 2002 through March 2004, payable in common stock of RR Donnelley following Mr. Davis’ retirement, death or permanent and total disability. Unvested stock units are forfeited upon termination of Mr. Davis’ employment for any other reason. The 2001 agreement also required RR Donnelley to make a long-term performance award of 14,480 stock units to Mr. Davis in January 2002, which award is subject to the same terms and conditions as the 2001 long-term incentive awards described in the section entitled “RR Donnelley Compensation Information—RR Donnelley Human Resources Committee Report on RR Donnelley Executive Compensation” beginning on page 177.

The 2001 agreement requires RR Donnelley to grant annually to Mr. Davis a non-qualified stock option to purchase shares of common stock of RR Donnelley determined as a percentage of his base salary. In future years, the grant will be for 236,000 shares of common stock, vesting over a four-year period. In 2003, the grant will be for that number of shares of RR Donnelley common stock having a value equal to 2.625 times Mr. Davis’ base salary on the date of the grant, vesting over a four year period. Further, the 2001 agreement requires RR Donnelley to provide Mr. Davis with yearly retirement payments upon his reaching the age of 65, which together with payments received through social security benefits, benefits payable from retirement plans of his former employers and the benefits otherwise payable under RR Donnelley’s Retirement Benefit Plan and Unfunded Supplemental Benefit Plan, equal $1,228,000 or 50% of his “final average compensation” (as defined in the 2001 agreement), whichever is greater. These payments are subject to reduction if Mr. Davis’ employment terminates prior to March 31, 2004.

If Mr. Davis dies before the employment term expires, his estate will receive a termination bonus in addition to all equity awards described above. The termination bonus will equal his previous year’s bonus, prorated for the portion of the year worked prior to his death. If he becomes disabled, RR Donnelley or Mr. Davis may terminate the 2001 agreement. In addition to the equity awards and termination bonus described above, Mr. Davis would receive 60% of his last base salary plus full benefit and pension accrual until he reaches age 65. Mr. Davis will be entitled to certain benefits if his employment is terminated by RR Donnelley without “cause” or by him for “good reason” (as each term is defined in the 2001 agreement), including:

•	a lump sum severance payment of 250% of his base salary and target annual bonus (300% if termination results from a change in control),

•	the termination bonus and

•	continued benefit coverage and pension accrual for 30 months.

If Mr. Davis is terminated by RR Donnelley without cause, if Mr. Davis terminates his employment for good reason or if there is a “change in control” of RR Donnelley (as defined in the 2001 agreement), all stock options, restricted stock awards and long-term incentive awards not yet vested will become fully vested.

Mr. Davis has agreed to specified limitations on his ability to compete with, or solicit employees from,  RR Donnelley for two years after the termination of the 2001 agreement.

Mr. Davis continues to hold awards originally made under the terms of the 1997 agreement. Under the terms of a restricted stock award granted pursuant to that agreement, Mr. Davis vested in a restricted stock grant during 2001 and will vest in a restricted stock grant of 62,935 shares on October 1, 2004. He also received options to purchase 500,000 shares of RR Donnelley common stock at $45.1875 (150% of the price of RR Donnelley common stock upon his start of employment) vesting on or after March 18, 2000 if the fair market value of  RR Donnelley common stock exceeds that price for ten consecutive trading days (which occurred in June and July, 1998) and 500,000 shares at $30.125, which fully vested as of March 2001.

The Lawler Agreement. In connection with the hiring of Joseph C. Lawler in October 1995, RR Donnelley granted Mr. Lawler an advance in the amount of $200,000 against his anticipated payout under a long-term incentive program in which he participated. Because RR Donnelley failed to meet the threshold for any payout under the program, RR Donnelley agreed to convert the advance to Mr. Lawler into an interest-bearing loan due February 15, 2001. During 2001, RR Donnelley agreed to extend the repayment date of the loan until March 1, 2004. Interest on the original loan amount accrues at the five-year Treasury bill rate, and beginning on January 1, 2002, interest is payable annually until the loan is repaid.

RR Donnelley Human Resources Committee Report on RR Donnelley Executive Compensation

Committee Approach to Compensation Evaluation. The Human Resources Committee determines the annual salary, short-term and long-term cash and stock incentive compensation, and other compensation of executive officers.

Historically, the committee considers the following factors in setting compensation:

•	the performance of RR Donnelley, both separately and compared to other companies,

•	the individual performance of each executive officer,

•	a number of comparative compensation surveys,

•	the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and

•	the recommendations of professional compensation consultants and management.

Because the committee believes that RR Donnelley’s competitors for executive talent are more varied than the peer group chosen for comparing shareholder return in the performance graph, the committee relies on market data comprised of a broad array of companies in various industries for comparative analysis of executive compensation. These companies include printing and publishing, as well as other companies similar in revenue size to RR Donnelley, and include 10 of the companies in the peer group used in the performance graph.

Executive Officers Generally. Generally, total compensation for executive officers is targeted between the 50th and 75th percentile of the market. The committee determines the individual elements of the total compensation package based on the desired mix of salary and at-risk components in both short and long-term compensation.

As described below, approximately 22% to 59% (depending on the level of responsibility of an executive officer) of targeted annual cash compensation is linked to the performance of RR Donnelley. The entire value of long-term incentive compensation is linked to the performance of RR Donnelley.

Salary: The committee annually reviews the base salary of each executive officer. In 2002, based upon weak economic expectations for the end markets which RR Donnelley serves, the committee did not give regular, annual base salary increases to officers. However, base salary increases were given in selected circumstances to executives where the absence of salary action in 2001 and 2002 resulted in salaries well below competitive levels in the employment market.

Short and Long-Term Incentive Compensation: RR Donnelley maintains both a Management Annual Incentive Plan (the “Annual Plan”) and a long-term incentive award program (the “Long-Term Awards”), designed to encourage and reward sustained value creation together with achievement of annual objectives and employee retention.

The Annual Plan for 2002 is designed to ensure that preestablished performance objectives for both earnings per share (EPS) for RR Donnelley and Economic Value Added (EVA®) improvement for RR Donnelley as a whole and where relevant, for individual business units, are met before management receives any incentive payouts. The amount of any payout is based upon these measures as well as achievement of objectives established annually under RR Donnelley’s Strategic Inclusion Plans (which set measurable goals in recruitment and retention of a diverse workforce), achievement of individual objectives and the participant’s overall performance rating. The actual award a participant in the Annual Plan may earn ranges from zero to above two times the targeted award, based upon the performance of RR Donnelley and of the individual. The committee may adjust awards if it believes the circumstances justify either an increase or decrease.

In 2002, RR Donnelley’s performance did not exceed the threshold targets for incentive payouts, although certain business units did meet or exceed their threshold targets. As a result, only executives in those businesses earned any incentive payout, and they earned only that portion relating to the performance of those businesses.

The Long-Term Awards granted to executives are based on RR Donnelley’s performance as measured by relative total shareholder return (RTSR) over a three year period. RTSR objectives measure stock price appreciation plus dividend yield relative to the performance of the S&P 500. It is intended that Long-Term Awards be made every two years. As awards were made in 2001, no new awards were made in 2002 except to certain executives new to their positions. Long-Term Awards made in 2001 will be calculated and paid in 2004, based upon changes in RTSR as measured on the average closing price of RR Donnelley’s stock on the New York Stock Exchange over the last forty trading days in 2000, against the same measurement period in 2003. Long-Term Awards are designated in stock units and may be paid, at the discretion of the committee, in stock, cash or a combination of stock and cash.

Prior to 2001, RR Donnelley’s incentive compensation plan used a banking feature to encourage retention. Final payouts under this plan were scheduled for year-end 2002, and each named executive employed at year end was paid the balance in his account, as described below:

Management Incentive Plan Bank Balance Payouts

Name	2003 Bank Payout
M.B. Allen	$86,882
R.E. Daly	$0
W.L. Davis	$387,254
J.C. Lawler	$69,375
R.S. Pyzdrowski	$59,541
G.A. Stoklosa	$52,652

The committee reviews continually the incentive plan designs and the financial measures used, and their ability to promote sustained performance of RR Donnelley’s strategies.

Discretionary Incentive Pay: The committee may pay discretionary amounts to executive officers when circumstances warrant and in 2002, the committee approved such a payment to Mr. Pyzdrowski to recognize his performance.

Stock Awards: Executive officers are granted stock options to align the interests of management more closely with those of shareholders by increasing stock ownership and tying a meaningful portion of compensation to the performance of the RR Donnelley’s stock. In addition, to emphasize the importance of stock ownership by management, the committee and management have implemented stock ownership guidelines for officers which require all officers to acquire and hold over time RR Donnelley stock having a market value relative to salary.

During 2000, in order to create an additional incentive for performance and to encourage retention, the committee accelerated stock option grants which would normally be made in 2001 and 2002. All of the named executive officers, other than Mr. Davis, received this special grant. A regular stock option grant was given to Mr. Davis during 2002 but not to others who participated in the special grant.

Generally, the committee makes restricted stock grants only on a selective basis for retention and recruiting requirements. In 2002, only Mr. Lawler received a grant of restricted stock.

Deductibility of Executive Compensation: Tax laws limit the deduction a publicly held company is allowed for compensation paid to certain executive officers. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. The committee considers ways to maximize the deductibility of executive compensation, but intends to retain the discretion the committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

CEO Compensation. Mr. Davis’ total compensation for 2002 was determined pursuant to the terms of his 2001 employment agreement with RR Donnelley (see “—Executive Agreements” beginning on page 176). The components of Mr. Davis’ compensation under that agreement were established using substantially the same criteria used to determine compensation for other executive officers, discussed at the beginning of this report.

For the same reasons affecting the base salary of other executives, Mr. Davis did not receive an increase in base salary during either 2001 or 2002. Mr. Davis’ 1999 base salary of $900,000 was at the median for CEOs in the compensation surveys used by the committee when it was established. His 2002 target annual cash compensation, which includes salary and bonus, is slightly below the median. Mr. Davis’ total compensation is near the 50th percentile of the market, and may be increased to the 75th percentile based on performance. Approximately 59% of Mr. Davis’ targeted annual cash compensation is linked to the performance of  RR Donnelley through the objectives set forth in the Annual Plan. In addition, the entire value of Mr. Davis’ Long-Term Award made in 2001, which has a threshold value calculated at 55% of salary and will be paid in 2004, is linked to the performance of RR Donnelley through the RTSR measurement described in the award.

The committee made a stock option grant to Mr. Davis during 2002. In making this grant, the committee continued to align the interests of Mr. Davis with those of shareholders, tying a meaningful portion of his compensation to the performance of RR Donnelley.

The Human Resources Committee

Thomas S. Johnson, Chairman

Oliver R. Sockwell

Norman H. Wesley

Stephen M. Wolf

The report above only relates to compensation reported for the last completed fiscal year and does not include actions taken by the human resources committee with respect to the employment agreement entered into between Mark A. Angelson and RR Donnelley simultaneous with the signing of the combination agreement, as more fully described on page •.

EVA is a registered mark of Stern Stewart & Co.

Stock Performance

The graph below compares five-year returns of RR Donnelley common stock with those of the S&P 500 Index and a selected peer group of companies. The figures assume all dividends have been reinvested and assume an initial investment of $100 on December 31, 1997. The returns of each company in the peer group have been weighted to reflect their market capitalizations.

Comparison of Five-Year Cumulative Total Return among

RR Donnelley, S&P 500 Index and Peer Group*

* Fiscal Year Ended December 31

	December 31,
	1997	1998	1999	2000	2001	2002
RR Donnelley	$100.00	$120.02	$69.90	$79.12	$89.78	$68.36
Standard & Poor’s 500	100.00	128.58	155.63	141.46	124.65	97.10
Peer Group	100.00	107.99	137.01	132.23	126.09	124.96

R.R. Donnelley provides a broad range of communications services to publishers, retailers, catalog merchants and information providers, among others. Because its services and customers are so diverse,  RR Donnelley does not believe that any single published industry index is appropriate for comparing shareholder return. Therefore, the peer group used in the performance graph combines two industry groups identified by Value Line Publishing, Inc.: the publishing group (including printing companies) and the newspaper group. RR Donnelley itself has been excluded, and its contributions to the indices cited have been subtracted out. The Value Line indices are those that investment analysts frequently use when comparing RR Donnelley with other companies. Changes in the peer group from year to year result from companies being added to or deleted from the Value Line publishing group or newspaper group.

Companies in the Peer Group

Below are the specific companies included in the Value Line indices and the class of stock used if not common stock:

Company	Stock Class
Banta Corporation
Bowne & Co. Inc.
Deluxe Corporation
Dow Jones & Company, Inc.
Dun & Bradstreet Corp.
Gannett Co., Inc.
John H. Harland Company
Hollinger Inc.	A
Knight-Ridder, Inc.
Lee Enterprises, Inc.
McClatchy Newspapers, Inc.	A
McGraw-Hill, Inc.
Media General, Inc.	A
Meredith Corporation
News Corp Ltd	ADR
The New York Times Company	A
Penton Media, Inc
Playboy Enterprises, Inc.	B
Pulitzer Publishing Company
The Reader’s Digest Association, Inc.
Reuters Holdings PLC
Scholastic Corporation
The E.W. Scripps Company	A
Tribune Company
The Washington Post Company	B
John Wiley & Sons	A

Information as of December 31, 2002 concerning compensation plans under which RR Donnelley’s equity securities are authorized for issuance is as follows (in thousands, except per share data):

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	11,489	$29.61	5,530
Equity compensation plans not approved by security holders(2)	5,377	$29.84	2,074
Total	16,866	$29.69	7,604

(1)	Represents shareholder approved stock incentive plan shares.
(2)	Represents the Donnelley Shares Program and the 2002 Broad-Based Incentive Plan.

2000 Broad-Based Stock Incentive Plan

In 2000, the RR Donnelley board of directors approved the adoption of the 2000 Broad-Based Stock Incentive Plan (which we refer to in this document as the 2000 Broad-Based Plan) to provide incentives to key employees of RR Donnelley and its subsidiaries. Awards under the 2000 Broad-Based Plan are generally not restricted to any specific form or structure and may include, without limitation, stock options, stock units, restricted stock awards, cash or stock bonuses and stock appreciation rights.

Awards may be conditioned on continued employment, have various vesting schedules and accelerated vesting and exercisability provisions in the event of, among other things, a “change in control” of RR Donnelley (as defined in the 2000 Broad-Based Plan). The 2000 Broad-Based Plan is administered by the human resources committee of the RR Donnelley board of directors, which may delegate its responsibilities to the chief executive officer or another RR Donnelley executive officer.

Originally, 2,000,000 shares of RR Donnelley common stock were reserved and authorized for issuance under the 2000 Broad-Based Plan. An additional 3,000,000 shares (for an aggregate of 5,000,000 shares) were subsequently reserved and authorized for issuance under the 2000 Broad-Based Plan. Shares subject to a grant or award under the 2000 Broad-Based Plan which are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award, by reason of withholding of shares to pay all or a portion of the exercise price or to satisfy tax withholding obligations or by reason of the delivery of shares prior to June 30, 2003 to pay all or a portion of the exercise price or to satisfy tax withholding obligations are again available for future grants and awards. However, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs are treated as one grant. To the extent that RR Donnelley repurchased shares in the open market or otherwise prior to June 30, 2003, a number of shares having a repurchase price equal to the aggregate proceeds received by RR Donnelley from the exercise of stock options granted by RR Donnelley under the 2000 Broad-Based Plan are again available for future grants and awards. As of December 31, 2002, options to purchase 3,000,000 shares of RR Donnelley common stock were outstanding. These options have a purchase price equal to the fair market value of a share of RR Donnelley common stock at the time of the grant. All of the outstanding options generally vest over a period of three years, are not exercisable unless vested (subject in some cases to early vesting and exercisability upon specified events, including the death or permanent disability of the optionee, termination of the optionee’s employment under specified circumstances or a change in control of RR Donnelley) and generally expire 10 years after the date of grant. No awards other than options have been made under the 2000 Broad-Based Plan.

RR Donnelley Shares Stock Option Plan

In 1994, the RR Donnelley board of directors approved the adoption of the Donnelley Shares Stock Option Plan (which we refer to in this document as the RR Donnelley Shares Plan). All employees (other than officers) were eligible to receive options under the plan. The RR Donnelley Shares Plan was administered by the human resources committee of the RR Donnelley board of directors, which had full authority to grant options under the plan and to determine the terms and conditions of all options granted under the plan. RR Donnelley last granted options under the Donnelley Shares Plan in 1996, and the plan expired in 1999.

There were 6,000,000 shares of common stock reserved and authorized for issuance under the  RR Donnelley Shares Plan. As of December 31, 2002, options to purchase 2,000,000 shares of common stock were outstanding under the RR Donnelley Shares Plan. The purchase price for options granted under the  RR Donnelley Shares Plan was the fair market value of a share of RR Donnelley common stock at the time of the grant. All of the outstanding options generally vested over a period of three years, are not exercisable unless vested (subject in some cases to early vesting and exercisability in certain events, including the death or permanent disability of the optionee, termination of the optionee’s employment under certain circumstances or a “change in control” of RR Donnelley (as defined in the RR Donnelley Shares Plan)) and generally expire 10 years after the date of grant.

MOORE WALLACE COMPENSATION INFORMATION

Executive and Director Compensation

Executive Compensation

The following table provides a summary of the compensation earned in 2003 by (i) the chief executive officer of Moore Wallace; (ii) the four other most highly compensated executive officers of Moore Wallace who served as executive officers as of December 31, 2003; and (iii) one additional person for whom disclosure would have been provided but for the fact that the person was not serving as an executive officer of Moore Wallace at the end of 2003 (which we refer to in this document as the Moore Wallace named executive officers). Specific aspects of the compensation are described in the tables and in the narrative following the tables.

Summary Compensation Table

	ANNUAL COMPENSATION					LONG-TERM COMPENSATION
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other ($)	Restricted Stock Awards(1) ($)	Securities Under Options/ SARs Granted(2)	LTIP Payouts ($)	All Other Compensation ($)
Mark A. Angelson Chief Executive Officer	2003	(3)	1,000,000	2,000,000	TBD	—	500,000	—	TBD

Mark S. Hiltwein Executive Vice President and Chief Financial Officer	2003 2002 2001		394,808 316,667 238,233	400,000 425,000 187,500	TBD 16,949 7,486	— 594,000 —	— — 50,000	—	TBD 14,930 5,596	(8) (9)

Thomas W. Oliva President and Chief Operating Officer	2003 2002 2001	(3)	525,000 339,583 298,846	787,500 498,000 325,000	TBD 61,106 3,793	— 742,500 —	85,000 — 200,000	—	TBD 17,805 8,598	(10) (11)

Thomas J. Quinlan III Executive Vice President, Business Integration	2003 2002 2001		425,000 308,333 275,000	531,250 415,000 275,000	TBD 15,666 5,564	— 594,000 —	75,000 — 50,000	—	TBD 24,376 7,397	(12) (13)

Michael S. Kraus Senior Vice President, Mergers & Acquisitions	2003	(3)	300,000	500,000	TBD	—	35,000	—	TBD

Dean E. Cherry Group President, Commercial & Direct Mail	2003 2002 2001	(3)	391,888 339,583 290,000	446,000 473,000 325,000	TBD 15,691 8,786	— 742,500 —	— — 200,000	—	TBD 17,805 8,598	(6) (7)

(1)	A total of 270,000 Moore Wallace restricted shares were issued to named executive officers on October 17, 2002. The total value of these shares at December 31, 2003 was $•. These restricted shares will be entitled to receive any dividends that are declared and paid on Moore Wallace common shares. Twenty-five percent of the Moore Wallace restricted shares vest each year beginning on the first anniversary of issuance.
(2)	Awards in 2002 and 2001 are options to acquire Moore Wallace common shares under Moore Wallace’s 1999 and 2001 Long Term Incentive Plan. Awards in 2003 are options to acquire Moore Wallace common shares under Moore Wallace’s 2001 and 2003 Long Term Incentive Plans.
(3)	Mr. Angelson was named chief executive officer of Moore Wallace effective January 1, 2003. Mr. Kraus joined Moore Wallace in January 2003.
(4)	[Reserved]
(5)	[Reserved]

(6)	Represents $10,608 of vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B for 2002, $5,500 of company match under the Moore North America, Inc. 401(k) Savings Plan and $1,697 of premiums paid for group term life insurance.
(7)	Represents vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B for 2001.
(8)	Represents $9,165 of vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B for 2002, $5,500 of company match under the Moore North America, Inc. 401(k) Savings Plan and $265 of premiums paid for group term life insurance.
(9)	Represents vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B for 2001.
(10)	Represents $10,608 of vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B in 2002, $5,500 of company match under the Moore North America, Inc. 401(k) Savings Plan and $1,697 of premiums paid for group term life insurance.
(11)	Represents vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B in 2001.
(12)	Represents $17,179 of vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B in 2002, $5,500 of company match under the Moore North America, Inc. 401(k) Savings Plan and $1,697 of premiums paid for group term life insurance.
(13)	Represents vested benefit under Moore Wallace’s Supplemental Executive Retirement Plan – B in 2001.

The following table provides information on stock options granted to the Moore Wallace named executive officers in 2003.

Option/SAR Grants During the Most Recently Completed Financial Year

Name	Securities Under Options/ SARs Granted	% of Total Options/ SARs Granted to Employees in 2003	Exercise or Base Price (Cdn.$)	Market Value of Securities Underlying Options/ SARs on the Date of Grant(3) (Cdn.$)	Expiration Date	Potential Realizable Value at 5% Annual Rates of Stock Price Appreciation for Option Term(3) (Cdn.$)		Potential Realizable Value at 10% Annual Rate of Stock Price Appreciation for Option Term(3) (Cdn.$)
Mark A. Angelson	500,000(1)	TBD	14.12	14.12	1/02/13	•		•
Mark S. Hiltwein	–	–	–	–	–		–		–
Thomas W. Oliva	85,000(2)	TBD	14.12	14.12	1/02/13	•		•
Thomas J. Quinlan III	75,000(2)	TBD	14.12	14.12	1/02/13	•		•
Michael S. Kraus	35,000(2)	TBD	14.12	14.12	1/02/13	•		•
Dean E. Cherry	–	–	–	–	–		–		–

(1)	Vests with respect to one-third of the Moore Wallace common shares each year beginning January 2, 2004.
(2)	Vests with respect to 25% of the Moore Wallace common shares each year beginning on January 2, 2004.
(3)	In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of Moore Wallace common shares appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the share price does not increase above the exercise price at the time of exercise, realized value to the named executive officers from these options will be zero.

The following table provides information on the number of outstanding options for each Moore Wallace named executive officer, whether or not the options were exercisable, and the value of the options at  December 31, 2003.

Aggregated Option/SAR Exercises During the Most Recently Completed Financial Year

and Financial Year-End Option/SAR Values

Name	Securities Acquired on Exercise	Aggregate Value Realized (Cdn.$)	Unexercised Options/SARs at December 31, 2003 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2003(1) Exercisable/ Unexercisable (Cdn.$)
Mark A. Angelson	•	•	11,300/500,000	TBD/TBD
Mark S. Hiltwein	•	•	55,000/90,000	TBD/TBD
Thomas W. Oliva	•	•	100,000/185,000	TBD/TBD
Thomas J. Quinlan III	•	•	100,000/125,000	TBD/TBD
Michael S. Kraus	•	•	0/35,000	TBD/TBD
Dean E. Cherry	•	•	100,000/200,000	TBD/TBD

(1)	The closing price of Moore Wallace common shares on the Toronto Stock Exchange on December 31, 2003 was Cdn.$•.

Retirement Benefits

Benefit accruals under the Retirement Income Plan of Moore Wallace North America, Inc. ceased being effective December 31, 2000. None of the Moore Wallace named executive officers participate in the Retirement Income Plan. Currently, the only retirement plan available to Moore Wallace’s U.S. employees is the  Moore Wallace North America, Inc. Savings Plan. Moore Wallace also has a Supplemental Executive Retirement Plan – B, which provides a benefit of 6% of a participant’s annual earnings that are in excess of the maximum annual savings plan earnings allowed by law under Section 401(a)(17) of the Internal Revenue Code. Participants’ awards under this plan vest with respect to 25% of each award for each year of service with Moore Wallace. The following benefits accrued to the Moore Wallace named executive officers under the Supplemental Executive Retirement Plan – B in 2003: Mark A. Angelson, $55,920; Mark S. Hiltwein, $12,156; Thomas W. Oliva, $20,280; Thomas J. Quinlan III, $14,040; Michael S. Kraus, $24,270; and Dean E. Cherry, $11,974.

Director Compensation

The following table displays all components of director compensation for directors who are not also employees of Moore Wallace.

Type of Compensation	Amount
Annual Board Retainer(1)	$35,000
Additional Annual Retainer for Chairman(1)	$25,000
Annual Restricted Share Grant(2)	2,500
Additional Annual Retainer for Audit Committee Chair(1)	$20,000
Additional Annual Retainer for Compensation Committee Chair(1)	$10,000
Additional Annual Retainer Fee for Audit Committee Member(1)	$5,000
Board and Committee Meeting Fee (for meetings attended in person)(1)	$1,000
Board and Committee Meeting Fee (for meetings attended by telephone)(1)	$500

(1)

The Moore Wallace board of directors has adopted the Share Plan for Non-Employee Directors under which all compensation paid to directors is paid exclusively in Moore Wallace deferred share units or Moore Wallace common shares, provided that a director whose principal employment is in the public sector, including with a governmental, educational or not-for-profit entity, may elect to receive only a portion of such compensation in deferred share units or Moore Wallace common shares issued under the Share Plan for Non-Employee

Directors. Deferred share units awarded are held until the director is no longer serving on the Moore Wallace board of directors. Following termination of service on the Moore Wallace board of directors, the fair market value of the equivalent number of Moore Wallace common shares is paid to a director, net of withholdings, in cash or common shares. Each director is reimbursed for expenses incurred in attending meetings.

(2)	Awards of restricted shares are granted following each Moore Wallace annual meeting of shareholders and vest immediately.

Indebtedness of Directors, Executive Officers and Senior Officers

The following table sets forth the indebtedness other than under securities purchase programs of directors, executive officers and senior officers of Moore Wallace to Moore Wallace or any of its subsidiaries. The aggregate indebtedness of all officers, directors and employees of Moore Wallace to Moore Wallace or any of its subsidiaries as of October 31, 2003 is $789,281.

Table of Indebtedness of Directors,

Executive Officers and Senior Officers

Other Than Under Securities Purchase Programs

Name and Principal Position	Involvement of Moore Wallace or Subsidiary	Largest Amount Outstanding During FYE 2003		Amount Outstanding as of October 31, 2003
Mark S. Hiltwein Executive Vice President, Chief Financial Officer	Lender	$485,705	(1)	$450,514
Andrew Panega Senior Vice President, Human Resources	Lender	142,324	(2)	132,322
Robert Anthony Paul Senior Vice President, Operations	Lender	129,399	(3)	129,399

(1)	Represents a loan, dated March 15, 2002, of $577,500 from Moore North America, Inc. (now Moore Wallace North America, Inc., which we refer to in this document as Moore Wallace North America), a wholly owned subsidiary of Moore Wallace, in connection with the purchase of Mr. Hiltwein’s primary residence. The loan bears interest at a rate of 4.75% per year, with monthly payments of principal and interest, and payment in full due on or before March 1, 2006. The loan will also be payable in full within 15 days after the date on which Mr. Hiltwein ceases to be a full-time employee of Moore Wallace North America or within 15 days after the date of sale of his primary residence.
(2)	Represents a loan, dated April 13, 2000, of $140,000 from Moore Wallace North America in connection with the purchase of Mr. Panega’s primary residence resulting from his relocation. The loan bears interest at a rate of 4.3% per year, with monthly payments of principal and interest, with payment in full due on or before April 4, 2007. The loan will also be payable in full within 60 days of Mr. Panega’s termination of employment or death.
(3)	Represents a loan, dated September 1, 2002, of $132,000 from Moore Wallace North America in connection with the purchase of Mr. Paul’s primary residence resulting from his relocation. The loan bears interest at a rate of 4.75% per year, with monthly payments of principal and interest, with payment in full due on or before March 1, 2006. The loan will also be payable in full within 15 days after the date on which Mr. Paul ceases to be a full-time employee of Moore Wallace North America or within 15 days after the date of sale of his primary residence.

Employment Arrangements

Mark A. Angelson’s employment arrangements are described under the section “—CEO Compensation” below.

Moore Wallace’s employment arrangements with the Moore Wallace executive officers, other than Mr. Angelson, provide for their participation in Moore Wallace compensation and benefit programs that are available to all management employees. The Moore Wallace executive officers, other than Mr. Angelson, are also eligible to participate in certain executive-only benefit plans. In the event of termination by Moore Wallace without cause or a termination by the Moore Wallace executive officer for good reason whether before or after a change of control of Moore Wallace, Mark S. Hiltwein, Thomas W. Oliva, Thomas J. Quinlan III and Dean E. Cherry are entitled to all amounts then owing to them plus an amount equal to one and one-half times their annualized total compensation payable over the 18-month period following the date of termination. In the event of a termination by Moore Wallace without cause or a termination by Michael S. Kraus for good reason before a change of control of Moore Wallace, Mr. Kraus is entitled to all amounts then owing to him plus an amount equal to one time his annualized total compensation payable over the 12-month period following the date of termination. In the event of such a termination of employment by Mr. Kraus during the six months prior to, or following, a change of control, Mr. Kraus will be entitled to three times his annualized compensation payable over the 12-month period following the date of termination. During these 18-month and 12-month periods, respectively, Messrs. Hiltwein, Oliva, Quinlan, Kraus and Cherry are entitled to a continuation of all benefits. In addition, any outstanding stock options, grants, restricted stock awards or other equity grants except for restricted stock units will vest 100% immediately (either as of the date of termination in the event of a termination by Moore Wallace without cause or a termination by the named executive officer for good reason) or prior to a change of control of Moore Wallace becoming effective (solely in the event that upon or in connection with such change of control of Moore Wallace the named executive officer’s employment with Moore Wallace is terminated by Moore Wallace without cause or is terminated by the named executive officer for good reason). The Moore Wallace executive officers are also entitled to receive gross-up payments in the event that an excise tax is imposed on certain payments pursuant to Section 4999 of the Internal Revenue Code or any interest and penalties are incurred with respect to such excise tax. In the case of all of the Moore Wallace executive officers (except Mr. Angelson, whose gross-up is not subject to this limitation), no gross-up will be paid if the amount of the payments subject to the excise tax could be reduced by an amount equal to up to 10% of the total amount of the payments and thereby avoid imposition of the excise tax. In that case, the total payments owed to the Moore Wallace executive officer will be reduced by the amount necessary to avoid the imposition of the excise tax.

Composition of the Compensation Committee

The current members of the compensation committee of the Moore Wallace board of directors are Lionel H. Schipper (chairman), Robert F. Cummings, Jr., Alfred C. Eckert III and Michael T. Riordan. Mr. Riordan joined the committee in May 2003 following his election to the Moore Wallace board of directors in connection with the merger of Moore Wallace and WCS. None of the committee members is, or has been, an executive officer or an employee of Moore Wallace or any of its subsidiaries.

Moore Wallace Compensation Committee Report on Moore Wallace Executive Compensation

Compensation Policy. The general objective of the executive compensation policies is to target a competitive level of compensation that will enable Moore Wallace to secure the services of exceptionally talented executive officers, in particular, and employees, in general, necessary to achieve its long-term financial and strategic growth goals. Given these goals, Moore Wallace has designed salary and incentive programs intended to attract exceptionally high-caliber executives and is committed to paying these executives a substantial portion of their total targeted compensation based directly on the performance of Moore Wallace and, in appropriate cases, on the performance of a particular business unit. To establish appropriate competitive frames of reference, Moore Wallace looks toward pay levels offered by leading-performance companies in the relevant markets for executive talent.

Compensation packages at Moore Wallace consist of base salary, annual incentive awards and equity based awards under long term incentive plans. The committee believes that the compensation package outlined above results in a substantial portion of total targeted compensation being at risk and appropriately relates to the achievement of increased shareholder value. From time to time, Moore Wallace retains independent consultants to assist its human resources staff and the committee in obtaining competitive data and to provide advice on meeting its overall compensation objectives.

Base Salary. The total targeted compensation structure (base salary plus annual incentive plus equity awards) for the Moore Wallace executive officers, other than Mr. Angelson, is reviewed each year to determine its competitive level relative to a group of comparable companies. Moore Wallace’s review of competitive compensation levels is a case-by-case approach that considers the incumbent’s job content, position accountabilities, scope of responsibility and any specialized skills and abilities. Increases in salary occur from time to time, based on performance and changes in responsibility level, rather than simply on a chronological basis, such as annually. Moore Wallace also takes into account the performance of its businesses, current size and expected growth, expected contributions from specific executives and other similar factors. The committee reviews and recommends to the Moore Wallace board of directors for approval any proposed adjustment to the above process and philosophy.

Senior executives are given performance reviews on an annual basis. Increases in compensation, based solely on performance, generally occur on a 15- to 24-month basis (depending on salary level) rather than on an annual basis. Compensation increases are also considered as additional responsibilities are added to an executive’s role in the company. In making compensation decisions, the committee takes into consideration Moore Wallace’s overall performance measured primarily by Moore Wallace delivering on its financial commitments to shareholders as well as the performance of the unit headed by the executive, the individual performance of the executive, the relationship of the executive’s salary to the salary range for the position and other considerations the committee believes are appropriate in the circumstances. Assessment of performance also takes into consideration the achievement of other operating objectives such as market share improvement, new product introduction and succession planning and development. The committee makes recommendations on salary adjustments for senior executives to the Moore Wallace board for approval.

Annual Incentive Plan. In 2001, a management by objective program was introduced. Under this program, Moore Wallace sets financial targets and objectives that Moore Wallace must meet in order for any annual incentive awards to be paid. If these financial objectives and targets are not met, no annual incentive awards are paid. In addition, each employee who participates in the plan commits to deliver three to four additional, targeted objectives, generally financial in scope. Each participating employee is reviewed in order to determine what percentage of each objective has been met and, if Moore Wallace’s financial targets and objectives have been met, an award is made based on the percentage of the personal goals and objectives that have been achieved. In 2002, a portion of the award was made to certain employees in December and the remainder was paid to all qualifying employees in February 2003.

Long Term Incentive Plans. The purpose of the long term incentive plans is to advance the interests of Moore Wallace by providing certain of its key employees with additional equity-based incentives; encouraging stock ownership by such employees, thereby increasing their proprietary interest in the success of Moore Wallace; encouraging them to remain employees of Moore Wallace; and attracting new key employees.

The plan is an integral part of total executive compensation. In 2003, the committee recommended and the Moore Wallace board of directors approved grants of Moore Wallace restricted stock units under the 2003 Long Term Incentive Plan that reflected the performance of those employees who participated in the plan. Senior managers recommended participants for the plan and were allotted a number of shares to distribute to their employees at a level relative to the levels of shares that might be awarded to an employee’s peers. The committee then reviewed and commented upon those recommendations and presented the recommendations for consideration and approval of the Moore Wallace board of directors.

CEO Compensation. Mr. Angelson was appointed chief executive officer of Moore Wallace effective January 1, 2003.

Mr. Angelson’s employment agreement provides for an annual salary of $1,000,000 and an annual incentive bonus in two components of not less than $1,000,000 each, payable on an all-or-nothing basis upon the achievement of the earnings per share target set by the Moore Wallace board of directors. The total compensation paid to Mr. Angelson in 2003 is set forth above in the Summary Compensation Table.

Under the terms of the employment agreement, in the event of termination without cause or a termination for good reason, Mr. Angelson is entitled to receive all amounts then owing to him plus a lump sum equal to two times his annualized total compensation. However, if Mr. Angelson’s employment is terminated without cause between January 1, 2004 and January 15, 2004, he will be entitled to receive all amounts then owing him plus a lump sum equal to his annualized total compensation. In the event such termination results from a change of control of Moore Wallace, the multiple increases to three times. Mr. Angelson is also entitled to receive gross-up payments in the event that an excise tax is imposed on certain payments pursuant to Section 4999 of the Internal Revenue Code or any interest and penalties were incurred with respect to such excise tax.

The Compensation Committee

Lionel H. Schipper, Chairman

Robert F. Cummings, Jr.

Alfred C. Eckert III

Michael T. Riordan

Stock Performance

The graph below compares five-year returns of Moore Wallace common shares with those of the TSX 300 Index, the S&P 500 Index and a selected peer group of companies. The figures assume all dividends, if any, have been reinvested and assume an initial investment of Cdn.$100 on December 31, 1998. The companies in the peer group are RR Donnelley, Quebecor World Inc., Standard Register Company and Mail-Well, Inc. The returns of each company in the peer group have been weighted to reflect their market capitalizations.

Comparison of Five-Year Cumulative Total Return among

Moore Wallace, TSX 300 Index, S&P 500 Index and Peer Group

	December 31,
	1998		1999		2000		2001		2002		2003
Moore Wallace	Cdn.$	100.00	Cdn.$	55.11	Cdn.$	27.84	Cdn.$	86.36	Cdn.$	82.73	Cdn.$	•
TSX 300 Index		100.00		137.29		140.85		114.06		99.15		•
S&P 500 Index		100.00		119.53		107.41		93.40		71.57		•
Peer Group		100.00		84.97		65.38		66.88		58.16		•

Certain Relationships and Related Transactions

In December 2001, Moore Wallace reached an agreement with the Chancery Lane/GSC Investors L.P. (which we refer to in this document as the partnership) for the conversion of the $70.5 million, 8.7% Moore Wallace subordinated convertible debenture held by the partnership. Under the terms of the debenture, the debenture was convertible by the partnership at any time, but Moore Wallace did not have the right to redeem the debenture prior to December 22, 2005. In December 2001, the debenture was converted into 21,692,311 Moore Wallace common shares at the conversion price per share of $3.25 in accordance with its terms. The conversion of the debenture reduced Moore Wallace’s debt by approximately 23%.

As an inducement to obtain the conversion, Moore Wallace issued an additional 1,650,000 Moore Wallace common shares (which we refer to in this document as the additional shares) to Greenwich Street Capital Partners II, L.P. and certain of its affiliates (which we refer to in this document as GSC Partners), which under the terms of the agreement governing the partnership, were entitled to all of the interest paid on the debenture and any redemption premium. In addition, Moore Wallace also agreed to make a payment in cash to GSC Partners if the 20-day weighted average trading price of Moore Wallace common shares on the New York Stock Exchange at December 31, 2002 was less than $8.00. No such payment was required to be made in 2002.

In addition, if at December 31, 2003 the 20-day weighted average trading price of Moore Wallace common shares on the New York Stock Exchange is less than $10.83, Moore Wallace agreed to make a further cash payment equal to the lesser of $9,000,000 and the value of 6,000,000 Moore Wallace common shares at such date, subject to reduction in certain circumstances. At the option of Moore Wallace, any such payments may be made in Moore Wallace common shares, subject to regulatory approval.

Alfred C. Eckert III, the chairman and chief executive officer of GSC Partners, is the chairman of the Moore Wallace board of directors. In addition, Mark A. Angelson, the chief executive officer and a director, Thomas J. Quinlan III, executive vice president, business integration, and Mark S. Hiltwein, executive vice president and chief financial officer, Michael S. Kraus, senior vice president, mergers and acquisitions, and certain other former officers of Moore Wallace were Class B limited partners of the partnership and, therefore, had an interest in the debenture conversion. Of the 21,692,311 common shares issued upon conversion of the debenture, 11,466,155 were issued to GSC Partners, 306,237 were issued to Mr. Angelson and a trust controlled by Mr. Angelson, 138,462 were issued to Mr. Quinlan, 55,385 were issued to Mr. Hiltwein and 133,896 were issued to Mr. Kraus.

In December 2002, the Moore Wallace board of directors determined that it would be in the best interests of Moore Wallace to retain GSCP (NJ), L.P., which is the manager of the Greenwich Street Funds, as an advisor to the chief executive officer beginning in January 2003. The Moore Wallace board of directors agreed to pay GSCP (NJ), L.P. a fee of $500,000 for its advisory services in four equal quarterly installments in 2003.

Mr. Eckert also holds the following positions with the Greenwich Street Funds: (i) a managing member of Greenwich Street Investments II, L.L.C., which is the general partner of the Greenwich Street Funds, (ii) a senior limited partner of GSCP (NJ), L.P. and (iii) an executive officer of GSCP (NJ), Inc., which is the general partner of GSCP (NJ), L.P.

Due to Mr. Eckert’s affiliation with the Greenwich Street Funds, Mr. Eckert recused himself from all proceedings of the Moore Wallace board of directors in connection with the PPS transaction. The Moore Wallace board of directors formed a special committee of independent directors, who retained independent legal and financial advisors, to evaluate the PPS transaction. While the special committee recommended the PPS transaction to the Moore Wallace board of directors and the Moore Wallace board of directors approved the transaction, the Moore Wallace board of directors is not taking a position, and is not making any recommendation, regarding how Moore Wallace shareholders should vote in connection with the Moore Wallace share issuance proposal. See “The Moore Wallace Share Issuance Proposal” beginning on page 191.

THE MOORE WALLACE SHARE ISSUANCE PROPOSAL

On •, Moore Wallace acquired PPS, a Tennessee-based provider of mortgage statement processing solutions to the financial services industry, for approximately $92.5 million in cash and Moore Wallace common shares, including the repayment of PPS indebtedness.

The majority shareholders of PPS prior to its sale were Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P. and Greenwich Fund, L.P. (which we refer to in this document as the Greenwich Street Funds). Under the terms of the PPS acquisition agreement, the Greenwich Street Funds had a right to defer receipt of the cash consideration owed to them in connection with the sale and request that Moore Wallace seek the Moore Wallace shareholder approval required under the New York Stock Exchange and Toronto Stock Exchange rules so that Moore Wallace can issue Moore Wallace common shares to the Greenwich Street Funds instead of the cash consideration. Under the PPS acquisition agreement, the Greenwich Street Funds exercised their right to request a Moore Wallace shareholder vote to approve the payment of $• of the consideration in Moore Wallace common shares in lieu of that amount of cash otherwise owed to the Greenwich Street Funds. Therefore, the purpose of this proposal is to permit Moore Wallace to issue $• in new Moore Wallace common shares to the Greenwich Street Funds as consideration in connection with the acquisition of PPS.

The number of Moore Wallace common shares to be issued to the Greenwich Street Funds would be equal to $• divided by the average, rounded to the nearest two decimal places, of the per share closing prices of Moore Wallace common shares as reported on the New York Stock Exchange composite transactions reporting system for the 10 consecutive trading days ending on the second trading day prior to the date of the Moore Wallace special meeting. For example, if the 10-day average per share closing price of Moore Wallace common shares were $•, which was the 10-day average per share closing price on the second trading day prior to the record date for the Moore Wallace special meeting, the number of Moore Wallace common shares to be issued to the Greenwich Street Funds would be •, or approximately •% of the issued and outstanding Moore Wallace common shares on such record date. The Greenwich Street Funds currently beneficially own • Moore Wallace common shares, or approximately •% of the issued and outstanding Moore Wallace common shares on the record date for the Moore Wallace special meeting.

The rules of the New York Stock Exchange require that, in order to approve the Moore Wallace share issuance proposal, the total number of votes cast on the proposal at the Moore Wallace special meeting must represent over 50% of the Moore Wallace common shares entitled to vote and a majority of the votes cast must vote in favor of the proposal. At least two persons present in person and entitled to vote at the Moore Wallace special meeting will be required to constitute a quorum for the transaction of business at the Moore Wallace special meeting. The Moore Wallace common shares proposed to be issued in connection with the Moore Wallace share issuance proposal have been approved for listing on the Toronto Stock Exchange, subject to customary conditions and Moore Wallace shareholder approval, which approval will be met if the New York Stock Exchange requirements regarding shareholder approval requirement of the proposal are satisfied.

If the proposal to issue Moore Wallace common shares to the Greenwich Street Funds is approved, then, shortly after the Moore Wallace special meeting and before the completion of the transaction, Moore Wallace will issue to the Greenwich Street Funds a number of Moore Wallace common shares determined in accordance with the preceding paragraph. If the proposal is not approved, then, shortly after the Moore Wallace special meeting, Moore Wallace will pay the $• in cash and without interest to the Greenwich Street Funds.

If Moore Wallace were to pay the consideration owed to the Greenwich Street Funds in cash, Moore Wallace would do so by borrowing under existing credit facilities, which would have the effect of increasing indebtedness and interest expense of Moore Wallace. If Moore Wallace were to pay the consideration owed to the Greenwich Street Funds in Moore Wallace common shares, Moore Wallace would do so by issuing new common shares, which would have the effect of increasing the number of Moore Wallace common shares outstanding.

The Greenwich Street Funds have existing registration rights agreements with Moore Wallace pursuant to which, under certain circumstances, the Greenwich Street Funds have the right to have Moore Wallace file a registration statement for the sale of Moore Wallace common shares held by the Greenwich Street Funds. Any Moore Wallace common shares issued to the Greenwich Street Funds pursuant to this proposal would be securities eligible for registration pursuant to the terms of such registration rights agreements.

Moore Wallace shareholders are not being asked to approve the transaction to acquire PPS. PPS has already been acquired and is now a wholly owned indirect subsidiary of Moore Wallace.

Alfred C. Eckert III, chairman of the Moore Wallace board of directors, also holds the following positions with the Greenwich Street Funds: (i) a managing member of Greenwich Street Investments II, L.L.C., which is the general partner of the Greenwich Street Funds, (ii) a senior limited partner of GSCP (N.J.), L.P., which is the manager of the Greenwich Street Funds, and (iii) an executive officer of GSCP (NJ), Inc., which is the general partner of GSCP (NJ), L.P. Due to Mr. Eckert’s affiliation with the Greenwich Street Funds, Mr. Eckert recused himself from all proceedings of the Moore Wallace board of directors in connection with the PPS transaction. The Moore Wallace board of directors formed a special committee of independent directors, who retained independent legal and financial advisors, to evaluate the PPS transaction. Although the special committee recommended the PPS transaction to the board of directors of Moore Wallace and the Moore Wallace board of directors approved the transaction, the Moore Wallace board of directors is not taking a position, and is not making any recommendation, regarding how Moore Wallace shareholders should vote in connection with the Moore Wallace share issuance proposal.

OTHER MATTERS

As of the date of this document, the RR Donnelley board of directors knows of no matter that will be presented for consideration at the RR Donnelley special meeting other than as described in this document, and Moore Wallace’s management knows of no matter that will be presented for consideration at the Moore Wallace special meeting other than as described in this document.

RR Donnelley 2004 Annual Meeting of Shareholders

The RR Donnelley annual meeting is currently scheduled to be held on March 25, 2004. The corporate responsibility and governance committee of the RR Donnelley board of directors will consider shareholders’ nominees for the board of directors and shareholder proposals submitted for the meeting. The deadline for  RR Donnelley’s receipt of shareholder proposals for inclusion in RR Donnelley’s proxy materials for the 2004 annual meeting was October 24, 2003.

An RR Donnelley shareholder wishing to nominate a candidate for election to the RR Donnelley board, or make a proposal, is required to give appropriate written notice to the secretary of RR Donnelley between 60 and 90 days before the meeting. If notice or public announcement of the meeting date comes less than 75 days before the meeting, RR Donnelley shareholders are required to submit a notice of nomination or proposal within ten days after the notice of the date of the annual meeting is mailed or the meeting date is announced, whichever occurs first.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the shareholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to R.R. Donnelley & Sons Company, 77 West Wacker Drive, Chicago, Illinois 60601, Attention: Secretary.

Moore Wallace 2004 Annual Meeting of Shareholders

Moore Wallace does not currently expect to hold a 2004 annual meeting of shareholders because  Moore Wallace will not be a separate public company if the transaction has been completed by that time. If the transaction is not completed and such a meeting is held, shareholders may propose matters to be presented at the 2004 annual meeting of shareholders and may also nominate a person or persons to be a director.

Shareholder proposals that are intended to be included in the proxy materials for Moore Wallace’s 2004 annual meeting of shareholders, if such a meeting is held, must be received at the Moore Wallace offices at 1200 Lakeside Drive, Bannockburn, Illinois 60015, Attention: Secretary, no later than February 18, 2004. However, if the date of the 2004 annual meeting is changed by more than 30 days from the date of the 2003 annual meeting (April 23, 2003), then the deadline is a reasonable time before Moore Wallace begins to print and mail its proxy materials for 2004.

Shareholder proposals that are intended to be presented at Moore Wallace’s 2004 annual meeting of shareholders, if such a meeting is held, but not included in Moore Wallace’s proxy materials must be received at the Moore Wallace offices at 1200 Lakeside Drive, Bannockburn, Illinois 60015, Attention: Secretary, no later than •, 2004. However, if the date of the 2004 annual meeting is changed by more than 30 days from the date of the 2003 annual meeting (April 23, 2003), then notice must be received a reasonable time before Moore Wallace mails its proxy materials for 2004.

Shareholder nominations that are intended to be included in the proxy materials for Moore Wallace’s 2004 annual meeting of shareholders, if such a meeting is held, must comply with Article •, Section • of  Moore Wallace’s by-laws. In particular, a shareholder may nominate a person or persons to be director at the 2004 annual meeting of shareholders only if the shareholder provides written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, to Moore Wallace’s secretary not later than 90 days in advance of the 2004 annual meeting of shareholders. Each such notice must set forth the following:

•	name and address of the shareholder who intends to make the nomination;

•	the name and address of the person or persons to be nominated for director;

•	a representation that the shareholder is a record holder of Moore Wallace shares entitled to vote at the 2004 annual meeting of shareholders;

•	a representation that the shareholder intends to appear in person or by proxy at the 2004 annual meeting of shareholders to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had any nominee been nominated, or intended to be nominated, by the Moore Wallace board of directors; and

•	the consent of each nominee to serve as a director of Moore Wallace if so elected.

LEGAL MATTERS

Certain legal matters in connection with the arrangement will be passed upon by Stikeman Elliott LLP, Toronto, Ontario, on behalf of RR Donnelley, and by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, on behalf of Moore Wallace. Sullivan & Cromwell LLP, New York, New York, special counsel to Moore Wallace, will be delivering to Moore Wallace an opinion to the effect that the acquisition of the Moore Wallace common shares pursuant to the combination agreement and the arrangement will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code and that each of RR Donnelley and Moore Wallace will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. As of the date of this document, partners and associates of each of these firms owned beneficially, directly or indirectly, less than 1% of the outstanding shares of RR Donnelley common stock.

WHERE YOU CAN FIND MORE INFORMATION

RR Donnelley and Moore Wallace file reports, proxy statements and other information with the SEC under the Exchange Act, and Moore Wallace files reports, management information circulars and other information with Canadian securities regulatory authorities under applicable Canadian securities laws. You may read and copy the information RR Donnelley and Moore Wallace file with the SEC at the following location of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like RR Donnelley and Moore Wallace, that file electronically with the SEC. The address of the site is http://www.sec.gov.  The reports, management information circulars and other information [RR Donnelley and] Moore Wallace [file(s)] with Canadian securities regulatory authorities are available on the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at http://www.sedar.com. RR Donnelley and Moore Wallace also maintain Internet sites that contain information about the respective companies. The RR Donnelley Internet address is http://www.rrdonnelley.com, and the Moore Wallace Internet address is http://www.moorewallace.com.

You should also be able to inspect reports, proxy statements and other information about RR Donnelley and Moore Wallace at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10004.

The SEC [and Canadian securities regulatory authorities] allow RR Donnelley and Moore Wallace to incorporate by reference information into this document. This means that RR Donnelley and Moore Wallace may disclose important information to you by referring you to another document filed separately with the SEC or Canadian securities regulatory authorities. The information incorporated by reference is considered to be a part of this document, except for any information that is superceded by information that is included directly in this document or incorporated by reference subsequent to the date of this document as described below.

This document incorporates the documents listed below that RR Donnelley previously filed with the SEC [and which subsequently have been filed with Canadian securities regulatory authorities]. They contain important information about RR Donnelley, its business and its financial condition.

RR Donnelley SEC Filings	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2002

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003

Current Reports on Form 8-K	Filed on May 7, 2003 (other than the information furnished under Item 9 and Item 12), August 6, 2003 (other than the information furnished under Item 12), November 5, 2003 (other than the information furnished under Item 12) and November 10, 2003 (other than the information furnished under Item 9)

In addition, RR Donnelley incorporates by reference documents that RR Donnelley files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the  RR Donnelley special meeting, other than any information RR Donnelley furnishes under either Item 9 or Item 12 of any Current Report on Form 8-K.

This document incorporates the documents listed below that Moore Wallace previously filed with the SEC and Canadian securities regulatory authorities. They contain important information about Moore Wallace, its business and its financial condition.

Moore Wallace SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2002

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003

Current Report on Form 8-K	Filed on January 17, 2003 (other than the information furnished under Item 9), March 4, 2003, April 29, 2003 (other than the information furnished under Item 9 and Item 12), May 15, 2003 (as amended on July 29, 2003) (other than the information furnished under Item 9), July 24, 2003 (other than the information furnished under Item 9), September 26, 2003, September 26, 2003, September 29, 2003 and November 10, 2003 (other than the information furnished under Item 9)

In addition, Moore Wallace incorporates by reference documents that Moore Wallace files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the Moore Wallace special meeting, other than any information Moore Wallace furnishes under either Item 9 or Item 12 of any Current Report on Form 8-K.

Any documents of the type referred to in the table below, other than documents filed on a confidential basis, which are filed by Moore Wallace with the Canadian securities regulatory authorities after the date of this document and prior to the effective time shall be deemed to be incorporated by reference into this document.

Moore Wallace SEDAR Filings	Period or Date Filed
Annual Information Form	Financial year ended December 31, 2002

Interim Financial Statements (including Management’s Discussion and Analysis of Financial Condition and Results of Operations)	Financial quarters ended March 31, 2003, June 30, 2003 and September 30, 2003

Material Change Report	Filed December 5, 2003 with respect to the acquisition of PPS; filed November 13, 2003 with respect to the transaction; filed May 23, 2003 with respect to the completion of the merger with WCS; and filed March 17, 2003 with respect to financing related to the acquisition of WCS

RR Donnelley has supplied all information contained in this document relating to RR Donnelley, and  Moore Wallace has supplied all information contained in this document relating to Moore Wallace.

Documents incorporated by reference by RR Donnelley are available from RR Donnelley without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from RR Donnelley at the following address:

R.R. Donnelley & Sons Company

77 West Wacker Drive

Chicago, Illinois 60601

Attention: Investor Relations

Tel. (312) 326-8926

Documents incorporated by reference by Moore Wallace are available from Moore Wallace without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Moore Wallace at the following address:

Moore Wallace Incorporated

One Canterbury Green

Stamford, Connecticut 06901

Attention: Investor Relations

Tel. (203) 406-3825

You will not be charged for any of these documents that you request. Any person requesting documents from RR Donnelley should ensure that RR Donnelley receives the request on or before •, 2004 to receive them before the RR Donnelley special meeting, and any person requesting documents from Moore Wallace should ensure that Moore Wallace receives the request on or before •, 2004 to receive them before the Moore Wallace special meeting.

NEITHER RR DONNELLEY NOR MOORE WALLACE HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE TRANSACTION,

RR DONNELLEY, MOORE WALLACE OR THE COMBINED COMPANY THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS DOCUMENT OR IN ANY OF THE DOCUMENTS THAT HAVE BEEN INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

APPROVAL OF DIRECTORS

The contents of this joint management information circular and proxy statement and the sending thereof to securityholders of Moore Wallace have been approved by the directors of Moore Wallace.

By Order of the Board of Directors,

Theodore J. Theophilos
Executive Vice President, Business & Legal Affairs, and Secretary

AUDITORS’ CONSENTS

We have read the preliminary December 2003 joint management information circular and proxy statement of R.R. Donnelley & Sons Company (“RR Donnelley”) and Moore Wallace Incorporated (“Moore Wallace”) relating to, among other things, the proposed issuance of shares of common stock of RR Donnelley in connection with the acquisition by RR Donnelley of all of the outstanding common shares of Moore Wallace to be effected by way of a plan of arrangement. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned joint management information circular and proxy statement of our report to the shareholders of Moore Corporation Limited (the predecessor to Moore Wallace) on the balance sheets of Moore Corporation Limited as at December 31, 2002 and 2001 and the statements of operations, retained earnings and cash flows for each of the years in the two-year period ended December 31, 2002. Our report thereon is dated February 12, 2003 except as to Notes 27 and 28, which are as of September 25, 2003.

DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Canada

December 17, 2003

We have read the preliminary December 2003 joint management information circular and proxy statement of R. R. Donnelley & Sons Company (“RR Donnelley”) and Moore Wallace Incorporated (“Moore Wallace”) relating to, among other things, the proposed issuance of shares of common stock of RR Donnelley in connection with the acquisition of RR Donnelley of all of the outstanding common shares of Moore Wallace to be effected by way of a plan of arrangement. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned joint management information circular and proxy statement of our report to the shareholders of Moore Corporation Limited (the predecessor to Moore Wallace) on the consolidated financial statements of Moore Corporation Limited for the year ended December 31, 2000 included in the Annual Report on Form 10-K for the year ended December 31, 2002. Our report thereon is dated February 22, 2001.

PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Toronto, Canada

December 17, 2003

ANNEX A

ARRANGEMENT RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) involving Moore Wallace Incorporated (“Moore Wallace”), as more particularly described and set forth in the Joint Management Information Circular and Proxy Statement (the “Circular”) of Moore Wallace accompanying the notice of this special meeting (as the Arrangement may be or may have been modified or amended), is hereby authorized, approved and adopted.

2.	The plan of arrangement involving Moore Wallace (the “Plan of Arrangement”), the full text of which is included as Annex C to the Circular, as the same may be or may have been modified or amended, is hereby authorized, approved and adopted.

3.	Notwithstanding that this resolution has been passed by the Moore Wallace Securityholders (as defined in the Circular) or that the Arrangement has been approved by the Ontario Superior Court of Justice, the directors of Moore Wallace are hereby authorized and empowered without further notice to, or approval of, the Moore Wallace Securityholders, (i) to amend the combination agreement entered into between Moore Wallace and R.R. Donnelley & Sons Company on November 8, 2003 (the “Combination Agreement”) or the Plan of Arrangement to the extent permitted by the Combination Agreement, and (ii) subject to the terms of the Combination Agreement, not to proceed with the Arrangement.

4.	Any one officer or director of Moore Wallace is hereby authorized and directed for and on behalf of Moore Wallace to execute, under the corporate seal of Moore Wallace or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Combination Agreement for filing.

5.	Any one officer or director of Moore Wallace is hereby authorized and directed for and on behalf of Moore Wallace to execute or cause to be executed, under the corporate seal of Moore Wallace or otherwise, and to deliver or cause to be delivered, all such documents, agreements and instruments and to perform or cause to be performed all such other acts and things as such officer or director of Moore Wallace determines to be necessary or desirable in order to give full effect to the foregoing resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A-1

ANNEX B

COMBINATION AGREEMENT

between

R.R. DONNELLEY & SONS COMPANY

and

MOORE WALLACE INCORPORATED

Dated as of November 8, 2003

B-i

B-ii

INDEX OF DEFINED TERMS

Term	Section
Acquisition Proposal	3.2(a)
Affiliates	2.1(c)(ii)
Affiliates Letter	3.20
Agreement	Preamble
ARC	4.1(g)(iii)
Arrangement	1.1(a)
Arrangement Resolution	Recitals
Articles of Arrangement	1.1(d)
Burdensome Condition	3.5(a)
By-law Amendment	3.19
Canadian GAAP	2.1(e)
CBCA	1.1(a)
Closing	1.10
Closing Date	1.10
Code	Recitals
Commissioner	4.1(g)(iii)
Company	Preamble
Company Audit Date	2.1(e)
Company Canadian Compensation and Benefit Plans	2.1(h)(viii)
Company Circular	1.5(a)
Company Common Shareholders	Recitals
Company Common Shares	Recitals
Company Compensation and Benefit Plans	2.1(h)(i)
Company Director	3.17(c)
Company Disclosure Letter	2.1
Company ERISA Plans	2.1(h)(ii)
Company Intellectual Property Rights	2.1(o)(ii)(B)
Company Material Adverse Effect	6.10
Company Meeting	1.1(b)
Company Non-US/Canada Compensation and Benefit Plans	2.1(h)(ix)
Company Option Plans	2.1(b)(iii)
Company Options	2.1(b)(iii)
Company Pension Plan	2.1(h)(ii)
Company Permits	2.1(i)
Company Preferred Shares	2.1(b)(i)
Company Reports	2.1(e)
Company Requisite Vote	2.1(c)(i)
Company Restricted Shares	2.1(b)(iii)
Company RSUs	2.1(b)(iii)
Company Stock Plans	2.1(b)(iii)
Company Third-Party Intellectual Property Rights	2.1(o)(ii)(A)
Company Voting Debt	2.1(b)(vi)
Competition Act	2.2(d)
Confidentiality Agreement	6.7
Contracts	2.1(d)(ii)(B)
Court	Recitals
Current Premium	3.12(b)
Director	1.1(d)
Dissent Rights	1.3(d)

B-iii

D&O Insurance	3.12(b)
DOL	2.1(h)(ii)
Effective Time	Defined in Plan of Arrangement
EGTRRA	2.1(h)(ii)
Environmental Law	6.10
Environmental Submissions	3.5(e)
ERISA	2.1(h)(ii)
ERISA Affiliate	2.1(h)(iii)
Exchange Act	1.5(a)
Exchange Ratio	1.6(a)
Final Order	1.1(a)
Governmental Consents	4.1(g)(iv)
Governmental Entity	2.1(d)(i)(G)
Hazardous Substance	6.10
HSR Act	2.1(b)(vii)
Indemnified Party	3.12(a)
Interim Order	1.1(a)
IRS	2.1(h)(ii)
Joint Proxy Statement	1.5(a)
Laws	2.1(i)
Minister	4.1(g)(ii)
Multiemployer Plan	2.1(h)(ii)
NYSE	2.1(d)(i)(E)
Ontario Securities Act	1.5(a)
Order	4.1(h)
Organizational Documents	2.1(a)
Parent	Preamble
Parent Audit Date	2.2(e)
Parent Canadian Compensation and Benefit Plans	2.2(h)(viii)
Parent Common Stock	Recitals
Parent Common Stockholders	Recitals
Parent Compensation and Benefit Plans	2.2(h)(i)
Parent Director	3.17(c)
Parent Disclosure Letter	2.2
Parent ERISA Plans	2.2(h)(ii)
Parent Intellectual Property Rights	2.2(o)(ii)(B)
Parent Material Adverse Effect	6.10
Parent Meeting	1.2(a)
Parent Non-US/Canada Compensation and Benefit Plans	2.2(h)(ix)
Parent Options	2.2(b)(ii)(C)
Parent Pension Plan	2.2(h)(ii)
Parent Permits	2.2(i)
Parent Preferred Stock	2.2(b)(i)
Parent Reports	2.2(e)
Parent Requisite Vote	2.2(c)(i)
Parent Rights	2.2(b)(ii)(B)
Parent Rights Agreement	2.2(b)(ii)(B)
Parent Series A Preferred Stock	2.2(b)(i)
Parent Stock Plans	2.2(b)(ii)(C)
Parent Third-Party Intellectual Property Rights	2.2(o)(ii)(A)

B-iv

Parent Voting Debt	2.2(b)(v)
PBGC	2.1(h)(iii)
Person	6.10
Plan of Arrangement	1.1(a)
Registration Rights Agreements	3.22
Representatives	3.7
SEC	1.1(a)
SEC Clearance	1.1(a)
Securities Act	1.5(a)
Share Issuance Proposal	Recitals
Significant Subsidiaries	2.1(a)
Subsidiary	6.10
Superior Proposal	3.2(a)(ii)
S-8 Registration Statement	1.5(c)
Takeover Statute	2.1(j)
Tax	6.10
Tax Return	6.10
Termination Date	5.2(a)
Transition Chairman	3.21
Transition Coordinators	3.21
Transition Team	3.21
TSX	2.1(d)(i)(E)
U.S. Company Compensation and Benefit Plans	2.1(h)(ii)
U.S. GAAP	2.2(e)
U.S. Parent Compensation and Benefit Plans	2.2(h)(ii)

B-v

COMBINATION AGREEMENT

COMBINATION AGREEMENT (hereinafter called this “Agreement”), dated as of November 8, 2003, between R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), and Moore Wallace Incorporated, a corporation continued under the laws of Canada (the “Company”).

RECITALS

WHEREAS, the Board of Directors of each of Parent and the Company believes that a business combination between the Company and Parent is in the best interests of Parent’s stockholders and the Company’s shareholders, respectively;

WHEREAS, the Board of Directors of each of Parent and the Company has deemed it advisable and in the best interests of its stockholders, in the case of Parent, and shareholders and holders of outstanding Company Options and Company RSUs (each as defined in Section 2.1(b)(iii)), in the case of the Company, upon the terms and subject to the conditions set forth herein, to effect the business combination provided for herein in which a direct, wholly owned Subsidiary of Parent acquires all of the outstanding common shares of the Company (the “Company Common Shares”) pursuant to the Plan of Arrangement (as defined in Section 1.1(a));

WHEREAS, in furtherance of such combination, (i) the Board of Directors of each of Parent and the Company has approved the transactions contemplated by this Agreement, (ii) the Company has agreed (A) to submit a special resolution, substantially in the form of Exhibit A hereto (the “Arrangement Resolution”), to the holders of the Company Common Shares (the “Company Common Shareholders”) and the holders of outstanding Company Options and Company RSUs, voting together as a class, for approval, and (B) to submit the Plan of Arrangement (as defined in Section 1.1(a)) to the Ontario Superior Court of Justice (the “Court”) for approval, and (iii) Parent has agreed to submit a proposal to the holders of shares of Parent Common Stock (the “Parent Common Stockholders”) to approve the issuance of the shares of common stock, par value $1.25 per share, of Parent (the “Parent Common Stock”) to be issued upon consummation of the transactions contemplated by this Agreement and the Plan of Arrangement (the “Share Issuance Proposal”); and

WHEREAS, Parent and the Company intend that for United States federal income tax purposes the acquisition of the Company Common Shares pursuant to the Plan of Arrangement will qualify as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1. Implementation Steps by the Company.

(a) As promptly as practicable after the United States Securities and Exchange Commission (the “SEC”) has informed Parent and the Company that it has no further comments with respect to or will not review (“SEC Clearance”) the preliminary Joint Proxy Statement (as defined in Section 1.5(a)), the Company will apply, in a manner reasonably acceptable to Parent, to the Court under Section 192 of the Canada Business Corporations Act (the “CBCA”) for an order approving the arrangement (the “Arrangement”) on the terms and subject to the conditions set out in the plan of arrangement (the “Plan of Arrangement”) substantially in the form of Exhibit B hereto (as such order may be amended or varied at any time prior to the Effective Time or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal at the direction of the Court, the “Final Order”), and for an interim order of the Court, as the same may be amended (the “Interim Order”), in respect of the Arrangement, as contemplated by Section 1.3, and thereafter proceed with and diligently seek the Interim Order.

(b) The Company shall, subject to obtaining the Interim Order and in the manner contemplated by Section 3.4, convene and hold a special meeting of the Company Common Shareholders (the “Company Meeting”), including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement (and for any other proper purpose as may be set out in the notice for such meeting, including as set forth in Section 1.1(b) of the Company Disclosure Letter (as defined in Section 2.1) and agreed to by Parent).

(c) The Company shall, subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order approving the Arrangement.

(d) The Company shall, subject to obtaining the Final Order and the satisfaction or waiver of the conditions set forth in Article IV (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), send to the Director appointed pursuant to Section 260 of the CBCA (the “Director”), for endorsement and filing by the Director, the articles of arrangement (the “Articles of Arrangement”) and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

1.2. Implementation Steps by Parent.

(a) Parent shall, as promptly as practicable after SEC Clearance and the Company obtains the Interim Order and in the manner contemplated by Section 3.4, convene and hold a meeting of the Parent Common Stockholders with respect to the Share Issuance Proposal (the “Parent Meeting”), including any adjournment or postponement thereof (and for any other proper purpose as may be set out in the notice for such meeting and agreed to by the Company).

(b) Parent shall form and organize a direct, wholly owned subsidiary organized under the laws of Canada or any province thereof which will acquire the Company Common Shares in exchange for delivery of shares of Parent Common Stock pursuant to the Arrangement.

1.3. Interim Order. The notice of motion for the application referred to in Section 1.1(a) shall request that the Interim Order provide:

(a) for the class of persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(b) that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Company Common Shareholders and holders of Company Options and Company RSUs, voting together as a class, present in person or represented by proxy at the Company Meeting (such that each Company Common Shareholder is entitled to one vote for each Company Common Share held and each holder of Company Options and Company RSUs is entitled to one vote for each Company Common Share or Company RSU, as the case may be, that such holder would have received on a valid exercise of such holder’s Company Options or Company RSUs, as the case may be);

(c) that, in all other respects, the terms, restrictions and conditions of the Organizational Documents (as defined in Section 2.1(a)) of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting; and

(d) for the grant of the rights of dissent in respect of the Arrangement described in Article 3 of the Plan of Arrangement (the “Dissent Rights”).

1.4. Articles of Arrangement. The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement.

1.5. Joint Proxy Statement; S-8 Registration Statement. (a) As promptly as practicable after execution and delivery of this Agreement, Parent and the Company shall cooperate in preparing and cause to be filed with the SEC a mutually acceptable joint management information circular and proxy statement (such joint management information circular and proxy statement and any amendments or supplements thereto, the “Joint Proxy Statement”), together with any other documents required by the United States Securities Act of 1933, as amended (the “Securities Act”), the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended (the “Ontario Securities Act”), or other applicable Laws in connection with the Arrangement and the other transactions contemplated by this Agreement. The Joint Proxy Statement shall constitute (i) the management information circular of the Company (the “Company Circular”) with respect to the Company Meeting and (ii) the proxy statement of Parent with respect to the Parent Meeting. Each of Parent and the Company shall use reasonable best efforts to obtain promptly SEC Clearance of the Joint Proxy Statement. As promptly as practicable after Parent and the Company receive SEC Clearance with respect to the Joint Proxy Statement and the Company receives the Interim Order, each of Parent and the Company shall cause the Joint Proxy Statement and any other documentation required in connection with the Parent Meeting or the Company Meeting, as the case may be, to be sent to each Parent Common Stockholder, Company Common Shareholder and holder of Company Options and Company RSUs, as the case may be, entitled to vote at the Parent Meeting or the Company Meeting and filed as required by the Interim Order and applicable Laws.

(b) Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 1.5, including any information required to be included in the Joint Proxy Statement. The Joint Proxy Statement shall comply in all material respects with all applicable Law and any requirements of the Interim Order. Each of Parent and the Company will, as promptly as practicable after receipt thereof, provide each other with copies of written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement received from the SEC or the Court and of any request by the SEC or the Court for amendments or supplements to the Joint Proxy Statement or their respective historical SEC filings or for additional information. Each of Parent and the Company shall cooperate and provide the other party with a reasonable opportunity to review and comment on any correspondence with the SEC with respect to the Joint Proxy Statement and any amendment or supplement to the Joint Proxy Statement prior to providing or filing such, as the case may be, with the SEC and will promptly provide the other party with a copy of all such correspondence or filings made with the SEC. If at any time prior to the Parent Meeting or the Company Meeting any information relating to Parent or the Company, or their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Joint Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and, to the extent required by Law, (i) an appropriate amendment to the Interim Order shall be sought and (ii) subject to obtaining the amendment in the preceding clause (i), an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and sent to each Parent Common Stockholder, Company Common Shareholder and holder of Company Options and Company RSUs entitled to vote at the Parent Meeting or the Company Meeting, as the case may be.

(c) Promptly after the Effective Time (as defined in the Plan of Arrangement), Parent shall file a registration statement on Form S-8 (the “S-8 Registration Statement”) with the SEC to register (i) the Parent Common Stock to be issued from time to time after the Effective Time upon exercise of Company Options, upon delivery of Parent Common Stock underlying Company RSUs assumed by Parent or upon exercise of options issued in exchange for Company Options pursuant to the terms of this Agreement and the Plan of Arrangement and (ii) the Parent Common Stock that is issued pursuant to the conversion of the Company Restricted Shares (as defined in Section 2.1(b)(iii)) pursuant to the terms of this Agreement and the Plan of Arrangement. Parent will use its reasonable best efforts to maintain the effectiveness of the S-8 Registration Statement for so long as any Company Options, or options issued in exchange therefor, remain outstanding or, in each case, until such earlier time as Parent determines to be sufficient on the written advice of its outside legal counsel.

(d) Parent and the Company shall take any action required to be taken under any applicable provincial, territorial or state securities Laws (including “blue sky” Laws) in connection with the issuance of Parent Common Stock and the Arrangement; provided, however, that neither Parent nor the Company shall be required by reason of the foregoing to register or qualify as a foreign corporation or reporting issuer in any jurisdiction where either Parent or the Company is not now so registered or qualified.

1.6. Exchange Ratio. (a) As used herein, the term “Exchange Ratio” means 0.63 of a share of Parent Common Stock, including the corresponding percentage of a Parent Right (as defined in Section 2.2(b)(ii)(B)), to be delivered upon the transfer of each Company Common Share to a direct, wholly owned Subsidiary of Parent, pursuant to Section 2.2 of the Plan of Arrangement. All references in this Agreement to Parent Common Stock to be received in accordance with the Plan of Arrangement shall be deemed, from and after the Effective Time, to include the associated Parent Rights.

(b) Except as set forth in Section 1.6(b) of the Company Disclosure Letter, if the Company changes the number of Company Common Shares or securities convertible or exchangeable into or exercisable for Company Common Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including reverse split), dividend or distribution, recapitalization, merger, subdivision, combination, issuer tender or exchange offer, or other similar transaction, the Exchange Ratio will be adjusted appropriately to provide the holders of Company Common Shares the same economic effect as contemplated by this Agreement and the Plan of Arrangement prior to such reclassification, split, dividend, distribution, recapitalization, merger, subdivision, combination, tender or exchange offer or similar transaction.

1.7. Dissenting Shareholders. The Company shall give Parent (a) prompt notice of any written notice exercising Dissent Rights, withdrawals of the exercise of such rights, and any other instruments served pursuant to the CBCA and received by the Company in connection with the Arrangement or the Company Meeting and (b) the opportunity to participate in all negotiations and proceedings with respect to the exercise of such Dissent Rights to the extent that the Company is proposing to make any payments to such Company Common Shareholders. Without the prior written consent of Parent, except as required by applicable Law, the Company shall not make any payment prior to the Effective Time with respect to any such rights or offer to settle or settle any such rights.

1.8. Other Effects of the Arrangement. Each Company Option and Company RSU will be dealt with as provided in the Plan of Arrangement.

1.9. Canadian Securities Exemption Orders. Parent shall use its reasonable best efforts to obtain all orders required from the applicable Canadian securities regulatory authorities to permit the issuance and first resale of Parent Common Stock issued pursuant to the Arrangement without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from any Governmental Entity (as defined in Section 2.1(d)(i)(G)) under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any Governmental Entity administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions or transfer by reason of, among other things, a holder being a “control person” of Parent for purposes of Canadian federal, provincial or territorial securities Laws).

1.10. Closing. The closing of the Arrangement and the other transactions contemplated hereby (the “Closing”) shall take place (i) at the offices of Osler, Hoskin & Harcourt LLP, 100 King Street West, Toronto, Ontario M5X1B8 on the third business day after which the last to be fulfilled or waived of the conditions set forth in Article IV (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent that:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority when taken together with all other such failures, would not be reasonably likely to have a Company Material Adverse Effect (as defined in Section 6.10) or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement. The Company has made available to Parent a complete and correct copy of the certificate and articles of continuance, articles of incorporation, by-laws or equivalent organizational documents and all amendments thereto (the “Organizational Documents”) of the Company and its “Significant Subsidiaries” (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act), each as amended to the date hereof. The Company’s and its Significant Subsidiaries’ Organizational Documents so made available are in full force and effect. Section 2.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries (other than any Subsidiaries that have no operations and have no employees) is organized and qualified to do business.

(b) Capital Structure. (i) The authorized capital stock of the Company consists of (A) an unlimited number of Company Common Shares and (B) an unlimited number of preference shares, issuable in series, and an unlimited number of Series 1 Preference Shares (“Company Preferred Shares”).

(ii) (A) As of the close of business on October 31, 2003, 158,037,148 Company Common Shares were issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable.

(B) As of the date hereof, no Company Preferred Shares were issued or outstanding.

(iii) Section 2.1(b)(iii) of the Company Disclosure Letter contains a correct and complete list as of October 31, 2003 of each outstanding option to purchase Company Common Shares (collectively, the “Company Options”), each outstanding restricted stock unit with respect to Company Common Shares (collectively, the “Company RSUs”) and each outstanding share of restricted Company Common Shares that is still subject to forfeiture conditions (collectively, the “Company Restricted Shares”) granted under the (1) the Company 2003 Long Term Incentive Plan, (2) the Company 2001 Long Term Incentive Plan, (3) the Company 2003 Executive Inducement Grant, (4) the Company 1999 Long Term Incentive Plan, (5) the Company 1994 Long Term Incentive Plan, (6) the Company 1985 Long Term Incentive Plan, (7) the Company 2001 Inducement Grants and (8) the Company Share Plan for Non-Employee Directors (collectively, the “Company Option Plans” and, together with the Company’s Employee Stock Purchase Plan, the “Company Stock Plans”), including the holder, date of grant, exercise price (if applicable), number of Company Common Shares subject thereto, the Company Option Plan under which such option, unit or restricted share, as the case may be, was granted and, with respect to any option, whether the option is vested and exercisable and with respect to any restricted share, whether the share is vested. Between October 31, 2003 and the date hereof, the Company has not granted any additional options under the Company Option Plans or awarded any restricted stock units or restricted shares.

(iv) Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance.

(v) Except for outstanding rights under the Company Stock Plans and except as may be permitted to be issued, delivered or sold after the date hereof in accordance with Section 3.1(a), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person (as defined in Section 6.10) a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual rights to which the Company or any of its Subsidiaries is a party, the value of which is based on the value of the Company Common Shares.

(vi) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Company Common Shareholders on any matter (“Company Voting Debt”).

(vii) The Company does not own, directly or indirectly, any voting interest in any Person that may require a filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

(viii) No holders of securities issued by the Company or any of its Subsidiaries have any right to compel the Company or any of its Subsidiaries to register or otherwise qualify such securities for public sale in Canada or the United States.

(c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to approval of the Arrangement in accordance with the terms of the Interim Order (the “Company Requisite Vote”) and, with respect to the Company Circular and the matters relating thereto, the approval of the Board of Directors of the Company, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement and the Arrangement. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) the Currency Act (Canada) which precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

(ii) The Board of Directors of the Company has: (A) determined unanimously that the transactions contemplated by this Agreement and the Arrangement are advisable and in the best interests of the Company Common Shareholders and the holders of Company Options and Company RSUs; (B) received an opinion from its financial advisor, Goldman, Sachs & Co., to the effect that, as of the date hereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair from a financial point of view to the Company Common Shareholders (other than Parent and its “Affiliates” (as defined in Rule 12b-2 under the Exchange Act)); and (C) determined to recommend that the Company Common Shareholders and the holders of Company Options and Company RSUs vote in favor of the Arrangement.

(d) Governmental Filings; No Violations. (i) Other than the filings, notices, approvals and/or exemption orders (A) under the CBCA, (B) under the HSR Act, (C) under the Exchange Act, the Securities Act, the Ontario Securities Act and the securities laws of each of the other provinces and territories of Canada, (D) to comply with state securities or “blue sky” Laws, (E) required to be made with the New York Stock Exchange, Inc. (“NYSE”) and the Toronto Stock Exchange (“TSX”), (F) required to be or customarily filed pursuant to any state environmental transfer statutes and (G) under the Investment Canada Act and Competition Act (Canada), and other than the Interim Order and the Final Order, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, and no consents, registrations, approvals, permits or authorizations are required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental entity (“Governmental Entity”), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Arrangement, except where the failure to make any such notice, report or filing or obtain any such consent, registration, approval, permit or authorization, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement and the Arrangement will not, constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (“Contracts”) binding upon the Company or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement.

(e) Company Reports; Financial Statements. The Company has delivered to Parent each registration statement, report, proxy statement or information statement that it has filed with or furnished to the SEC since December 31, 2002 (the “Company Audit Date”) (collectively, including any other reports filed with or furnished to the SEC subsequent to the date hereof and as amended, the “Company Reports”), including (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and (ii) the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2003 and June 30, 2003 (including exhibits, annexes and any amendments thereto). As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) consistently applied during the periods involved, except as may be noted therein.

(f) Absence of Certain Changes. Except as disclosed in the Company Reports filed with or furnished to the SEC prior to the date hereof, since the Company Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, business, operations, results of operations, properties, assets or liabilities of the Company and its Subsidiaries or any development or combination of developments of which management of the Company has knowledge that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company; or (iv) any change by the Company in accounting principles or any material accounting practices or methods. Since the

Company Audit Date, except as provided for herein or as disclosed in the Company Reports filed with or furnished to the SEC prior to the date hereof, there has not been any material increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to any executive officer or key employee or any material amendment of any of the Company Compensation and Benefit Plans (as defined in Section 2.1(h)(i)) other than increases or amendments in the ordinary course.

(g) Litigation and Liabilities. Except as disclosed in the Company Reports filed with or furnished to the SEC prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 6.10), or any other facts or circumstances of which the Company has knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, except, in the case of clauses (i) and (ii), for those that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement.

(h) Employee Benefits. (i) A copy of each written, and a description of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock-based, employment, termination, severance, compensation, benefit, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the “Company Compensation and Benefit Plans”) and any trust or funding agreement or insurance contract forming a part of such Compensation and Benefit Plan has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 2.1(h)(i) of the Company Disclosure Letter and any Company Compensation and Benefit Plan that is the subject of a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified in such Section 2.1(h)(i).

(ii) To the knowledge of the Company, all Company Compensation and Benefit Plans, other than “multiemployer plans” (as within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”)) (each, a “Multiemployer Plan”) and Company Compensation and Benefit Plans maintained outside of the United States primarily for the benefit of employees, directors, former employees or former directors of the Company and its Subsidiaries working outside of the United States (collectively, “U.S. Company Compensation and Benefit Plans”) are in material compliance with all applicable Laws, including the Code and ERISA. Each U.S. Company Compensation and Benefit Plan which is subject to ERISA (the “Company ERISA Plans”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Company Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the “IRS”) covering all tax Laws changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), is the subject of a request to the IRS for such favorable determination letter submitted within the applicable remedial amendment period under Section 401(b) of the Code, or is entitled to rely upon the favorable opinion letters described above, and the Company is not aware of any circumstances likely to result in revocation of any such favorable opinion or determination letter. There is no pending or, to the knowledge of the Company, threatened material litigation relating to the Company Compensation and Benefit Plans. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. Since January 1, 2000, neither the Company nor any of its Subsidiaries has filed an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s (the “DOL”) Voluntary Fiduciary Correction program with respect to any Company ERISA Plan.

(iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered a single employer together with the Company pursuant to Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). The Company and its Subsidiaries have not incurred and do not expect to incur any material withdrawal liability with respect to a Multiemployer Plan (regardless of whether based on contributions of an ERISA Affiliate of the Company). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation (“PBGC”) Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate of the Company within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement and the Arrangement.

(iv) All contributions or premiums required to be paid under the terms of any Company Compensation and Benefit Plan or by any Laws as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports filed with or furnished to the SEC prior to the date hereof. Neither any Company Pension Plan nor any “single-employer plan,” as defined above, of an ERISA Affiliate of the Company has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate of the Company has an outstanding funding waiver. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any “single-employer plan,” as defined above, of an ERISA Affiliate of the Company pursuant to Section 401(a)(29) of the Code.

(v) Under each Company Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Company Pension Plan, and there has been no material change in the financial condition of such Company Pension Plan since the last day of the most recent plan year. The withdrawal liability of the Company and its Subsidiaries under each Multiemployer Plan to which the Company, any of its Subsidiaries or an ERISA Affiliate of the Company has contributed during the preceding 12 months, determined as if a “complete withdrawal” within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $5,000,000.

(vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Company ERISA Plan. Each such plan contains provisions that allow the Company or its Subsidiaries to amend or terminate such plan at any time without the consent of any other Person and without incurring liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(vii) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Compensation and Benefit Plan which would increase materially the expense of maintaining such Company Compensation and Benefit Plan above the level of the expense incurred therefore for the most recent fiscal year. The execution of this Agreement, approval of this Agreement and the Arrangement by the Company Requisite Vote, or consummation of the transactions contemplated by this Agreement and the Arrangement will not (u) entitle any employees of the Company or its Subsidiaries to severance pay or any increase in severance pay upon termination of employment, (v) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Compensation and Benefit Plans, (w) result in any breach or violation of, or a default under, any of the Company Compensation and Benefit Plans, (x) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent to merge, amend or terminate any of the Company Compensation and Benefit Plans, (y) cause the Company or any of its Subsidiaries or, after the consummation of the transactions contemplated hereby, Parent to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z) result in payments under any of the Company Compensation and Benefit Plans that are not deductible pursuant to Section 162(m) or Section 280G of the Code or pursuant to the Income Tax Act (Canada).

(viii) All Company Compensation and Benefit Plans covering current or former Canadian employees, or their dependents or beneficiaries, of the Company and its Subsidiaries (“Company Canadian Compensation and Benefit Plans”) are and have been registered, qualified, invested and administered in all material respects in accordance with applicable local Laws and the terms of such Company Canadian Compensation and Benefit Plans. The Company and its Subsidiaries have complied with all material obligations under such Company Canadian Compensation and Benefit Plans and there is no proceeding, action, complaint, investigation or claim in respect of any Company Canadian Compensation and Benefit Plan initiated by any Governmental Entity or any other Person (other than routine inquiries and claims for benefits). Each Company Canadian Compensation and Benefit Plan which is a funded plan was fully funded as of the last actuarial valuation date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefore as filed with the applicable regulatory authority. None of the Company Canadian Compensation and Benefit Plans (other than pension plans) provide benefits to retired employees or to the beneficiaries or dependents of retired employees. No event has occurred respecting any registered Company Canadian Compensation and Benefit Plan which could reasonably be expected to result in the revocation of the registration of such plan or entitle any Person (without the consent of the Company or its Subsidiaries) to wind up or terminate any Company Canadian Compensation and Benefit Plan, in whole or in part, or which could otherwise reasonably be expected to adversely affect the tax status of any such plan. None of the Company or its Subsidiaries have taken any contribution or premium holiday under any Company Canadian Compensation and Benefit Plan. None of the Company Canadian Compensation and Benefit Plans, or any insurance contract relating thereto, require or permit a retroactive increase in premiums or payments or require additional premiums or payments on termination of any such plan.

(ix) All Company Compensation and Benefit Plans covering current or former non-U.S. and non-Canadian employees, or their dependents or beneficiaries, of the Company and its Subsidiaries (“Company Non-US/Canada Compensation and Benefit Plans”) are and have been registered, qualified, invested and administered in all material respects in accordance with applicable local Law and the terms of such Company Non-US/Canada Compensation and Benefit Plans. The Company and its Subsidiaries have complied with all material obligations under such Company Non-US/Canada Compensation and Benefit Plans and there is no proceeding, action, complaint, investigation or claim in respect of any Company Non-US/Canada Compensation and Benefit Plan initiated by any Governmental Entity or any other Person (other than routine inquiries and claims for benefits). Each Company Non-US/Canada Compensation and Benefit Plan which is a funded plan is fully funded as of the last actuarial valuation date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefore as filed with the applicable regulatory authorities. None of the Company Non-US/Canada Compensation and Benefit Plans (other than pension plans) provide benefits to retired employees or to the beneficiaries or dependents of retired employees.

(x) Section 2.1(h)(x) of the Company Disclosure Letter sets forth the amount of bonuses accrued as of September 30, 2003 with respect to all employees of the Company and its Subsidiaries and the amount of bonuses targeted to be accrued for the remainder of fiscal year 2003.

(xi) The Company RSUs that the Company’s Board of Directors granted in October 2003 will not accelerate as a result of the transactions contemplated by this Agreement and the Arrangement.

(i) Compliance with Laws; Permits. Except as disclosed in the Company Reports filed with or furnished to the SEC prior to the date hereof, the businesses of each of the Company and its Subsidiaries are not being conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for any violation that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement. Except as disclosed in the Company Reports filed with or furnished to the SEC prior to the date hereof and except for any investigation or review that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to the Company or any of its Subsidiaries to conduct the same. To the knowledge of the Company, no material change is required in the Company’s or any of its Subsidiaries’ processes, properties or procedures in connection with any Law, and the Company has not received any notice or communication of any material noncompliance with any Law that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (the “Company Permits”) necessary to conduct its business in all material respects as presently conducted, except where the failure to have any such Company Permits, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement.

(j) Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each a “Takeover Statute”) or any anti-takeover provision in the Company’s Organizational Documents is, or at the Effective Time will be, applicable to the Company, the Company Common Shares, the Arrangement or the other transactions contemplated by this Agreement and the Arrangement.

(k) Environmental Matters. Except as disclosed in the Company Reports filed with or furnished to the SEC prior to the date hereof and except for matters that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement: (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance (as defined in Section 6.10)) which could reasonably be expected to require remediation pursuant to any Environmental Law; (iii) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation which contamination could reasonably be expected to require remediation pursuant to any Environmental Law; (iv) neither the Company nor any of its Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction, indemnity or other agreement with any Governmental Entity or third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (viii) the Company has made available to Parent copies of all material environmental reports, studies, assessments, sampling data and other environmental documents in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

(l) Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined in Section 6.10) required to be filed by any of them, except where failures to so prepare or file Tax Returns, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement and all such filed Tax Returns are complete and accurate in all respects, except where failure to be complete and accurate, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement, (ii) have duly and timely paid or remitted all Taxes (as defined in Section 6.10) that are required to be paid or remitted or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing or paid to, or collected from, any employee, creditor or third party, except with respect to matters contested in good faith in appropriate proceedings and reserved for in accordance with Canadian GAAP and except where failures to so pay or remit, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement; and (iii) have not waived any statute of limitations with respect to any United States or Canadian federal income Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. The Tax Returns referred to in clause (i) of the previous sentence, to the extent related to United States or Canadian federal income Taxes, have been examined or reviewed by the relevant taxing authority or the period for assessment or reassessment of the Taxes in respect of which such Tax Returns were required to be filed has expired. As of the date hereof, there are no material audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters. The Company has made available to Parent true and correct copies of all United States and Canadian federal income Tax Returns filed by the Company and its Subsidiaries for taxable years ended on or after December 31, 2000 and before the date hereof. The Company and each of its Subsidiaries have complied with all United States and Canadian federal information reporting requirements and has retained all necessary information in its files to permit continued compliance with informational reporting requirements, except where failures to so comply or retain, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement. There are no material liens (including statutory trusts) on any of the assets of the Company or any of its Subsidiaries, except for liens relating to current taxes not yet due and payable. No closing, settlement or similar agreements have been entered into by any taxing authority with the Company or any of its Subsidiaries, except closing, settlement and similar agreements that would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement. None of Moore Holdings USA, Inc. nor any of its Subsidiaries is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was Moore Business Forms, Inc., Moore U.S.A., Inc., Moore Holdings USA, Inc. or Wallace Computer Services, Inc.) None of the Company or any of its Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of any state, local or foreign Law) applied. No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement and the Arrangement.

(m) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. No work stoppage, labor strike or slowdown against the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is involved in or threatened with any labor dispute or grievance which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement. To the knowledge of the Company, there is no organizing effort or representation question at issue with respect to any employee of the Company or any of its Subsidiaries. No collective bargaining agreement to which the Company or any of its Subsidiaries is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof. No trade or labor union, council of trade unions, employee bargaining agent or affiliated bargaining agent has applied, or to the knowledge of the Company threatened to apply, to have the Company or any of its Subsidiaries declared a common employer pursuant to the Labour Relations Act, 1995 or to be certified as the bargaining agent of any of the employees.

(n) Insurance. The Company and its Subsidiaries maintain fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage and other insurance policies, as applicable, that are consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses.

(o) Intellectual Property. (i) The Company and/or each of its Subsidiaries owns, is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, technology, trade secrets, know-how, computer software and tangible or intangible proprietary information or materials that are used in and material to the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, all patents, trademarks, trade names, service marks, domain names and copyrights owned by the Company and/or its Subsidiaries are valid and subsisting.

(ii)	Except as disclosed in Company Reports filed with or furnished to the SEC prior to the date hereof:

(A) neither the Company nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of the Company’s obligations hereunder, in violation of any material licenses, sublicenses or other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, domain names, copyrights, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials that are used in and material to the business of the Company and its Subsidiaries as currently conducted (collectively, “Company Third-Party Intellectual Property Rights”);

(B) no claims with respect to (I) the material patents, registered and unregistered trademarks and service marks, domain names, registered and unregistered copyrights, trade names, and any applications therefor, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials owned by the Company or any of its Subsidiaries and used in the business of the Company and its Subsidiaries as currently conducted (collectively, the “Company Intellectual Property Rights”) or (II) Company Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, are threatened by any Person, except for immaterial claims;

(C) to the knowledge of the Company, there are no valid grounds for any bona fide claims: (I) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed by the Company or any of its Subsidiaries, infringes, misappropriates or violates any copyright, patent, trademark, service mark, domain name, trade secret or other proprietary right of any Person; (II) against the use by the Company or any of its Subsidiaries of any Company Intellectual Property Right or Company Third-Party Intellectual Property Right used in the business of the Company or any of its Subsidiaries as currently conducted; (III) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights; or (IV) challenging the license or legally enforceable right to use the Company Third-Party Intellectual Property Rights by the Company or any of its Subsidiaries; and

(D) to the knowledge of the Company, there is no unauthorized use, infringement, misappropriation or violation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

(p) Vote Required. The only vote of the holders of any class or series of the Company’s capital stock or holders of Company Options and Company RSUs necessary or required to approve the Arrangement will be that vote determined by the Court and provided for in the Interim Order.

(q) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the transactions contemplated by this Agreement and the Arrangement except that the Company has employed Goldman, Sachs & Co. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

2.2. Representations and Warranties of Parent. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter”), Parent hereby represents and warrants to the Company that:

(a) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority when taken together with all other such failures, would not be reasonably likely to have a Parent Material Adverse Effect (as defined in Section 6.10) or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement. Parent has made available to the Company a complete and correct copy of the Organizational Documents of Parent and its Significant Subsidiaries, each as amended to the date hereof. Parent’s and its Significant Subsidiaries’ Organizational Documents so made available are in full force and effect. Section 2.2(a) of the Parent Disclosure Letter contains a correct and complete list of each jurisdiction where Parent and each of its Subsidiaries (other than any Subsidiaries that have no operations and have no employees) is organized and qualified to do business.

(b) Capital Structure. (i) The authorized capital stock of Parent consists of (A) 500,000,000 shares of Parent Common Stock and (B) 2,000,000 shares of preferred stock, par value $1.00 per share (the “Parent Preferred Stock”), of which 500,000 shares have been designated as Series A Junior Participating Stock (the “Parent Series A Preferred Stock”).

(ii) (A) At the close of business on October 31, 2003, 113,621,530 shares of Parent Common Stock were issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable.

(B) As of the date hereof, no shares of Parent Preferred Stock were issued and outstanding, but 500,000 shares of Parent Series A Preferred Stock were reserved for issuance pursuant to the exercise of the rights to acquire shares of Parent Series A Preferred Stock (the “Parent Rights”) issued or to be issued pursuant to the Rights Agreement, dated as of April 25, 1996, between Parent and First Chicago Trust Company of New York, as Rights Agent (the “Parent Rights Agreement”).

(C) Section 2.2(b)(ii) of the Parent Disclosure Letter contains a correct and complete list as of October 31, 2003 of the aggregate number of outstanding options to purchase shares of Parent Common Stock (collectively, the “Parent Options”) under each of (1) Parent’s Shares Stock Option Plan, (2) Parent’s 1991 Stock Incentive Plan, (3) Parent’s 1995 Stock Incentive Plan, (4) Parent’s 2000 Stock Incentive Plan and (5) Parent’s 2000 Broad-Based Stock Incentive Plan (collectively, the “Parent Stock Plans”). Between October 31, 2003 and the date hereof, Parent has not granted any additional options under the Parent Stock Plans or awarded any stock units or restricted stock.

(iii) Each of the outstanding shares of capital stock of each of Parent’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors’ qualifying shares, owned by Parent or a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance.

(iv) Except for the Parent Rights, except for outstanding rights under the Parent Stock Plans and except as may be permitted to be issued, delivered or sold after the date hereof in accordance with Section 3.1(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual rights to which Parent or any of its Subsidiaries is a party, the value of which is based on the value of Parent Common Stock.

(v) Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Parent Common Stockholders on any matter (“Parent Voting Debt”).

(vi) No holders of securities issued by Parent or any of its Subsidiaries have any right to compel Parent or any of its Subsidiaries to register or otherwise qualify such securities for public sale in the United States.

(c) Corporate Authority; Approval and Fairness. (i) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Parent Common Stock (provided that at least a majority of Parent Common Stock issued and outstanding and entitled to vote at the Parent Meeting is present in person or represented by proxy at such meeting) (the “Parent Requisite Vote”) approving the Share Issuance Proposal, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement and the Arrangement. This Agreement is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) general equitable principles (whether considered in a proceeding in equity or at law).

(ii) The Board of Directors of Parent has: (A) determined unanimously that the transactions contemplated by this Agreement and the Arrangement are advisable and in the best interests of the Parent Common Stockholders; (B) received an opinion from its financial advisor, Morgan Stanley & Co. Incorporated, to the effect that, as of the date hereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair from a financial point of view to Parent; and (C) determined to recommend that the Parent Common Stockholders vote in favor of the Share Issuance Proposal.

(iii) Prior to the Effective Time, subject to the Parent Requisite Vote, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to this Agreement and the Arrangement. The Parent Common Stock, when issued (A) in accordance with this Agreement and the Arrangement, (B) upon the exercise of options issued in exchange for Company Options pursuant to this Agreement and the Arrangement or (C) upon the vesting of restricted stock units with respect to Parent Common Stock issued in exchange for Company RSUs pursuant to this Agreement and the Arrangement will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when so issued as described in clause (A) of the preceding sentence, will be exempt from registration under the Securities Act and registered or exempt from registration under any applicable state securities or “blue sky” Laws.

(d) Governmental Filings; No Violations. (i) Other than the filings, notices and/or approvals (A) under the HSR Act, (B) under the Securities Act and the Exchange Act, (C) to comply with state securities or “blue sky” Laws, (D) as may be required by the NYSE in respect of the Parent Common Stock to be issued in the transactions contemplated by this Agreement and the Arrangement and the listing of the Parent Common Stock on the NYSE, (E) required or advisable to be made or obtained under Canadian securities Laws, the Investment Canada Act and the Competition Act (Canada) (the “Competition Act”) and (F) required to be or customarily filed pursuant to any state environmental transfer statutes, no notices, reports or other filings are required to be made by Parent or any of its Subsidiaries with, and no consents, registrations, approvals, permits or authorizations are required to be obtained by Parent or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement and the Arrangement, except where the failure to make any such notice, report or filing or obtain any such consent, registration, approval, permit or authorization, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement.

(ii) The execution, delivery and performance of this Agreement by Parent do not, and the consummation by Parent of the transactions contemplated by this Agreement and the Arrangement will not, constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of Parent or any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement.

(e) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement, report, proxy statement or information statement that it has filed with or furnished to the SEC since December 31, 2002 (the “Parent Audit Date”) (collectively, including any other reports filed with or furnished to the SEC subsequent to the date hereof and as amended, the “Parent Reports”), including (i) Parent’s Annual Report on Form 10-K for the year ended December 31, 2002 and (ii) Parent’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2003 and June 30, 2003 (including exhibits, annexes and any amendments thereto). As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Parent Reports did not, and any Parent Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except as may be noted therein.

(f) Absence of Certain Changes. Except as disclosed in the Parent Reports filed with or furnished to the SEC prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, business, operations, results of operations, properties, assets or liabilities of Parent and its Subsidiaries or any development or combination of developments of which management of Parent has knowledge that, individually or in the aggregate, has had or would reasonably be likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; or (iv) any change by Parent in accounting principles or any material accounting practices or methods. Since the Parent Audit Date, except as provided for herein or as disclosed in the Parent Reports filed with or furnished to the SEC prior to the date hereof, there has not been any material increase in the compensation payable or that could become payable by Parent or any of its Subsidiaries to any executive officer or key employee or any material amendment of any of the Parent Compensation and Benefit Plans (as defined in Section 2.2(h)(i)) other than increases or amendments in the ordinary course.

(g) Litigation and Liabilities. Except as disclosed in the Parent Reports filed with or furnished to the SEC prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Affiliates, except, in the case of clauses (i) and (ii), for those that, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement.

(h) Employee Benefits. (i) A copy of each written, and a description of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock-based, employment, termination, severance, compensation, benefit, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent and its Subsidiaries (the “Parent Compensation and Benefit Plans”) and any trust or funding agreement or insurance contract forming a part of such Parent Compensation and Benefit Plan has been made available to the Company prior to the date hereof. The Parent Compensation and Benefit Plans are listed in Section 2.2(h)(i) of the Parent Disclosure Letter and any Parent Compensation and Benefit Plan that is the subject of a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified in such Section 2.2(h)(i).

(ii) To the knowledge of Parent, all Parent Compensation and Benefit Plans, other than Multiemployer Plans and Parent Compensation and Benefit Plans maintained outside of the United States primarily for the benefit of employees, directors, former employees or former directors of Parent and its Subsidiaries working outside of the United States (collectively, the “U.S. Parent Compensation and Benefit Plans”) are in material compliance with all applicable Laws, including the Code and ERISA. Each U.S. Parent Compensation and Benefit Plan which is subject to ERISA (the “Parent ERISA Plans”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Parent Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS covering all tax Laws changes prior to the EGTRRA, is the subject of a request to the IRS for such favorable determination letter submitted within the applicable remedial amendment period under Section 401(b) of the Code, or is entitled to rely upon the favorable opinion letters described above, and Parent is not aware of any circumstances likely to result in revocation of any such favorable opinion or determination letter. There is no pending or, to the knowledge of Parent, threatened material litigation relating to the Parent Compensation and Benefit Plans. To the knowledge of Parent, neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. Since January 1, 2000, neither Parent nor any of its Subsidiaries has filed an application under the IRS Employee Plans Compliance Resolution System or the DOL’s Voluntary Fiduciary Correction program with respect to any Parent ERISA Plan.

(iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any Subsidiary with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of Parent. Parent and its Subsidiaries have not incurred and do not expect to incur any material withdrawal liability with respect to a Multiemployer Plan (regardless of whether based on contributions of an ERISA Affiliate of Parent). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Parent Pension Plan or by any ERISA Affiliate of Parent within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement and the Arrangement.

(iv) All contributions or premiums required to be paid under the terms of any Parent Compensation and Benefit Plan or by any Laws as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date hereof. Neither any Parent Pension Plan nor any “single-employer plan,” as defined above, of an ERISA Affiliate of Parent has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate of Parent has an outstanding funding waiver. Neither Parent nor its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any “single-employer plan,” as defined above, of an ERISA Affiliate of Parent pursuant to Section 401(a)(29) of the Code.

(v) Under each Parent Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Parent Pension Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Parent Pension Plan, and there has been no material change in the financial condition of such Parent Pension Plan since the last day of the most recent plan year. The withdrawal liability of Parent and its Subsidiaries under each Multiemployer Plan to which Parent, any of its Subsidiaries or an ERISA Affiliate of Parent has contributed during the preceding 12 months, determined as if a “complete withdrawal” within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $5,000,000.

(vi) Neither Parent nor its Subsidiaries have any obligations for retiree health and life benefits under any Parent ERISA Plan. Each such plan contains provisions that allow Parent or its Subsidiaries to amend or terminate such plan at any time without the consent of any other Person and without incurring liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(vii) There has been no amendment to, announcement by Parent or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Parent Compensation and Benefit Plan which would increase materially the expense of maintaining such Parent Compensation and Benefit Plan above the level of the expense incurred therefore for the most recent fiscal year. The execution of this Agreement, approval of the Share Issuance Proposal by the Parent Requisite Vote, or consummation of the transactions contemplated by this Agreement and the Arrangement will not (u) entitle any employees of Parent or its Subsidiaries to severance pay or any increase in severance pay upon termination of employment, (v) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Compensation and Benefit Plans, (w) result in any breach or violation of, or default under, any of the Parent Compensation and Benefit Plans, (x) limit or restrict the right of Parent to merge, amend or terminate any of the Parent Compensation and Benefit Plans, (y) cause Parent or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z) result in payments under any of the Parent Compensation and Benefit Plans that are not deductible pursuant to Section 162(m) or Section 280G of the Code to the extent such payments were so deductible prior to such events.

(viii) Parent and its Subsidiaries do not have or maintain any Parent Compensation and Benefit Plans covering current or former Canadian employees, or their dependents or beneficiaries.

(ix) All Parent Compensation and Benefit Plans covering current or former non-U.S. and non-Canadian employees, or their dependents or beneficiaries, of Parent and its Subsidiaries (“Parent Non-US/Canada Compensation and Benefit Plans”) are and have been registered, qualified, invested and administered in all material respects in accordance with applicable local Law and the terms of such Parent Non-US/Canada Compensation and Benefit Plans. Parent and its Subsidiaries have complied with all material obligations under such Parent Non-US/Canada Compensation and Benefit Plans and there is no proceeding, action, complaint, investigation or claim in respect of any Parent Non-US/Canada Compensation and Benefit Plan initiated by any Governmental Entity or any other Person (other than routine inquiries and claims for benefits). Each Parent Non-US/Canada Compensation and Benefit Plan which is a funded plan is fully funded as of the last actuarial valuation date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefore as filed with the applicable regulatory authorities. None of the Parent Non-US/Canada Compensation and Benefit Plans (other than pension plans) provide benefits to retired employees or to the beneficiaries or dependents of retired employees.

(x) Section 2.2(h)(x) of the Parent Disclosure Letter sets forth the amount of bonuses accrued as of September 30, 2003 with respect to all employees of Parent and its Subsidiaries and the amount of bonuses targeted to be accrued for the remainder of fiscal year 2003.

(i) Compliance with Laws; Permits. Except as disclosed in the Parent Reports filed with or furnished to the SEC prior to the date hereof, the businesses of each of Parent and its Subsidiaries are not being conducted in violation of any Laws, except for any violation that, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement. Except as disclosed in the Parent Reports filed with or furnished to the SEC prior to the date hereof and except for any investigation or review that, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to Parent or any of its Subsidiaries to conduct the same. To the knowledge of Parent, no material change is required in Parent’s or any of its Subsidiaries’ processes, properties or procedures in connection with any Law, and Parent has not received any notice or communication of any material noncompliance with any Law that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (the “Parent Permits”) necessary to conduct its business in all material respects as presently conducted, except where the failure to have any such Parent Permits, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement.

(j) Takeover Statutes. No Takeover Statute or any anti-takeover provision in Parent’s Organizational Documents is, or at the Effective Time will be, applicable to the transactions contemplated by this Agreement and the Arrangement.

(k) Environmental Matters. Except as disclosed in the Parent Reports filed with or furnished to the SEC prior to the date hereof and except for matters that, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement: (i) the Parent and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by Parent or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance which could reasonably be expected to require remediation pursuant to any Environmental Law; (iii) no property formerly owned or operated by Parent or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation which contamination could reasonably be expected to require remediation pursuant to any Environmental Law; (iv) neither Parent nor any of its Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (v) neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vi) neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction indemnity or other agreement with any Governmental Entity or third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vii) there are no other circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (viii) Parent has made available to the Company copies of all material environmental reports, studies, assessments, sampling data and other environmental documents in its possession relating to Parent or its Subsidiaries or their respective current and former properties or operations.

(l) Taxes. Parent and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, except where failures to so prepare or file Tax Returns, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement and all such filed Tax Returns are complete and accurate in all respects, except where failure to be complete and accurate, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement; (ii) have duly and timely paid or remitted all Taxes that are required to be paid or remitted or that Parent or any of its Subsidiaries are obligated to withhold from amounts owing or paid to, or collected from, any employee, creditor or third party, except with respect to matters contested in good faith in appropriate proceedings and reserved for in accordance with U.S. GAAP and except where failures to so pay or remit, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement; and (iii) have not waived any statute of limitations with respect to any United States federal income Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. The Tax Returns referred to in clause (i) of the previous sentence, to the extent related to United States federal income Taxes, have been examined or reviewed by the relevant taxing authority or the period for assessment or reassessment of the Taxes in respect of which such Tax Returns were required to be filed has expired. As of the date hereof, there are no material audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters. Parent has made available to the Company true and correct copies of all United States federal income Tax Returns filed by Parent and its Subsidiaries for taxable years ended on or after December 31, 2001 and before the date hereof. Parent and each of its Subsidiaries have complied with all United States federal information reporting requirements and has retained all necessary information in its files to permit continued compliance with informational reporting requirements, except where failures to so comply or retain, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement. There are no material liens (including statutory trusts) on any of the assets of Parent or any of its Subsidiaries, except for liens relating to current taxes not yet due and payable. No closing, settlement or similar agreements have been entered into by any taxing authority with Parent or any of its Subsidiaries, except closing, settlement and similar agreements that would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement. Neither Parent nor any of its Subsidiaries is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was Parent). Neither Parent nor any of the Subsidiaries of Parent has been a party to any distribution during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of any state, local or foreign Laws) applied.

(m) Labor Matters. Neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. No work stoppage, labor strike or slowdown against Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened. Neither Parent nor any of its Subsidiaries is involved in or threatened with any labor dispute or grievance which, individually or in the aggregate, would be reasonably likely to have a Parent Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Parent to consummate the transactions contemplated by this Agreement and the Arrangement. To the knowledge of the Parent, there is no organizing effort or representation question at issue with respect to any employee of Parent or any of its Subsidiaries. No collective bargaining agreement to which Parent or any of its Subsidiaries is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof.

(n) Insurance. Parent and its Subsidiaries maintain fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage and other insurance policies, as applicable, that are consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses.

(o) Intellectual Property. (i) Parent and/or each of its Subsidiaries owns, is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, technology, trade secrets, know-how, computer software and tangible or intangible proprietary information or materials that are used in and material to the business of Parent and its Subsidiaries as currently conducted, and to the knowledge of Parent, all such patents, trademarks, trade names, service marks, domain names and copyrights owned by Parent and/or its Subsidiaries are valid and subsisting.

(ii) Except as disclosed in Parent Reports filed with or furnished to the SEC prior to the date hereof:

(A) neither Parent nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of Parent’s obligations hereunder, in violation of any material licenses, sublicenses or other agreements as to which Parent or any of its Subsidiaries is a party and pursuant to which Parent or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, domain names, copyrights, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials that are used in and material to the business of the Parent and its Subsidiaries as currently conducted (collectively, “Parent Third-Party Intellectual Property Rights”);

(B) no claims with respect to (I) the material patents, registered and unregistered trademarks and service marks, domain names, registered and unregistered copyrights, trade names, and any applications therefor, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials owned by Parent or any of its Subsidiaries and used in the business of Parent and its Subsidiaries as currently conducted (collectively, the “Parent Intellectual Property Rights”) or (II) Parent Third-Party Intellectual Property Rights are currently pending or, to the knowledge of Parent, are threatened by any Person, except for immaterial claims;

(C) to the knowledge of Parent, there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed by Parent or any of its Subsidiaries, infringes, misappropriates or violates any copyright, patent, trademark, service mark, domain name, trade secret or other proprietary right of any Person; (II) against the use by Parent or any of its Subsidiaries of any Parent Intellectual Property Rights or Parent Third-Party Intellectual Property Rights used in the business of Parent or any of its Subsidiaries as currently conducted; (III) challenging the ownership, validity or enforceability of any of the Parent Intellectual Property Rights; or (IV) challenging the license or legally enforceable right to use of the Parent Third-Party Intellectual Property Rights by Parent or any of its Subsidiaries; and

(D) to the knowledge of Parent, there is no unauthorized use, infringement or misappropriation or violation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries.

(p) Vote Required. The Parent Requisite Vote is the only vote of the holders of any class or series of the Parent’s capital stock necessary or required to approve the Share Issuance Proposal.

(q) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the transactions contemplated by this Agreement and the Arrangement, except that Parent has employed Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed to the Company prior to the date hereof.

ARTICLE III

COVENANTS

3.1. Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as otherwise expressly set forth in this Agreement or the corresponding subsection of Section 3.1(a) of the Company Disclosure Letter):

(i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and each of its Subsidiaries shall use its respective reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

(ii) it shall not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (B) amend its Organizational Documents; (C) other than in the case of any direct or indirect, wholly owned Subsidiary, split, combine or reclassify its outstanding shares of capital stock; (D) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries; or (E) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

(iii) neither it nor any of its Subsidiaries shall (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Company Voting Debt (other than Company Common Shares issuable under the Company Option Plans); (B) other than products sold to customers in the ordinary and usual course of business (without limitation as to dollar amount) or otherwise in the ordinary and usual course of business and not in an aggregate amount of more than $5,000,000, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries); (C) incur or modify any indebtedness other than (x) indebtedness existing solely between the Company and its wholly owned Subsidiaries or between such wholly owned Subsidiaries or (y) indebtedness in an aggregate amount less than $30,000,000; provided, however, that prior to incurring any indebtedness, if practicable, the Company shall provide Parent with a reasonable right of consultation; provided, further, that the foregoing right of consultation shall not apply in the case of indebtedness in respect of letters of credit, guarantees or performance bonds or indebtedness existing solely between the Company and its wholly owned Subsidiaries or between such wholly owned Subsidiaries; (D) except as approved by the Transition Team, make or authorize or commit for any capital expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $10,000,000; and (E) except as otherwise provided in clause (D) immediately above and other than raw materials, supplies and other inventory items acquired in the ordinary and usual course of business consistent with past practice, by any means, make any acquisitions of, or investments in stock of (or other interest in) or assets of any other Person;

(iv) neither it nor any of its Subsidiaries shall (A) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Company Compensation and Benefit Plans except as required by any Laws or the terms of applicable collective bargaining agreements, (B) other than in the ordinary and usual course of business consistent with past practice and the Company’s compensation budget with respect to employees at an annual compensation level of less than $150,000, increase the compensation of any employee or (C) except as approved by the Transition Team, hire any employee at an annual compensation level expected to be more than $100,000;

(v) except in the ordinary and usual course of business, neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

(vi) neither it nor any of its Subsidiaries shall make any material Tax election or file any material income Tax Return inconsistent with past practice or implement or adopt any change in its accounting principles or material accounting practices, in all cases other than as may be required by applicable Law or by Canadian GAAP;

(vii) neither it nor any of its Subsidiaries shall take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties herein to become untrue in any material respect; and

(viii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

(b) Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as otherwise expressly set forth in this Agreement or the corresponding subsection of Section 3.1(b) of the Parent Disclosure Letter):

(i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and each of its Subsidiaries shall use its respective reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

(ii) it shall not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (B) except as provided in Section 3.19, amend its Organizational Documents or amend, modify or terminate the Parent Rights Agreement; (C) other than in the case of any direct or indirect, wholly owned Subsidiary, split, combine or reclassify its outstanding shares of capital stock; (D) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than (x) dividends from its direct or indirect wholly owned Subsidiaries and (y) regular quarterly cash dividends in respect of Parent Common Stock, not in excess of $0.26 per share per quarter, with declaration and record dates consistent with past practice; or (E) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

(iii) neither it nor any of its Subsidiaries shall (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Parent Voting Debt (other than Parent Common Stock issuable under the Parent Stock Plans); (B) other than (x) as Parent deems reasonably necessary to obtain the consent, approval or authorization of any Governmental Entity in order to consummate the transactions contemplated by this Agreement and the Arrangement, (y) products sold to customers in the ordinary and usual course of business (without limitation as to dollar amount) or (z) otherwise in the ordinary and usual course of business and not in an aggregate amount of more than $5,000,000, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries); (C) incur or modify any indebtedness other than (x) commercial paper, (y) indebtedness existing solely between Parent and its wholly owned Subsidiaries or between such wholly owned Subsidiaries or (z) indebtedness in an aggregate amount less than $30,000,000; provided, however, that prior to incurring any indebtedness, if practicable, Parent shall provide the Company with a reasonable right of consultation; provided, further, that the foregoing right of consultation shall not apply in the case of indebtedness in respect of commercial paper, letters of credit, guarantees or performance bonds or indebtedness existing solely between Parent and its wholly owned Subsidiaries or between such wholly owned Subsidiaries; (D) except as approved by the Transition Team, make or authorize or commit for any capital expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $10,000,000; and (E) except as otherwise provided in clause (D) immediately above and other than raw materials, supplies and other inventory items acquired in the ordinary and usual course of business consistent with past practice, by any means, make any acquisitions of, or investments in stock of (or other interest in) or assets of any other Person;

(iv) neither it nor any of its Subsidiaries shall (A) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Parent Compensation and Benefit Plans except as required by any Laws or the terms of applicable collective bargaining agreements, (B) other than in the ordinary and usual course of business consistent with past practice and Parent’s compensation budget with respect to employees at an annual compensation level of less than $150,000, increase the compensation of any employee or (C) except as approved by the Transition Team, hire any employee at an annual compensation level expected to be more than $100,000;

(v) except in the ordinary and usual course of business, neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

(vi) neither it nor any of its Subsidiaries shall make any material Tax election or file any material income Tax Return inconsistent with past practice or implement or adopt any change in its accounting principles or material accounting practices, in all cases other than as may be required by applicable Law or by U.S. GAAP;

(vii) neither it nor any of its Subsidiaries shall take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties herein to become untrue in any material respect; and

(viii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

3.2. Acquisition Proposals. (a) Each of the Company and Parent agrees that it shall not, and it shall not permit any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and that it shall direct and cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise knowingly facilitate any inquiries or the making by any third party of any proposal or offer with respect to a purchase, merger, reorganization, share exchange, consolidation, amalgamation, arrangement or similar transaction involving any material portion of the consolidated assets of the Company or Parent or fifteen percent (15%) or more of any equity securities of the Company or Parent (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). Each of the Company and Parent further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or Parent, or their respective Board of Directors, from (A) complying with Rule 14a-9, Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal and, in the case of the Company and its Board of Directors, from complying with Section 99 of the Ontario Securities Act and similar provisions of the securities Laws of each of the other provinces and territories of Canada or from calling and holding a meeting of the Company Common Shareholders requisitioned by such shareholders pursuant to Section 143 of the CBCA; (B) at any time before, but not after, the Company Meeting, in the case of the Company, or the Parent Meeting, in the case of Parent, is convened, providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company or Parent, as the case may be, receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 6.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of the Company or the stockholders of Parent, as the case may be, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company or Parent, as the case may be, determines in good faith after consultation with outside legal counsel that failure to do so would be inconsistent with its fiduciary duties under applicable Law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company or Parent, as the case may be, determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and could, in the case of (C), and would, in the case of (D), if consummated, result in a transaction more favorable to the shareholders of the Company or the stockholders of Parent, as the case may be, from a financial point of view than the transactions contemplated by this Agreement and the Arrangement (any such more favorable Acquisition Proposal being referred to as a “Superior Proposal”). Each of the Company and Parent shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Company and Parent shall take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 3.2. Each of the Company and Parent shall notify Parent, in the case of the Company, and the Company, in the case of Parent, promptly (but in any event within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent, in the case of the Company, and the Company, in the case of Parent, informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

(b) Each of Parent and the Company shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. Neither Parent nor the Company shall terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company, Parent or any of their respective Subsidiaries is a party. Each of Parent and the Company shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

3.3. Information Supplied. Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Company Common Shareholders and the Parent Common Stockholders and at the time of the Company Meeting and the Parent Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.4. Shareholder Meetings. The Company will take, in accordance with applicable Law, its Organizational Documents and the Interim Order, all action necessary to convene the Company Meeting as promptly as practicable after it obtains the Interim Order and SEC Clearance to consider and vote upon the approval of the Arrangement Resolution. Subject to fiduciary obligations under applicable Law, the Board of Directors of the Company shall recommend and not withdraw such recommendation and shall take all lawful action to solicit such approval. The Arrangement Resolution shall be submitted to the Company Common Shareholders and holders of outstanding Company Options and Company RSUs at the Company Meeting whether or not the Board of Directors of the Company determines at any time prior to the Company Meeting that the Arrangement is no longer advisable and recommends that shareholders, optionholders and unitholders reject it. Parent will take, in accordance with applicable Law and its Organizational Documents, all action necessary to convene the Parent Meeting as promptly as practicable after SEC Clearance and the Company obtains the Interim Order to consider and vote on the Share Issuance Proposal. Subject to fiduciary obligations under applicable Law, the Board of Directors of Parent shall recommend and not withdraw such recommendation and shall take all lawful action to solicit such approval. The Share Issuance Proposal shall be submitted to the Parent Common Stockholders at the Parent Meeting whether or not the Board of Directors of Parent determines at any time prior to the Parent Meeting that the Share Issuance Proposal is no longer advisable and recommends that stockholders reject it.

Parent and the Company will cause the Parent Meeting and the Company Meeting to be held on the same date, and, except as required by Law or required by the Parent Common Stockholders or by the Company Common Shareholders, as applicable, neither Parent nor the Company will adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) their respective meeting without the other’s prior written consent.

3.5. Filings; Other Actions; Notification. (a) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Law to consummate and make effective the transactions contemplated by this Agreement and the Arrangement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement and the Arrangement; provided, however, that nothing in this Section 3.5 shall require, or be construed to require, either Parent or the Company to proffer to, or agree to, sell or hold separate or agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any offer, sale, holding or agreement to sell, by the Company or Parent of any of its assets or businesses) that accounted in the aggregate for more than $150 million in revenues for the fiscal year ended December 31, 2003 (a “Burdensome Condition”). Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Arrangement. Each of Parent and the Company will respond promptly to any requests for additional information by any Governmental Entity in connection with the transactions contemplated by this Agreement and the Arrangement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

(b) Subject to applicable Laws relating to the exchange of information, each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders or shareholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Arrangement.

(c) Each of the Company and Parent shall use reasonable best efforts to obtain all necessary or advisable rulings or orders of Canadian securities regulatory authorities.

(d) Each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement and the Arrangement, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement and the Arrangement. Each of the Company and Parent shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively, or prevent, materially delay or materially impair the ability of the Company or Parent, respectively, to consummate the transactions contemplated by this Agreement and the Arrangement. Neither the Company nor Parent shall permit any of its officers or any other representatives or agents to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

(e) Each of the Company and Parent shall promptly make all filings, notifications, applications, permit transfers and other submissions relating to the transactions contemplated by this Agreement and the Arrangement required or customary pursuant to any Environmental Laws, including those relating to the ownership, operation or transfer of real property (“Environmental Submissions”). The Company and Parent shall provide each other with copies of all Environmental Submissions at the time of filing and the parties shall cooperate with each other in the preparation and execution of all Environmental Submissions.

(f) Parent shall submit a proposal to the Parent Common Stockholders at the Parent Meeting or the 2004 Annual Meeting of Stockholders of Parent to approve an increase in the number of shares of Parent Common Stock which Parent is authorized to issue under Parent’s 2000 Stock Incentive Plan or a comparable successor plan.

3.6. Taxation. Neither Parent nor the Company shall knowingly take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the transactions contemplated hereby as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code.

3.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable Law, each of the Company and Parent shall (and shall cause each of its Subsidiaries to) afford the officers, employees, counsel, accountants and other authorized representatives of the other party (“Representatives”) reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts, records and personnel and, during such period, each of the Company and Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this Section 3.7 shall affect or be deemed to modify any representation or warranty made by any party hereto; provided, further, that, in the case of Parent, all such requests for access to, or information concerning, the Company shall be made by or on behalf of the current Chairman of Parent’s Finance Committee, and in the case of the Company, all such requests for access to, or information concerning, Parent shall be made by or on behalf of the Company’s current Chief Executive Officer; provided, further, that nothing in this Section 3.7 shall require any party hereto to permit any inspection, or to disclose any information, that in the reasonable judgment of such party would result in (a) the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if such party shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (b) any violation of Laws relating to the sharing of information between competitors, it being understood that the parties will provide extracts, or summaries, or aggregations or other information to the greatest extent practicable in a manner that does not result in any such violation or improper disclosure. All requests for information made pursuant to this Section 3.7 shall be directed to such Person or Persons as shall be designated by such party.

3.8. Stock Exchange Listing and De-listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement and the Arrangement to be approved for issuance and listing on the NYSE, subject to official notice of issuance, prior to or as of the Effective Time. Parent shall use its reasonable best efforts to cause all of the shares of Parent Common Stock to be approved for listing on the TSX, prior to or as of the Effective Time. Parent shall use its reasonable best efforts to cause the Company Common Shares to be de-listed from the TSX and NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

3.9. Publicity. The initial press release by the Company and Parent concerning this Agreement and the transactions contemplated by this Agreement and the Arrangement shall be a joint press release and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement and the Arrangement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by any Laws or by obligations pursuant to any listing agreement with or rules of any securities exchange.

3.10. Employee Benefits. (a) The Company shall take all actions necessary on the Closing Date to pay all amounts owing in respect of outstanding Deferred Stock Units under the Share Plan of the Company for

Non-Employee Directors. Payment shall be based upon the closing price of the Company Common Shares as reported on the TSX on the last trading day immediately prior to the Closing Date.

(b) Parent agrees that the transactions contemplated by this Agreement and the Arrangement will not constitute a “Potential Change in Control” under any Parent Compensation and Benefit Plan and agrees that it will not take any action (whether by board resolution or otherwise) that would cause a Potential Change in Control to occur under any such Plan.

3.11. Expenses. Except as otherwise provided in Section 5.5, whether or not the Arrangement is consummated, all costs and expenses incurred in connection with this Agreement and the Arrangement and the transactions contemplated by this Agreement and the Arrangement shall be paid by the party incurring such expense, except that expenses and fees incurred in connection with the filing, printing and mailing of the Joint Proxy Statement shall be shared equally by Parent and the Company.

3.12. Indemnification; Directors’ and Officers’ Insurance. (a) Parent shall cause the Company to honor, and shall itself honor as if it were the Company, in each case, to the fullest extent permitted by applicable Law, all rights to indemnification or exculpation existing in favor of a director, officer, employee, agent or employee benefit plan fiduciary (an “Indemnified Party”) of the Company or any of its Subsidiaries (including rights relating to advancement of expenses and indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), as provided in the Organizational Documents of the Company, any indemnification agreement or under applicable Laws, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Effective Time; provided, however, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the applicable Law, the Organizational Documents of the Company or any Subsidiary, as applicable, or any such agreement, as the case may be, shall be made by independent legal counsel jointly selected by such Indemnified Party and Parent; and provided, further, that nothing in this Section 3.12 shall impair any rights of any Indemnified Party. Without limiting the generality of the preceding sentence, if any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 3.12 after the Effective Time, Parent shall, or shall cause the Company to, to the fullest extent permitted by Law, promptly advance to such Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Party of an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

(b) The Company shall maintain its existing officers’ and directors’ liability insurance (“D&O Insurance”) for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 300% of the last annual premium paid prior to the date hereof (the “Current Premium”); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period or is at an annual premium in excess of 300% of the Current Premium, the Company will use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess of 300% (on an annualized basis) of the Current Premium.

(c) If Parent or the Company or any of its successors or assigns (i) shall amalgamate or consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such amalgamation, consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Company, as applicable, shall assume all of the obligations set forth in this Section 3.12.

(d) The provisions of this Section 3.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

3.13. Takeover Statute. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement and the Arrangement, each of Parent, the Company and each of its respective Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Arrangement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

3.14. Section 16(b). The Board of Directors of the Company and Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt (i) the exchange of Company Common Shares for Parent Common Stock, (ii) the conversion or exchange of Company Options into or for options to purchase Parent Common Stock or Company RSUs into or for restricted stock units in respect of Parent Common Stock and (iii) the acquisition of shares of Parent Common Stock, restricted stock units in respect of Parent Common Stock and options to purchase Parent Common Stock pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees or directors of the Company who may become an officer or director of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act. Parent and the Company shall provide to legal counsel to the other party copies of the resolutions to be adopted by the respective Boards of Directors to implement the foregoing.

3.15. Parent Name. After the Effective Time and until changed in accordance with Parent’s Organizational Documents and applicable Law, the name of Parent shall remain “R.R. Donnelley & Sons Company.”

3.16. Headquarters. After the Effective Time and until otherwise determined by the Board of Directors of Parent, Parent’s headquarters shall be located in Chicago, Illinois.

3.17. Board Composition; Committees. (a) Parent shall take all actions necessary to cause the Board of Directors of Parent, effective immediately following the Effective Time and until thereafter changed in accordance with Parent’s Organizational Documents and applicable Law, to consist of 15 directors divided into three classes, of which seven shall be Company Directors (as defined in Section 3.17(c)) (one of whom shall be the Company’s current Chief Executive Officer) and eight shall be Parent Directors (as defined in Section 3.17(c)) (one of whom shall be the current Chairman of the Finance Committee of Parent); provided, however, that in connection with the 2005 Annual Meeting of Stockholders of Parent, two Company Directors and two Parent Directors shall retire from the Board of Directors of Parent and the size of the Board of Directors of Parent shall be reduced to 11. The persons who are to serve as the Company Directors and the Parent Directors and the classes to which they will be assigned will be agreed to by Parent and the Company prior to the mailing of the Joint Proxy Statement or failing agreement, designated by Parent or the Company, as applicable, and divided evenly among the three classes, with the Company’s current Chief Executive Officer assigned to the class whose term expires in 2004. If, prior to the Effective Time, any Company Director or Parent Director selected to serve on the Board of Directors of Parent pursuant to this Section 3.17(a) is unable or unwilling to serve in such position, the party which selected such person shall designate another of its members to serve in such person’s stead in accordance with the first sentence of this Section 3.17(a). If the 2004 Annual Meeting of Stockholders of Parent occurs after the Effective Date, Parent agrees to nominate for re-election in 2004 to a three year term each director designated pursuant to this Section 3.17(a) to the class whose term expires in 2004, unless such failure to renominate is approved by the vote of at least 66 2/3% of the entire Board of Directors of Parent.

(b) Parent agrees that, immediately following the Effective Time and until otherwise provided by Parent’s Board of Directors in accordance with Parent’s Organizational Documents and applicable Law, the Board of Directors of Parent will have an Audit Committee, an Executive Committee, a Finance Committee, a Corporate Responsibility & Governance Committee and a Human Resources Committee and no other committees. Effective immediately following the Effective Time, the chairs of the Audit Committee, Finance Committee and Executive Committee will be Company Directors and the chairs of the Corporate Responsibility & Governance Committee and the Human Resources Committee will be Parent Directors. Effective immediately following the Effective

Time, each committee, other than the Executive Committee, will have four members, two of whom will be Company Directors and two of whom will be Parent Directors. Immediately following the Effective Time, the Executive Committee will have seven members, consisting of the Chairman of each of the Finance, Human Resources, Audit and Corporate Responsibility and Governance Committees, the Chief Executive Officer, the non-executive Chairman of the Board of Directors and the non-executive Chairman of the Board of the Company, who shall be the Chairman of the Executive Committee. The persons who will be members of each of the committees, other than the Executive Committee, and the Company Director or Parent Director who will serve as chair of each such committee (in accordance with this Section 3.17(b)) will be agreed to by Parent and the Company prior to the mailing of the Joint Proxy Statement or failing agreement, designated by Parent or the Company, as applicable, in accordance with this Section 3.17(b) (it being understood that the foregoing may be thereafter changed as provided by the Board of Directors of Parent in accordance with Parent’s Organizational Documents and applicable Law); provided, however, that if, prior to the Effective Time, any Company Director or Parent Director selected to serve on a committee of the Board of Directors of Parent is unable or unwilling to serve in such position, the party which selected such person shall designate another Company Director or Parent Director, as the case may be, to serve in such person’s stead and, if such person who was unable or unwilling to serve was to be the chair of a committee, then the party which selected such person shall select a chair for such committee from among the persons designated by such party.

(c) The term “Company Director” means any person serving as a director on the Board of Directors of the Company on the date of this Agreement who continues to be such a director immediately prior to the Effective Time. The term “Parent Director” means any person serving as a director on the Board of Directors of Parent on the date of this Agreement who continues to be such a director immediately prior to the Effective Time.

3.18. Non-Executive Chairman; Chief Executive Officer. Effective immediately following the Effective Time, the Company’s current Chief Executive Officer shall become Chief Executive Officer of Parent and the current Chairman of Parent’s Finance Committee shall become non-executive Chairman of the Board of Directors of Parent, in each case, to continue as such until otherwise provided by the Board of Directors of Parent in accordance with Parent’s Organizational Documents and applicable Law.

3.19. Amendments to By-laws of Parent. Parent shall cause the By-laws of Parent to be amended as provided in Exhibit C hereto (the “By-law Amendment”) effective immediately following the Effective Time.

3.20. Affiliates. Prior to the date of the Company Meeting, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Company Meeting, “affiliates” of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Company Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Closing Date, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit D hereto (the “Affiliates Letter”). The certificates representing Parent Common Stock received by such affiliates pursuant to this Agreement and the Arrangement shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 3.20.

3.21. Integration. Promptly after the date hereof, Parent and the Company will establish a transition team (the “Transition Team”), the chairman of which will be the Company’s current Chief Executive Officer (the “Transition Chairman”) and the other members of which (the “Transition Coordinators”) shall consist of an equal number of representatives of Parent and the Company. The Transition Chairman will designate, after consultation with the current Chairman of Parent’s Finance Committee, the Transition Coordinators and assign areas of responsibility to the Transition Coordinators. The parties shall instruct the Transition Coordinators, subject to applicable Laws relating to the exchange of information, to facilitate a full collection and exchange of information concerning the business, operations, capital spending and budgets and financial results of Parent and the Company to identify ways in which the operations of Parent and the Company can be consolidated, coordinated and/or otherwise enhanced following the Effective Time. Prior to the Effective Time, the Transition Team will also coordinate any discussions with lenders or rating agencies in connection with the transactions contemplated by this Agreement or the Arrangement or relating to the operations of Parent and the Company following the Effective Time. The Transition Coordinators will provide the Transition Chairman with periodic reports, subject to applicable Laws relating to the exchange of information, on the findings of the Transition Team and will meet periodically in person with the Transition Chairman to brief the Transition Chairman on the activities and recommendations of the Transition Team, business developments and pending material business plans and decisions at each of Parent and the Company. For purposes of Section 3.1, “approved by the Transition Team” shall mean (a) approved by a majority of the Transition Team, or (b) approved by a committee of the Transition Team established for such purpose, which committee shall be comprised of the Transition Chairman and an equal number of Transition Coordinators from each of Parent and the Company.

3.22. Registration Rights Agreements. Parent agrees that, as of the Effective Time, Parent shall be bound by the terms of the Registration Rights Agreements, dated as of December 28, 2001 and December 21, 2000, among the Company, Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P. and Greenwich Fund, L.P. and the other Persons set forth on the signature pages thereto (the “Registration Rights Agreements”), and shall succeed to all rights, restrictions and obligations of the Company set forth in the Registration Rights Agreements and all references to the Company in the Registration Rights Agreements shall thereafter be deemed to be references to Parent.

ARTICLE IV

CONDITIONS

4.1. Conditions to Each Party’s Obligation to Effect the Transactions Contemplated by this Agreement and the Arrangement. The respective obligation of each party to effect the transactions contemplated by this Agreement and the Arrangement is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Company Shareholder Approval. The Arrangement shall have been duly approved by holders of Company Common Shares and outstanding Company Options and Company RSUs in accordance with the terms of the Interim Order.

(b) Parent Stockholder Approval. The Share Issuance Proposal shall have been duly approved by holders of shares of Parent Common Stock in accordance with applicable Law and the Organizational Documents of Parent.

(c) Stock Exchange Listing. The issuance of shares of Parent Common Stock to the holders of Company Common Shares pursuant to this Agreement and the Arrangement shall have been approved by the NYSE and the conditions to such approval shall have been satisfied, and such shares shall have been approved for listing on the NYSE subject only to official notice of issuance and other customary conditions. All shares of Parent Common Stock shall have been approved for listing on the TSX subject only to customary conditions.

(d) Interim and Final Orders. The Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of the Company and Parent, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise.

(e) Orders of Canadian Securities Regulatory Authorities. The orders referenced in Section 1.9 shall have been obtained.

(f) Dissent Rights. Company Common Shareholders representing in excess of 15% of the outstanding Company Common Shares shall not have exercised (and not withdrawn such exercise by the close of business on the day after the day of the Company Meeting) rights of dissent in connection with the Arrangement.

(g) Regulatory Consents. (i) The waiting period applicable to the consummation of the transactions contemplated by this Agreement and the Arrangement under the HSR Act shall have expired or been terminated; (ii) Parent shall have received written evidence from the responsible minister under the Investment Canada Act (the “Minister”) that the Minister is satisfied or deemed to be satisfied that the transactions contemplated by this Agreement are likely of net benefit to Canada, on terms and conditions reasonably satisfactory to each of the Company and Parent; (iii) if the transactions contemplated by this Agreement are notifiable pursuant to Part IX of the Competition Act, (x) an advance ruling certificate (an “ARC”) shall have been issued in accordance with Section 102 of the Competition Act by the Commissioner of Competition (the “Commissioner”) appointed under the Competition Act or (y) Parent shall have been advised in writing by the Commissioner that the Commissioner has determined not to make an application for an order under Section 92 of the Competition Act in respect of the transactions contemplated by this Agreement and that any terms and conditions attached to any such advice shall be acceptable to Parent and the Company acting reasonably (a “no-action letter”) and either the Commissioner shall have issued a waiver under Section 113(c) of the Competition Act of the obligation to notify the Commissioner under Part IX of the Competition Act or the waiting period under Section 123 of the Competition Act shall have expired; and (iv) all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, “Governmental Consents”) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Arrangement by the Company and Parent shall have been made or obtained (as the case may be), other than any immaterial Governmental Consents the failure of which to make or obtain would not subject any Person to any risk of criminal liability.

(h) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement and the Arrangement (collectively, an “Order”), and (i) no federal, state or provincial Governmental Entity shall have instituted any proceeding that is pending seeking any such Order and (ii) no other Person shall have instituted any proceeding that is pending and that has a reasonable possibility of resulting in a Parent Material Adverse Effect or a Company Material Adverse Effect or preventing or materially delaying or impairing the economic integration of the businesses of the Company and Parent.

(i) Other. Mark A. Angelson shall be available to begin service as Chief Executive Officer of Parent immediately following the Effective Time pursuant to the terms of the employment agreement between Mr. Angelson and Parent.

4.2. Conditions to Obligation of Parent. The obligation of Parent to effect the transactions contemplated by this Agreement and the Arrangement is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Sections 2.1(a) (Organization, Good Standing and Qualification), 2.1(b) (Capital Structure), 2.1(c) (Corporate Authority; Approval and Fairness), 2.1(q) (Brokers and Finders) and clause (i) of Section 2.1(f) (Absence of Certain Changes) shall be true and correct with respect to those matters that are qualified by Company Material Adverse Effect or materiality and shall be true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date). The representations and warranties of the Company set forth in this Agreement other than those listed in the preceding sentence, shall be true and correct, without giving effect to any “material adverse effect” or other materiality qualifiers within such representations and warranties, as of the Closing Date as though made on the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to have, a Company Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement. Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Arrangement.

(d) Material Adverse Effect on the Company. Since the date hereof, there shall not have been any effect, change or development that, individually or in the aggregate with other such effects, changes or developments, has had, or would reasonably be likely to have, a Company Material Adverse Effect.

4.3. Conditions to Obligation of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement and the Arrangement is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent set forth in Sections 2.2(a) (Organization, Good Standing and Qualification), 2.2(b) (Capital Structure), 2.2(c) (Corporate Authority; Approval and Fairness), 2.2(q) (Brokers and Finders) and clause (i) of Section 2.2(f) (Absence of Certain Changes) shall be true and correct with respect to those matters that are qualified by Parent Material Adverse Effect or materiality and shall be true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date). The representations and warranties of Parent set forth in this Agreement other than those listed in the preceding sentence shall be true and correct, without giving effect to any “material adverse effect” or other materiality qualifiers within such representations and warranties, as of the Closing Date as though made on the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to have, a Parent Material Adverse Effect or to prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement. The Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to such effect.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to such effect.

(c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Arrangement.

(d) Material Adverse Effect on Parent. Since the date hereof, there shall not have been any effect, change or development that, individually or in the aggregate with other such effects, changes or developments, has had, or would reasonably be likely to have, a Parent Material Adverse Effect.

(e) Tax Opinion. The Company shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Company, of Sullivan & Cromwell LLP, special counsel to the Company, to the effect that the acquisition of the Company Common Shares pursuant to this Agreement and the Arrangement will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code, and that each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Sullivan & Cromwell LLP may rely upon representations contained herein and representations from Parent and the Company.

(f) Board/Committee Composition; By-law Amendment. Parent shall irrevocably have taken all such actions as shall be necessary so that (i) the composition of the Board of Directors of Parent and the committees of the Board of Directors of Parent, shall be as set forth in Section 3.17, (ii) the Chief Executive Officer of Parent and the non-executive Chairman of the Board of Parent, shall be as set forth in Section 3.18 and (iii) the By-law Amendment shall have been adopted by the Board of Directors of Parent in accordance with Section 3.19.

ARTICLE V

TERMINATION

5.1. Termination by Mutual Consent. This Agreement may be terminated and the transactions contemplated by this Agreement and the Arrangement may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Arrangement by the Company Common Shareholders and holders of Company Options and Company RSUs or the approval of the Share Issuance Proposal by the Parent Common Stockholders, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

5.2. Termination by Either Parent or the Company. This Agreement may be terminated and the transactions contemplated by this Agreement and the Arrangement may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

(a) the Arrangement shall not have been consummated by June 30, 2004, whether such date is before, on or after the date of approval of the Arrangement by the Company Common Shareholders and holders of Company Options and Company RSUs or the date of approval of the Share Issuance Proposal by the Parent Common Stockholders (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to have occurred;

(b) the Company Common Shareholders and holders of Company Options and Company RSUs vote upon the Arrangement at a meeting duly convened therefor or at any adjournment or postponement thereof and the vote of approval required by Section 4.1(a) shall not have been obtained thereat;

(c) the Parent Common Stockholders vote upon the Share Issuance Proposal at a meeting duly convened therefor or at any adjournment or postponement thereof and the vote of approval required by Section 4.1(b) shall not have been obtained thereat; or

(d) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement and the Arrangement shall become final and non-appealable (whether before or after the approval of the Arrangement by the Company Common Shareholders and holders of Company Options and Company RSUs or the approval of the Share Issuance Proposal by the Parent Common Stockholders).

5.3. Termination by the Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Arrangement by the Company Common Shareholders and holders of Company Options and Company RSUs or the approval of the Share Issuance Proposal by the Parent Common Stockholders, by action of the Board of Directors of the Company if:

(a) (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Parent does not make, within five days of receipt of the Company’s written notification of its intention to enter into a binding agreement for a Superior Proposal, a written offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Company Common Shareholders as the Superior Proposal and (iii) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 5.5; provided, however, that the Company agrees (x) that it will not enter into a binding agreement referred to in clause (i) above until at least the sixth day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

(b) the Board of Directors of Parent shall have withdrawn or adversely modified its approval of this Agreement or approval or recommendation of the Share Issuance Proposal or failed to reconfirm its recommendation of the Share Issuance Proposal after a written request by the Company to do so prior to the fifth business day prior to the date of the Parent Meeting; or

(c) there has been a breach of any representation, warranty, covenant or agreement made by Parent in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 4.3(a) or 4.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier to occur of (i) 30 days after written notice thereof is given by the Company to Parent or (ii) if such 30 day period would extend beyond the date set forth in Section 5.2(a), 10 days prior to such date or any condition set forth in Section 4.1 shall become incapable of satisfaction; provided, however, that the right to terminate this Agreement pursuant to this clause (c) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to have occurred.

5.4. Termination by Parent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Arrangement by the Company Common Shareholders and holders of Company Options and Company RSUs or the approval of the Share Issuance Proposal by the Parent Common Stockholders, by action of the Board of Directors of Parent if:

(a) (i) the Board of Directors of Parent authorizes Parent, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Parent notifies the Company in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) the Company does not make, within five days of receipt of Parent’s written notification of its intention to enter into a binding agreement for a Superior Proposal, a written offer that the Board of Directors of Parent determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Parent Common Stockholders as the Superior Proposal and (iii) Parent prior to such termination pays to the Company in immediately available funds any fees required to be paid pursuant to Section 5.5; provided, however, that Parent agrees (x) that it will not enter into a binding agreement referred to in clause (i) above until at least the sixth day after it has provided the notice to the Company required thereby and (y) to notify the Company promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

(b) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement and the Arrangement or failed to reconfirm its recommendation of this Agreement and the Arrangement after a written request by Parent to do so prior to the fifth business day prior to the date of the Company Meeting; or

(c) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 4.2(a) or 4.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier to occur of (i) 30 days after written notice thereof is given by Parent to the Company or (ii) if such 30 day period would extend beyond the date set forth in Section 5.2(a), 10 days prior to such date or any condition set forth in Section 4.1 shall become incapable of satisfaction; provided, however, that the right to terminate this Agreement pursuant to this clause (c) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to have occurred.

5.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the transactions contemplated by this Agreement and the Arrangement pursuant to this Article V, this Agreement (other than as set forth in Section 6.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

(b) If after the date hereof a bona fide Acquisition Proposal with respect to the Company shall have been publicly announced or any Person shall have publicly announced that, subject to the Company’s shareholders, optionholders and unitholders not approving the Arrangement or otherwise rejecting it, it will make a bona fide Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 5.2(b), then the Company shall, upon the date of such termination, pay all of the charges and expenses incurred by Parent in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and pay Parent a cash fee of $60 million, and if concurrently with such termination or within twelve months after such termination the Company shall agree to an Acquisition Proposal or an Acquisition Proposal with respect to the Company shall be consummated, the Company shall, upon the earlier of agreeing to an Acquisition Proposal or consummating an Acquisition Proposal, pay Parent a cash fee of $25 million. All payments shall be made by wire transfer of same day funds.

(c) If after the date hereof a bona fide Acquisition Proposal with respect to Parent shall have been publicly announced or any Person shall have publicly announced that, subject to Parent’s stockholders not approving the Share Issuance Proposal or otherwise rejecting it, it will make a bona fide Acquisition Proposal with respect to Parent and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 5.2(c), then Parent shall, upon the date of such termination, pay all of the charges and expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and pay the Company a cash fee of $60 million, and if concurrently with such termination or within twelve months after such termination Parent shall agree to an Acquisition Proposal or an Acquisition Proposal with respect to the Parent shall be consummated, Parent shall, upon the earlier of agreeing to an Acquisition Proposal or consummating an Acquisition Proposal, pay the Company a cash fee of $25 million. All payments shall be made by wire transfer of same day funds.

(d) If after the date hereof a bona fide Acquisition Proposal with respect to the Company shall have been publicly announced or any Person shall have announced that, subject to the Company’s shareholders, optionholders and unitholders not approving the Arrangement or otherwise rejecting it, it will make a bona fide Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 5.2(a), then the Company shall, upon the date of such termination, pay all of the charges and expenses incurred by Parent in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and if concurrently with such termination or within twelve months after such termination the Company shall agree to an Acquisition Proposal or an Acquisition Proposal with respect to the Company shall be consummated, the Company shall, upon the earlier of agreeing to an Acquisition Proposal or consummating an Acquisition Proposal, pay Parent a cash fee of $85 million. All payments shall be made by wire transfer of same day funds.

(e) If after the date hereof a bona fide Acquisition Proposal with respect to Parent shall have been publicly announced or any Person shall have announced that, subject to Parent’s stockholders not approving the Share Issuance Proposal or otherwise rejecting it, it will make a bona fide Acquisition Proposal with respect to Parent and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 5.2(a), then Parent shall, upon the date of such termination, pay all of the charges and expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and if concurrently with such termination or within twelve months after such termination Parent shall agree to an Acquisition Proposal or an Acquisition Proposal with respect to Parent shall be consummated, Parent shall, upon the earlier of agreeing to an Acquisition Proposal or consummating an Acquisition Proposal, pay the Company a cash fee of $85 million. All payments shall be made by wire transfer of same day funds.

(f) If this Agreement is terminated by the Company pursuant to Section 5.3(a), then the Company shall, prior to such termination, pay all of the charges and expenses incurred by Parent in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and pay Parent a cash fee of $85 million. All payments shall be made by wire transfer of same day funds.

(g) If this Agreement is terminated by Parent pursuant to Section 5.4(a), then Parent shall, prior to such termination, pay all of the charges and expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and pay the Company a cash fee of $85 million. All payments shall be made by wire transfer of same day funds.

(h) (i) If after the date hereof a bona fide Acquisition Proposal with respect to the Company shall have been publicly announced or any Person shall have publicly announced that, subject to the Company’s shareholders, optionholders and unitholders not approving the Arrangement or otherwise rejecting it, it will make a bona fide Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by Parent pursuant to Section 5.4(b), or (ii) if this Agreement is terminated by Parent pursuant to Section 5.4(b), and a fee has not been paid in respect of clause (i) above, and concurrently with such termination or within twelve months after such termination the Company shall agree to an Acquisition Proposal or an Acquisition Proposal with respect to the Company shall be consummated, then the Company shall, in the case of clause (i) on the date of such termination and in the case of clause (ii) upon the earlier of agreeing to an Acquisition Proposal or consummating an Acquisition Proposal, pay all of the charges and expenses incurred by Parent in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and pay Parent a cash fee of $85 million. All payments shall be made by wire transfer of same day funds.

(i) (i) If after the date hereof a bona fide Acquisition Proposal with respect to Parent shall have been publicly announced or any Person shall have publicly announced that, subject to Parent’s stockholders not approving the Share Issuance Proposal or otherwise rejecting it, it will make a bona fide Acquisition Proposal with respect to Parent and thereafter this Agreement is terminated by the Company pursuant to Section 5.3(b), or (ii) if this Agreement is terminated by the Company pursuant to Section 5.3(b), and a fee has not been paid in respect of clause (i) above, and concurrently with such termination or within twelve months after such termination Parent shall agree to an Acquisition Proposal or an Acquisition Proposal with respect to Parent shall be consummated, then Parent shall, in the case of clause (i) on the date of such termination and in the case of clause (ii) upon the earlier of agreeing to an Acquisition Proposal or consummating an Acquisition Proposal, pay all of the charges and expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement and the Arrangement up to a maximum amount of $12 million and pay the Company a cash fee of $85 million. All payments shall be made by wire transfer of same day funds.

(j) Each of the Company and Parent acknowledges that the agreements contained in Sections 5.5(b) through (i) are an integral part of the transactions contemplated by this Agreement and the Arrangement, and that, without these agreements, each of the parties hereto would not enter into this Agreement; accordingly, if any party fails to promptly pay the amount due pursuant to Sections 5.5(b) through (i), and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for any of the cash fees set forth in Sections 5.5(b) through (i), such party shall pay to the other party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE VI

MISCELLANEOUS AND GENERAL

6.1. Survival. This Article VI and the agreements of the Company and Parent contained in Sections 3.10 (Employee Benefits), 3.11 (Expenses), 3.12 (Indemnification; Directors’ and Officers’ Insurance), 3.15 (Parent Name), 3.16 (Headquarters), 3.17 (Board Composition; Committees) 3.18 (Non-Executive Chairman; Chief Executive Officer) and 3.19 (Amendments to By-laws of Parent) shall survive the consummation of the Arrangement. This Article VI, the agreements of the Company and Parent contained in Sections 3.11 (Expenses) and 5.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Arrangement or the termination of this Agreement.

6.2. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

6.3. Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part but only in writing and to the extent permitted by applicable Law.

6.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

6.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO OR THE STATE OF DELAWARE. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York located in New York County and the Federal courts of the United States of America located in the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ARRANGEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ARRANGEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH

PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.

6.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

if to Parent:

R.R. Donnelley & Sons Company

77 West Wacker Drive

Chicago, IL 60601-1696

Attention: General Counsel

fax: (312) 326-7620

with copies to:

Sidley Austin Brown & Wood LLP

10 S. Dearborn Street,

Chicago, IL 60603

Attention: Thomas A. Cole, Esq.

fax: (312) 853-7036

Stikeman Elliott LLP

Barristers & Solicitors

199 Bay Street

5300 Commerce Court West

Toronto, Ontario M5L 1B9

Attention: William Braithwaite

fax: (416) 947-0866

if to the Company:

Moore Wallace North America

1200 Lakeside Drive

Bannockburn, IL 60015

Attention: Executive Vice President,

Corporate and Legal Affairs

fax: (847) 607-7606

with copies to:

Sullivan & Cromwell LLP

125 Broad Street, New York, NY 10004

Attention: Joseph B. Frumkin, Esq.

Audra D. Cohen, Esq.

fax: (212) 558-3588

Osler, Hoskin & Harcourt LLP

Barristers & Solicitors

100 King Street West

Box 50

1 First Canadian Place

Toronto, Ontario M5X 1B8

Attention: Clay Horner

fax: (416) 862-6666

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

6.7. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated September 7, 2003, between Parent and the Company (the “Confidentiality Agreement”) constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

6.8. No Third Party Beneficiaries. This Agreement (except Section 3.12 (Indemnification; Directors’ and Officers’ Insurance)), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.

6.10. Definitions. For purposes of this Agreement, the following terms have the meanings specified in this Section 6.10:

“Company Material Adverse Effect” means an effect or change that, individually or in the aggregate with other such effects or changes, is both material and adverse with respect to the financial condition, business, operations, results of operations, properties, assets, or liabilities of the Company and its Subsidiaries taken as a whole, as the case may be; provided, however, that (A) to the extent any effect or change is caused by or results from conditions affecting the United States or Canadian economy generally, it shall not be taken into account in determining whether there has been (or whether there would reasonably likely be) a “Company Material Adverse Effect,” and (B) to the extent any effect or change is caused by or results from conditions generally affecting the industries (including the commercial print, financial print, printed statements, forms and labels or logistics industries) in which the Company conducts its business, it shall not be taken into account in determining whether there has been (or whether there would reasonably likely be) a “Company Material Adverse Effect” and (C) to the extent any effect or change is caused by or results from the announcement or pendency of this Agreement, it shall not be taken into account in determining whether there has been (or whether there would reasonably likely be) a “Company Material Adverse Effect.”

“Environmental Law” means any federal, state, provincial, local or foreign statute, law, regulation, order, decree, permit, approval, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

“Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which is the subject of regulatory action by any Government Entity in connection with any Environmental Law.

“Parent Material Adverse Effect” means an effect or change that, individually or in the aggregate with other such effects or changes, is both material and adverse with respect to the financial condition, business, operations, results of operations, properties, assets or liabilities of Parent and its Subsidiaries taken as a whole, as the case may be; provided, however, that (A) to the extent any effect or change is caused by or results from conditions affecting the United States economy generally, it shall not be taken into account in determining whether there has been (or whether there would reasonably likely be) a “Parent Material Adverse Effect,” and (B) to the extent any effect or change is caused by or results from conditions generally affecting the industries (including the commercial print, financial print or logistics industries) in which Parent conducts its business, it shall not be taken into account in determining whether there has been (or whether there would reasonably likely be) a “Parent Material Adverse Effect” and (C) to the extent any effect or change is caused by or results from the announcement or pendency of this Agreement, it shall not be taken into account in determining whether there has been (or whether there would reasonably likely be) a “Parent Material Adverse Effect.”

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Subsidiary” means, with respect to the Company or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

“Tax” (including, with correlative meaning, the terms “Taxes,” and “Taxable”) includes all United States federal, Canadian federal, state, provincial, local and foreign income, profits, franchise, capital, gross receipts, environmental, customs duty, capital stock, severances, stamp, document, transfer, payroll, sales, employment, unemployment, social security, disability, use, property, withholding, excise, production, value added, goods and services, harmonized sales, occupancy and other taxes, duties or assessments of any nature whatsoever (including employment insurance premiums or contributions and Canada and Quebec pension plan premiums or contributions), together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

6.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

6.12. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise indicated, references in this Agreement to dollars or “$” are to United States currency.

6.13. Assignment. This Agreement shall not be assignable by operation of law or otherwise and any purported assignment in violation of this Agreement is null and void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first written above.

R.R. DONNELLEY & SONS COMPANY

By	/s/ Monica M. Fohrman

Name: Monica M. Fohrman
Title: Senior Vice President, General Counsel and Secretary

MOORE WALLACE INCORPORATED

By	/s/ Michael S. Kraus

Name: Michael S. Kraus
Title: Senior Vice President, Mergers and Acquisitions

ANNEX C

PLAN OF ARRANGEMENT

UNDER SECTION 192

OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

“Arrangement” means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 6.2 of the Combination Agreement or Article 5 hereof or made at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution of the Company Securityholders, to be substantially in the form and content of Exhibit A to the Combination Agreement;

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement that are required by the CBCA to be filed with the Director after the Final Order is made;

“Business Day” means any day on which commercial banks are open for business in Chicago, Illinois and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Chicago, Illinois under the laws of the State of Illinois or the federal laws of the United States of America, or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

“CBCA” means the Canada Business Corporations Act, as amended from time to time prior to the Effective Date;

“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed with the Director;

“Closing Trading Price of Parent Common Stock” means an amount equal to the closing price per share of Parent Common Stock on the NYSE Composite Tape on the Business Day immediately prior to the Effective Date as reported by The Wall Street Journal (Northeast edition) or, if not reported thereby, any other authoritative source mutually agreed to by Parent and the Company;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Combination Agreement” means the agreement dated as of November 8, 2003 between Parent and the Company, as it may be amended from time to time prior to the Effective Date, providing for, among other things, the Arrangement;

“Company” means Moore Wallace Incorporated, a corporation continued under the laws of Canada;

“Company Circular” means the notice of the Company Meeting and accompanying management information circular, including any amendments, supplements or appendices thereto, to be sent to Company Securityholders in respect of the Company Meeting;

“Company Common Shares” means the common shares in the capital of the Company immediately prior to the Effective Time;

“Company Common Shareholders” means the holders of Company Common Shares;

“Company Meeting” means the special meeting of Company Securityholders including any adjournments or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

“Company Options” means the Company Common Share purchase options granted under the Company Stock Plans and the Company Common Share purchase options granted under individual option agreements that are not governed by any stock option plan, and for greater certainty excludes the Company RSUs;

“Company RSUs” means the restricted stock units with respect to Company Common Shares granted under the Company Stock Plans;

“Company Securityholders” means collectively, the Company Common Shareholders and the holders of Company Options and Company RSUs;

“Company Stock Plans” means, collectively, (i) the Company 2003 Long Term Incentive Plan, (ii) the Company 2001 Long Term Incentive Plan, (iii) the Company 2003 Executive Inducement Grants, (iv) the Company 1999 Long Term Incentive Plan, (v) the Company 1994 Long Term Incentive Plan, (vi) the Company 1985 Long Term Incentive Plan, (vii) the Company 2001 Inducement Grants, (viii) the Company Share Plan for Non-Employee Directors and (ix) the Company Employee Stock Purchase Plan;

“Court” means the Ontario Superior Court of Justice;

“Currency Exchange Rate” means the noon spot rate of exchange on any date for United States dollars expressed in Canadian dollars as reported by The Bank of Canada or, in the event such spot rate of exchange is not available, such spot rate of exchange on such date for United States dollars expressed in Canadian dollars as may be deemed by Parent to be appropriate for such purpose;

“Depositary” means Computershare Trust Company of Canada at its offices set out in the Letter of Transmittal;

“Director” means the Director appointed pursuant to section 260 of the CBCA;

“Dissent Rights” has the meaning ascribed thereto in Section 3.1;

“Dissenting Shareholder” means a holder of Company Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

“Effective Date” means the date shown on the Certificate;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

“Exchange Ratio” means •, subject to adjustment, if any, as provided herein;

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended or varied at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal;

“Governmental Entity” means any governmental or regulatory authority, agency, commission, body or other governmental entity;

“holders” means, (a) when used with reference to the Company Common Shares, the holders of Company Common Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Company Common Shares, (b) when used with reference to Parent Common Stock, the holders of Parent Common Stock shown from time to time in the register maintained by or on behalf of Parent in respect of Parent Common Stock, (c) when used with reference to the Company Options, the holders of Company Options from time to time and (d) when used with reference to the Company RSUs, the holders of Company RSUs from time to time;

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 1.1 of the Combination Agreement;

“ITA” means the Income Tax Act (Canada), as amended;

“Letter of Transmittal” means the letter of transmittal to be sent by the Company to holders of Company Common Shares for use in connection with the Arrangement;

“NYSE” means the New York Stock Exchange, Inc.;

“Parent” means R.R. Donnelley & Sons Company, a Delaware corporation;

“Parent Circular” means the proxy statement of Parent, including any amendments, supplements or appendices thereto, to be sent to Parent Common Stockholders in connection with the Parent Meeting;

“Parent Common Stock” means the shares of common stock, par value $1.25 per share, of Parent;

“Parent Common Stockholders” means the holders of Parent Common Stock;

“Parent Meeting” means the meeting of holders of Parent Common Stock, including any adjournments or postponements thereof, to be called to consider the issuance of shares of Parent Common Stock pursuant to the Arrangement;

“Parent Rights” means the rights issued or to be issued pursuant to a rights agreement, dated as of April 25, 1996, between Parent and First Chicago Trust Company of New York, as rights agent;

“Parent SubCo” means •, a wholly-owned direct Subsidiary of Parent;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Replacement Option” has the meaning ascribed thereto in Section 2.2(c);

“Replacement RSU” has the meaning ascribed thereto in Section 2.2(d);

“Securities Act” means the Securities Act (Ontario) and the rules and regulations made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date; and

“Subsidiary” means, with respect to the Company or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

1.2 Interpretations Not Affected by Headings

The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number refer to the specified Article or Section of this Plan of Arrangement. The terms “this Plan of Arrangement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof.

1.3 Rules of Construction

Unless otherwise specifically indicated, (a) all references to “dollars” or “$” are to United States currency, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4 Date For Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2

ARRANGEMENT

2.1 Binding Effect

This Plan of Arrangement will become effective at, and be binding at and after the Effective Time on (i) the Company, (ii) Parent, (iii) Parent SubCo, (iv) all holders and all beneficial owners of Company Common Shares, (v) all holders and all beneficial owners of Company Options, (vi) all holders and all beneficial owners of Company RSUs, and (vii) all holders and all beneficial owners of Parent Common Stock received in exchange for Company Common Shares or on the exercise of Replacement Options or on the vesting of Replacement RSUs.

2.2 Arrangement

At the Effective Time, the following shall occur and shall be deemed to occur in the following order and without any further act or formality:

(a)	Parent shall issue, and be deemed to have issued, to Parent SubCo that number of duly authorized, fully paid and non-assessable shares of Parent Common Stock (and associated Parent Rights) that is the product of

(i)	the Exchange Ratio, multiplied by

(ii)	the number of Company Common Shares outstanding immediately prior to the Effective Time after deducting

A.	the number of Company Common Shares held by any Dissenting Shareholder who is ultimately entitled to be paid the fair value of the Company Common Shares held by such Dissenting Shareholder, and

B.	the number of Company Common Shares held by Parent or any Subsidiary of Parent,

the exact number of which is to be confirmed by way of a certificate of a director or officer of Parent, and filed with the corporate records of Parent, at such time that the number of shares of Parent Common Stock (and associated Parent Rights) issuable under the Arrangement is finally determinable, and Parent SubCo shall issue, and be deemed to have issued, to Parent, in exchange therefor, 1,000,000 common shares in the capital of Parent SubCo.

(b)	The outstanding Company Common Shares held by each Company Common Shareholder other than,

(i)	Company Common Shares held by a Dissenting Shareholder who is ultimately entitled to be paid the fair value of the Company Common Shares held by such Dissenting Shareholder, or

(ii)	Company Common Shares held by Parent or any Subsidiary of Parent (which shall not be exchanged under the Arrangement and shall be cancelled at the Effective Time and cease to exist),

will be transferred by the holder thereof to, and acquired by, Parent SubCo without any act or formality on the part of the holders of such Company Common Shares or Parent SubCo, free and clear of all liens, claims and encumbrances, in exchange for that number of duly authorized, fully-paid and non-assessable shares of Parent Common Stock (and associated Parent Rights) equal to the product of the total number of such Company Common Shares held by that Company Common Shareholder multiplied by the Exchange Ratio, and the name of each such holder of Company Common Shares will be removed from the register of holders of Company Common Shares and added to the register of holders of Parent Common Stock.

(c)	Each Company Option that has not been duly exercised prior to the Effective Time shall be exchanged for or converted into an option (a “Replacement Option”) to purchase that number of shares of Parent Common Stock equal to the number of Company Common Shares subject to such Company Option multiplied by the Exchange Ratio. For a Company Option

(i)	with an exercise price denominated in Canadian dollars, such Replacement Option shall provide for an exercise price per share of Parent Common Stock in United States dollars equal to (x) the exercise price per Company Common Share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio, divided by (y) the Currency Exchange Rate for United States dollars on the Effective Date, or

(ii)	with an exercise price denominated in United States dollars, such Replacement Option shall provide for an exercise price per share of Parent Common Stock in United States dollars equal to the exercise price per Company Common Share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio;

provided that in no circumstance shall the exercise price per share of Parent Common Stock be less than $.01 and if the calculation results in an exercise price less than $.01, the exercise price shall be deemed to be $.01 per share of Parent Common Stock. If the foregoing calculation results in a Replacement Option (A) being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such Replacement Option shall be rounded down to the next whole number of shares of Parent Common Stock or (B) having an exercise price per share of Parent Common Stock that is a fraction of a cent, then the exercise price per share of Parent Common Stock under such Replacement Option shall be rounded up to the next whole cent; provided, however, that with respect to any Company Option which is an “incentive stock option”, within the meaning of Section 422 of the Code, or which is held by a person who is a resident of Canada within the meaning of the ITA, the provisions provided in this paragraph 2(c) shall, if applicable, be modified in a manner so that (i) the excess of the aggregate fair market value of the shares of Parent Common Stock subject to the Replacement Option immediately after the issuance of the Replacement Option over the aggregate option exercise price of such shares does not exceed the excess of the aggregate fair market value of all Company Common Shares subject to the Company Option immediately before the issuance of the Replacement Option over the aggregate option exercise price of such shares, and, with respect only to a Company Option that is an “incentive stock option” within the meaning of Section 422 of the Code, (ii) on a share by share comparison, the ratio of the option exercise price to the fair market value of the shares of Parent Common Stock subject to the Replacement Option immediately after the issuance of the Replacement Option will not be more favorable to the option holder than the ratio of the option exercise price to the fair market value of the Company Common Shares subject to the Company Option immediately before the issuance of the Replacement Option. The term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of such Replacement Option will be the same as the terms and conditions of such Company Option. Any document or agreement previously evidencing such Company Option shall thereafter evidence and be deemed to evidence such Replacement Options.

(d)	Each Company RSU outstanding under the Company Stock Plans as of the Effective Time, shall be deemed to be exchanged for or converted into a right (a “Replacement RSU”) to acquire or receive (as the case may be) that number of shares of Parent Common Stock equal to the number of Company Common Shares subject to such Company RSU multiplied by the Exchange Ratio; provided that for the purposes of this paragraph (d) only, in the case of a holder or participant under the relevant Company Stock Plan who is a resident of Canada for purposes of the ITA, the Exchange Ratio shall be modified in a manner such that the aggregate fair market value of the shares of Parent Common Stock to be acquired or received under the Replacement RSU immediately after the issuance of the Replacement RSU will not exceed the aggregate fair market value of the Company Common Shares immediately before the issuance of the Replacement RSU that would have been acquired or received under the Company RSU under the relevant Company Stock Plan. If the foregoing calculation results in a Replacement RSU being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such Replacement RSU shall be rounded down to the next whole number of shares of Parent Common Stock. Such Replacement RSUs shall otherwise be subject to the same terms and conditions applicable to the Company RSUs under the relevant Company Stock Plan. Any document or agreement previously evidencing such Company RSUs shall thereafter evidence and be deemed to reference Replacement RSUs.

2.3 Adjustments to Exchange Ratio

Except as set forth in Section 1.6(b) of the Combination Agreement, in the event that the Company changes the number of Company Common Shares or securities convertible or exchangeable into or exercisable for Company Common Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including reverse split), dividend or distribution, recapitalization, merger, subdivision, combination, issuer tender or exchange offer, or other similar transaction, the Exchange Ratio will be adjusted appropriately to provide the holders of Company Common Shares the same economic effect as contemplated by the Combination Agreement and the Plan of Arrangement prior to such reclassification, split, dividend, distribution, recapitalization, merger, subdivision, combination, tender or exchange offer or similar transaction.

ARTICLE 3

RIGHTS OF DISSENT

3.1 Rights of Dissent

Holders of Company Common Shares may exercise rights of dissent with respect to such Company Common Shares pursuant to and in the manner set forth in section 190 of the CBCA and this Section 3.1 (the “Dissent Rights”) in connection with the Arrangement, provided that notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by the Company not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Company Meeting. Holders of Company Common Shares who duly exercise such rights of dissent and who:

(a)	are ultimately determined to be entitled to be paid fair value for their Company Common Shares shall be deemed to have transferred such Company Common Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to the Company for cancellation in consideration for a payment of cash from the Company equal to such fair value; or

(b)	are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Common Shares shall be deemed to have participated in the Arrangement as of the Effective Time, on the same basis as a non-dissenting holder of Company Common Shares and shall receive Parent Common Stock on the same basis as holders of Company Common Shares, but in no case shall Parent, Parent SubCo, the Company or any other Person be required to recognize any Dissenting Shareholder as a holder of Company Common Shares after the Effective Time, and the names of each Dissenting Shareholder shall be deleted from the register of holders of Company Common Shares at the Effective Time.

ARTICLE 4

CERTIFICATES AND FRACTIONAL SHARES

4.1 Issuance of Certificates Representing Parent Common Stock

At or as promptly as practicable after the Effective Time, Parent SubCo shall deposit with the Depositary, for the benefit of the holders of Company Common Shares who will receive Parent Common Stock in connection with the Arrangement, certificates representing the Parent Common Stock (and associated Parent Rights) issuable under the Arrangement. Upon surrender to the Depositary for transfer to Parent SubCo of a certificate which immediately prior to or upon the Effective Time represented Company Common Shares in respect of which the holder is entitled to receive Parent Common Stock (and associated Parent Rights) under the Arrangement, together with a duly completed Letter of Transmittal and such other documents and instruments as would have been required to effect the transfer of the Company Common Shares formerly represented by such certificate under the CBCA and the by-laws of the Company, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of Parent Common Stock (and associated Parent Rights) which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 4.3) and any certificate so surrendered shall forthwith be transferred to Parent SubCo. No interest shall be paid or accrued on the cash in lieu of fractional shares, if any, payable to holders of certificates that formerly represented Company Common Shares. In the event of a transfer of ownership of Company Common Shares that was not registered in the securities register of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to the transferee if the certificate representing such Company Common Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to or upon the Effective Time represented one or more Company Common Shares, under the Arrangement, that were exchanged or were deemed to be exchanged for shares of Parent Common Stock (and associated Parent Rights) pursuant to Section 2.2(b) shall be deemed at all times at and after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender (i) a certificate representing that number of shares of Parent Common Stock (and associated Parent Rights) which such holder has the right to receive as contemplated by this Section 4.1, (ii) a cash payment in lieu of any fractional shares of Parent Common Stock as contemplated by Section 4.3, and (iii) any dividends or distributions with a record date after the Effective Time theretofor paid or payable with respect to the shares of Parent Common Stock as contemplated by Section 4.2.

4.2 Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to Parent Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were exchanged for Parent Common Stock pursuant to Section 2.2(b) unless and until the holder of such certificate shall comply with the provisions of Section 4.1. Subject to applicable law, at the time such holder shall have complied with the provisions of Section 4.1 (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the holder of the certificates formerly representing Company Common Shares, without interest, (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 4.3, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofor paid with respect to the Parent Common Stock, to which such holder is entitled pursuant hereto and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such holder with the provisions of Section 4.1 and a payment date subsequent to the date of such compliance and payable with respect to shares of Parent Common Stock.

4.3 No Fractional Shares

No certificates representing fractional shares of Parent Common Stock shall be issued upon compliance with the provisions of Section 4.1 and no dividend, stock split or other change in the capital structure of Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Parent. In lieu of any such fractional securities, each holder otherwise entitled to a share of Parent Common Stock will be entitled to receive a cash payment in United States currency from the Depositary equal to the product of such fractional interest and the Closing Trading Price of Parent Common Stock, such amount to be provided to the Depositary by Parent SubCo upon request. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. If more than one certificate formerly representing Company Common Shares are surrendered for the account of the same holder, the number of shares of Parent Common Stock for which such certificates have been surrendered shall be computed on the basis of the aggregate number of Company Common Shares represented by the certificates so surrendered.

4.4 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were exchanged pursuant to Section 2.2(b) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of Company Common Shares claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more shares of Parent Common Stock (and associated Parent Rights) pursuant to Section 4.1 and such holders Letter of Transmittal, in each case deliverable in accordance with Section 2.2, and cash in lieu of any fractional shares pursuant to Section 4.3. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the holder to whom certificates representing shares of Parent Common Stock are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Company, Parent and Parent SubCo, and their respective transfer agents in such sum as the Company, Parent and Parent SubCo may direct or otherwise indemnify the Company, Parent and Parent SubCo in a manner satisfactory to the Company, Parent and Parent SubCo against any claim that may be made against the Company, Parent and Parent SubCo with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5 Extinguishment of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that are not held by a Dissenting Shareholder who is ultimately entitled to be paid fair value of the Company Common Shares held by such Dissenting Shareholder, but was exchanged or was deemed to have been exchanged pursuant to Section 2.2(b), that has not been deposited with all other instruments required by Section 4.1, on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature to Parent Common Stock (and associated Parent Rights). On such date, shares of Parent Common Stock (and associated Parent Rights) (and any dividends or distributions with respect thereto) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent SubCo, together with all entitlements to dividends, distributions, cash and interest in respect thereof held for such former holder. None of Parent, Parent SubCo, the Company or the Depositary shall be liable to any Person in respect of any Parent Common Stock (and associated Parent Rights) (or dividends, distributions and/or cash in lieu of fractional shares) delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar law.

4.6 Withholding Rights

The Company, Parent, Parent SubCo, and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Company Common Shares, or Parent Common Stock, such amounts as the Company, Parent or Parent SubCo or the Depositary is required or entitled to deduct and withhold with respect to such payment under the ITA, the Code or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion, if any, of the consideration otherwise payable to the holder, the Company, Parent, Parent SubCo and the Depositary are hereby authorized to sell or otherwise dispose of, on behalf of such holder, such portion of the consideration as is necessary to provide sufficient funds to the Company, Parent or Parent SubCo or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Parent, Parent SubCo or the Depositary shall notify the holder thereof and remit any unapplied balance of the proceeds of such sale less any costs or expenses incurred by the Company, Parent, Parent SubCo or the Depositary in connection with such sale.

ARTICLE 5

AMENDMENTS

5.1 Amendments to Plan of Arrangement

(a) The Company and Parent reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by the Company and Parent, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to Company Securityholders if and as required by the Court.

(b) Any amendment, modification or supplement to this Plan of Arrangement consented to by the Company and Parent at any time prior to the Company Meeting, with or without any other prior notice or communication, and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to by the Company and Parent, and (ii) if required by the Court, it is consented to by Company Securityholders voting in the manner directed by the Court.

(d) Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Parent, provided that it concerns a matter which, in the reasonable opinion of Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Company Securityholder.

ARTICLE 6

FURTHER ASSURANCES

6.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

ANNEX D

Commercial List Court File No. •

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

THE HONOURABLE • JUSTICE •	}	•, THE • DAY OF • , 2004

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c.

C-44, AS AMENDED

AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING MOORE

WALLACE INCORPORATED AND ITS SECURITYHOLDERS

MOORE WALLACE INCORPORATED

Applicant

INTERIM ORDER

THIS MOTION, made by the Applicant, Moore Wallace Incorporated (“Moore Wallace”), pursuant to section 192(4) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”) for an Interim Order for advice and directions in connection with the within application (the “Application”) to approve an arrangement under section 192 of the CBCA, was heard this day at 393 University Avenue, Toronto, Ontario.

ON READING the Notice of Application, the Notice of Motion, the Affidavit of •, sworn •, and the exhibits thereto (the “Affidavit”), and

ON HEARING the submissions of counsel for Moore Wallace and counsel for R.R. Donnelley & Sons Company (“RR Donnelley”), [no one appearing for the Director appointed under the CBCA although duly served with notice of this Application],

Definitions

1. THIS COURT ORDERS that for the purposes of this Interim Order, all capitalized terms not otherwise defined in this Interim Order shall have the meaning ascribed in the Plan of Arrangement attached as Annex “C” to the draft Joint Management Information Circular of Moore Wallace and RR Donnelley (the “Company Circular”) attached as Exhibit “•” to the Affidavit.

The Company Meeting

2. THIS COURT ORDERS that Moore Wallace is authorized to call, hold and conduct the Company Meeting to, among other things, consider and, if deemed advisable, to pass, with or without variation, the Arrangement Resolution, a copy of which is attached as Annex “A” to the draft Company Circular, to approve the Arrangement in substantially the same form as the Plan of Arrangement attached as Annex “C” to the draft Company Circular.

3. THIS COURT ORDERS that the Company Meeting shall be called, held and conducted in accordance with the notice of the Company Meeting forming part of the Company Circular (the “Notice of Company Meeting”), the CBCA and the articles and by-laws of Moore Wallace (including quorum requirements) subject to the terms of this Interim Order or any further Order of this Honourable Court.

Amendments

4. THIS COURT ORDERS that Moore Wallace is authorized to make such amendments, revisions and/or supplements to the Plan of Arrangement as it may determine, subject to the terms of the Combination Agreement and without any additional notice to Company Securityholders, and that the Plan of Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement submitted to the Company Meeting and the subject of the Arrangement Resolution.

Adjournments and Postponements

5. THIS COURT ORDERS that notwithstanding the provisions of the CBCA and the articles of continuance and by-laws of Moore Wallace, Moore Wallace, if it deems advisable, is authorized to adjourn or postpone the Company Meeting on one or more occasions, without the necessity of first convening the Company Meeting or first obtaining any vote of the Company Securityholders respecting the adjournment or postponement. Moore Wallace shall provide notice of any such adjournment or postponement by means of press release or newspaper advertisement, without any additional notice to Company Securityholders.

Record Date for Notice

6. THIS COURT ORDERS that the record date (the “Record Date”) for determining Company Securityholders entitled to receive the Notice of Meeting, the Company Circular (including the forms of proxy for use by such securityholders) shall be the close of business (Toronto time) on •, 2004, as previously approved by the Board of Directors of Moore Wallace and published by Moore Wallace.

Notice of the Company Meeting, the Application and Distribution of Company Circular

7. THIS COURT ORDERS that the Notice of Application, the Notice of Company Meeting, the Company Circular and forms of proxy (collectively the “Meeting Materials”) in substantially the same form attached as Exhibits “•” and “•” to the Affidavit (subject to Moore Wallace’s ability to change dates and make amendments or provide such additional communications or documents thereto as counsel for Moore Wallace may advise are necessary or desirable, provided that such changes, amendments, communications or documents are not inconsistent with the terms of this Interim Order) and this Interim Order shall be distributed to Company Securityholders, the directors of Moore Wallace, and the auditors of Moore Wallace, by one or more of the following methods not later than twenty-one (21) days prior to the Company Meeting:

(a)	in the case of the registered holders of Company Common Shares, by prepaid ordinary mail, by expedited parcel post, by courier or by delivery in person, addressed to each such holder at his, her or its address, as shown on the books or records of Moore Wallace as of the Record Date;

(b)	in the case of non-registered holders of Company Common Shares, by providing multiple copies of the Meeting Materials to intermediaries and registered nominees in a timely manner;

(c)	in the case of holders of outstanding Company Options and holders of outstanding Company RSUs, by delivery through Moore Wallace’s inter-office mail system to the holder’s address for delivery at Moore Wallace, by prepaid ordinary mail, by expedited parcel post, by courier or by delivery in person, addressed to each such holder at his, her or its address, as shown on the books or records of Moore Wallace as of the Record Date;

(d)	in the case of the directors of Moore Wallace, by courier or by delivery in person, addressed to the individual directors [confirm];

(e)	in the case of the auditors of Moore Wallace, by courier or by delivery in person, addressed to the firm of auditors [confirm];

and that such mailing, delivery and distribution shall constitute good and sufficient notice of the Application and the Company Meeting and the hearing in respect of the Application upon such persons.

Deemed Receipt of Notice

8. THIS COURT ORDERS that the Meeting Materials shall be deemed for the purposes of this Interim Order to have been received,

(a)	in the case of mailing, three (3) days after delivery thereof to the post office;

(b)	in the case of delivery in person, upon receipt thereof at the intended recipient’s address, or, in the case of delivery by courier or expedited parcel post, one (1) Business Day after receipt by the courier or post office; and

(c)	in the case of electronic filing, upon the transmission thereof.

9. THIS COURT ORDERS that the accidental failure or omission to give notice of the Company Meeting or distribute the Meeting Materials in accordance with paragraph [7] above, or the non-receipt of such notice or the Meeting Materials shall not constitute a breach of this Interim Order or a defect in the calling of the Company Meeting or invalidate any resolution passed or proceedings taken at the Company Meeting, but if any such failure or omission is brought to the attention of Moore Wallace, then Moore Wallace shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

10. THIS COURT ORDERS that no other form of service of the Meeting Materials or any portion thereof need be made or notice given or other material served in respect of these proceedings or the Company Meeting, except as may be directed by a further Order of this Honourable Court.

Solicitation of Proxies

11. THIS COURT ORDERS that Moore Wallace is authorized to use the forms of proxy, in substantially the same forms attached as Exhibits “•” and “•” to the Affidavit, subject to Moore Wallace’s ability to insert dates and other relevant information in the final forms of proxy. Moore Wallace is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine. Moore Wallace may waive, in its discretion, the time limits for the deposit of proxies by the Company Securityholders if Moore Wallace deems it advisable to do so.

12. THIS COURT ORDERS that Company Securityholders shall be entitled to revoke their proxies in accordance with section 148(4) of the CBCA (except as the procedures of that section are varied by this paragraph and the Plan of Arrangement) provided any instruments in writing deposited at the registered or head office of Moore Wallace pursuant to s.148(4)(a)(i) of the CBCA must be received by Moore Wallace by no later than 5 p.m. (Toronto time) on the Business Day immediately preceding the Company Meeting (or any adjournment or postponement thereof).

Permitted Attendees

13. THIS COURT ORDERS that the only persons entitled to attend the Company Meeting shall be: (a) registered holders of the Company Common Shares, or their respective proxies; (b) holders of Company Options or their respective proxies; (c) holders of Company RSUs or their respective proxies; (d) the officers, directors, auditors and advisors of Moore Wallace; (e) the representatives and advisors of RR Donnelley; and (f) other persons who may receive the permission of the Chair of the Company Meeting.

Voting

14. THIS COURT ORDERS that, subject to further Order of this Honourable Court, the vote required to pass and approve the Arrangement Resolution shall be the affirmative vote of not less than 66 2/3% of the votes cast by Company Common Shareholders and holders of Company Options and Company RSUs, voting together as a class, present in person or represented by proxy at the Company Meeting.

15. THIS COURT ORDERS that the votes shall be taken at the Company Meeting in respect of the Arrangement Resolution on the basis that:

(a)	each Company Common Shareholder is entitled to cast one vote for each Company Common Share held; and

(b)	each holder of outstanding Company Options and outstanding Company RSUs is entitled to cast one vote for each Company Common Share or Company RSU, as the case may be, that such holder would have received on valid exercise or vesting of such holder’s Company Options or Company RSUs.

For this purpose any spoiled votes, illegible votes, defective votes and abstentions shall be deemed not to be votes cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in approval of the Arrangement Resolution and at the discretion of the proxy holder on any other matter that properly comes before the Company Meeting.

16. THIS COURT ORDERS that such votes shall be sufficient to authorize and direct Moore Wallace to do all such acts necessary or desirable to give effect to the Arrangement and Plan of Arrangement on a basis consistent with what is provided for in the Company Circular without the necessity of any further approval by Company Securityholders subject only to final approval of the Arrangement and the Plan of Arrangement by this Honourable Court.

17. THIS COURT ORDERS that the only holders of Company Common Shares entitled to vote at the Company Meeting shall be the registered holders of Company Common Shares as at the close of business on the Record Date for the Company Meeting.

18. THIS COURT ORDERS that the only holders of Company Options and the only holders of Company RSUs entitled to vote at the Company Meeting shall be the holders of Company Options or Company RSUs as at the close of business on the Record Date for the Company Meeting.

Dissent Rights

19. THIS COURT ORDERS that each registered holder of Company Common Shares shall be entitled to exercise rights of dissent in connection with the Arrangement Resolution in accordance with section 190 of the CBCA (except as the procedures of that section are varied by this paragraph and the Plan of Arrangement) provided that, notwithstanding subsection 190(5) of the CBCA, any holder of Company Common Shares who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolution to Moore Wallace in the form required by section 190 of the CBCA which must be received by Moore Wallace not later than 5:00 p.m. (Toronto time) on the Business Day immediately preceding the Company Meeting (or any adjournment or postponement thereof) and otherwise strictly comply with the requirements of the CBCA. For purposes of these proceedings, the “court” referred to in section 190 of the CBCA means this Honourable Court.

20. THIS COURT ORDERS that registered holders of Company Common Shares who duly exercise such rights of dissent set out in paragraph [18] above and who:

(a)	are ultimately entitled to be paid fair value for their Company Common Shares, shall be deemed to have transferred such Company Common Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to Moore Wallace for cancellation in consideration for a payment of cash from Moore Wallace equal to such fair value; or

(b)	are ultimately not to be entitled, for any reason, to be paid fair value for their Company Common Shares, shall be deemed to have participated in the Arrangement as of the Effective Time, on the same basis as a non-dissenting holder of Company Common Shares and shall receive shares of common stock of RR Donnelley on the same basis as holders of Company Common Shares;

but in no case shall Moore Wallace, RR Donnelley or any other person or entity be required to recognize such dissenting shareholders as holders of Company Common Shares after the Effective Time, and the names of such dissenting shareholders shall be deleted from the registers of the holders of Company Common Shares at the Effective Time.

Hearing of Application for Approval of Arrangement

21. THIS COURT ORDERS that upon approval by the Company Securityholders in the manner set forth in this Interim Order, Moore Wallace may apply to this Honourable Court for final approval of the Arrangement and the Plan of Arrangement.

22. THIS COURT ORDERS that the only persons entitled to notice of any further proceedings herein, including the hearing of the within Application, and to appear and to be heard thereon, shall be:

(a)	Moore Wallace and its solicitors;

(b)	RR Donnelley and their solicitors; and

(c)	any person who has delivered a Notice of Appearance herein in accordance with the Rules of Civil Procedure.

23. THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on counsel for Moore Wallace at the following address: Osler, Hoskin & Harcourt LLP, P.O. Box 50, 1 First Canadian Place, Toronto, Ontario M5X 1B8, Attention: Christopher P. Naudie.

24. THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, that only those parties having previously filed a Notice of Appearance shall be entitled to be given notice of the adjourned date.

Precedence

25. THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy with respect to the matters provided for in this Interim Order, between this Interim Order and the terms of any instrument creating, governing or collateral to the Company Common Shares, Company Options and Company RSUs, or the articles or by-laws of Moore Wallace, this Interim Order shall govern.

Extra-Territorial Assistance

26. THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any Province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States to act in aid of and to assist this Court in carrying out the terms of this Interim Order.

Variance

27. THIS COURT ORDERS that Moore Wallace shall be entitled to seek leave to vary this Order.

Commercial List Court File No. •

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED

AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING MOORE

WALLACE INCORPORATED AND ITS SECURITYHOLDERS

MOORE WALLACE INCORPORATED

Applicant

NOTICE OF APPLICATION

TO THE RESPONDENTS

A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following page.

THIS APPLICATION will come on for a hearing before a Judge presiding over the Commercial List on •, or as soon after that time as the Application may be heard at 393 University Avenue, Toronto, Ontario.

IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the rules of court, serve it on the applicant’s lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant’s lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 p.m. on the day before the hearing.

IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU.

If you wish to defend this proceeding but are unable to pay legal fees, legal aid may be available to you by contacting a local Legal Aid office.

Date: •, 2004

Local Registrar
Address of court office:
393 University Avenue
Toronto, ON M5G 1E6

TO:	ALL HOLDERS OF COMMON SHARES OF MOORE WALLACE INCORPORATED

AND TO:	ALL HOLDERS OF OPTIONS TO PURCHASE COMMON SHARES OF MOORE WALLACE INCORPORATED

AND TO:	ALL HOLDERS OF RESTRICTED STOCK UNITS IN RESPECT OF COMMON SHARES OF MOORE WALLACE INCORPORATED

AND TO:	DIRECTORS OF MOORE WALLACE INCORPORATED

AND TO:	DELOITTE & TOUCHE LLP

Auditors for Moore Wallace Incorporated

AND TO:	THE DIRECTOR APPOINTED PURSUANT TO SECTION 260 OF THE CANADA BUSINESS CORPORATIONS ACT

Corporations Directorate, Industry Canada

9th Floor, Jean Edmonds Tower South

365 Laurier Avenue West

Ottawa, ON K1A 0C8

Attention: Jean Turner

AND TO:	STIKEMAN ELLIOT LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario

M5L 1B9

Eliot N. Kolers

Tel:     (416) 869-5500

Fax:    (416) 947-0866

Solicitors for R.R. Donnelley & Sons Company

APPLICATION

THE APPLICANT, MOORE WALLACE INCORPORATED, MAKES APPLICATION FOR:

(a)	An Interim Order for advice and directions pursuant to section 192(4) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”);

(b)	A final Order pursuant to section 192(4) of the CBCA approving a plan of arrangement (the “Arrangement”) involving Moore Wallace Incorporated and certain of its securityholders;

(c)	An Order for abridged or abbreviated service, if necessary, on the Director appointed under Section 260 of the CBCA; and

(d)	Such further and other relief as counsel may request and this Honourable Court consider fit.

THE GROUNDS FOR THE APPLICATION ARE:

(e)	Section 192 of the CBCA;

(f)	All statutory requirements under the CBCA have been fulfilled;

(g)	The Arrangement is fair and reasonable;

(h)	Certain securityholders are resident outside Ontario and will be served with the Notice of Application at their addresses as they appear on the books and records of Moore Wallace Incorporated at the close of business on the record date established by Moore Wallace Incorporated, pursuant to Rules 17.02(n) and 17.02(o) of the Rules of Civil Procedure and/or as this Honourable Court may direct in an Interim Order;

(i)	Rules 14.01, 14.05(2), 14.05(3)(f) and 38 of the Rules of Civil Procedure; and

(j)	Such further and other grounds as counsel may advise and this Honourable Court may consider.

If made, the Order approving the Plan of Arrangement will constitute the basis for an exemption from the registration requirements under s. 3(a)(10) of the United States Securities Act of 1933, as amended, with respect to the common shares of R.R. Donnelley & Sons Company to be issued to certain holders of common shares of Moore Wallace Incorporated pursuant to the Arrangement.

THE FOLLOWING DOCUMENTARY EVIDENCE WILL BE USED AT THE HEARING OF THE APPLICATION:

(k)	Such Interim Order as may be granted by this Honourable Court;

(l)	Affidavits to be sworn on behalf of Moore Wallace Incorporated and the exhibits thereto; and

(m)	Such further and other material as counsel may advise and this Honourable Court may permit.

[DATE]	OSLER, HOSKIN & HARCOURT LLP

P.O. Box 50

1 First Canadian Place

Toronto, ON M5X 1B8

Larry P. Lowenstein (LSUC# 23120C)

(416) 862-6454

Laura K. Fric (LSUC# 36545Q)

(416) 862-5899

(416) 862-6666 (fax)

Solicitors for the Applicant,

Moore Wallace Incorporated

ANNEX E

November 8, 2003

Board of Directors

R.R. Donnelley & Sons Company

77 West Wacker Drive

Chicago, IL 60601-1696

Members of the Board:

We understand that R.R. Donnelley & Sons Company (“Parent”) and Moore Wallace Incorporated (the “Company”) propose to enter into a Combination Agreement, substantially in the form of the draft dated November 8, 2003 (the “Agreement”), which provides for a direct wholly-owned subsidiary of Parent to acquire the outstanding common shares of the Company pursuant to a plan of arrangement (the “Arrangement”). Pursuant to the Arrangement, the Company will become an indirect wholly-owned subsidiary of Parent and each outstanding common share (“Company Common Shares”) of the Company, other than shares held by the Company or any of its subsidiaries or as to which dissenters’ rights have been perfected, will be exchanged for 0.63 shares (the “Exchange Ratio”) of common stock, par value $1.25 per share of Parent, together with the associated preferred share purchase rights (“Parent Common Stock”). The terms and conditions of the Arrangement are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to Parent.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other business and financial information of Parent and the Company, respectively;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning Parent and the Company, respectively;

(iii)	reviewed certain financial forecasts of Parent prepared by the management of Parent;

(iv)	reviewed certain financial forecasts for the Company prepared by the managements of Parent and the Company, respectively;

(v)	reviewed information relating to certain strategic, financial and operational benefits anticipated from the Arrangement, prepared by the managements of Parent and the Company, respectively;

(vi)	discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Arrangement, with management of the Company;

(vii)	discussed the past and current operations and financial condition and the prospects of Parent, including information relating to certain strategic, financial and operational benefits anticipated from the Arrangement, with management of Parent;

(viii)	reviewed the pro forma impact of the Arrangement on Parent’s earnings per share, cash flow, consolidated capitalization and other financial ratios;

(ix)	reviewed the reported prices and trading activity for the Parent Common Stock and the Company Common Shares;

(x)	compared the financial performance of Parent and the Company and the prices and trading activity of the Parent Common Stock and the Company Common Shares with that of certain publicly-traded companies comparable with Parent and the Company, respectively, and their securities;

E-1

(xi)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(xii)	participated in discussions and negotiations among representatives of Parent, their legal advisors and representatives of the Company and their financial and legal advisors;

(xiii)	reviewed the Agreement and certain related documents; and

(xiv)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Parent and the Company for the purposes of this opinion. With respect to the financial forecasts and other financial and operating data, including information relating to certain strategic, financial and operational benefits anticipated from the Arrangement, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Parent and the Company, as the case may be. In addition, we have relied upon the assessment by the managements of Parent and the Company of: (i) their ability to achieve such forecasts within the time periods discussed with management including the strategic, financial and operational benefits expected to result from the Arrangement and (ii) the timing and risks associated with the integration of the Company with Parent. We have assumed that in connection with the receipt of all necessary regulatory approvals for the proposed Arrangement, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Arrangement. We have not made any independent valuation or appraisal of the assets or liabilities of Parent or the Company, nor have we been furnished with any such appraisals. In addition, we have assumed that the Arrangement will be consummated in accordance with the terms of the Agreement including, among other things, that the Arrangement will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of Parent in connection with the Arrangement and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services to Parent and the Company and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of Parent, except that a copy of this opinion may be included in its entirety in any filing made by Parent in respect of the transaction with the U.S. Securities and Exchange Commission and any governmental entity under any Canadian federal, provincial or territorial law, and may not be disclosed or referred to publicly or used for any other purpose without our prior written consent. In addition, this opinion does not in any manner address the prices at which Parent Common Stock will trade following the Arrangement, and we express no opinion or recommendation as to how the shareholders of Parent or the Company should vote at the shareholders’ meetings held in connection with the Arrangement.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to Parent.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ William H. Strong

William H. Strong Managing Director Vice Chairman Investment Banking

E-2

ANNEX F

PERSONAL AND CONFIDENTIAL

November 8, 2003

Board of Directors

Moore Wallace Incorporated

375 Park Avenue

New York, NY 10152

USA

Madame and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding common shares (the “Shares”) of Moore Wallace Incorporated (the “Company”) of the exchange ratio of 0.630 shares of common stock, par value $1.25 per share (the “Donnelley Common Stock”), of R.R. Donnelley & Sons Company (“Donnelley”) to be received for each Share (the “Exchange Ratio”) pursuant to the Arrangement, as defined in, and contemplated by, the Combination Agreement (and the related Plan of Arrangement), dated as of November 8, 2003 (the “Agreement”), between Donnelley and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, the principal portion of which fees are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We also may provide investment banking and other services to the Company and Donnelley in the future for additional compensation. In addition, Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of their trading, investment management, financing and brokerage activities, Goldman, Sachs & Co. and its affiliates may actively trade the debt and equity securities (or related derivative securities) of the Company and Donnelley for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of Moore Corporation Limited (“Moore”), Wallace Computer Services, Inc. (“Wallace”) and Donnelley for the five years ended December 31, 2002; the Registration Statement on Form S-4 of Moore, dated April 14, 2003, filed in connection with its merger with Wallace; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, Donnelley, Moore and Wallace; certain other communications from the Company and Donnelley to their respective stockholders; certain internal financial analyses and forecasts for Donnelley prepared by its management, as adjusted by the management of the Company, and certain internal financial analyses and forecasts for the Company prepared by its management (the “Forecasts”); and certain cost savings and operating synergies projected by the management of the Company to result from the Transaction (the “Synergies”). We also have held discussions with members of the senior managements of the Company and Donnelley regarding their assessments of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the shares of Donnelley Common Stock, compared certain financial and stock market

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information for the Company and Donnelley with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial printing industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of the Company or Donnelley or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Donnelley or on the expected benefits of the Transaction in any way material to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. In addition, we are not expressing any opinion herein as to the prices at which the Shares or shares of Donnelley Common Stock will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the Shares.

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ANNEX G

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

190. (1) Right to dissent — Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)	amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)	amalgamate otherwise than under section 184;

(d)	be continued under section 188;

(e)	sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)	carry out a going-private transaction or a squeeze-out transaction.

2.	Further right — A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

2.1	If one class of shares — The right to dissent described in subsection (2) applies even if there is only one class of shares.

3.	Payment for shares — In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

4.	No partial dissent — A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

5.	Objection — A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

6.	Notice of resolution — The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

7.	Demand for payment — A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

8.	Share certificate — A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

9.	Forfeiture — A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

10.	Endorsing certificate — A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

11.	Suspension of rights — On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)	the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)	the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c)	the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

12.	Offer to pay — A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)	a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

13.	Same terms — Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

14.	Payment — Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

15.	Corporation may apply to court — Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

16.	Shareholder application to court — If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

17.	Venue — An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

18.	No security for costs — A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

19.	Parties — On an application to a court under subsection (15) or (16),

(a)	all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)	the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

20.	Powers of court — On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

21.	Appraisers — A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

22.	Final order — The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of his shares as fixed by the court.

23.	Interest — A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

24.	Notice that subsection (26) applies — If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

25.	Effect where subsection (26) applies — If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a)	withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

26.	Limitation — A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

ANNEX H

R.R. DONNELLEY & SONS COMPANY

2004 PERFORMANCE INCENTIVE PLAN

(as adopted by the Board of Directors on December 11, 2003)

I.    General

1. Plan. To provide incentives to officers, other employees and other persons providing services to  R.R. Donnelley & Sons Company (the “Company”) through rewards based upon the ownership or performance of the common stock, par value $1.25 per share, of the Company (“common stock”) or other performance measures, the Committee hereinafter designated may grant cash or bonus awards, stock options, stock appreciation rights (“SARs”), restricted stock, stock units or combinations thereof, to eligible participants, on the terms and subject to the conditions stated in this 2004 Performance Incentive Plan (the “Plan”). In addition, to provide incentives to members of the Board of Directors (the “Board”) who are not employees of the Company (“non-employee directors”), such non-employee directors are eligible to receive awards as set forth in Article V of the Plan. For purposes of the Plan, references to employment by or service to the Company also means employment by or service to a direct or indirect majority-owned subsidiary of the Company and employment by or service to any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest.

2. Eligibility. Officers and other employees of, and other persons providing services to the Company (“participants”) shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options, SARs, restricted stock and stock units, either singly or in combination, as the Committee, in its discretion, shall determine. In addition, non-employee directors shall receive awards on the terms and subject to the conditions stated in the Plan.

3. Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, 7,000,000 shares of common stock shall be available under the Plan, reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option (“free-standing SARs”), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or by reason of withholding of shares to pay all or a portion of the exercise price or to satisfy tax withholding obligations shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs (“tandem SARs”) shall be treated as one grant. For the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 1,000,000, subject to adjustment as provided in Section 5 of this Article I; provided, however, that for purposes of this sentence, stock options and tandem SARs shall be treated as one grant. The maximum number of shares of common stock with respect to which bonus awards, including performance awards or fixed awards in the form of restricted stock or other form, may be granted hereunder is 3,000,000 in the aggregate, subject to adjustment as provided in Section 5 of this Article I and excluding any such awards made pursuant to an employment agreement with a newly-hired chief executive officer of the Company. If the Plan becomes effective, no new grants shall be made under any equity plan of the Company that is in effect as of the date immediately prior to the date of stockholder approval of the Plan (the “Existing Company Plans”) and all such Existing Company Plans shall be terminated, provided, however, that such termination shall have no effect on any outstanding awards granted under any Existing Company Plan.

Shares of common stock to be issued may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

4. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board (the “Committee”), provided that the Board may designate a separate committee, also meeting the requirements set forth in the following sentence, to administer Article V hereof. Each member of the Committee shall be a director that the Board has determined to be (i) an “outside director” within the meaning of Section 162(m) of the Code and (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee shall, subject to the terms of the Plan, select eligible participants for grants and awards; determine the form of each grant and award, either as cash, bonus awards, stock options, SARs, restricted stock awards, stock unit awards or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the timing and conditions of vesting, exercise or settlement, whether dividends or dividend equivalents accrue under any award, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. Notwithstanding the foregoing, all stock option awards, SARs, restricted stock awards and stock unit awards shall have a minimum vesting period of at least three years from the date of grant (such vesting may, in the discretion of the Committee, occur in full at the end of such period or may occur in specified installments over such period, provided that no more than 40% of any particular award may vest by the end of the first year following the date of grant and no more than 80% of any particular award may vest by the end of the second year following the date of grant); provided, however, that the Committee may provide for early vesting upon the death, permanent and total disability, retirement or termination of service of the award recipient. The Committee may also waive this minimum vesting-period requirement (A) with respect to awards made to newly hired employees, (B) to accelerate vesting of awards made to existing employees affected by workforce reductions, (C) in similar circumstances, as determined by the Committee in the exercise of its discretion and (D) as otherwise required by law or the terms of the Plan. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties. Notwithstanding the foregoing, the Committee shall not have authority to reprice any stock option award or other award granted hereunder.

Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and such grant or award shall be effective as of the effective date set forth in the agreement. The Committee may delegate some or all of its power and authority hereunder to the chief executive officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) a person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period a grant or award hereunder to such participant would be outstanding, (B) an officer or other person subject to Section 16 of the Exchange Act or (C) a person who is not an employee of the Company or (ii) decisions concerning the time, pricing or amount of a grant or award to a participant, officer or other person described in clause (i) above. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

5. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend, the number and class of securities available under the Plan, the specific share limitations otherwise set forth in the Plan, the number and class of securities subject to each outstanding bonus award, the number and class of securities subject to each outstanding stock option and the purchase price per security and the terms of each outstanding SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price, provided that no such adjustment shall be made with respect to the transaction contemplated by the Combination Agreement, dated as of November 8, 2003, between the Company and Moore Wallace Incorporated. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or

(ii) subject to an outstanding grant or award under the Plan, the Company shall pay the holder thereof, in connection with the first vesting, exercise or settlement of such grant or award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such grant or award; provided, however, that if the fair market value of such fractional security immediately after such adjustment is less than fair market value of one share of common stock immediately prior to such adjustment, such fractional security shall be disregarded and no payment shall be made. For purposes of the Plan, the fair market value of the common stock on a specified date shall be determined by reference to the average of the high and low transaction prices in trading of the common stock on such date as reported in the New York Stock Exchange-Composite Transactions, or, if no such trading in the common stock occurred on such date, then on the next preceding date when such trading occurred.

6. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the next meeting of stockholders held following the Board’s adoption of the Plan and, if approved, shall become effective on the date of such stockholder approval. The Plan shall terminate on the date on which shares are no longer available for grants or awards under the Plan, unless terminated prior thereto by action of the Board; provided, however that if the Plan itself has not previously terminated, Section 1 of Article V shall terminate on the date that is ten years from the date of stockholder approval of the Plan. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, or such amendment would increase (subject to Section 5 of this Article I) the number of shares available under the Plan or would amend the prohibition on repricing of awards set forth in Section 4 of this Article I or otherwise permit the repricing of awards granted hereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

II.    Bonus Awards

1. Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible participants in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and, subject to the Committee’s discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2. Performance Awards. (a) Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific performance goals over a performance period of not less than one nor more than ten years, as determined by the Committee.

(b) In no event shall any participant receive a payment with respect to any performance award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

(c) If the Committee desires that compensation payable pursuant to performance awards be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, then with respect to such performance awards, for any calendar year (i) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment thereunder is determined by reference to shares of common stock (or the fair market value thereof), shall not exceed 900,000 shares of common stock (or the fair market value thereof), subject to adjustment as set forth in Section 5 of Article I, and (ii) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment is not determined by reference to shares of common stock, shall not exceed $5,000,000.

(d) The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall retain sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any performance award. If so provided in any agreement evidencing a performance award, the Committee may exercise such discretion by establishing conditions for payments in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(e) For purposes of the Plan, “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. The performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company or the applicable sector, business unit or division: net sales, cost of sales, gross profit, earnings from operations, earnings before interest, taxes, depreciation and amortization, earnings before income taxes, earnings before interest and taxes, cash flow measures, return on equity, return on assets, return on net assets employed, net income per common share (basic or diluted), EVA™ (Economic Value Added, which represents the cash operating earnings of the Company after deducting a charge for capital employed), cost reduction objectives, or any other similar criteria established by the Committee for the applicable performance period. The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall have the discretion to amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events. If the Committee desires that compensation payable pursuant to any award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

3. Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant’s continuing in the Company’s employ for a period specified in the award.

4. Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that a distribution with respect to shares of common stock, other than a regular quarterly cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made.

During the restriction period, a certificate or certificates representing restricted shares shall be registered in the holder’s name or the name of a nominee of the Company and may bear a legend, in addition to any legend which may be required under applicable laws, rules or regulations, indicating that the ownership of the shares of common stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the agreement relating to the shares of restricted common stock. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company’s right to require payment of any taxes, the requisite number of shares of common stock shall be delivered to the holder of such award.

5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, subject to the Committee’s discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to an account for the participant and held until the award is forfeited or paid out and interest shall be credited on the account at a rate determined by the Committee.

6. Events Upon Vesting. At the time of vesting of an award made pursuant to this Article II, (i) the award (and any dividend equivalents, other distributions and interest which have been credited), if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

III.    Stock Options

1. Options for Eligible Participants. Options to purchase shares of common stock may be granted to such eligible participants as may be selected by the Committee. These options may, but need not, constitute “incentive stock options” under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options.

2. Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided, further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

3. Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

An option may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (which the optionee has held for at least six months prior to delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (D) to the extent expressly authorized by the Committee, via a cashless exercise arrangement with the Company or (E) a combination of (A) and (B), (ii) if applicable, by surrendering to the Company any

SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have the sole discretion to disapprove of an election pursuant to clause (C). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of common stock shall be delivered until the full purchase price therefor has been paid.

IV.    Stock Appreciation Rights

1. Grants. Free-standing SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs, or in the case of tandem SARs, from the date of grant of the related stock option to the date of exercise of such tandem SARs, may be granted to such participants as may be selected by the Committee. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. Tandem SARs shall be automatically canceled upon exercise of the related stock option.

2. Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. Any tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a tandem SAR shall be the purchase price per share of common stock of the related option. The base price of a free-standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR.

3. Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the base price of the SAR. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, no SAR shall be exercised later than ten years after the date of its grant; and provided, further, that no tandem SAR shall be exercised if the related option has expired or has been canceled or forfeited or has otherwise terminated. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for restricted shares of common stock, the restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of an SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.

A tandem SAR may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of such SAR and (iii) by executing such documents as the Company may reasonably request. A free-standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

V.    Awards to Non-Employee Directors

1. Annual Grants to Non-Employee Directors. On the date of the Company’s 2004 annual meeting of stockholders, and on the date of each subsequent annual meeting prior to the termination of this Section 1, the

Company shall make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director.

Awards granted pursuant to this Section 1 of Article V shall be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each such award, shall be determined by a committee meeting the requirements for the Committee described above in Section 4 of Article I in the exercise of its sole discretion, provided, however that (i) the dollar value to the recipient of any award shall not exceed three times the then current annual base cash retainer fee payable to non-employee directors and (ii) in determining the dollar value of any such award, the committee shall utilize the fair market value of a share of common stock on the date of grant.

2. Elective Options for Non-Employee Directors. Each non-employee director may from time to time elect, in accordance with procedures to be specified by the Committee, to receive in lieu of all or part of (i) the annual base cash retainer fee for services as a director of the Company, any fees for attendance at meetings of the Board or any committee of the Board and any fees for serving as a member or chairman of any committee of the Board that would otherwise be payable to such non-employee director (“Fees”) or (ii) the annual phantom stock award granted to such non-employee director pursuant to the Retirement Benefits and Phantom Stock Grants for Directors Policy (“Retirement Benefit”), an option to purchase shares of common stock, which option shall have a value (as determined in accordance with the Black-Scholes stock option valuation method) as of the date of grant of such option equal to the amount of such Fees or Retirement Benefit. Notwithstanding anything to the contrary set forth elsewhere in the Plan, an option granted to a non-employee director pursuant to this Section 2 of Article V shall become exercisable in full on the first anniversary of the date of grant.

VI.    Other

1. Non-Transferability of Options and Stock Appreciation Rights. No option or SAR shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the agreement relating to such option or SAR. Each option or SAR may be exercised during the participant’s lifetime only by the participant or the participant’s guardian, legal representative or similar person or the permitted transferee of the participant. Except as permitted by the second preceding sentence, no option or SAR may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option or SAR, such award and all rights thereunder shall immediately become null and void.

2. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such liability, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election involving clause (D). An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the minimum amount of taxes required to be withheld. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3. Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding, (ii) any stock option granted under Article III of the Plan or SAR granted under Article IV of the Plan is outstanding or (iii) any award made to non-employee directors pursuant to Article V (“non-employee director awards”) is outstanding:

(a) any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two (2) consecutive years beginning on the date that stockholders approve the Plan, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (hereinafter, a “Corporate Transaction”), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets,

(any of such events being hereinafter referred to as a “Change in Control”), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company’s assets as described above occurs (the applicable date being hereinafter referred to as the “Acceleration Date”), (i) with respect to such performance awards, the highest level of achievement specified in the award shall be deemed met and the award shall be immediately and fully vested, (ii) with respect to such fixed awards, the period of continued employment specified in the award upon which the award is contingent shall be deemed completed and the award shall be immediately and fully vested, (iii) with respect to such options and SARs, all such options and SARs, whether or not then exercisable in whole or in part, shall be immediately and fully exercisable and (iv) with respect to such non-employee director awards, all conditions with respect to vesting or exercisability shall be deemed to be satisfied and such awards shall be immediately and fully vested and exercisable.

4. Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of common stock delivered pursuant to any grant or award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6. No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article V) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to employment or continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

7. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

8. Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

9. Foreign Participants. Notwithstanding any provision of the Plan to the contrary the Committee may, with a view to both promoting achievement of the purposes of the Plan and complying with (i) provisions of laws in countries outside the United States in which the Company or its subsidiaries operate or have employees and (ii) the rules of any foreign stock exchange upon which the common stock may be listed, determine which persons outside the United States shall be eligible to participate in the Plan on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or advisable and, to that end, the Committee may establish sub-plans, modified option exercise procedures and other terms and procedures.

10. Insider Limits. Notwithstanding any other provision of the Plan, (i) the maximum number of shares of common stock which may be reserved for issuance to insiders (as defined in the Ontario Securities Act) under the Plan, together with any other previously established or proposed incentive plan, shall not exceed 10% of the outstanding shares of common stock, (ii) the maximum number of shares of common stock which may be issued to insiders under the Plan, together with any other previously established or proposed incentive plan, within any one year period shall not exceed 10% of the outstanding shares of common stock, and (iii) the maximum number of shares of common stock which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed incentive plan, within a one year period, shall not exceed 5% of the outstanding shares of common stock.

11. Approval of Plan. The Plan and all grants and awards made hereunder shall be null and void if the adoption of the Plan is not approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the next meeting of stockholders following the Board’s adoption of the Plan.

PRELIMINARY COPY

☒  Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2. Proxies are authorized to vote in their discretion upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The R.R. Donnelley & Sons Company board of directors unanimously recommends that RR Donnelley shareholders vote FOR the share issuance proposal and FOR the performance incentive plan proposal.

1. To approve the issuance of shares of RR Donnelley common stock as contemplated by the Combination Agreement, dated as of November 8, 2003, between RR Donnelley and Moore Wallace Incorporated and the Plan of Arrangement under Section 192 of the Canada Business Corporations Act involving RR Donnelley and Moore Wallace.	☐ For	☐ Against	☐ Abstain

2. To adopt the RR Donnelley 2004 Performance Incentive Plan.	☐ For	☐ Against	☐ Abstain

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

CHANGE OF ADDRESS/COMMENTS ON REVERSE SIDE	☐	WILL ATTEND MEETING	☐

Please sign exactly as your name(s) appear on the proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such.

SIGNATURE(S)                                                           DATE

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Δ FOLD AND DETACH HERE Δ

R.R. DONNELLEY & SONS COMPANY

Dear Shareholder:

R.R. Donnelley & Sons Company encourages U.S. and Canadian residents to take advantage of the convenient way by which you can vote your shares by telephone or over the Internet. If you vote by telephone or over the Internet, you do not need to return this proxy card.

To vote over the telephone, on a touchtone telephone call toll-free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week. To vote over the Internet, log on to the Internet and go to the website www.eproxyvote.com/dny. The telephone response system or website will lead you through the simple process of voting your proxy. Voting by telephone and over the Internet will close at midnight on • , •, 2004, the night prior to the RR Donnelley special meeting.

Your telephone or Internet vote provides the same authorization to vote your shares as if you marked, signed, dated and returned your proxy card.

Your vote is important.

PROXY	PRELIMINARY COPY
R.R. DONNELLEY	PROXY/VOTING INSTRUCTION CARD
Chicago, Illinois

This proxy is solicited on behalf of the R.R. Donnelley & Sons Company board of directors for use at the special meeting on •, 2004 and at any adjournment or postponement of the special meeting.

The undersigned hereby revokes all prior proxies and appoints Gregory A. Stoklosa and Monica M. Fohrman, or either of them, proxies for the undersigned, each with full power of substitution, to attend the special meeting of RR Donnelley shareholders to be held on • at • o’clock a.m., Chicago time, and at any adjournment or postponement thereof, and to vote as specified in this proxy all the shares of RR Donnelley common stock which the undersigned would be entitled to vote if personally present upon all subjects that may properly come before the meeting, including the matters described in the joint management information circular and proxy statement furnished with this proxy.

In their discretion, Mr. Stoklosa and Ms. Fohrman also are authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations and at their discretion on any other matters that may properly come before the meeting. If you do not sign and return a proxy, submit a proxy by telephone or Internet or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from RR Donnelley prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint management information circular and proxy statement furnished with this proxy card.

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.

This card also provides voting instructions for shares held in RR Donnelley’s Dividend Reinvestment Plan and shares held for the benefit of RR Donnelley employees in RR Donnelley’s Stock Fund, Tax Credit Stock Ownership Plan and Employee Monthly Investment Plan.

Comments

(If you have written in the space above, please mark the “Comments” box on the reverse of this card.)

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Δ FOLD AND DETACH HERE Δ

Admission Ticket

R.R. DONNELLEY & SONS COMPANY

Special Meeting of Shareholders

•, •, 2004 at • a.m.

Bank One Auditorium at One Bank One Plaza

Dearborn & Madison Streets

Chicago, Illinois

This ticket admits the named shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.

[Blue Proxy Card]

MOORE WALLACE INCORPORATED

FORM OF PROXY FOR HOLDERS OF RESTRICTED STOCK UNITS

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MOORE WALLACE INCORPORATED FOR USE AT THE SPECIAL MEETING OF SECURITYHOLDERS TO BE HELD ON •, 2004 AND ALL ADJOURNMENTS AND POSTPONEMENTS THEREOF

The undersigned holder of restricted stock units of Moore Wallace Incorporated (“Moore Wallace”) hereby appoints Alfred C. Eckert III, or failing him, Mark A. Angelson, or failing him, Thomas J. Quinlan III, or failing him, Mark S. Hiltwein, or instead of the foregoing,                                               each with full substitution as the proxy of the undersigned to attend, act and vote for and on behalf of the undersigned at the Special Meeting of Securityholders to be held on •, 2004 and at all adjournments and postponements thereof, to the same extent and with the same powers as if the undersigned were personally present thereat. The undersigned hereby directs that the restricted stock units represented by this proxy shall be:

VOTED FOR ❑	VOTED AGAINST ❑

A special resolution (the text of which is attached as Annex A to the joint management information circular and proxy statement) authorizing and approving an arrangement under Section 192 of the Canada Business Corporations Act involving the indirect acquisition by R.R. Donnelley & Sons Company of all of the outstanding common shares of Moore Wallace (the “arrangement resolution”).

The restricted stock units represented by this proxy will be voted in accordance with any specified choice. IF NO CHOICE IS SPECIFIED, SUCH RESTRICTED STOCK UNITS WILL BE VOTED “FOR” THE ARRANGEMENT RESOLUTION. In respect of amendments or variations to the matters noted above and upon such other business as may properly come before the Moore Wallace special meeting, the undersigned hereby confers discretionary authority on the undersigned’s proxyholder to vote on such amendments or variations or such other matters in accordance with management’s recommendation.

Signature
, 2004
Dated

Please sign exactly the name under which you have been granted restricted stock units. This proxy must be executed by the restricted stock unit holder or his or her attorney authorized in writing. If this proxy is not dated, it will be deemed to be dated on the date on which it was mailed to the holder of restricted stock units.

A HOLDER OF RESTRICTED STOCK UNITS HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE ONES DESIGNATED ABOVE TO REPRESENT HIM/HER AT THE MEETING AND MAY DO SO BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED AND BY INSERTING SUCH OTHER PERSON’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE.

To be used at the meeting, this proxy must be deposited by no later than 5:00 p.m. (Toronto time) on •, 2004 or, in the case of any adjournment or postponement of the Moore Wallace special meeting, by no later than 5:00 p.m. (Toronto time) on the business day immediately preceding the date fixed for the adjourned or postponed meeting: (1) by mail to the address on the envelope provided herewith; (2) by personal delivery to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Canada; or (3) by facsimile (416) 263-9524, to Computershare Trust Company of Canada.

[Gray Proxy Card]

MOORE WALLACE INCORPORATED

FORM OF PROXY FOR HOLDERS OF OPTIONS TO PURCHASE COMMON SHARES

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MOORE WALLACE INCORPORATED FOR USE AT THE SPECIAL MEETING OF SECURITYHOLDERS TO BE HELD ON •, 2004 AND ALL ADJOURNMENTS AND POSTPONEMENTS THEREOF

The undersigned holder of options to purchase common shares of Moore Wallace Incorporated (“Moore Wallace”) hereby appoints Alfred C. Eckert III, or failing him, Mark A. Angelson, or failing him, Thomas J. Quinlan III, or failing him, Mark S. Hiltwein, or instead of the foregoing,                                                   each with full substitution as the proxy of the undersigned to attend, act and vote for and on behalf of the undersigned at the Special Meeting of Securityholders to be held on •, 2004 and at all adjournments and postponements thereof, to the same extent and with the same powers as if the undersigned were personally present thereat. The undersigned hereby directs that the options to purchase Moore Wallace common shares represented by this proxy shall be:

VOTED FOR ❑	VOTED AGAINST ❑

A special resolution (the text of which is attached as Annex A to the joint management information circular and proxy statement) authorizing and approving an arrangement under Section 192 of the Canada Business Corporations Act involving the indirect acquisition by R.R. Donnelley & Sons Company of all of the outstanding common shares of Moore Wallace (the “arrangement resolution”).

The options represented by this proxy will be voted in accordance with any specified choice. IF NO CHOICE IS SPECIFIED, SUCH OPTIONS WILL BE VOTED “FOR” THE ARRANGEMENT RESOLUTION. In respect of amendments or variations to the matters noted above and upon such other business as may properly come before the Moore Wallace special meeting, the undersigned hereby confers discretionary authority on the undersigned’s proxyholder to vote on such amendments or variations or such other matters in accordance with management’s recommendation.

Signature
, 2004
Dated

Please sign exactly the name under which you have been granted the options to purchase Moore Wallace common shares. This proxy must be executed by the option holder or his or her attorney authorized in writing. If this proxy is not dated, it will be deemed to be dated on the date on which it was mailed to the holder of options.

A HOLDER OF OPTIONS TO PURCHASE MOORE WALLACE COMMON SHARES HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE ONES DESIGNATED ABOVE TO REPRESENT HIM/HER AT THE MEETING AND MAY DO SO BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED AND BY INSERTING SUCH OTHER PERSON’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE.

To be used at the meeting, this proxy must be deposited by no later than 5:00 p.m. (Toronto time) on •, 2004 or, in the case of any adjournment or postponement of the Moore Wallace special meeting, by no later than 5:00 p.m. (Toronto time) on the business day immediately preceding the date fixed for the adjourned or postponed meeting: (1) by mail to the address on the envelope provided herewith; (2) by personal delivery to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Canada; or (3) by facsimile (416) 263-9524, to Computershare Trust Company of Canada.

[Yellow Proxy Card]

MOORE WALLACE INCORPORATED

FORM OF PROXY FOR HOLDERS OF COMMON SHARES

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MOORE WALLACE INCORPORATED FOR USE AT THE SPECIAL MEETING OF SECURITYHOLDERS TO BE HELD ON •, 2004 AND ALL ADJOURNMENTS AND POSTPONEMENTS THEREOF

The undersigned holder of common shares of Moore Wallace Incorporated (“Moore Wallace”) hereby appoints Alfred C. Eckert III, or failing him, Mark A. Angelson, or failing him, Thomas J. Quinlan III, or failing him, Mark S. Hiltwein, or instead of the foregoing,                                                   each with full substitution as the proxy of the undersigned to attend, act and vote for and on behalf of the undersigned at the Special Meeting of Securityholders to be held on •, 2004 and at all adjournments and postponements thereof, to the same extent and with the same powers as if the undersigned were personally present thereat. The undersigned hereby directs that the Moore Wallace common shares represented by this proxy shall be:

(a)	VOTED FOR ❑	VOTED AGAINST ❑

A special resolution (the text of which is attached as Annex A to the joint management information circular and proxy statement) authorizing and approving an arrangement under Section 192 of the Canada Business Corporations Act involving the indirect acquisition by R.R. Donnelley & Sons Company of all of the outstanding common shares of Moore Wallace (the “arrangement resolution”).

(b)	VOTED FOR ❑	VOTED AGAINST ❑

The issuance of Moore Wallace common shares in connection with Moore Wallace’s acquisition of Payment Processing Solutions, Inc., which Moore Wallace acquired on • (the “Moore Wallace share issuance proposal”).

The Moore Wallace common shares represented by this proxy will be voted in accordance with any specified choice. IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED “FOR” THE ARRANGEMENT RESOLUTION. IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL NOT BE VOTED WITH RESPECT TO THE MOORE WALLACE SHARE ISSUANCE PROPOSAL. In respect of amendments or variations to the matters noted above and upon such other business as may properly come before the Moore Wallace special meeting, the undersigned hereby confers discretionary authority on the undersigned’s proxyholder to vote on such amendments or variations or such other matters in accordance with management’s recommendation.

Signature

Signature if held jointly
, 2004
Dated

Please sign exactly as the Moore Wallace common shares are registered. This proxy must be executed by the shareholder or his or her attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney thereof. If this proxy is not dated, it will be deemed to be dated on the date on which it was mailed to the holder of Moore Wallace common shares.

A HOLDER OF MOORE WALLACE COMMON SHARES HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE ONES DESIGNATED ABOVE TO REPRESENT HIM/HER AT THE MEETING AND MAY DO SO BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED AND BY INSERTING SUCH OTHER PERSON’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE.

To be used at the meeting, this proxy must be deposited by no later than 5:00 p.m. (Toronto time) on •, 2004 or, in the case of any adjournment or postponement of the Moore Wallace special meeting, by no later than 5:00 p.m. (Toronto time) on the business day immediately preceding the date fixed for the adjourned or postponed meeting: (1) by mail to the address on the envelope provided herewith; (2) by personal delivery to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Canada; or (3) by facsimile (416) 263-9524, to Computershare Trust Company of Canada.